     As filed with the Securities and Exchange Commission on July 18, 1997
                                                    Registration No. 333-_______
                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                           UNION PLANTERS CORPORATION
             (Exact name of registrant as specified in its charter)

                     TENNESSEE                                6712                                  62-0859007
          (State or other jurisdiction of              (Primary Standard                         (I.R.S. Employer
           incorporation or organization)                  Industrial                          Identification No.)
                                                  Classification Code Number)

                          7130 GOODLETT FARMS PARKWAY
                            MEMPHIS, TENNESSEE 38018
                                 (901) 580-6000
             (Address, including zip code, and telephone number of
                   registrant's principal executive offices)

                           E. JAMES HOUSE, JR, ESQ.,
                SECRETARY AND MANAGER OF THE LEGAL DEPARTMENT OF
                           UNION PLANTERS CORPORATION
                          7130 GOODLETT FARMS PARKWAY
                            MEMPHIS, TENNESSEE 38018
                                 (901) 580-6495
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   COPIES TO:



    R. NASH NEYLAND, ESQ.                        P. THOMAS PARRISH, ESQ.
   Wyatt, Tarrant & Combs                       Gerrish and McCreary, PC
6075 Poplar Avenue, Suite 650                       700 Colonial Road
  Memphis, Tennessee 38119                              Suite 200
       (901) 537-1023                           Memphis, Tennessee 38117
                                                     (901) 684-2314


         Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this Registration Statement becomes effective.

         If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: [ ]

                        CALCULATION OF REGISTRATION FEE


----------------------------------------------------------------------------------------------------------------------------------
                                                                                    Proposed Maximum
                                                                 Proposed Maximum      Aggregate
 Title of Each Class of Securities to be      Amount to be        Offering Price     Offering Price           Amount of
                Registered                   Registered (1)        Per Unit (2)           (2)              Registration Fee
----------------------------------------------------------------------------------------------------------------------------------
Common Stock, $5.00 par value per share,         210,526                $ 23.04        $4,850,519.04           $1,469.85
(and associated Preferred Share Rights)       shares (with
                                             Preferred Share
                                                 Rights)

__________________________________

(1) This Registration Statement covers the maximum number of shares of common stock of the Registrant which is expected to be issued in connection with the merger described herein.

(2) Estimated solely for the purpose of calculating the registration fee and based, pursuant to Rule 457(f)(2) under the Securities Act of 1933, as amended, on the book value per share of the Common Stock of Citizens of Hardeman County Financial Services, Inc. as of the latest practicable date prior to filing this Registration Statement.

                               DELAYING AMENDMENT

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                           UNION PLANTERS CORPORATION
               CROSS REFERENCE OF ITEMS IN FORM S-4 TO PROSPECTUS

ITEMS IN PART I OF FORM S-4                                 PROSPECTUS CAPTION OR LOCATION
---------------------------                                 ------------------------------
A.       INFORMATION ABOUT THE TRANSACTION

1.       Forepart of Registration Statement and             Facing Page, Cross Reference Sheet and
         Outside Front Cover Page of Prospectus             Outside Front Cover Page


2.       Inside Front and Outside Back Cover                Inside Front Cover and TABLE OF CONTENTS
         Pages of Prospectus

3.       Risk Factors, Ratio of Earnings to Fixed           *
         Charges and Other Information

4.       Terms of the Transaction                           SUMMARY and THE MERGER

5.       Pro Forma Financial Information                    SUMMARY

6.       Material Contracts with the Company                *
         Being Acquired

7.       Additional Information Required for                *
         Reoffering by Persons and Parties Deemed
         to be Underwriters

8.       Interests of Named Experts and Counsel             THE MERGER--The Fairness Opinion, LEGAL
                                                            OPINIONS and EXPERTS

9.       Disclosure of Commission Position on               *
         Indemnification for Securities Act
         Liabilities

ITEMS IN PART I OF FORM S-4                                 PROSPECTUS CAPTION OR LOCATION
---------------------------                                 ------------------------------
B.       INFORMATION ABOUT THE REGISTRANT

10.      Information with Respect to S-3                    INCORPORATION OF CERTAIN DOCUMENTS BY
         Registrants                                        REFERENCE, SUMMARY, THE MERGER,
                                                            DESCRIPTION OF THE UPC COMMON AND
                                                            PREFERRED STOCK and EFFECT OF THE MERGER
                                                            ON RIGHTS OF SHAREHOLDERS


11.      Incorporation of Certain Information by            INCORPORATION OF CERTAIN DOCUMENTS BY
         Reference                                          REFERENCE


12.      Information with Respect to S-2 or S-3             *
         Registrants

13.      Incorporation of Certain Information by            *
         Reference

14.      Information with Respect to Registrants            *
         Other Than S-3 or S-2 Registrants

C.       INFORMATION ABOUT THE COMPANY BEING ACQUIRED

15.      Information with Respect to S-3                    *
         Companies

16.      Information with Respect to S-2 or S-3             *
         Companies

17.      Information with Respect to Companies              INCORPORATION OF CERTAIN DOCUMENTS BY
         Other Than S-3 or S-2 Companies                    REFERENCE, SUMMARY, THE MERGER, BUSINESS
                                                            OF CITIZENS, and MANAGEMENT'S DISCUSSION
                                                            AND ANALYSIS OF FINANCIAL CONDITION AND
                                                            RESULTS OF OPERATION OF CITIZENS


ITEMS IN PART I OF FORM S-4                                 PROSPECTUS CAPTION OR LOCATION
---------------------------                                 ------------------------------
D.       VOTING AND MANAGEMENT INFORMATION

18.      Information if Proxies, Consents or                INCORPORATION OF CERTAIN DOCUMENTS BY
         Authorizations are to be Solicited                 REFERENCE, THE SPECIAL MEETING, THE
                                                            MERGER, SECURITY OWNERSHIP OF CERTAIN
                                                            BENEFICIAL OWNERS AND MANAGEMENT OF
                                                            CITIZENS and EFFECT OF THE MERGER ON
                                                            RIGHTS OF SHAREHOLDERS

19.      Information if Proxies, Consents or                *
         Authorizations are not to be Solicited
         or in an Exchange Offer

__________________________________

*        Omitted because the answer is negative or the item is inapplicable.

              CITIZENS OF HARDEMAN COUNTY FINANCIAL SERVICES, INC.
                                114 Main Street
                          Whiteville, Tennessee 38008

                                                                  _____ __, 1997

  TO THE SHAREHOLDERS OF CITIZENS OF HARDEMAN COUNTY FINANCIAL SERVICES, INC.:

         You are cordially invited to attend a special meeting of the shareholders of Citizens of Hardeman County Financial Services, Inc. ("Citizens") to be held at the main office of The Whiteville Bank, 114 Main Street, Whiteville, Tennessee 38008, at [time], local time, on [day, month & year] (the "Special Meeting").

         At the Special Meeting you will have the opportunity to consider and vote on a proposal to approve the Agreement and Plan of Reorganization dated as of December 12, 1996, along with the Plan of Merger annexed thereto as Exhibit A, (the "Reorganization Agreement"), pursuant to which Citizens would be merged with and into Union Planters Community Bancorp, Inc. ("Community"), a wholly-owned subsidiary of Union Planters Corporation ("UPC"), a bank holding company headquartered in Memphis, Tennessee (the "Merger"). Simultaneously with the Merger, The Whiteville Bank, a wholly-owned subsidiary bank of Citizens, would be merged with and into First State Bank of Fayette County ("First State Bank"), a wholly-owned subsidiary of Community (the "Bank Merger"). As a result of the Merger and the Bank Merger, Citizens would be acquired by UPC and the main office and branch of The Whiteville Bank would become branches of First State Bank. The Boards of Directors of Citizens, UPC and Community have each unanimously approved the Reorganization Agreement.

         In the Merger, holders of Citizens' common stock, $100.00 par value per share ("Citizens Common Stock") outstanding immediately prior to the Effective Time of the Merger, would receive in exchange for each of their shares, 434.074 shares of UPC's common stock, $5.00 par value per share, ("UPC Common Stock"). In no event would UPC issue a fractional share of UPC Common Stock, but instead would make a cash payment to settle any fractional share equal to the amount determined by multiplying the fraction by the last sale price of UPC Common Stock on the New York Stock Exchange on the last trading day prior to the Effective Time of the Merger.

         Based on the market value of the UPC Common Stock on ________ __, 1997, the value of the UPC Common Stock to be received for each share of Citizens Common Stock would be approximately $______. The value of UPC Common Stock, which is traded on the New York Stock Exchange under the symbol "UPC", is subject to fluctuation, and the value of the UPC Common Stock to be received upon consummation of the Merger may be more or less than $_______.

         The annexed Notice of Special Meeting of Shareholders and Prospectus/Proxy Statement explain the Merger, the Exchange Ratio and the Reorganization Agreement and provide more specific information relative to the Special Meeting. Please read these materials carefully and thoughtfully consider the information contained in them. The approvals of not only Citizens' shareholders, but also those of certain federal and state governmental regulatory agencies, are required to consummate the Merger. Only the holders of record of Citizens Common Stock on [record date for shareholders] are entitled to vote at the Special Meeting.

         Whether or not you plan to attend the Special Meeting in person, you are urged to complete, sign, date and promptly return the enclosed Proxy Appointment Sheet (on blue paper) to assure that your shares of Citizens Common Stock will be voted at the Special Meeting. There is included with this material a postage-paid addressed envelope for returning your Proxy Appointment Sheet. No additional postage is required if mailed in the United States.

         Your Board of Directors has unanimously approved the Reorganization Agreement and believes that the Merger is in the best interests of Citizens and the Citizens shareholders. Accordingly, the Board of Directors of Citizens unanimously recommends that you vote "FOR" approval of the Reorganization Agreement and Plan of Merger being considered.

Sincerely,

Citizens of Hardeman County Financial Services, Inc.




-------------------------------------               ---------------------------
By:  Frank T. Bass                                  By:  James R. Bellar
President and Chief Executive Officer               Secretary



           PLEASE DO NOT SEND IN YOUR STOCK CERTIFICATES AT THIS TIME

              CITIZENS OF HARDEMAN COUNTY FINANCIAL SERVICES, INC.
                                114 MAIN STREET
                          WHITEVILLE, TENNESSEE 38008


                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                         TO BE HELD [DAY, MONTH & YEAR]


NOTICE IS HEREBY GIVEN that a special meeting (the "Special Meeting") of the shareholders of Citizens of Hardeman County Financial Services, Inc. ("Citizens") has been called by the Board of Directors of Citizens and will be held at the main office of The Whiteville Bank, 114 Main Street, Whiteville, Tennessee, on [day, month & year] at [time], local time, for the following purposes:

         1. To consider and vote upon a proposal to approve the Agreement and Plan of Reorganization dated as of December 12, 1996, together with the Plan of Merger annexed thereto as Exhibit A (collectively, the "Reorganization Agreement") by and between Citizens, Union Planters Corporation ("UPC"), a Tennessee-chartered bank holding company headquartered in Memphis, Tennessee, and Union Planters Community Bancorp, Inc. ("Community"), a wholly-owned subsidiary of UPC, pursuant to which: (i) Citizens would merge with and into Community (the "Merger"); (ii) each share of Citizens' common stock, $100.00 par value per share ("Citizens Common Stock"), issued and outstanding immediately prior to the Effective Time of the Merger would be exchanged for
434.074 shares of UPC common stock, $5.00 par value per share ("UPC Common Stock"); and (iii) The Whiteville Bank would be merged with and into First State Bank of Fayette County ("First State Bank"), all as more fully described in the accompanying Prospectus/Proxy Statement. No fractional shares of UPC Common Stock would be issued, but instead UPC would settle any fractional share with a cash payment determined by multiplying the fraction by the last sale price of UPC Common Stock on the New York Stock Exchange on the last trading day prior to the Effective Time of the Merger; and

         2. To transact such other business as may properly come before the Special Meeting or any adjournments or postponements thereof. Management is not aware of any other business to be transacted at the Special Meeting.

         Only Citizens shareholders of record at the close of business on [record date for shareholders], will be entitled to receive notice of and to vote at the Special Meeting and at any adjournments or postponements thereof.

         Citizens shareholders have the right to exercise statutory dissenters' rights with respect to the Merger and to receive the "fair value" of their shares of Citizens Common Stock in cash if the Merger is actually consummated. Numerous steps must be taken to properly perfect these dissenters' rights. The right to dissent and the mechanics to properly perfect statutory dissenters' rights are more specifically discussed in the accompanying Prospectus/Proxy Statement. In addition, a copy of the Tennessee statutes governing dissenters' rights is attached as Appendix D to the accompanying Prospectus/Proxy Statement.

         Whether or not you plan to attend the Special Meeting, please sign and date the enclosed Proxy Appointment Sheet (on blue paper) and return it at once in the stamped return envelope in order to ensure that your shares of Citizens Common Stock will be represented at the Special Meeting. PLEASE DO NOT SEND IN ANY STOCK CERTIFICATES AT THIS TIME. If you should attend in person, your Proxy Appointment Sheet can be revoked if you wish and you may vote in person your own shares.

By Order of the Board of Directors




-------------------------------------           ------------------------------
By:  Frank T. Bass                              By:  James R. Bellar
President and Chief Executive Officer           Secretary

Whiteville, Tennessee
DATED:  [date of notice]



THE BOARD OF DIRECTORS OF CITIZENS OF HARDEMAN COUNTY FINANCIAL SERVICES, INC., BY UNANIMOUS VOTE, RECOMMENDS THAT SHAREHOLDERS OF CITIZENS OF HARDEMAN COUNTY FINANCIAL SERVICES, INC. VOTE "FOR" APPROVAL OF THE REORGANIZATION AGREEMENT AND PLAN OF MERGER.

                                   PROSPECTUS
                         210,526 SHARES OF COMMON STOCK
                                       OF
                           UNION PLANTERS CORPORATION


                                PROXY STATEMENT
              CITIZENS OF HARDEMAN COUNTY FINANCIAL SERVICES, INC.
                 SPECIAL MEETING TO BE HELD [DAY, MONTH &DATE]

         This Prospectus and Proxy Statement (hereinafter referred to as the "Prospectus/Proxy Statement") relates to up to 210,526 shares of the common stock, $5.00 par value per share, ("UPC Common Stock") of Union Planters Corporation ("UPC"), a Tennessee-chartered bank holding company, to be issued to holders of the common stock, $100.00 par value per share ("Citizens Common Stock") of Citizens of Hardeman County Financial Services, Inc. ("Citizens"), a Tennessee-chartered bank holding company, upon consummation of the merger (the "Merger") described herein. In the Merger, Citizens would be merged with and into Union Planters Community Bancorp, Inc. ("Community"), a Tennessee-chartered bank holding company and wholly-owned subsidiary of UPC, pursuant to the terms of the Agreement and Plan of Reorganization dated as of December 12, 1996, by and between Citizens, UPC and Community, along with the Plan of Merger ("Plan of Merger") annexed thereto as Exhibit A (collectively, the "Reorganization Agreement"). Simultaneously with the Merger, The Whiteville Bank, a wholly-owned subsidiary bank of Citizens, would be merged with and into First State Bank of Fayette County ("First State Bank"), a wholly-owned subsidiary of Community (the "Bank Merger"). As a result of the Merger and the Bank Merger, Citizens would be acquired by UPC and the main office and branch of The Whiteville Bank would become branches of First State Bank. In the Merger, those persons who are record holders of Citizens Common Stock issued and outstanding immediately prior to the Effective Time of the Merger ("Citizens Record Holders") would receive in exchange for each of their shares of Citizens Common Stock 434.074 shares of UPC Common Stock (the "Exchange Ratio"). The Exchange Ratio is not subject to adjustment based upon fluctuations in the market price of UPC Common Stock but may be adjusted in a manner deemed reasonable by the Board of Directors of UPC (the "UPC Board") either in the event of a stock split, reverse stock split, stock dividend or similar change in the capital accounts of Citizens or should there be more than 483 fully diluted shares of Citizens Common Stock outstanding immediately prior to the Effective Time of the Merger. As of the date of this Prospectus/Proxy Statement, 485 shares of Citizens Common Stock are issued and outstanding and the Exchange Ratio set forth above is adjusted to reflect these 485 shares.
See "THE MERGER--Adjustment of Exchange Ratio."

         Shares of the UPC Common Stock are now, and the UPC Common Stock to be issued in connection with the Merger are expected to be, listed for trading on the New York Stock Exchange (the "NYSE") under the symbol "UPC." On December 11, 1996, the business day prior to the announcement of the Merger, the last reported sale price of UPC Common Stock on the NYSE was $39.375 per share. The last reported sale price of UPC Common Stock on the NYSE on ______ __, 1997, was $_____ per share. Based on the market value of the UPC

Common Stock on __________ ___, 1997, the value of the UPC Common Stock to be received for each share of Citizens Common Stock would be approximately $_____. However, the value of UPC Common Stock is subject to fluctuation, and the value of the UPC Common Stock to be received by Citizens Record Holders upon consummation of the Merger may be more or less than $_______.

         This Prospectus also serves as a Proxy Statement of Citizens and is being furnished in connection with the solicitation of proxies by the Board of Directors of Citizens (the "Citizens Board") for use at its special meeting of shareholders (including any adjournments or postponements thereof) (the "Special Meeting") to be held on [day, month & year], to consider and vote upon the Reorganization Agreement. The annexed Notice of Special Meeting of Shareholders and this Prospectus/Proxy Statement explain the Merger, the Exchange Ratio, the Reorganization Agreement and provide specific information relative to the Special Meeting. Please read these materials carefully, and thoughtfully consider the information contained in them.

         All information contained in this Prospectus/Proxy Statement pertaining to UPC and its subsidiaries (the "UPC Companies" and, any one of them, a "UPC Company"), including Community, has been supplied by UPC and all information pertaining to Citizens and its subsidiaries, including The Whiteville Bank (the "Citizens Companies" and, any one of them, an "Citizens Company") has been supplied by Citizens. This Prospectus/Proxy Statement and the accompanying proxy appointment sheet (the "Proxy Appointment Sheet") are first being mailed to the Citizens shareholders on or about [mailing date].

THE SHARES OF UPC COMMON STOCK OFFERED HEREBY ARE NOT DEPOSITS, SAVINGS ACCOUNTS, OR OTHER OBLIGATIONS OF A DEPOSITORY INSTITUTION AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION (THE "COMMISSION") OR ANY STATE SECURITIES COMMISSION, NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS/PROXY STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

       THE DATE OF THIS PROSPECTUS/PROXY STATEMENT IS [PROSPECTUS DATE].

                               TABLE OF CONTENTS

AVAILABLE INFORMATION                                                                    iv

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE                                           v

SUMMARY                                                                                   1
         The Parties                                                                      1
         Special Meeting of Citizens Shareholders                                         3
         Votes Required; Record Date                                                      3
         The Merger                                                                       4
         Reasons for the Merger; Recommendations of the Citizens Board                    4
         The Fairness Opinion                                                             5
         Effective Time of the Merger                                                     5
         Exchange of Stock Certificates                                                   5
         Regulatory Approvals and Other Conditions                                        6
         Waiver, Amendment and Termination                                                6
         Limitation on Negotiations                                                       6
         Management after the Merger                                                      7
         Interests of Certain Persons in the Merger                                       7
         Certain Federal Income Tax Consequences of the Merger                            7
         Accounting Treatment                                                             8
         Certain Differences in Shareholders' Rights                                      8
         Dissenters' Rights                                                               8
         Market Prices of Common Stock                                                    8
         Selected Consolidated Financial Data                                            10
         Recent Developments Affecting UPC                                               15
         Equivalent and Pro Forma Per Share Data                                         16

THE SPECIAL MEETING                                                                      18
         Time and Place of Special Meeting; Solicitation of Proxies; Revocation          18
         Votes Required                                                                  19
         Voting                                                                          19
         Dissenters' Rights                                                              19
         Recommendation of the Citizens Board                                            20

THE MERGER                                                                               20
         General                                                                         20
         Adjustment of Exchange Ratio                                                    21
         Background of and Reasons for the Merger                                        21
         The Fairness Opinion                                                            22
         Effective Time of the Merger                                                    24
         Exchange of Certificates                                                        25
         Conditions to Consummation of the Merger                                        25

         Representations and Warranties                                                  27
         Regulatory Approvals                                                            27
         Waiver, Amendment and Termination                                               28
         Dissenters' Rights                                                              29
         Conduct of Business Pending the Merger                                          30
         Limitation on Negotiations                                                      30
         Management after the Merger                                                     31
         Employee Benefit Plans                                                          31
         Interests of Certain Persons in the Merger                                      32
         Certain Federal Income Tax Consequences of the Merger                           32
         Accounting Treatment                                                            34
         Expenses and Fees                                                               34
         Resales of UPC Common Stock                                                     35

BUSINESS OF CITIZENS                                                                     36
         General                                                                         36

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
         AND RESULTS OF OPERATION OF CITIZENS                                            36
         General                                                                         37
         Results of Operations                                                           37
         Analysis of Financial Condition                                                 39

Certain Statistical Data                                                                 40

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
         MANAGEMENT OF CITIZENS                                                          42
         General                                                                         43
         Payment of Dividends                                                            46
         Capital Adequacy                                                                46
         Support of Subsidiary Banks                                                     48
         Prompt Corrective Action                                                        49


DESCRIPTION OF UPC COMMON AND PREFERRED STOCK                                            50
         General                                                                         50
         UPC Common Stock                                                                51
         UPC Preferred Stock                                                             53

EFFECT OF THE MERGER ON RIGHTS OF STOCKHOLDERS                                           53
         Anti-takeover Provisions Generally                                              54
         Authorized Capital Stock                                                        54
         Amendment of Charter and Bylaws                                                 56

Classified Board of Directors and Absence of Cumulative Voting                           56
Director Removal and Vacancies                                                           57
Indemnification                                                                          57

Special Meeting of Stockholders                                                          58

         Business Combinations                                                           59
         Dissenters' Rights                                                              61
         Stockholders' Rights to Examine Books and Records                               61
         Dividends                                                                       62

LEGAL OPINIONS                                                                           62

EXPERTS                                                                                  62

INDEX TO APPENDICES                                                                      63

A   --     Agreement and Plan of Reorganization between Union Planters
           Corporation, Union Planters Community Bancorp, Inc. and Citizens of Hardeman County Financial Services, Inc. dated as of December 12, 1996, together with the related Plan of Merger annexed thereto as
           Exhibit 1

B   --     Unaudited Consolidated Financial Statements of Citizens of Hardeman
           County Financial Services, Inc. as of and for the years ended December 31, 1996 and 1995 (and notes thereto), and for the three months ended March 31, 1997 and 1996

C   --     Fairness Opinion of Southard Financial

D   --     Sections 48-23-101, et al, of the Tennessee Business Corporation
           Act, pertaining to applicable dissenters' rights provisions

                             AVAILABLE INFORMATION

         UPC is subject to the informational requirements of the Securities Exchange Act of 1934, as amended, (the "Exchange Act") and in accordance therewith is required to file reports, proxy statements and other information with the Commission. Copies of such reports, proxy statements and other information, can be obtained, at prescribed rates, from the Commission by addressing written requests for such copies to the Public Reference Section of the Commission at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549. In addition, such reports, proxy statements and other information can be inspected and copied at the public reference facilities referred to above, at the regional offices of the Commission at Room 1024, 7 World Trade Center, 13th Floor, New York, New York 10048 and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, or, if such reports or proxy statements have been filed electronically, through the Internet Web site maintained by the Commission at (http://www.sec.gov). Furthermore, UPC Common Stock is listed on the NYSE. Reports, proxy statements and other information concerning UPC may be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

         This Prospectus/Proxy Statement constitutes part of the Registration Statement on Form S-4 of UPC (including any exhibits, appendices and amendments thereto, the "Registration Statement") filed with the Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to the securities offered hereby. This Prospectus/Proxy Statement does not contain all of the information in the Registration Statement, certain portions of which have been omitted consistent with the rules and regulations of the Commission. For further information about UPC and the securities offered hereby, reference is made to the Registration Statement. The Registration Statement may be inspected and copied, at prescribed rates, at the Commission's public reference facilities at the addresses set forth above.

         Certain financial and other information relating to UPC is contained in the documents indicated below under "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE."

         All information contained in this Prospectus/Proxy Statement or incorporated herein by reference with respect to UPC was supplied by UPC and all information contained in this Prospectus/Proxy Statement or incorporated herein by reference with respect to Citizens was supplied by Citizens.
Although neither UPC nor Citizens has actual knowledge that would indicate that any statements or information (including financial statements) relating to the other party contained or incorporated herein are inaccurate or incomplete, neither UPC nor Citizens warrants the accuracy or completeness of such statements or information as they relate to the other party.

         NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS/PROXY STATEMENT AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION SHOULD NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS/PROXY STATEMENT DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO PURCHASE, THE SECURITIES OFFERED BY THIS PROSPECTUS/PROXY STATEMENT

IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH AN OFFER OR SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS/PROXY STATEMENT NOR ANY DISTRIBUTION OF THE SECURITIES BEING OFFERED PURSUANT TO THIS PROSPECTUS/PROXY STATEMENT SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF UPC OR CITIZENS OR THE INFORMATION SET FORTH HEREIN SINCE THE DATE OF THIS PROSPECTUS/PROXY STATEMENT.


                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents previously filed with the Commission by UPC pursuant to the Exchange Act (Commission File No. 1-10160 except as otherwise indicated) are hereby incorporated by reference herein:

         (a) UPC's Annual Report on Form 10-K for the fiscal year ended December 31, 1996;

         (b) UPC's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997;

         (c) UPC's Current Reports on Form 8-K, dated January 16, 1997, April 17, 1997 and July 17, 1997;

         (d) The description of the current management and Board of Directors of UPC contained in the Proxy Statement filed pursuant to Section 14(a) of the Exchange Act for UPC's Annual Meeting of Shareholders held April 17, 1997;

         (e) UPC's Registration Statement on Form 8-A dated January 19, 1989, filed on February 1, 1989 (Commission File Number 0-6919), in connection with UPC's designation and authorization of its Series A Preferred Stock; and

         (f) The description of the UPC Common Stock contained in UPC's Registration Statement under Section 12(b) of the Exchange Act and any amendment or report filed for the purpose of updating such description.

         UPC's Annual Report on Form 10-K for the year ended December 31, 1996 incorporates by reference specific portions of UPC's Annual Report to Shareholders for that year (UPC's "Annual Report to Shareholders" which is Exhibit 13 to said Form 10-K) but does not incorporate other portions of UPC's Annual Report to Shareholders. The portion of UPC's Annual Report to Shareholders captioned "Letter to Shareholders" and certain other portions of UPC's Annual Report to Shareholders not specifically incorporated into UPC's Annual Report on Form 10-K are not incorporated herein and are not a part of the Registration Statement.

         All documents filed by UPC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus/Proxy Statement and prior to the date of the Special Meeting shall be deemed to be incorporated by reference into this Prospectus/Proxy

Statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part hereof, except as so modified or superseded.

         THIS PROSPECTUS/PROXY STATEMENT INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. COPIES OF THESE DOCUMENTS (OTHER THAN EXHIBITS TO SUCH DOCUMENTS UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE) ARE AVAILABLE WITHOUT CHARGE, UPON THE WRITTEN OR ORAL REQUEST OF ANY PERSON, INCLUDING ANY BENEFICIAL OWNER, TO WHOM THIS PROSPECTUS/PROXY STATEMENT IS DELIVERED. SUCH REQUESTS FOR DOCUMENTS RELATING TO UPC SHOULD BE DIRECTED TO UNION PLANTERS CORPORATION, POST OFFICE BOX 387, MEMPHIS, TENNESSEE 38147 (TELEPHONE (901) 580-6495), ATTENTION: E. JAMES HOUSE, JR., SECRETARY. IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY REQUEST SHOULD BE MADE BY _____________ __, 1997.

                                    SUMMARY

         The following is a summary of certain information contained in this Prospectus/Proxy Statement and the documents incorporated herein by reference. This summary is not intended to be a complete description of the matters covered in this Prospectus/Proxy Statement and is qualified in its entirety by the more detailed information appearing elsewhere or incorporated by reference into this Prospectus/Proxy Statement. Citizens shareholders are urged to read carefully the entire Prospectus/Proxy Statement, including each of the Appendices. As used in this Prospectus/Proxy Statement, the terms "UPC" and "Citizens" refer to those entities, respectively, and, where the context requires, to those entities and their respective subsidiaries.

THE PARTIES

         Union Planters Corporation. UPC is a multi-state bank holding company headquartered in Memphis, Tennessee. At March 31, 1997, UPC had total consolidated assets of approximately $14.9 billion, total consolidated loans of approximately $10.4 billion, total consolidated deposits of approximately $11.4 billion and total consolidated stockholders' equity of approximately $1.4 billion. As of that date, UPC was one of the fifty largest bank holding companies in the United States and the largest independent bank holding company headquartered in Tennessee as measured by total consolidated assets.

         UPC conducts its business activities through its principal bank subsidiary, the $5.7 billion asset Union Planters National Bank ("UPNB"), founded in 1869 and headquartered in Memphis, Tennessee, and through 32 other bank subsidiaries and one savings bank subsidiary (collectively, the "UPC Banking Subsidiaries"), which are located in Tennessee, Mississippi, Missouri, Arkansas, Louisiana, Alabama and Kentucky. Through the UPC Banking Subsidiaries, UPC provides a diversified range of financial services in the communities in which it operates, including consumer, commercial and corporate lending; retail banking; and other ancillary financial services traditionally furnished by full-service financial institutions. UPC also is engaged in mortgage origination and servicing; investment management and trust services; the issuance and servicing of credit and debit cards; the origination, packaging and securitization of loans, primarily government-guaranteed portions of Small Business Administration loans; the purchase of delinquent Federal Housing Administration and Department of Veterans Affairs ("FHA/VA") government-insured/guaranteed loans from third parties and from Government National Mortgage Association ("GNMA") pools serviced for others; full service and discount brokerage; and the sale of annuities and bank-eligible insurance products.

         Through the UPC Banking Subsidiaries, UPC operates approximately 433 banking offices and 560 automated teller machines. UPC's assets at March 31, 1997 are allocable by state to its banking offices (before consolidating adjustments) approximately as follows: $9.9 billion in Tennessee, $2.3 billion in Mississippi, $1.2 billion in Missouri, $750 million in Arkansas, $598 million in Louisiana, $442 million in Alabama and $116 million in Kentucky.

         Acquisitions have been, and are expected to continue to be, an important part of the expansion of UPC's business. UPC completed twelve acquisitions in 1993, thirteen in 1994, three in 1995 and seven in 1996, adding approximately $1.3 billion in total assets in 1993, $3.8 billion in 1994, $1.3 billion in 1995 and $4.2 billion in 1996. Thus far in 1997, UPC has entered into definitive agreements to acquire four financial institutions in addition to Citizens, with aggregate total assets of approximately $1.9 billion at March 31, 1997 (collectively, the "Other Pending Acquisitions"). For additional information regarding the Other Pending Acquisitions, see "--Recent Developments Affecting UPC-Other Pending Acquisitions" and "Equivalent and Pro Forma Per Share Data." For a discussion of UPC's acquisition program and UPC management's philosophy on that subject, see the caption "Acquisitions" (on page 6) and Note 2 to UPC's audited consolidated financial statements for the years ended December 31, 1996, 1995 and 1994 (on pages 45 and 46) contained in UPC's Annual Report to Shareholders which is Exhibit 13 to UPC's Annual Report on Form 10-K for the year ended December 31, 1996, which Exhibit 13 is incorporated by reference herein to the extent indicated above in "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE."

         UPC expects to continue to take advantage of the consolidation of the financial services industry by further developing its franchise through the acquisition of financial institutions. Future acquisitions may entail the payment by UPC of consideration in excess of the book value of the underlying net assets acquired, may result in the issuance of additional shares of UPC capital stock or the incurring of additional indebtedness by UPC, and could have a dilutive effect on the earnings or book value per share of UPC Common Stock. Moreover, significant charges against earnings are sometimes required incidental to acquisitions. See "--Recent Developments Affecting UPC."

         UPC's corporate office is located at 7130 Goodlett Farms Parkway, Memphis, Tennessee 38018, and its telephone number is (901) 580-6000. Additional information concerning UPC is included in the documents incorporated by reference into this Prospectus/Proxy Statement. See "AVAILABLE INFORMATION" and "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE."

         Citizens of Hardeman County Financial Services, Inc. Citizens is a bank holding company headquartered in Whiteville, Tennessee. Through The Whiteville Bank, Citizens' wholly-owned subsidiary bank, Citizens provides traditional deposit and lending services to individual and corporate customers through its main office and one branch location. At March 31, 1997, on a consolidated basis, Citizens had total assets of approximately $61.6 million, total loans of approximately $36.9 million, total deposits of approximately $56.1 million and total stockholders' equity of approximately $4.8 million.

         Citizens' corporate office is located at 114 Main Street, Whiteville, Tennessee 38008 and its telephone number is (901) 254-8541. Additional information concerning Citizens is included herein under various headings including, but not limited to, "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION OF CITIZENS" and in the unaudited consolidated financial statements (and notes thereto) of Citizens for the years ended December 31,

1996 and 1995, and for the three months ended March 31, 1997 and 1996, copies of which are annexed to this Prospectus/Proxy Statement as Appendix B.

         Union Planters Community Bancorp, Inc. Community is a bank holding company and a wholly-owned subsidiary of UPC. Community's primary subsidiaries are, or will be as of the Effective Time of the Merger, Union Planters Bank of West Tennessee, Humboldt, Tennessee, and First State Bank of Fayette County, Somerville, Tennessee ("First State Bank"). As noted earlier, it is contemplated that simultaneously with the Merger, The Whiteville Bank will be merged with and into First State Bank (the "Bank Merger") with the main office and branch of The Whiteville Bank becoming branches of First State Bank, which will change its name to Union Planters Bank of Southwest Tennessee.
Community's corporate offices are located at 7130 Goodlett Farms Parkway, Memphis, Tennessee 38018 and its telephone number is (901) 580-6000.

SPECIAL MEETING OF CITIZENS SHAREHOLDERS

         This Prospectus/Proxy Statement is being furnished to the holders of Citizens Common Stock in connection with the solicitation by the Citizens Board of proxies for use at the Special Meeting of the Citizens shareholders to be held on [day, month & year], at [time], local time, at the main office of The Whiteville Bank, 114 Main Street, Whiteville, Tennessee. At the Special Meeting, Citizens shareholders will be asked to consider and vote upon a proposal to approve the Reorganization Agreement. See "THE SPECIAL MEETING."

VOTES REQUIRED; RECORD DATE

         The Citizens Board has fixed the close of business on [record date for shareholders] as the record date (the "Record Date") for determination of the shareholders entitled to notice of, and to vote at, the Special Meeting. Only Citizens shareholders of record on the Record Date will be entitled to receive notice of and to vote at the Special Meeting. Each share of Citizens Common Stock is entitled to one vote. On the Record Date there were 485 shares of Citizens Common Stock issued and outstanding. The affirmative votes of the holders of at least a majority of the shares of Citizens Common Stock outstanding on the Record Date are required to approve the Reorganization Agreement. See "THE SPECIAL MEETING--Votes Required."

         The directors and executive officers of Citizens (the "Citizens Management Group") held beneficially as of the Record Date 365.5 shares, or approximately 75.36% of the outstanding shares of Citizens Common Stock. Citizens has been advised by the members of the Citizens Management Group that they intend to vote their shares of Citizens Common Stock "FOR" approval of the Reorganization Agreement. Should all members of the Citizens Management Group vote "FOR" approval of the Reorganization Agreement, then the Reorganization Agreement will receive requisite shareholder approval. Notwithstanding that fact, each shareholder's vote is important and each shareholder is urged to vote, in person or by proxy, at the Special Meeting. See "THE SPECIAL MEETING" and "SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT OF CITIZENS." Furthermore, any shareholder wishing to exercise dissenters' rights should vote against the Merger and take certain additional steps. See "--Dissenters' Rights," "THE SPECIAL MEETING--Dissenters' Rights" and "THE MERGER--Dissenters' Rights."

THE MERGER

         The Reorganization Agreement provides for the acquisition of Citizens by UPC through the merger of Citizens with and into Community, with Community surviving the Merger. At the Effective Time of the Merger, each share of Citizens Common Stock issued and outstanding immediately prior to the Effective Time of the Merger (excluding shares held by Citizens, UPC or their respective subsidiaries, in each case other than shares held in a fiduciary capacity or in satisfaction of debts previously contracted) would be converted into, and exchanged for 434.074 shares of UPC Common Stock (the "Exchange Ratio"), subject to possible adjustment as described under "DESCRIPTION OF TRANSACTION--Adjustment of Exchange Ratio."

         No fractional shares of UPC Common Stock would be issued. Rather, cash (without interest) would be paid in lieu of any fractional share interest remaining after aggregating all whole and fractional shares to which any Citizens shareholder would be entitled upon consummation of the Merger, in an amount equal to such fractional part of a share of UPC Common Stock multiplied by the market value of one share of UPC Common Stock at the Effective Time of the Merger. The market value of one share of UPC Common Stock at the Effective Time of the Merger would be the last sale price of the UPC common stock on the NYSE-Composite Transactions List (as published in The Wall Street Journal or, if not published thereunder, another authoritative source as selected by UPC) on the last trading day prior to the Effective Time of the Merger. (Hereinafter, the shares of UPC Common Stock and any cash issuable to the Citizens Record Holders in the Merger in exchange for their shares of Citizens Common Stock are referred to collectively as the "Consideration"). See "THE MERGER--General."

REASONS FOR THE MERGER; RECOMMENDATIONS OF THE CITIZENS BOARD

         The Citizens Board believes that the Reorganization Agreement and the Merger are in the best interests of Citizens and its shareholders and has approved the matter to be voted upon by the Citizens shareholders. The Citizens Board recommends that Citizens shareholders vote "FOR" approval of the Reorganization Agreement. The Citizens Board believes that the Merger would result in a company with expanded opportunities for profitable growth and that the combined resources and capital of Citizens and UPC would provide an enhanced ability to compete in the changing and competitive financial services industry. See "THE MERGER--Background of and Reasons for the Merger."

         In approving the Reorganization Agreement, the Citizens Board considered, among other things, Citizens' financial condition, the financial terms and the income tax consequences of the Merger, the likelihood of the Merger being approved by regulatory authorities without undue conditions or delay, legal advice concerning the proposed Merger, the views of Southard

Financial as to the fairness of the Exchange Ratio, from a financial point of view, to the shareholders of Citizens and, in general, the fairness of the terms of the Merger to Citizens' shareholders. See "THE MERGER--Background of and Reasons for the Merger."

THE FAIRNESS OPINION

         Southard Financial has rendered a written opinion (the "Fairness Opinion") to the Citizens Board that, based on and subject to the procedures, matters and limitations described in its opinion and such other matters as it considered relevant, as of the date of its opinion, and as of the date of this Prospectus/Proxy Statement, the Exchange Ratio is fair, from a financial point of view, to the shareholders of Citizens. The opinion of Southard Financial is attached as Appendix C to this Prospectus/Proxy Statement. Citizens shareholders are urged to read the opinion in its entirety for a description of the procedures followed, matters considered, and limitations on the reviews undertaken in connection therewith. See "THE MERGER--The Fairness Opinion."

EFFECTIVE TIME OF THE MERGER

         Subject to the conditions to the obligations of the parties to effect the Merger, the Effective Time of the Merger would occur on the date and at the time that the Articles of Merger reflecting the Merger become effective with the Tennessee Secretary of State. See "THE MERGER--Effective Time of the Merger," "--Conditions to Consummation of the Merger," and "--Waiver, Amendment and Termination."

         NO ASSURANCE CAN BE PROVIDED THAT THE CONDITIONS PRECEDENT TO THE MERGER CAN OR WILL BE SATISFIED. CITIZENS AND UPC ANTICIPATE THAT ALL CONDITIONS TO THE CONSUMMATION OF THE MERGER WOULD BE SATISFIED SO THAT THE MERGER CAN BE CONSUMMATED DURING THE FOURTH QUARTER OF 1997. HOWEVER, DELAYS IN THE CONSUMMATION OF THE MERGER COULD OCCUR.

EXCHANGE OF STOCK CERTIFICATES

         Promptly after the Effective Time of the Merger, UPC would cause Union Planters National Bank, Memphis, Tennessee, acting in its capacity as exchange agent for UPC (the "Exchange Agent"), to mail to each Citizens Record Holder a letter of transmittal, together with instructions as to how to effect the surrender and cancellation of the certificate or certificates held by such Citizens Record Holder which, immediately prior to the Effective Time of the Merger, represented outstanding shares of Citizens Common Stock (the "Citizens Certificates") in exchange for certificates representing shares of UPC Common Stock. Cash would be paid to the holders of Citizens Common Stock in lieu of the issuance of any fractional shares of UPC Common Stock. In no event would the holder of any surrendered Certificate be entitled to receive interest on any cash to be issued to such holder, and in no event would Citizens, UPC or the Exchange Agent be liable to any holder of Citizens Common Stock for any UPC Common Stock, dividends thereon or cash delivered in good faith to a public official pursuant to applicable abandoned property law.

REGULATORY APPROVALS AND OTHER CONDITIONS

         The Merger is subject to approval by the Board of Governors of the Federal Reserve System (the "Federal Reserve"). The Bank Merger is subject to approval by the Federal Deposit Insurance Corporation (the "FDIC") and review by the Tennessee Department of Financial Institutions (the "TDFI"). UPC has filed the necessary applications and received approvals to consummate the Merger and the Bank Merger. Citizens shareholders should clearly understand that the receipt of any regulatory approval of the Merger does not constitute a recommendation by any such governmental agency, and should not be considered as such. See "THE MERGER--Regulatory Approvals."

         Consummation of the Merger is subject to various other conditions, including receipt of the required approval of Citizens shareholders, receipt of an opinion of counsel as to the tax-free nature of certain aspects of the Merger, receipt of a letter from the independent accountants of UPC that the Merger would qualify for pooling of interests accounting treatment, and certain other conditions. See "--Certain Federal Income Tax Consequences of the Merger," "-- Accounting Treatment" and "THE MERGER--Conditions to Consummation of the Merger."

WAIVER, AMENDMENT AND TERMINATION

         Prior to the Effective Time of the Merger, either Citizens or UPC may unilaterally waive any default or obligation of the other party under, or any condition precedent to its own obligations under, the Reorganization Agreement. Any provision of the Reorganization Agreement, including all conditions precedent to consummation of the Merger, may be amended (to the extent permitted by law) by an agreement in writing which is approved by the UPC Board and the Citizens Board; provided, however, that the provisions of the Reorganization Agreement relating to the manner or basis in which shares of UPC Common Stock will be exchanged for Citizens Common Stock may not be amended in any material respect after the Special Meeting without the requisite approval of the issued and outstanding shares of Citizens Common Stock entitled to vote thereon.

         The Reorganization Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time of the Merger by mutual action of the Boards of Directors of Citizens and UPC, or by the action of the Board of Directors of either company under certain circumstances. If for any reason the Merger should not be consummated, Citizens would continue to operate as a bank holding company under its present management. See "THE MERGER--Waiver, Amendment and Termination."

LIMITATION ON NEGOTIATIONS

         Citizens is prohibited from soliciting or knowingly encouraging any "Acquisition Proposal" (defined generally as any tender offer, exchange offer or other proposal for a merger, consolidation, acquisition of all the stock, assets or earning power of, or other business combination involving any of the Citizens Companies or the acquisition of a substantial equity interest in, or a substantial portion of the assets or earning power of, any of the Citizens Companies). As protection against possible violation of this limitation, Citizens has agreed to pay to UPC the sum of $750,000 in immediately available funds in the event and at the time that Citizens enters into a letter of intent or agreement with respect to an Acquisition Proposal or supports or indicates an intent to support an Acquisition Proposal other than pursuant to the Reorganization Agreement. See "THE MERGER--Limitation on Negotiations."

MANAGEMENT AFTER THE MERGER

         The directors and officers of Community immediately prior to the Effective Time of the Merger would continue as directors and officers of Community, as the surviving company, following the Merger. Each of the current officers and directors of Community is an officer or a director of UPC. Information concerning the current management and the UPC Board is included in the documents incorporated herein by reference. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE."

         The Bank Merger will be consummated simultaneously with the Merger so that the main office and branch of The Whiteville Bank will become branches of First State Bank. Following the time of such Bank Merger, the name of First State Bank, as the survivor of the Bank Merger, will be changed to Union Planters Bank of Southwest Tennessee. The directors and executive officers of First State Bank immediately prior to the effective time of the Bank Merger would continue to be the directors and executive officers of First State Bank after the effective time of the Bank Merger.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

         Certain members of the Citizens Management Group have interests in the Merger in addition to their interests as shareholders of Citizens generally. Those interests relate to, among other things, provisions in the Reorganization Agreement regarding non-compete agreements and termination of existing deferred compensation arrangements with Mr. Frank Bass and Ms. Peggy Campbell. See "THE MERGER--Interests of Certain Persons in the Merger."

CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

         It is intended that the Merger would be treated as a reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"). Accordingly, no gain or loss would be recognized by an Citizens shareholder upon the exchange of such shareholder's Citizens Common Stock for shares of UPC Common Stock. Subject to the provisions and limitations of Section 302(a) of the Code, gain or loss would be recognized with respect to cash received in lieu of fractional shares. Gain recognition, if any, would not be in excess of the amount of cash received. See "THE MERGER--Certain Federal Income Tax Consequences of the Merger." Consummation of the Merger is conditioned upon receipt by Citizens and UPC of an opinion of Wyatt, Tarrant & Combs substantially to this effect. DUE TO THE INDIVIDUAL NATURE OF THE TAX CONSEQUENCES OF THE MERGER, CITIZENS SHAREHOLDERS ARE

URGED TO CONSULT THEIR OWN TAX ADVISORS TO DETERMINE THE EFFECT OF THE MERGER ON THEM UNDER FEDERAL, STATE, LOCAL AND FOREIGN TAX LAWS. For a further discussion of the federal income tax consequences of the Merger, see "THE MERGER--Certain Federal Income Tax Consequences of the Merger."

ACCOUNTING TREATMENT

         It is intended that the Merger would be accounted for as a pooling of interests for accounting and financial reporting purposes. Consummation of the Merger is conditioned upon receipt by UPC of an opinion of Price Waterhouse LLP substantially to this effect. See "THE MERGER--Accounting Treatment."

CERTAIN DIFFERENCES IN SHAREHOLDERS' RIGHTS

         At the Effective Time of the Merger, Citizens shareholders, whose rights are currently governed by the Tennessee Business Corporation Act (the "Tennessee Act") and by Citizens' Charter and Bylaws, would automatically become UPC shareholders and, though they would continue to be governed by the Tennessee Act, their rights as UPC shareholders would be determined by UPC's Restated Charter (the "UPC Charter") and UPC's Amended and Restated Bylaws (the "UPC Bylaws"). The rights of UPC shareholders under the UPC Charter and UPC Bylaws differ from the rights of Citizens shareholders in certain important respects. For a discussion of material differences between the rights of UPC shareholders and the rights of Citizens shareholders, see "EFFECT OF THE MERGER ON RIGHTS OF SHAREHOLDERS."

DISSENTERS' RIGHTS

         Under the Tennessee Act, a Citizens shareholder may perfect his or her
statutory dissenters' rights with respect to the proposed Merger.   A
dissenting Citizens shareholder must take specific action in order to properly "perfect" his or her dissenters' rights and thereby to be entitled to receive in cash the "fair value" of his or her shares of Citizens Common Stock in the event the Merger is actually consummated. See "THE SPECIAL MEETING--Dissenters' Rights," "THE MERGER--Dissenters' Rights," "THE
MERGER--Conditions to Consummation of the Merger" and Sections 48-23-101, et al, of the Tennessee Code Annotated, a copy of which is attached hereto as Appendix D.

MARKET PRICES OF COMMON STOCK

         UPC Common Stock. The UPC Common Stock is listed on the NYSE under the symbol "UPC." It is anticipated that the shares of UPC Common Stock issuable in the Merger in exchange for Citizens Common Stock would be approved for listing on the NYSE at or prior to the Effective Time of the Merger. The following table sets forth for the periods indicated the high and low closing sale prices of the UPC Common Stock on the NYSE and the cash dividends declared per share of UPC Common Stock for the periods indicated:


                                                             PRICE RANGE                     CASH DIVIDENDS
                                                   ------------------------------             DECLARED PER
1997                                                  HIGH                 LOW                   SHARE
                                                   -----------           --------            --------------
First Quarter                                      $47.75               $ 38.38                 $ .320
Second Quarter                                      52.13                 41.25                   .375
Third Quarter                                                                                     .400
    Through July __, 1997                          ______                ______                 ______
Total                                                                                           $1.095
                                                                                                ======

1996
First Quarter                                      $31.75                $29.00                 $ 0.27
Second Quarter                                      31.25                 29.63                   0.27
Third Quarter                                       36.25                 28.63                   0.27
Fourth Quarter                                      41.38                 34.63                   0.27
                                                                                                ------
Total                                                                                           $ 1.08
                                                                                                ======

1995
First Quarter                                      $24.50                $20.88                 $ 0.23
Second Quarter                                      28.13                 23.13                   0.25
Third Quarter                                       30.75                 26.13                   0.25
Fourth Quarter                                      32.25                 29.63                   0.25
                                                                                                ------
Total                                                                                           $ 0.98
                                                                                                ======

         On December 11, 1996, the business day prior to the date the Merger was publicly announced, the last reported sale price of the UPC Common Stock on the NYSE was $39.375 per share. On _____ __, 1997, the last sale price of UPC Common Stock as reported on the NYSE was $_____ per share.

         The holders of UPC Common Stock are entitled to receive dividends when, as and if declared by the UPC Board out of funds legally available therefor. Although UPC currently intends to continue to pay quarterly cash dividends on the UPC Common Stock, there can be no assurance that UPC's dividend policy would remain unchanged after completion of the Merger. The declaration and payment of dividends thereafter would depend upon business conditions, operation results, capital and reserve requirements, the UPC Board's consideration of other relevant factors, and whether or not UPC is otherwise restricted by contract or agreement from paying dividends. UPC currently is a party to an agreement pursuant to which it would not be able to pay dividends in the event of a default under the agreement or in certain other circumstances. See "DESCRIPTION OF UPC COMMON AND PREFERRED STOCK--UPC Common Stock--Dividends."

         UPC is a legal entity separate and distinct from its subsidiaries and its revenues depend in significant part on the payment of dividends and fees from its subsidiary depository institutions. UPC's subsidiary depository institutions are subject to certain legal restrictions on the amount of dividends they are permitted to pay.

         Citizens Common Stock. Citizens Common Stock has never been listed or publicly traded on any securities exchange or actively traded in the over-the-counter market. Management of Citizens is aware of no trades of Citizens Common Stock over the past two years. In April, 1997, Citizens issued two additional shares of Citizens Common Stock to a former officer of The Whiteville Bank pursuant to the exercise of an option to acquire two shares granted to that former officer in 1988. The exercise price paid for these two shares was $3,200.00 per share. The outstanding shares of Citizens Common Stock are currently held by approximately eleven holders of record.

         In each of its past two fiscal years, Citizens paid a cash dividend, on an annual basis, of $12.00 per share. The Reorganization Agreement prohibits Citizens from paying any dividends while consummation of the Merger is pending, with the exception of its regular annual cash dividend of $12.00, which was paid in December 1996. See "THE MERGER--Conduct of Business Pending the Merger." Citizens' revenues are derived primarily from dividends paid to it by The Whiteville Bank. The amount of dividends that The Whiteville Bank may pay are restricted by federal and state banking laws and regulations.

SELECTED CONSOLIDATED FINANCIAL DATA

         The following tables present for both UPC and Citizens selected consolidated financial data for each of the five years ended December 31, 1996 and for the three months ended March 31, 1997 and 1996. The information for UPC has been derived from the consolidated financial statements of UPC, including the unaudited consolidated financial statements of UPC incorporated into this Prospectus/Proxy Statement by reference to UPC's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1997, and the audited consolidated financial statements of UPC incorporated into this Prospectus/Proxy Statement by reference to UPC's 1996 Annual Report on Form 10-K for the year ended December 31, 1996, and should be read in conjunction therewith and with the notes thereto. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE." The information for Citizens has been derived from the unaudited consolidated financial statements of Citizens for the years ended December 31, 1996 and 1995, as well as for the three months ended March 31, 1997 and 1996, copies of which are attached to this Prospectus/Proxy Statement as Appendix B, and should be read in conjunction therewith and with the notes thereto, and other unaudited financial statements of Citizens for the years ended December 31, 1994, 1993 and 1992. Management of Citizens has concluded that it would not be practicable to include audited financial statements of Citizens in this Prospectus/Proxy Statement for the following reasons: (1) Citizens has not in the past provided its shareholders with audited financial statements; (2) Citizens' financial condition and operations have been reviewed on numerous occasions by the FDIC and the TDFI, its primary federal and state regulators; (3) Citizens regularly files reports with the Federal Reserve and The Whiteville Bank, Citizens' wholly-owned subsidiary bank, regularly files reports with the FDIC and the

TDFI; and (4) an audit of Citizens' financial statements would be unduly burdensome, expensive and of little real value to the six shareholders of Citizens who are not directors of Citizens.

         Historical results are not necessarily indicative of results to be expected for any future period for either UPC or Citizens. In the opinions of the management of both UPC and Citizens, all adjustments, consisting only of normal recurring adjustments necessary to arrive at a fair statement of results of operations of their respective entities, have been included for the unaudited periods.

                 UNION PLANTERS CORPORATION AND SUBSIDIARIES
                           SELECTED FINANCIAL DATA



                                            Three Months Ended
                                               March 31,(1)                  Years Ended December 31, (1)
                                         -----------------------  -----------------------------------------------------------------
                                            1997         1996       1996          1995          1994           1993         1992
                                         ----------   ----------  ---------    ----------   -----------   -----------    ----------
                                                                           (Dollars in thousands, except per share data)
INCOME STATEMENT DATA
   Net interest income                   $  155,276    $ 147,742  $ 605,962    $  535,997   $   504,500   $   439,290   $   357,365
   Provision for losses on loans             12,414       12,949     57,395        27,381         9,661        22,660        37,367
   Investment securities gains (losses)         116           61      4,081           409      (22,515)         3,508        11,880
   Other noninterest income                  57,336       53,696    222,250       203,014       160,109       154,254       136,162
   Noninterest expense                      109,229      117,971    570,634       452,635       486,836       408,888       362,028
                                         ----------    ---------  ---------    ----------   -----------   -----------   -----------

   Earnings before income taxes,
     extraordinary item, and
     accounting changes                      91,085       70,579    204,264       259,404       145,597       165,504       106,012
   Applicable income taxes                   31,893       23,427     70,526        86,648        45,174        51,864        30,219

                                         ----------    ---------  ---------    ----------   -----------   -----------   -----------
   Earnings before extraordinary item
     and accounting changes                  59,192       47,152    133,738       172,756       100,423       113,640        75,793
   Extraordinary item and accounting
     changes, net of taxes                        -            -          -             -             -           637         2,847

                                         ----------    ---------  ---------    ----------   -----------   -----------   -----------
   Net earnings                          $   59,192    $  47,152  $ 133,738    $  172,756   $   100,423   $   114,277   $    78,640
                                         ==========    =========  =========    ==========   ===========   ===========   ===========

PER COMMON SHARE DATA (2) & (5)
  Primary
   Earnings before extraordinary item and
     accounting changes                  $     0.86    $    0.70  $    1.95    $     2.72   $      1.52   $      2.19   $      1.75
   Net earnings                                0.86         0.70       1.95          2.72          1.52          2.20          1.75
  Fully diluted
   Earnings before extraordinary item and
     accounting changes                  $     0.84    $    0.68  $    1.92    $     2.64   $      1.52   $      2.14   $      1.73
   Net earnings                                0.84         0.68       1.92          2.64          1.52          2.15          1.73
  Cash dividends                               0.32         0.27       1.08          0.98          0.88          0.72          0.60
  Book value                                  20.05        19.00      19.55         18.52         15.42         14.80         14.08
(continued on following page)
------------------------------

(1) Reference is made to "Basis of Presentation" in Note 1 to UPC's consolidated financial statements contained in the 1996 Annual Report to Shareholders.
(2) Share and per share amounts have been retroactively restated for significant acquisitions accounted for as poolings of interests.

                 UNION PLANTERS CORPORATION AND SUBSIDIARIES
                           SELECTED FINANCIAL DATA


                                           Three Months Ended
                                              March 31,(1)                        Years Ended December 31, (1)
                                         -----------------------  -----------------------------------------------------------------
                                            1997         1996       1996          1995          1994           1993          1992
                                         ----------   ----------  ---------    ----------   -----------   -----------   -----------
                                                                            (Dollars in thousands, except per share data)
BALANCE SHEET DATA (AT PERIOD END)
     Total assets                       $14,932,464  $15,242,137  $15,222,563 $14,383,222   $13,425,063   $11,866,609   $10,180,375
     Loans, net of unearned income       10,362,226    9,611,613   10,434,070   9,041,059     8,436,650     6,615,884     5,364,377
     Allowance for losses on loans          163,980      166,825      166,853     156,388       154,131       141,999       114,130
     Investment Securities                3,008,886    3,880,625    2,956,234   3,573,054     3,592,482     3,854,767     3,370,321
     Deposits                            11,395,301   11,792,889   11,490,262  11,074,722    10,702,569     9,879,780     8,714,306
     Short-term borrowings                  536,377      834,389      714,146     838,283       699,838       300,414       343,452
     Long term debt (3)
       Parent company                       373,096      214,761      373,459     214,758       114,790       114,729        74,292
       Subsidiary banks                     953,469      865,064    1,035,257     811,819       693,002       463,055       202,847
     Total shareholders' equity           1,395,263    1,297,878    1,352,874   1,213,162     1,008,594       935,730       670,267
   Average assets                        14,936,790   15,112,315   15,274,782  13,661,748    13,105,179    11,565,505     9,475,049
   Average shareholders' equity           1,346,040    1,241,143    1,283,575   1,119,232     1,042,990       813,140       623,869
   Average shares outstanding
      (in thousands)
      Primary                                66,763       64,083       64,987      60,385        59,587        43,192        35,463
      Fully Diluted                          70,824       68,845       69,518      64,995        59,929        47,422        38,307
PROFITABILITY AND CAPITAL RATIOS
     Return on average assets                  1.61%        1.25%        0.88%       1.26%         0.77%         0.99%         0.83%
     Return on average common equity          18.50%       15.86%       10.61%      16.16%         9.76%        14.92%        13.15%
     Net interest income (taxable-equivalent)/
       average earning assets (4)              4.71%        4.37%        4.41%       4.38%         4.31%         4.29%         4.26%
     Loans/deposits                           90.93%       81.50%       90.81%      81.64%        78.83%        66.96%        61.56%
     Common and preferred dividend payout
       ratio                                  37.78%       33.58%       50.64%      32.74%        40.99%        28.34%        32.95%
     Equity/assets (period end)                9.34%        8.52%        8.89%       8.43%         7.51%         7.89%         6.58%
     Average shareholders' equity/avg. total
      assets                                   9.01%        8.21%        8.40%       8.19%         7.96%         7.03%         6.58%
     Leverage ratio                           10.26%        8.09%        9.61%       8.08%         7.53%         7.62%         6.36%
     Tier 1 capital/risk-weighted assets      16.55%       13.63%       15.29%      13.39%        12.75%        14.07%        11.70%
     Total capital/risk-weighted assets       19.68%       16.81%       18.32%      16.68%        14.97%        16.51%        13.64%
ASSET QUALITY RATIOS (6)
     Allowance/period end loans                1.85%        1.95%        1.86%       1.92%         1.98%         2.27%         2.20%
     Nonperforming loans/total loans           0.63%        0.66%        0.74%       0.56%         0.44%         0.65%         1.16%
     Allowance/nonperforming loans              296%         294%         253%        344%          444%          346%          189%
     Nonperforming assets/loans & foreclosed
      properties                               0.81%        0.78%        0.92%       0.67%         0.58%         0.96%         1.83%
     Provision/average loans                   0.56%        0.60%        0.66        0.34%         0.14%         0.37%         0.74%
     Net charge-offs/average loans             0.69%        0.42%        0.60%       0.34%         0.09%         0.27%         0.52%

------------------------------
(3)     Long-term debt includes Medium-Term Bank Notes, Federal Home Loan Bank
        (FHLB) advances, subordinated notes and debentures, obligations under capital leases, mortgage indebtedness, Trust Preferred Securities, and notes payable with maturities greater than one year.
(4) Average balances and calculations do not include the impact of the net unrealized gain or loss on available for sale securities.
(5) Leader Financial Corporation (Leader) was organized as a holding company on March 18, 1993 in connection with the conversion of its principal subsidiary, Leader Federal Bank for Savings, from a federal mutual savings bank to a federally-chartered capital stock savings bank. (See Note 2 to UPC's consolidated financial statements contained in the 1996 Annual Report to Shareholders). Accordingly, earnings per share for the year ended December 31, 1992 is calculated using only UPC's historical net earnings and the calculation of earnings per share for the year ended December 31, 1993 is based on UPC's historical net earnings for 1993 plus Leader's fourth quarter net earnings, since the stock conversion occurred on September 30, 1993.
(6) FHA/VA government-insured/guaranteed loans have been excluded, since they represent minimal credit risk to UPC.

                CITIZENS SELECTED CONSOLIDATED FINANCIAL DATA







                                          Three Months Ended
                                              March 31,(1)                                  Years Ended December 31,
                                         -----------------------               ----------------------------------------------------
                                            1997         1996       1996          1995          1994           1993         1992
                                         ----------   ----------  ---------    ----------   -----------   -----------   -----------
                                                                           (Dollars in thousands, except per share data)
INCOME STATEMENT DATA
   Net interest income                   $      541    $     498  $   2,117    $    1,888   $     1,865   $     1,877   $     1,659
   Provision for Credit Losses                   40           35         95            37            49           328           330
   Noninterest Income                            91           81        303           285           230           461           382
   Noninterest Expense                          334          322      1,441         1,361         1,380         1,399         1,414
                                         ----------    ---------  ---------    ----------   -----------   -----------   -----------

   Net Income                            $      161    $     144  $     551    $      470   $       425   $       373   $       251
                                         ==========    =========  =========    ==========   ===========   ===========   ===========

PER COMMON SHARE DATA
   Net income Per Common Share           $   333.69    $  298.98  $1,140.15    $   972.73   $    879.92   $    772.26   $    519.67
   Cash Dividends Per Common Share              -0-          -0-      12.00         12.00         12.00         12.00         12.00
   Book Value Per Common Share             9,867.33     8,906.51   9,690.49      8,732.19      6,751.55      6,861.28      6,134.58

BALANCE SHEET DATA (AT PERIOD END)
   Total Assets                          $   61,534    $  56,341  $  61,371    $   54,584   $    48,936   $    45,676   $    41,642
   Loan Net of Unearned Income               36,930       32,250     36,054        31,950        29,885        26,611        24,024
   Investment Securities                     15,904       15,425     15,386        13,619        12,436        14,267        13,169
   Reserve for Loan Losses                      493          464        420           434           485           384           362
   Total Deposits                            56,069       51,372     56,161        49,830        45,254        41,964        38,435
   Shareholders' Equity                       4,766        4,302      4,681         4,218         3,261         3,314         2,963

SELECTED FINANCIAL RATIOS
   Return on Average Assets                    1.09%        1.04%       .95%          .91%          .90%          .85%          .62%
   Return on Average Shareholders' Equity     14.18%       14.93%     12.67%        12.57%        12.93%        11.88%         8.83%
   Dividend Payout Ratio                         -0-          -0-      1.05%         1.16%         1.36%         1.55%         2.31%
   Equity Capital to Total Average Assets      8.11%        7.79%      8.11%         7.74%         6.23%         7.59%         7.36%
   Allowance for Credit Losses to Net Loans    1.33%        1.44%      1.16%         1.36%         1.62%         1.44%         1.51%

RECENT DEVELOPMENTS AFFECTING UPC

         Other Pending Acquisitions. UPC has entered into definitive agreements to acquire the following four financial institutions in addition to Citizens, which UPC's management considers probable of consummation and which are expected to close in 1997 (collectively, the "Other Pending Acquisitions").

                                                         Asset Size
Institution                                           (In Millions)(1)                   Type of Consideration
--------------------------------                      ----------------             --------------------------------
Magna Bancorp, Inc., Hattiesburg,                         $1,381                   Approximately 7.1 million shares
Mississippi, and its subsidiaries                                                  of UPC Common Stock
including Magnolia Federal Bank
for Savings ("Magna")


First Acadian Bancshares, Inc.,                              80                    Approximately 358,725 shares of
Thibodaux, Louisiana, and its                                                      UPC Common Stock
subsidiary, Acadian Bank ("FAB")

SBT Bancshares, Inc., Selmer,                               102                    Approximately  612,233 shares of
Tennessee, and its subsidiary                                                      UPC Common Stock
Selmer Bank & Trust Co. ("SBT")

Sho-Me Financial Corporation,                                                      Approximately 1,153,051 shares of
Mount Vernon, Missouri, and its                             304                    UPC Common Stock
subsidiary First Savings Bank, FSB
("Sho-Me")

                                                          ______
                                                          $1,867
                                                          ======

(1)      Approximate total assets at March 31, 1997.

         Earnings Considerations Related to Other Pending Acquisitions. It is expected that either UPC or the institutions to be acquired in connection with the Merger and the Other Pending Acquisitions will incur charges arising from such acquisitions and from the assimilation of those institutions into the UPC organization. Anticipated charges would normally arise from matters such as, but not limited to, legal and accounting fees, financial advisory fees, consulting fees, payment of contractual benefits triggered by a change of control, early retirement and involuntary separation and related benefits, costs associated with the elimination of duplicate facilities, branch closures, data processing charges, cancellation of vendor contracts, the potential for additional provisions for loan losses and similar costs which normally arise from the consolidation of operational activities.

         Aggregate charges expected to arise with respect to the acquisition of Citizens and the Other Pending Acquisitions (primarily the Magna acquisition) have been preliminarily estimated to be in the range of $9 million to $11 million after taxes. To the extent that UPC's recognition of these acquisition-related charges is contingent upon consummation of a particular transaction, those charges would be recognized in the period in which such transaction closes. The range is provided as a preliminary estimate of the significant charges which may in the aggregate be required and should be viewed accordingly.

EQUIVALENT AND PRO FORMA PER SHARE DATA

         The following table presents selected, comparative, unaudited per share data for: (i) UPC Common Stock and Citizens Common Stock on an historical basis; (ii) UPC Common Stock on a pro forma basis, giving effect to the Merger and all Other Pending Acquisitions; (iii) Citizens Common Stock on an equivalent pro forma basis, UPC only; and (iv) Citizens Common Stock on an equivalent pro forma basis, including the Merger and all Other Pending Acquisitions, for the periods indicated. Pro forma per share data is not presented separately for Citizens because it would not be significantly different from UPC's results. See "Recent Developments Affecting UPC--Other Pending Acquisitions."

         The pro forma data for 1996 and the three month period ended March 31, 1997 reflect the Merger and all Other Pending Acquisitions as of January 1, 1996. The pro forma data for 1995 and 1994 reflect only the assumed acquisition of Magna because the Merger and Other Pending Acquisitions are not considered significant to UPC from a financial statement presentation standpoint. The pro forma data reflects the Merger and UPC's Other Pending Acquisitions, each of which, except for the Sho-Me transaction, are expected to be accounted for using the pooling of interests method of accounting. The Sho-Me transaction is expected to be accounted for using the purchase method of accounting. See "--Recent Developments Affecting UPC-Other Pending Acquisitions." These data are not necessarily indicative of the results of the future operations of either UPC, Citizens or the Other Pending Acquisitions, or the actual results that would have occurred had the Merger been consummated on January 1, 1996. The information is derived from, and should be read in conjunction with, the historical consolidated financial statements of UPC (including related notes thereto) which are incorporated by reference herein, and the historical consolidated financial statements of Citizens (including related notes thereto), which are included in this Prospectus/Proxy Statement as Appendix B. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE," "--Selected Consolidated Financial Data" and "--Recent Developments Affecting UPC."

                           UNION PLANTERS CORPORATION
              HISTORICAL AND PRO FORMA COMPARATIVE PER SHARE DATA



                                                                           Year Ended December 31, (1)
                                              Three Months Ended      --------------------------------------
                                                March 31, 1997        1996             1995             1994
                                              ------------------      ----             ----             ----
EARNINGS BEFORE EXTRAORDINARY ITEMS
   AND ACCOUNTING CHANGES
   UPC
     Primary                                       $    0.86        $    1.95        $    2.72        $    1.52
     Fully Diluted                                      0.84             1.92             2.64             1.52

   Citizens                                           333.69         1,140.15           972.73           879.92

   UPC pro forma (all Other Pending
     Acquisitions, including Citizens)
     Primary                                            0.85             2.00             2.74             1.59
     Fully diluted                                      0.83             1.97             2.67             1.58

   Citizens equivalent pro forma (UPC only)(1)
     Primary                                          373.30           846.44         1,180.68           659.79
     Fully diluted                                    364.62           833.42         1,145.96           659.79

   Citizens equivalent pro forma (all Other
   Pending Acquisitions, including Citizens)(1)
     Primary                                          368.96           868.15         1,189.36           690.18
     Fully Diluted                                    360.28           855.13         1,158.98           685.84

CASH DIVIDENDS PER SHARE
   UPC                                                  0.32             1.08             0.98             0.88
   Citizens                                            --               12.00            12.00            12.00
   Citizens equivalent pro forma (1)                  138.90           468.80           425.39           381.99


                                                       March 31, 1997        December 31, 1996
                                                       --------------        -----------------
BOOK VALUE PER COMMON SHARE
   UPC                                                 $     20.05           $       19.55

   Citizens                                               9,867.33                9,690.49

   UPC pro forma (all Other Pending
   Acquisitions, including Citizens)                         20.02                   19.56

   Citizens equivalent pro forma (UPC only)(1)            8,703.18                8,486.15

   Citizens equivalent pro forma (all Other
   Pending Acquisitions, including Citizens)(1)           8,690.16                8,490.49

___________________________________
(1) The equivalent pro forma per share data for Citizens is computed by multiplying UPC's information by an Exchange Ratio of 434.074.

                              THE SPECIAL MEETING

TIME AND PLACE OF SPECIAL MEETING; SOLICITATION OF PROXIES; REVOCATION

         Each copy of this Prospectus/Proxy Statement is accompanied by a Proxy Appointment Sheet furnished in connection with the Citizens Board's solicitation of proxies for use at the Special Meeting and at any adjournments or postponements thereof. The Special Meeting is scheduled to be held at [time], local time, on [day, month & year] at [meeting location]. Only Citizens shareholders at the close of business on [record date for shareholders] (the "Record Date") are entitled to receive notice of and to vote at the Special Meeting. At the Special Meeting, Citizens shareholders will consider and vote upon a proposal to approve the Reorganization Agreement, including the Plan of Merger. Holders of Citizens Common Stock are entitled to one vote on each matter considered and voted upon at the Special Meeting for each share of Citizens Common Stock held of record as of the Record Date. If a signed Proxy Appointment Sheet is returned to Citizens and the Citizens shareholder has not marked his or her vote with respect to the proposed Merger, all of the shares represented by that Proxy Appointment Sheet will be voted "FOR" approval of the Reorganization Agreement. If matters other than the consideration of the proposed Merger properly come before the Special Meeting, the proxy will be voted by the persons named therein in a manner which they consider to be in the best interest of Citizens. Citizens' management is not aware of any other matters to be acted upon at the Special Meeting.

         CITIZENS SHAREHOLDERS ARE REQUESTED TO COMPLETE, DATE AND SIGN THE ACCOMPANYING PROXY APPOINTMENT SHEET AND RETURN IT PROMPTLY TO CITIZENS IN THE ENCLOSED, POSTAGE-PAID ENVELOPE. FAILURE TO RETURN YOUR PROPERLY EXECUTED PROXY APPOINTMENT SHEET OR FAILURE TO VOTE AT THE SPECIAL MEETING WILL HAVE THE SAME EFFECT AS A VOTE AGAINST THE APPROVAL OF THE REORGANIZATION AGREEMENT. CITIZENS SHAREHOLDERS SHOULD NOT FORWARD ANY STOCK CERTIFICATES WITH THEIR PROXY APPOINTMENT SHEETS.

         Any Citizens shareholder who has executed and delivered a Proxy Appointment Sheet to Citizens may nevertheless revoke it at any time before it is voted by attending the Special Meeting and voting in person, by giving notice of revocation in writing or by submitting a signed Proxy Appointment Sheet bearing a later date by mail, delivery or facsimile to Citizens of Hardeman County Financial Services, Inc., 114 Main Street, Whiteville, Tennessee 38008, Attention: James R. Bellar, Secretary (facsimile number (901) 254-9030), provided such notice or later dated Proxy Appointment Sheet is actually received by Citizens before the vote of Citizens shareholders has been taken.

         In addition to solicitation of proxies from Citizens shareholders by use of the mail, proxies also may be solicited by personal interview, telephone and facsimile by directors, officers and employees of Citizens who will not be specifically compensated for such services. It is possible that banks, brokerage houses and other institutions, nominees or fiduciaries will be requested to forward the soliciting materials to their principals and obtain authorization for the execution of proxies. All costs of soliciting proxies, assembling and mailing the Prospectus/Proxy Statement, all papers which now accompany or hereafter may supplement the same, as well as reasonable out-of-pocket expenses incurred by such banks, brokerage houses and other institutions, nominees or fiduciaries for forwarding proxy materials to and obtaining proxies from their principals, will be borne by Citizens; provided, however, that UPC and Citizens, respectively, will bear the cost of all Commission filing fees incurred in connection with the Merger and the costs of printing the Prospectus/Proxy Statement in proportion to the relative sizes of their respective assets.

VOTES REQUIRED

         The affirmative votes of a majority of the outstanding shares of Citizens Common Stock entitled to vote at the Special Meeting are required in order to approve the Reorganization Agreement. As of the Record Date, there were 485 shares of Citizens Common Stock outstanding and entitled to vote at the Special Meeting, with each share entitled to one vote.

         The Citizens Management Group held beneficially as of the Record Date
365.5 shares, or approximately 75.36% of the outstanding shares of Citizens Common Stock. Citizens has been advised by the members of the Citizens Management Group that they intend to vote their shares of Citizens Common Stock "FOR" approval of the Reorganization Agreement. Should all members of the Citizens Management Group vote "FOR" approval of the Reorganization Agreement, then the Reorganization Agreement will receive requisite shareholder approval. Notwithstanding that fact, each shareholder's vote is important and each shareholder is urged to vote, in person or by proxy, at the Special Meeting. Furthermore, any shareholder wishing to exercise dissenters' rights should vote against the Merger and take certain additional steps. See "-- Dissenters' Rights" and "THE MERGER--Dissenters' Rights."

VOTING

         A majority of the outstanding shares of Citizens Common Stock present in person or by proxy will constitute a quorum for the transaction of business at the Special Meeting. Proxies marked to abstain from voting will be treated as shares that are present at the Special Meeting for purposes of determining the presence of a quorum for the transaction of business at the Special Meeting.

         The proposal to approve the Reorganization Agreement requires the affirmative votes of the holders of a majority ( i.e., 243) of the 485 issued and outstanding shares of Citizens Common Stock as of the Record Date. Therefore, failure to return a properly executed Proxy Appointment Sheet or to vote in person at the Special Meeting, and abstentions, will have the same effect as a vote against approval of the Reorganization Agreement.

DISSENTERS' RIGHTS

         Citizens shareholders have the right to dissent to the proposed Merger and to receive the "fair value" of their shares of Citizens Common Stock in the event the Merger is actually consummated. There are numerous steps a dissenting Citizens shareholder must take to properly "perfect" his or her statutory dissenters' rights. See "THE MERGER--Dissenters' Rights," "THE MERGER--Conditions to Consummation of the Merger" and Sections 48-23-101, et al, of the Tennessee Code Annotated, a copy of which is attached hereto as Appendix D.

RECOMMENDATION OF THE CITIZENS BOARD

         For the reasons described below, the Citizens Board has adopted and approved the Reorganization Agreement and believes that the Merger is in the best interest of Citizens and the Citizens shareholders and recommends that the Citizens shareholders vote "FOR" the approval of the Reorganization Agreement. See "THE MERGER--Background of and Reasons for the Merger."


                                   THE MERGER

         The following information describes certain aspects of the Merger. This description does not purport to be complete and is qualified in its entirety by reference to the Appendices hereto, including the Reorganization Agreement attached as Appendix A to this Prospectus/Proxy Statement and incorporated herein by reference. All shareholders are urged to read the Appendix in its entirety.

GENERAL

         The Reorganization Agreement provides for the acquisition of Citizens by UPC through the Merger of Citizens with and into Community, a wholly-owned subsidiary of UPC, with Community surviving the Merger. Simultaneously with the Merger, The Whiteville Bank, a wholly-owned subsidiary bank of Citizens, would be merged with and into First State Bank, a wholly-owned subsidiary of Community (the "Bank Merger"). As a result of the Merger and the Bank Merger, Citizens would be acquired by UPC and the main office and branch of The Whiteville Bank would become branches of First State Bank. At the Effective Time of the Merger, each share of Citizens Common Stock issued and outstanding (excluding shares held by Citizens, UPC or their respective subsidiaries, in each case other than shares held in a fiduciary capacity or in satisfaction of debts previously contracted) would be converted exclusively into, and exchanged for, 434.074 shares of UPC Common Stock, subject to possible adjustment as described in "--Adjustment of Exchange Ratio" below. Shares of Citizens Common Stock held by Citizens, UPC or their respective subsidiaries, other than those shares held in a fiduciary capacity or in satisfaction of debts previously contracted, would be canceled and retired with no consideration at the Effective Time of the Merger.

         No fractional shares of UPC Common Stock would be issued. Rather, cash (without interest) would be paid in lieu of any fractional share interest remaining after aggregating all whole and fractional shares to which any Citizens Record Holder would be entitled upon consummation of the Merger, in an amount equal to such fractional part of a share of UPC Common Stock multiplied by the closing price of the UPC Common Stock on the NYSE-Composite Transactions List (as published by The Wall Street Journal or, if not published therein, any other authoritative source selected by UPC) on the last trading day prior to the Effective Time of the Merger.

         As of the Citizens Record Date, Citizens had 485 shares of Citizens Common Stock issued and outstanding. Taking into the account the Exchange Ratio of 434.074 shares of UPC Common Stock for each share of Citizens Common Stock which will be validly issued and outstanding prior to the Effective Time of the Merger, it is anticipated that, upon consummation of the Merger, UPC would issue approximately 210,526 shares of UPC Common Stock.

ADJUSTMENT OF EXCHANGE RATIO

         The Exchange Ratio may be adjusted, in UPC's sole discretion, if Citizens effects any stock split, reverse stock split, stock dividend or similar change in the number of outstanding shares of any of its capital stock, or should there be more than 483 shares of Citizens Common Stock outstanding, prior to the Effective Time of the Merger. Any such adjustment elected by UPC must be made in good faith and be fair and reasonable in giving effect to such change in Citizens's capital account. Citizens has covenanted not to: (1) issue, sell, pledge or encumber any shares of Citizens Common Stock or any other capital stock of any of the Citizens Companies; or (2) adjust, split, combine or reclassify any capital stock of any of the Citizens Companies.

         In April, 1997, Citizens issued two additional shares of Citizens Common Stock to a former officer of The Whiteville Bank pursuant to the exercise by such former officer of an option to acquire two shares granted to him in 1988. The exercise price paid for these two shares was $3,200.00 per share. With these two shares, there are 485 shares of Citizens Common Stock outstanding as of the date of this Prospectus/Proxy Statement. As permitted by the Reorganization Agreement under the provisions discussed above, the Exchange Ratio has been adjusted to 434.074 to reflect the issuance of these two shares.

BACKGROUND OF AND REASONS FOR THE MERGER

         Background of the Merger. In June 1996, Frank T. Bass, the President and Chief Executive Officer of Citizens and the Bank and the holder of approximately 69% of the outstanding shares of Citizens Common Stock, determined after careful consideration that it would be in his and his family's long-term best interest if all of his shares of Citizens Common Stock were sold. At that point, Citizens retained its counsel to assist in obtaining offers to acquire all of the outstanding shares of Citizens Common Stock. Citizens' counsel contacted approximately two dozen financial institutions and individuals in the region, including UPC, in an effort to determine if those financial institutions or persons would be interested in making an offer to acquire Citizens. As a result of those contacts, during August 1996, Citizens received preliminary acquisition proposals from three financial institutions and one individual, including UPC. Based on the preliminary offer submitted by UPC, information related to the proposed transaction was exchanged between Citizens and UPC and negotiations ensued between them. On October 11, 1996, the Citizens Board met for the purposes of considering and acting upon a revised acquisition proposal from UPC to acquire Citizens. That revised acquisition proposal was approved by the Citizens Board. At that point, negotiations commenced regarding a definitive agreement for the transaction and, on December 5, 1996, the Citizens Board approved the Reorganization Agreement.

         Citizens' Reasons for the Merger. In reaching its decision to approve the Reorganization Agreement and the Merger, the Citizens Board consulted with its counsel, as well as with Citizens' management, and considered a number of factors, including, without limitation, the following:

         1. The Citizens Board's familiarity with and review of Citizens' business, operations, earnings, financial condition and future capital requirements;

         2. The Citizens Board's belief that the terms of the Reorganization Agreement are attractive to Citizens shareholders in that the Reorganization Agreement would allow Citizens shareholders to become shareholders in UPC, an institution which is the largest bank holding company headquartered in the area, whose stock is traded on the NYSE, and the recent earnings performance of UPC;

         3. UPC's wide range of banking products and services and its dividend payment history;

         4. The Citizens Board's belief, based upon analysis of the anticipated financial effects of the Merger, that, upon consummation of the Merger, UPC and its banking subsidiaries would be well capitalized institutions, the financial positions of which will be well in excess of all applicable regulatory capital requirements;

         5. The current and prospective economic and regulatory environment and competitive constraints facing the banking industry and financial institutions in Citizens' market area;

         6. The Citizens Board's belief that, in light of the reasons discussed above, UPC was the most attractive choice as a long term affiliation partner of the Citizens; and

         7. The expectation that the Merger will generally be a tax-free transaction to Citizens and its shareholders.

The Citizens Board did not assign any specific or relative weight to any of the factors discussed above in their considerations.

         THE CITIZENS BOARD RECOMMENDS THAT CITIZENS SHAREHOLDERS VOTE "FOR" APPROVAL OF THE REORGANIZATION AGREEMENT.

THE FAIRNESS OPINION

         Pursuant to a letter agreement dated as of October 16, 1996 (the "Southard Financial Agreement"), Citizens retained Southard Financial, a Memphis, Tennessee financial valuation consulting firm, to render its opinion as to the fairness, from a financial point of view to the holders of Citizens Common Stock of the consideration to be paid in the Merger (the "Fairness Opinion"). In connection with this engagement, Southard Financial evaluated the financial terms of the Merger, but was not asked to, and did not, recommend the specific ratio of exchange between the respective common stock of UPC and Citizens and did not assist in negotiating the Merger. The Exchange Ratio was determined by UPC and Citizens after arm's length negotiations. Citizens did not place any limitations on the scope of Southard Financial's investigation or review.

         Southard Financial provided a written Fairness Opinion and supporting documentation to the Citizens Board. The full text of the Fairness Opinion, dated June 30, 1997, which sets forth certain assumptions made, matters considered and limitations on the review performed by Southard Financial is attached to this Prospectus/Proxy Statement as Appendix C and is incorporated herein by reference. The summary of the Fairness Opinion set forth in this Prospectus/Proxy Statement is qualified in its entirety by reference to the Fairness Opinion.

         In arriving at its opinion, Southard Financial conducted interviews with officers of Citizens and reviewed the documents indicated in the Fairness Opinion. Southard Financial did not independently verify the accuracy and/or the completeness of the financial and other information reviewed in rendering its opinion. Southard Financial did not, and was not requested to, solicit third party indications of interest in acquiring any or all of the assets of Citizens.

         In connection with rendering its opinion, Southard Financial performed a variety of financial analyses which are summarized below. Southard Financial believes that its analyses must be considered as a whole and that considering only selected factors could create an incomplete view of the analyses and the process underlying the opinion. In its analyses, Southard Financial made numerous assumptions, many of which are beyond the control of Citizens and UPC. Any estimates contained in the analyses prepared by Southard Financial are not necessarily indicative of future results or values, which may vary significantly from such estimates. Estimates of value of companies do not purport to be appraisals or necessarily reflect the prices at which companies or their securities may actually be sold. None of the analyses performed by Southard Financial was assigned a greater significance than any other.

         Dividend Yield Analysis. In evaluating the impact of the proposed Merger on the shareholders of Citizens, Southard Financial reviewed the dividend paying histories of Citizens and UPC. Based upon this review, it is reasonable to expect that the shareholders of Citizens, in total, will receive dividends substantially above the level currently paid by Citizens after consummation of the Merger (defined as post-Merger combined dividend per share times the Exchange Ratio). Based upon 1996 dividend payments for UPC and Citizens and an Exchange Ratio of 434.074 shares of UPC Common Stock for each share of Citizens Common Stock, the shareholders of Citizens will see a 39 fold increase in dividends.

         Earnings Yield Analysis. In evaluating the impact of the proposed Merger on the shareholders of Citizens, Southard Financial determined that, based upon an Exchange Ratio of 434.074 shares of UPC Common Stock for each share of Citizens Common Stock, the shareholders of Citizens would realize an increase of 3.8% in their earnings per share, based upon 1996 operating earnings of UPC and Citizens. The analysis also suggests expected higher earnings yields for Citizens shareholders in subsequent years if the Merger is consummated.

         Book Value Analysis. In evaluating the impact of the proposed Merger on the shareholders of Citizens, Southard Financial determined that the shareholders of Citizens would have seen a decrease in the book value of their investment had the Merger been consummated at year-end 1996. Reported book value of Citizens at December 31, 1996 was $9,237.00 per share (assuming that 485 shares were outstanding on that date). Reported book value of UPC at December 31, 1996 was $19.55 per share. Had the Merger been consummated as of December

31, 1996, each former share of Citizens Common Stock would have had a book value of $8,486.15 (UPC year-end 1996 book value of $19.55 per share times
434.074 shares). This represents 91.9% of Citizens' book value as of December 31, 1996.

         Analysis of Alternatives. In evaluating the fairness of the proposed Merger to the shareholders of Citizens, Southard Financial reviewed with management other offers received for the acquisition or merger of Citizens. Further, Southard Financial considered recent public market merger pricing information.

         Analysis of Market Transactions. Based upon the terms of the Reorganization Agreement and the June 27, 1997 price of UPC Common Stock, Citizens shareholders would receive 225% of Citizens' March 31, 1997 book value per share and 18.5 times Citizens' reported 1996 earnings. Based upon the review conducted by Southard Financial, the pricing for Citizens in the Merger is within the range of pricing multiples seen in recent bank acquisitions.

         Fundamental Analysis. Southard Financial reviewed the financial characteristics of Citizens and UPC with respect to profitability, capital ratios, liquidity, asset quality and other factors. Southard Financial compared Citizens and UPC to a universe of publicly traded banks and bank holding companies and to peer groups as listed by the Federal Financial Institutions Examination Counsel. Southard Financial found that the post-Merger combined entity will have capital ratios and profitability ratios near those of the public peer group.

         Liquidity. Unlike Citizens Common Stock, shares of UPC Common Stock to be received in the Merger will be registered with the SEC, and UPC Common Stock is actively traded on the NYSE. Further, except in the case of officers, directors and certain large shareholders of Citizens, UPC shares received will be freely tradeable with no restrictions.

         Southard Financial is a financial valuation consulting firm, specializing in the valuation of closely-held companies and financial institutions. Since its founding in 1987, Southard Financial has provided approximately 2,000 valuation opinions for clients in 43 states. Further, Southard Financial provides valuation services for approximately 100 financial institutions annually. For rendering the Fairness Opinion, Southard Financial received a fee of $14,000 plus reasonable out of pocket expenses. Southard Financial has never been engaged previously by Citizens or UPC. Neither Southard Financial nor its principals owns an interest in the securities of Citizens or UPC.

EFFECTIVE TIME OF THE MERGER

         Subject to the conditions to the obligations of the parties to effect the Merger, the Effective Time of the Merger would occur on the date and at the time that the Articles of Merger relating to the Merger become effective with the Tennessee Secretary of State. No assurance can be provided that the necessary shareholder and regulatory approvals can be obtained or that other conditions precedent to the Merger can or would be satisfied. Citizens and UPC anticipate that all conditions to consummation of the Merger would be satisfied so that the Merger can be consummated during the fourth quarter of 1997. However, delays in the consummation of the Merger could occur. See "--Conditions to Consummation of the Merger."

         The Board of Directors of either Citizens or UPC generally may terminate the Reorganization Agreement if the Merger is not consummated by December 31, 1997, unless the failure to consummate by that date is the result of a willful breach of the Reorganization Agreement by the party seeking termination. See "--Waiver, Amendment and Termination."

EXCHANGE OF CERTIFICATES

         Promptly after the Effective Time of the Merger, UPC and Citizens would cause the Exchange Agent, to mail to the each Citizens Record Holder a letter of transmittal, together with instructions for the exchange of the Citizens Certificates previously representing shares of Citizens Common Stock for certificates representing shares of UPC Common Stock.

         CITIZENS SHAREHOLDERS SHOULD NOT SEND IN THEIR CITIZENS CERTIFICATES UNTIL THEY RECEIVE THE LETTER OF TRANSMITTAL AND INSTRUCTIONS FROM THE EXCHANGE AGENT.

         Upon surrender to the Exchange Agent of Citizens Certificates, together with a properly completed letter of transmittal, there would be issued and mailed to each Citizens Record Holder who properly surrenders such items a certificate or certificates representing the whole number of shares of UPC Common Stock, after aggregation of all whole and fractional shares, to which such Citizens Record Holder is entitled, if any, and a check for the amount to be paid in lieu of any remaining fractional share (without interest), together with all undelivered dividends or distributions in respect of such shares (without interest thereon). Whenever a dividend or other distribution is declared by UPC on the UPC Common Stock, the record date for which is at or after the Effective Time of the Merger, the declaration would include dividends or other distributions on all shares of UPC Common Stock issuable pursuant to the Reorganization Agreement; however, beginning 30 days after the Effective Time of the Merger no dividend or other distribution payable after the Effective Time of the Merger to the holders of UPC Common Stock would be paid to any Citizens Record Holder with respect to any Citizens Common Stock Certificate which has not yet been surrendered until such Certificate is surrendered in accordance with the Exchange Agent's instructions. Upon surrender of such Citizens Common Stock Certificate, however, the UPC Common Stock certificate, together with all undelivered dividends or other distributions (without interest), and any undelivered cash payments to be paid in lieu of fractional shares (without interest), would be delivered and paid with respect to each share represented by such certificate.

         After the Effective Time of the Merger, no transfers of shares of Citizens Common Stock would be recognized on Citizens' stock transfer books.

CONDITIONS TO CONSUMMATION OF THE MERGER

         The respective obligations of UPC and Citizens to effect the Merger are subject to the satisfaction, or waiver by the party entitled to the benefits thereof, of various conditions prior to the Effective Time of the Merger, including: (i) the approval of the Reorganization Agreement by the shareholders of Citizens; (ii) the receipt of all regulatory approvals required for consummation of the Merger; (iii) receipt of all consents required for consummation of the Merger or for the preventing of any default under any contract or permit which, if not obtained or made, is reasonably likely to have, individually or in the aggregate, a material adverse effect on UPC or Citizens; (iv) the absence of any law, order or other action of any court or governmental or regulatory authority of competent jurisdiction which prohibits, restricts or makes illegal the consummation of the Merger; (v) the effectiveness of the Registration Statement and the receipt of all necessary Commission and state approvals relating to the issuance or trading of the shares of UPC Common Stock issuable pursuant to the Merger; (vi) the approval of the shares of UPC Common Stock issuable pursuant to the Merger for listing on the NYSE, subject to official notice of issuance; (vii) the receipt of a letter from Price Waterhouse LLP addressed to UPC, dated as of the Effective Time of the Merger, to the effect the Merger would qualify for pooling of interests accounting treatment; and (viii) the receipt of a favorable opinion of Wyatt, Tarrant & Combs as to the tax-free nature (except for cash received in lieu of fractional shares) of the Merger. See "THE SPECIAL MEETING," "--Regulatory Approvals," "--Certain Federal Income Tax Consequences of the Merger," "--Accounting Treatment" and "--Waiver, Amendment and Termination."

         The obligations of UPC to effect the Merger are further subject to the satisfaction, or waiver by UPC, of various conditions prior to the Effective Time of the Merger, including: (i) the accuracy, as of the date of the Reorganization Agreement and as of the Effective Time of the Merger, of the representations and warranties of Citizens as set forth in the Reorganization Agreement; (ii) the performance of all agreements and the compliance with all covenants of Citizens as set forth in the Reorganization Agreement; (iii) the receipt of various certificates from the officers of Citizens; (iv) the receipt by UPC from each affiliate of Citizens of a written letter providing that, except as contemplated by the Reorganization Agreement or in compliance with applicable provisions of the Securities Act, such affiliate will not sell, pledge, transfer or otherwise dispose of the shares of Citizens Common Stock held, or the shares UPC Common Stock to be received upon consummation of the Merger, by such affiliate; (v) the receipt from Citizens of an opinion of counsel that Citizens is duly organized, validly existing and in good standing under the laws of Tennessee and that Citizens has valid authority to enter and perform the requirements of the Reorganization Agreement; (vi) the compliance by Citizens, at the time of the closing of the Merger, with certain financial covenants, including one requiring it to maintain total deposits of at least $50 million; and (vii) the execution by Frank T. Bass, as President and Chief Executive Officer of Citizens, and the use of the best efforts of Citizens to cause the execution by each other member of the Citizens Board and each chairman of the board, president or chief executive officer of The Whiteville Bank, of a non-compete agreement with UPC, Citizens and The Whiteville Bank. See "--Representations and Warranties," "--Resales of UPC Common Stock," "--Employee Benefit Plans" and "--Waiver, Amendment and Termination."

          The obligations of Citizens to effect the Merger are further subject to the satisfaction, or waiver by Citizens, of various conditions prior to the Effective Time of the Merger, including: (i) the accuracy, as of the date of the Reorganization Agreement and as of the Effective Time of the Merger, of the representations and warranties of UPC as set forth in the Reorganization Agreement; (ii) the performance of all agreements and the compliance with all covenants of UPC as set forth in the Reorganization Agreement; (iii) the receipt of various certificates from the officers of UPC; (iv) the receipt from UPC of an opinion of counsel that UPC is duly organized, validly existing and in good standing under the laws of Tennessee and that UPC has valid authority to enter and perform the requirements of the Reorganization Agreement; and (v) the receipt of the Fairness Opinion from Southard Financial. See "--Representations and Warranties," "Employee Benefit Plans" and "--Waiver, Amendment and Termination."

         No assurance can be provided as to when or if all of the conditions precedent to the Merger can or would be satisfied or lawfully waived by the party permitted to do so. In the event the Merger should not be effected on or before December 31, 1997, the Reorganization Agreement may be terminated and the Merger abandoned by either the Citizens Board or the UPC Board. See "--Waiver, Amendment, and Termination."

REPRESENTATIONS AND WARRANTIES

         UPC and Citizens have made certain representations and warranties to each other in the Reorganization Agreement relating to, among other things, their respective organization, standing and authority; their respective authority to execute and deliver the Reorganization Agreement and to consummate the transactions contemplated thereby and the absence of any breaches as a result thereto; capital stock; filings with the Commission and financial statements; the absence of any undisclosed liabilities or certain changes or events; compliance with laws; legal proceedings; reports; the truth and accuracy of various statements; and certain accounting, tax and regulatory matters. Citizens has made additional representations and warranties in the Reorganization Agreement with respect to its subsidiaries; its financial statements; certain tax matters; the adequacy of its allowance for possible loan losses; its assets; its intellectual property rights; certain environmental matters; labor relations; employee benefit plans; material contracts; the applicability of various state takeover laws; compliance with provisions of Citizens' Charter; and the effectiveness of its charter documents.

REGULATORY APPROVALS

         The Merger requires the prior approval of the Federal Reserve pursuant to Section 3 of the Bank Holding Company Act (the "BHC Act"). In evaluating the Merger, the Federal Reserve must consider, among other factors, the financial and managerial resources and future prospects of the institutions and the convenience and needs of the communities to be served. The relevant statutes prohibit the Federal Reserve from approving the Merger if: (i) it would result in a monopoly or be in furtherance of any combination or conspiracy to monopolize or attempt to monopolize the business of banking in any part of the United States; or (ii) its effect in any section of the country may be to substantially lessen competition or to tend to create a monopoly, or if it would be a restraint of trade in any other manner, unless the Federal Reserve should find that any anticompetitive effects are outweighed clearly by the public interest and the probable effect of the transaction in meeting the convenience and needs of the communities to be served. The Merger may not be consummated until the 15th day following the date of the Federal Reserve approval, during which time the United States Department of Justice would be afforded the opportunity to challenge the transaction on antitrust grounds.
The commencement of any antitrust action would stay the effectiveness of the approval of the agencies, unless a court of competent jurisdiction should specifically order otherwise. Because, as discussed below, UPC has filed an application with the FDIC, and submitted a copy thereof to the TDFI, for their respective approval and review and approval of the proposed Bank Merger, UPC has requested that the Federal Reserve waive the requirement that UPC file an application for prior approval to acquire Citizens. The Federal Reserve agreed by letter dated April 10, 1997 to waive the application requirement and approved the Merger contingent upon UPC's receipt of the FDIC approval of the Bank Merger.

         The Bank Merger is subject to approval by the FDIC under the Bank Merger Act, and is subject to review and approval by the TDFI under Tennessee banking law. An application was filed with the FDIC, and a copy thereof was submitted to the TDFI, on February 27, 1997 for their respective review and approvals of the Bank Merger. FDIC approval was received by UPC on April 10, 1997, and is valid until October 10, 1997, unless extended.

         RECEIPT OF REGULATORY APPROVAL FROM THE FDIC OR ANY OTHER GOVERNMENTAL AGENCY IS NOT, AND SHOULD NOT BE CONSIDERED AS, A RECOMMENDATION BY THE FDIC OR ANY OTHER GOVERNMENTAL AGENCY FOR APPROVAL OF THE MERGER BY CITIZENS SHAREHOLDERS.

WAIVER, AMENDMENT AND TERMINATION

         To the extent permitted by applicable law, Citizens and UPC, with the approval of their respective Boards of Directors, may amend the Reorganization Agreement by a written agreement at any time before or after approval of the Reorganization Agreement by the Citizens shareholders; provided, however, that after the Special Meeting, no amendment may in any material respect modify the Consideration. Furthermore, UPC would have the unilateral right to revise the structure of the Merger in order to achieve tax benefits or for any other reason which UPC may deem advisable; provided, however, that UPC may not, without the approval of the Citizens Board, make any revision to the structure of the Merger which would: (i) change the amount of the Consideration; (ii) change the intended tax-free effect of the Merger to UPC, Community, Citizens or any Citizens Record Holder; (iii) would permit UPC to pay the Consideration other than by delivery of shares of UPC Common Stock registered with the Commission.

         In addition, prior to or at the Effective Time of the Merger, either Citizens or UPC, or both, acting through their respective Boards of Directors, chief executive officers or other authorized officers, may: (i) waive any default in the performance of any term of the Reorganization Agreement by the other party; (ii) waive or extend the time for the compliance or fulfillment by the other party of any and all of its obligations under the Reorganization Agreement; and (iii) waive any or all of the conditions precedent to the obligations of the other party under the Reorganization Agreement except any condition that, if not satisfied, would result in the violation of any applicable law or governmental regulation. No such waiver would be effective unless in a writing executed by a duly authorized officer of Citizens or UPC, as the case may be.

         The Reorganization Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time of the Merger: (i) by the mutual consent of the Boards of Directors of Citizens and UPC; or (ii) by the Board of Directors of Citizens or UPC (provided, in the case of (a), (b) and (e) below only, that the terminating party is not then in breach of any representation or warranty contained in the Reorganization Agreement under the applicable standards set forth in the Reorganization Agreement or in material breach of any covenant or other agreement contained in the Reorganization Agreement) (a) in the event of any inaccuracy of any representation or warranty of the other party contained in the Reorganization Agreement which cannot be, or has not been, cured within 30 days after giving written notice to the breaching party of such inaccuracy and which inaccuracy would provide the terminating party the ability to refuse to consummate the Merger under the applicable standards set forth in the Reorganization Agreement, (b) in the event of a material breach by the other party of any covenant or agreement contained in the Reorganization Agreement which cannot be, or has not been, cured within 30 days after the giving of written notice to the breaching party of such breach, (c) if any approval of any regulatory authority required for consummation of the Merger and the other transactions contemplated by the Reorganization Agreement has been denied by final nonappealable action, or if any action taken by such authority is not appealed within the time limit for appeal or the shareholders of Citizens fail to approve the Reorganization Agreement, (d) if the Merger is not consummated by December 31, 1997, provided that the failure to consummate is not due to a willful breach by the party electing to terminate, or (e) if any of the conditions precedent to the obligations of such party to consummate the Merger cannot be satisfied or fulfilled by December 31, 1997. See "--Representations and Warranties."

         If the Merger should be terminated as described above, the Reorganization Agreement would become void and have no effect, except that certain provisions thereof, including those relating to the obligations to share certain expenses, to maintain the confidentiality of certain information obtained and with respect to the return of all documents obtained from the other party under the Reorganization Agreement, would survive. In addition, termination of the Reorganization Agreement would not relieve any breaching party from liability for any uncured willful breach of a representation, warranty, covenant or agreement giving rise to such termination, unless the termination is the result of failure to obtain required regulatory approvals, failure to obtain the approval of the Citizens shareholders or failure to consummate the Merger by December 31, 1997. Finally, the provision in the Reorganization Agreement relating to limitations on Citizens' ability to enter a letter of intent or agreement with a third party regarding an Acquisition Proposal would be governed by its own terms as to its termination. See "--The Stock Option Agreement."

DISSENTERS' RIGHTS

         Citizens shareholders have the right to dissent from the Merger and obtain in cash the fair value of their shares of Citizens Common Stock.

         In order to perfect dissenters' rights with respect to the Merger, a Citizens shareholder must: (i) deliver to Citizens, before the vote is taken, written notice of his or her intent to demand payment for his or her shares of Citizens Common Stock if the Merger is consummated; and 2) not vote his or her shares of Citizens Common Stock in favor of the Reorganization Agreement. Subsequent to shareholder approval of the Reorganization Agreement, UPC would be required under Tennessee law to send to each Citizens shareholder who has perfected dissenters' rights in accordance with the steps disclosed above, written notice setting forth instructions for receipt of payment for their shares. Upon receipt of such notice, dissenting Citizens shareholders would become entitled to receive payment for their shares of Citizens Common Stock when they: (i) demand payment; (ii) certify that they received their shares prior to the date of the first public announcement of UPC's and Citizens' intention to merge; and (iii) deposit with UPC certificates representing their shares of Citizens Common Stock in accordance with the instructions set forth in the notice. A copy of Sections 48-23-101, et al, of the Tennessee Act is attached to this Prospectus/Proxy Statement as Appendix D.

CONDUCT OF BUSINESS PENDING THE MERGER

         Pursuant to the Reorganization Agreement, Citizens has agreed that unless the prior written consent of UPC has been obtained, and except as otherwise expressly contemplated in the Reorganization Agreement, Citizens would, among other things: (i) operate its business only in the usual, regular and ordinary course; and (ii) not undertake any action which would materially adversely affect the ability of any party to perform their respective covenants and agreements under the Reorganization Agreement.

         In addition, Citizens has agreed that, prior to the earlier of the Effective Time of the Merger or termination of the Reorganization Agreement, it would not, except with the prior written consent of UPC or as specifically permitted by the Reorganization Agreement, agree or commit to undertake certain actions, including, but not limited to, any of the following: (i) amend its Charter (the "Citizens Charter") or Bylaws (the "Citizens Bylaws"); (ii) repurchase, redeem or otherwise acquire or exchange any shares, or any securities convertible into any shares, of the capital stock of any Citizens Company; (iii) declare or pay any dividend or make any other distribution in respect of any Citizens capital stock, with the exception of its regular cash dividend of $12.00 per share, the declaration of which shall be consistent with past practices; or (iv) except pursuant to the Reorganization Agreement, issue, sell, pledge, encumber or authorize the issuance of, or otherwise permit to become outstanding, any additional shares of Citizens Common Stock or any other capital stock of any Citizens Company, or any stock appreciation rights, or any option, warrant, conversion, or other right to acquire any such stock or any security convertible into any such stock.

LIMITATION ON NEGOTIATIONS

         The Reorganization Agreement provides that the Citizens Companies shall not solicit or knowingly encourage any Acquisition Proposal by any person. Furthermore, except to the extent necessary to comply with the fiduciary duties of the Citizens Board, as advised by legal counsel, the Citizens Companies are prohibited from furnishing any non-public information that it is not legally obligated to furnish, negotiating with respect to or entering into any agreement with respect to, any Acquisition Proposal.
Citizens must promptly notify UPC immediately following receipt of any Acquisition Proposal. As protection against possible violation of this limitation, Citizens has agreed to pay to UPC the sum of $750,000 in immediately available funds in the event and at the time that Citizens enters into a letter of intent or agreement with respect to an Acquisition Proposal or supports or indicates an intent to support an Acquisition Proposal other than pursuant to the Reorganization Agreement. The limitation would remain in effect until December 31, 1997 or, if earlier, such time as the Reorganization Agreement shall have been terminated: (i) by the mutual consent of the Boards of Directors of Citizens and UPC; or (ii) by Citizens (a) in the event of any inaccuracy of any representation or warranty of the other party contained in the Reorganization Agreement which cannot be, or has not been, cured within 30 days after giving written notice to the breaching party of such inaccuracy and which inaccuracy would provide the terminating party the ability to refuse to consummate the Merger under the applicable standards set forth in the Reorganization Agreement, (b) if any approval of any regulatory authority required for consummation of the Merger and the other transactions contemplated by the Reorganization Agreement has been denied by final nonappealable action, or if any action taken by such authority is not appealed within the time limit for appeal, (c) if any of the conditions precedent to the obligations of such party to consummate the Merger cannot be satisfied or fulfilled by December 31, 1997, other than conditions precedent to the obligations of both Citizens and UPC, or (d) with certain exceptions, in the event of a material breach by the other party of any covenant or agreement contained in the Reorganization Agreement which cannot be, or has not been, cured within 30 days after the giving of written notice to the breaching party of such breach. See "--Conditions to Consummation of the Merger" and "--Waiver, Amendment and Termination." These provisions may have the effect of discouraging competing offers to acquire or merge with Citizens.

MANAGEMENT AFTER THE MERGER

         The Reorganization Agreement provides that Community's directors and officers in place immediately prior to the Effective Time of the Merger would continue to be the directors and officers of Community after the Effective Time of the Merger until such directors or officers are replaced in accordance with Community's charter and bylaws. The current directors and officers of Community are employees of UPC.

         Simultaneously with the Merger, The Whiteville Bank will be merged into First State Bank, with First State Bank surviving this Bank Merger, and the main office and the branch of The Whiteville Bank will become branches of First State Bank. Following the time of such Bank Merger, the name of First State Bank, as the survivor of the Bank Merger, will be changed to Union Planters Bank of Southwest Tennessee. In addition, the directors and executive officers of First State Bank immediately prior to the effective time of the Bank Merger would continue to be the directors and executive officers of Union Planters Bank of Southwest Tennessee after the effective time of the Bank Merger.

EMPLOYEE BENEFIT PLANS

         Following the Effective Time of the Merger, UPC would be obligated under the Reorganization Agreement to provide to officers and employees of the Citizens Companies employee benefits under employee benefit and welfare plans on terms and conditions which, when taken as a whole, are substantially similar to those currently provided by the UPC Companies to their similarly situated officers and employees. For purposes of participation in (but not for vesting or benefit accrual under) any such UPC employee benefit plan, the service of the employees of the Citizens Companies prior to the Effective Time of the Merger would be treated as service with a UPC Company participating in such employee benefit plan. To the extent permitted by Citizens' profit sharing plan or applicable law, as soon as reasonably practical after consummation of the Merger, Citizens' profit sharing plan will be terminated and distributions will be made in accordance with the requirements of such plan.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

         Certain members of the Citizens Management Group have interests in the Merger that would be in addition to any interests they may have as shareholders of Citizens generally. These interests are set forth in provisions in the Reorganization Agreement relating to non- compete agreements, as described below, and the obligations of Mr. Frank Bass and Ms Peggy Campbell to accept termination of their respective deferred compensation arrangements provided by Citizens at or prior to the Closing for $25,000 and $15,000, respectively, against full and complete releases with respect to such terminations.

         Prior to the closing and as a condition thereto, Frank T. Bass, President and Chief Executive Officer of Citizens, would be required under the Reorganization Agreement to execute, and Citizens would be required to use its best efforts to cause all the members of the Boards of Directors of Citizens and of The Whiteville Bank to execute, non-compete agreements with UPC and Community providing that, for a term of three years from the date of the closing, such persons would be prohibited from, among other things, becoming involved in any way in the formation or organization of a new financial institution in Hardeman County, Tennessee. The members of the Boards of Directors of Citizens and of The Whiteville Bank would not receive any additional consideration in exchange for their execution of the non-compete agreements.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

         The parties to the Merger have not and do not intend to seek a ruling from the IRS as to the federal income tax consequences of the Merger. Instead, UPC and Citizens have obtained the opinion of Wyatt, Tarrant & Combs (counsel to UPC) (the "Tax Opinion") as to certain of the expected federal income tax consequences of the Merger, a copy of which is attached as an exhibit to the Registration Statement.

         The Tax Opinion does not address, among other matters: (i) state, local, foreign or other federal tax consequences of the Merger not specifically addressed therein; (ii) federal income tax consequences to shareholders of Citizens subject to special rules under the Code, such as foreign persons, tax-exempt organizations, insurance companies, financial institutions, dealers in stocks and securities, and person who do not own such stock as a capital asset; (iii) federal income tax consequences affecting shares of Citizens stock acquired upon exercise of stock options, stock purchase plan rights or otherwise as compensation; and (iv) the tax consequences to holders of warrants, options or other rights to acquire shares of such stock.

         Subject to the conditions, qualifications, representations and assumptions contained herein, and in the Tax Opinion, counsel has opined that:

         1. The acquisition by Community of substantially all of the assets of Citizens in exchange for shares of UPC Common Stock and the assumption of liabilities of Citizens pursuant to the Merger will constitute a reorganization within the meaning of Sections 368(a)(1)(A) and 368(a)(2)(D) of the Code.

         2. Citizens, UPC and Community will each be "a party to a reorganization" within the meaning of Section 368(b) of the Code.

         3. No gain or loss will be recognized by Citizens as a result of the Merger (except for the inclusion in income of the amount of the bad-debt reserve maintained by Citizens and any other amounts resulting from any required change in accounting methods and any income and deferred gain recognized pursuant to Treasury Regulations issued under Section 1502).

         4. No gain or loss will be recognized by Community or UPC as a result of the Merger (except for the inclusion in income of the amount of the bad-debt reserve maintained by Citizens and any other amounts resulting from any required change in accounting methods and any income and deferred gain recognized pursuant to Treasury Regulations issued under Section 1502).

         5. The tax basis of the assets received by Community will be the same as the tax basis of such assets of Citizens immediately prior to the Merger.

         6. The holding period of the assets of Citizens received by Community will in each instance include the period for which such assets were held by Citizens.

         7. No gain or loss will be recognized by the shareholders of Citizens as a result of the exchange of Citizens Common Stock for UPC Common Stock pursuant to the Merger, except that a gain or loss will be recognized on the receipt of any cash in lieu of a fractional share. Assuming that the Citizens Common Stock is a capital asset in the hands of the respective Citizens shareholders, any gain or loss recognized as a result of the receipt of cash in lieu of a fractional share will be a capital gain or loss equal to the difference between the cash received and that portion of the holder's tax basis in the Citizens Common Stock allocable to the fractional share.

         8. The tax basis of UPC Common Stock to be received by the shareholders of Citizens will be the same as the tax basis of the Citizens Common Stock surrendered in exchange therefor (reduced by any amount allocable to a fractional share interest for which cash is received).

         9. The holding period of the UPC Common Stock to be received by shareholders of Citizens will include the holding period of the Citizens Common Stock surrendered in exchange therefor, provided the Citizens shares were held as a capital asset by the shareholders of Citizens on the date of the exchange.

         10. A shareholder of Citizens who perfects his dissenter's rights and who receives payment of the fair market value of his shares of Citizens Common Stock will be treated as having received such payment in redemption of such stock. Such redemption will be subject to the conditions and limitations of Section 302 of the Code.

         The Tax Opinion is based on the Code, the Treasury Regulations promulgated thereunder, judicial decisions and administrative pronouncements of the Internal Revenue Service (the "IRS"), all existing and in effect on the date of this Registration Statement and all of which are subject to change at any time, possibly retroactively. Any such change could have a material impact on the conclusions reached in the Tax Opinion. The Tax Opinion represents only such counsel's best judgment as to the expected federal income tax consequences of the Merger and is not binding on the IRS or the courts. The IRS may challenge the conclusions stated therein and shareholders of Citizens may incur the cost and expense of defending positions taken by them with respect to the Merger. A successful challenge by the IRS could have material adverse consequences to the parties to the Merger, including shareholders of Citizens and UPC.

         In rendering the Tax Opinion, counsel has relied, as to factual matters, solely on the continuing accuracy of (i) the description of the facts relating to the Merger contained in the Merger Agreement and Registration Statement, (ii) the factual representations and warranties contained in the Reorganization Agreement and this Registration Statement and related documents and agreements, and (iii) certain factual matters addressed by representations made by certain executive officers of Citizens and UPC, as further described in the Tax Opinion and Exhibits thereunder. Events occurring after the date of the Tax Opinion could alter the facts upon which the Tax Opinion is based, in which event the conclusions reached therein and in this summary could be materially impacted.

         ACCORDINGLY, FOR ALL OF THE ABOVE REASONS, SHAREHOLDERS OF CITIZENS AND UPC ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE MERGER, INCLUDING THE APPLICABILITY AND EFFECT OF FEDERAL, STATE, LOCAL AND OTHER TAX LAWS.

ACCOUNTING TREATMENT

         Consummation of the Merger is conditioned upon the eligibility of the Merger to be accounted for as a pooling of interests. Under the pooling of interests method of accounting, the recorded amounts of the assets and liabilities of Citizens would be carried forward at their previously recorded amounts. Only the current year UPC financial information will be restated as though Citizens had been combined at the beginning of the year, due to the insignificance of Citizens.

         In order for the Merger to qualify for pooling of interests accounting treatment, substantially all (90% or more) of the outstanding Citizens Common Stock must be exchanged for UPC Common Stock with substantially similar terms. There are certain other criteria that must be satisfied in order for the Merger to qualify for pooling of interests accounting treatment.

         For information concerning certain conditions to be imposed on the exchange of Citizens Common Stock for UPC Common Stock in the Merger by persons deemed to be "affiliates" of Citizens and certain restrictions to be imposed on the transferability of the UPC Common Stock received by those affiliates in the Merger in order, among other things, to ensure the availability of pooling of interests accounting treatment, see "--Resales of UPC Common Stock."

EXPENSES AND FEES

         The Reorganization Agreement provides, in general, that each of the parties would bear and pay all direct costs and expenses incurred by it or on its behalf in connection with the transactions contemplated by the Reorganization Agreement, including fees and expenses of its own financial or other consultants, investment bankers, accountants and counsel, except that each of UPC and Citizens would bear and pay the filing fees and printing costs incurred in connection with the Registration Statement and this Prospectus/Proxy Statement based on the relative asset sizes of the parties at December 31, 1995.

RESALES OF UPC COMMON STOCK

         Shares of UPC Common Stock to be issued to Citizens Record Holders in connection with the Merger would be registered under the Securities Act. All shares of UPC Common Stock received by Citizens Record Holders upon consummation of the Merger would be freely transferable by those shareholders of Citizens and UPC who are not deemed to be "Affiliates" of Citizens or UPC. "Affiliates" generally are defined as persons or entities who control, are controlled by or are under common control with Citizens or UPC (including, generally, executive officers and directors).

         Rules 144 and 145 promulgated by the Commission under the Securities Act restrict the sale of UPC Common Stock received in the Merger by Affiliates and certain of their family members and related interests. Generally speaking, prior to the first anniversary of the Effective Time of the Merger, Affiliates of Citizens may resell publicly the UPC Common Stock received by them in the Merger within certain limitations as to the amount of UPC Common Stock sold in any three-month period and as to the manner of sale. After the one year anniversary of the Effective Time of the Merger, such Affiliates of Citizens who do not otherwise qualify as Affiliates of UPC may resell their shares without restriction. The ability of Affiliates to resell shares of UPC Common Stock received in the Merger under Rule 144 or 145 as summarized herein generally would be subject to UPC's having satisfied its Exchange Act reporting requirements for specified periods prior to the time of sale. Affiliates would receive additional information regarding the effect of Rules 144 and 145 on their ability to resell UPC Common Stock received in the Merger. Affiliates also would be permitted to resell UPC Common Stock received in the Merger pursuant to an effective registration statement under the Securities Act or an available exemption from the Securities Act registration requirements. This Prospectus/Proxy Statement does not cover any resales of UPC Common Stock received by persons who may be deemed to be Affiliates of Citizens.

         Citizens has agreed to use its reasonable efforts to cause each person who may be deemed to be an Affiliate of Citizens to execute and deliver to UPC not later than 30 days prior to the Effective Time of the Merger, a written agreement (each, an "Affiliate Agreement") providing that such Affiliate will not sell, pledge, transfer or otherwise dispose of the shares of Citizens Common Stock held by such Affiliate (except as contemplated by such Affiliate Agreement or by the Reorganization Agreement) or any shares of UPC Common Stock obtained by such Affiliate as a result of the Merger (i) except in compliance with the Securities Act and the rules and regulations of the Commission thereunder and (ii) in any case, until such time as financial results covering at least 30 days of combined operations of UPC and Citizens shall have been published. Consummation of the Merger is conditioned upon the receipt by UPC from each Affiliate of Citizens of executed Affiliate Agreements. The stock certificates representing UPC Common Stock issued in the Merger to persons who qualify as Affiliates of Citizens will bear a legend summarizing the foregoing restrictions. See "--Conditions to Consummation of the Merger."

                              BUSINESS OF CITIZENS

GENERAL

         Citizens was incorporated under the laws of Tennessee on September 20, 1984 and is a registered bank holding company under the Bank Holding Company Act of 1956, as amended. Citizens' principal office is in Whiteville, Tennessee. Citizens engages in the banking business through its wholly-owned subsidiary, The Whiteville Bank. As of March 31, 1997, Citizens' consolidated assets were equal to $61.6 million.

         The Whiteville Bank is located in Whiteville, Tennessee and operates one branch office in Bolivar, Tennessee. As of March 31, 1997, The Whiteville Bank had total assets of approximately $61.3 million and deposits of approximately $56.1 million.

         The Whiteville Bank provides a wide range of retail banking services, including: checking and savings accounts; certificates of deposits; individual retirement accounts; commercial, real estate, consumer and agricultural loans; and safe deposit boxes. There is no individual customer or group of customers the loss of which will have a material adverse effect on the operations of the bank. No significant portion of The Whiteville Bank's loans is concentrated within a single industry or group of related industries.

         Properties. The Whiteville Bank operates in two locations: one in Whiteville, Tennessee at 144 East Main Street and one in Bolivar, Tennessee at 201 West Market Street. Both of the properties from which The Whiteville Bank operates are owned by The Whiteville Bank.

         Employees. The Whiteville Bank had 29 full-time equivalent employees as of March 31, 1997. Citizens has no employees that are not otherwise employed by The Whiteville Bank.

         Competitive Conditions. Citizens and The Whiteville Bank compete in Hardeman County, Tennessee and, within Hardeman County, particularly in the communities of Whiteville and Bolivar. For deposits and loans, The Whiteville Bank competes with other banks, savings institutions, credit unions, finance companies, mortgage companies, insurance companies, governmental agencies and other financial institutions, some of which are not subject to the same degree of regulation and restriction as Citizens and The Whiteville Bank and many of which have financial resources greater than those of Citizens and The Whiteville Bank.

         Legal Proceedings. Citizens is not a party to any legal proceedings or other litigation. The Whiteville Bank is a party to certain legal proceedings and litigation that have arisen in the ordinary course of its business, and these proceedings are not expected to have a material impact on the Whiteville Bank's operations or financial condition.


  MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
                             OPERATION OF CITIZENS

         The discussion presented below analyzes major factors and trends regarding the financial condition and results of Citizens' operations for the three months ended March 31, 1997 and 1996 and for the years ended December 31, 1996 and 1995. For a complete understanding of this discussion, reference should be made to Citizens' financial statements and the related notes included as Appendix B with this Proxy Statement/Prospectus.

GENERAL

         Citizens, through its wholly-owned subsidiary, The Whiteville Bank, conducts a commercial banking business which consists of attracting deposits from the general public and applying those funds to the origination of commercial, consumer and real estate loans (including commercial loans secured by real estate). Citizens' profitability depends upon net interest income, which is the difference between interest income generated from interest-earning assets (such as loans and investments) less the interest expenses incurred on interest-bearing liabilities (such as customer deposits and other borrowed funds). Net interest income is affected by the relative amounts of interest-earning assets and interest-bearing liabilities, and the interest rates earned and paid on these balances. Net interest income is dependent upon Citizens' interest rate spread, which is the difference between the average yield earned on its interest-earning assets and the average rate paid on its interest-bearing liabilities. When the interest-earning assets approximate or exceed interest-bearing liabilities, any positive interest rate spread will generate net interest income. The interest rate spread is impacted by interest rates, deposit flows and loan demand. Additionally, Citizens' profitability is affected by such factors as the level of non-interest income and expenses, the provision for loan losses and the effective tax rate paid by Citizens on its income. Non-interest income consists primarily of loan fees and other fees and income from various deposit account products and services offered to Citizens' customers. Non-interest expense consists of compensation and benefits, occupancy related expenses, deposit insurance premiums paid to the FDIC, and other expenses.

RESULTS OF OPERATIONS

         Net Income.

         Net income was $161,171 ($333.69 per share) for the three months ended March 31, 1997 compared with net income of $144,405 ($298.98 per share) for the three months ended March 31, 1996, an increase of $16,766 or 11.6%. The primary factor contributing to the increase in net income for the three months in 1997 compared with 1996 was the growth in Citizens' loan portfolio.

         Net income was $550,694 for 1996 ($1,140.15 per share) compared with net income of $469,829 for 1995 ($927.73 per share). The $80,865 increase in net income for 1996 was attributable to an increase in net interest income resulting from growth in Citizens' loan portfolio and investment portfolio and an increase in service fee income from products and services offered by Citizens.

         Net Interest Income.

         Net interest income was $541,064 for the first three months of 1997, an increase of $42,578 or 8.5% compared with the first three months of 1996, resulting principally from an increase in Citizens' level of interest-earning assets. The increase in Citizens' interest earning assets was offset to some extent by an increase in interest-bearing liabilities in 1997 compared to 1996.

         Net interest income was $2,116,594 for 1996, an increase of $229,298 or 12.1% compared with net interest income of $1,887,296 for 1995. The increase in net interest income was the result of an increase in Citizens' interest earning assets, particularly its loan and investment portfolios.

         Provision for Loan Losses.

         The amount of the provision for loan losses is based on periodic evaluations of the loan portfolio, with particular attention directed toward non-performing and other potential problem loans. During these evaluations, consideration is given to such factors as management's evaluation of specific loans, the level and composition of non-performing loans, historical loss experience, results of examinations by regulatory agencies, the market value of collateral, the strength and availability of guaranties, concentrations of credit, and other judgmental factors.

         Citizens recorded a $40,000 provision for loan losses during the three months ended March 31, 1997 compared with a provision of $35,173 during the first three months of 1996. Citizens' ratio of net charge-offs to average loans improved during the first three months of 1997, and additional amounts were provided to compensate for ongoing growth in the loan portfolio in order to maintain the allowance for loan losses at a level deemed by management to be adequate.

         The 1996 provision for loan losses of $95,174 compared with $37,000 in 1995. The increase in the 1996 provision occurred as a result of the 12.8% growth in the loan portfolio and to bring the allowance up to a level deemed adequate by management for loan charge-offs in 1995 and 1996.

         Non-Interest Income.

         Non-interest income is generated primarily from fees associated with non-interest and interest bearing deposit accounts and through loan fees. Non-interest income for the first three months of 1997 was $90,687, an increase of $10,179 or 12.6% compared with non-interest income of $80,508 for the first three months for 1995. Non-interest income increased from 1996 to 1995 primarily as a result of obtaining higher fee income from Citizens' non-interest and interest bearing accounts.

         Non-Interest Expense.

         Non-interest expense (excluding income taxes paid) was $333,707 for the first three months of 1997, an increase of $11,636 or 3.6% compared with non-interest expense (excluding income taxes paid) of $322,071 for the first three months of 1996. The increase in non- interest expense is primarily due to additional personnel expenses generated by Citizens.

         Non-interest expense (excluding income taxes paid) was $1,440,837 for 1996, an increase of $79,890 or 5.9% compared with non-interest expense of $1,360,947 for 1995 (excluding income taxes paid). In 1996, Citizens experienced increased personnel-related expenses along with slightly increased occupancy expenses.

ANALYSIS OF FINANCIAL CONDITION

         Loans and Asset Quality.

         Citizens' loans are diversified by borrower and industry groups. Loan growth has occurred each year over the past two years and can be attributed to increased loan demand from improving economic conditions. As of March 31, 1997, Citizens' loan portfolio consisted of loans totalling $36,929,749 as compared to loans totalling $36,053,876 as of December 31, 1996 and $31,950,385 as of December 31, 1995.

         Non-performing loans.

         Citizens' financial statements are prepared on the accrual basis of accounting, including the recognition of interest income on its loan portfolio, unless a loan is placed on a non-accrual basis. Loans are placed on a non-accrual basis when there are serious doubts regarding the collectibility of all principal and interest due under the terms of the loan. Amounts received on non-accrual loans generally are applied first to principal and then to interest after all principal has been collected. The classification of a loan on non-accrual status does not necessarily indicate that the principal is uncollectible, in whole or in part. A determination as to collectibility is made by Citizens on a case by case basis. Citizens considers both the adequacy of the collateral and other resources of the borrower in determining the steps to be taken to collect non-accrual loans. The final determination as to these steps is made on a case by case basis. Alternatives that are considered are foreclosure, collecting on guaranties, restructuring the loan or collection lawsuits. As of March 31, 1997, Citizens had loans accounted for as non-accrual totalling $208,000 as compared to $193,000 at December 31, 1996 and $248,000 at December 31, 1995.

         Allowance for Loan Losses.

         In originating loans, management of Citizens recognizes that credit losses will be experienced and the risk of loss will vary with, among other things, general economic conditions, the type of loan being made, the creditworthiness of the borrower over the term of the loan and, in the case of a secured loan, the quality of the collateral for such loan. The allowance for loan losses represents Citizens' estimate of the allowance necessary to provide for losses incurred in the loan portfolio. In making this determination, Citizens analyzes the ultimate collectibility of its loan portfolio, incorporating feedback provided by internal loan staff and provided by examinations performed by regulatory agencies. Citizens makes an ongoing evaluation as to the adequacy for allowance for loan losses. The determination by Citizens of the appropriate level of the allowance amount was $493,040 at March 31, 1997. The allowance for loan losses is based on estimates, and ultimate losses will vary from current estimates. These estimates are reviewed periodically and as adjustments, either positive or negative, become necessary, they are reported in earnings in the periods in which they become known.

         Investment Activities.

         The investment portfolio (including federal funds sold), which was 31.6% of Citizens' asset base as of March 31, 1997, is being managed to minimize interest rate risk, maintain sufficient liquidity and maximize return. Citizens' financial planning anticipates income streams based on normal maturity and reinvestment. Prior to January 1, 1994, all debt securities were carried at amortized costs. Effective January 1, 1994, Citizens adopted SFAS No. 115, and classified investments as held to maturity or available for sale.

         Deposit Activities.

         Deposits are attracted through the offering of a broad variety of deposit instruments, including checking accounts, money market accounts, regular savings accounts, term certificate accounts (including "jumbo" certificates in denominations of $100,000 or more), and retirement savings plans. Citizens' total deposits equalled $56,069,011 as of March 31, 1997, representing a slight decrease of $91,578 or .2% compared with the balance of total deposits as of December 31, 1996. Citizens' balance of total deposits was $56,160,589 as of December 31, 1996, an increase of $6,331,173 or 12.7%
compared with a balance of total deposits for December 31, 1995 of $49,829,416. Increases occurred in 1996 in all major deposit categories except for only nominal increases in retirement savings accounts.

         Liquidity.

         Liquidity measures the ability of a bank to meet maturing obligations and its existing commitments, to withstand fluctuations in deposit levels, to fund its operations and to provide for the credit needs of its customers. The liquidity of a bank principally depends on cash flows from operating activities, investment in and maturity of assets, changes in balances of deposits and borrowings, and its ability to borrow funds.

         Citizens' investment securities portfolio, federal funds sold and its cash and due from bank deposit balances serve as the primary sources of liquidity. At March 31, 1997, 23.1% of Citizens' deposit liabilities were in the form of time deposits of $100,000 and over. Substantially all of these large deposits were obtained from Citizens' market area and none of such deposits were brokered deposits. Management believes the deposits to be a stable source of funds. Citizens presently has no non-deposit, short-term borrowings.

         Capital Resources.

         Citizens' equity at March 31, 1997 was $4,782,664, which compared with $4,697,488 at December 31, 1996. The increase in equity has been the result of ongoing earnings and a decline in the unrealized loss on investment securities held as available for sale. As of March 31, 1997, Citizens' Tier 1 leverage ratio was 8.11%, which exceeds minimum federal regulatory capital maintenance requirements.


CERTAIN STATISTICAL DATA

         The financial information set forth below has been derived from Citizens' financial statements and from other financial and statistical data of Citizens.

         The following table presents the aggregate amount of loans made by Citizens which as of the end of each stated period were accounted for on a non-accrual basis, were accruing loans which are contractually past due 90 days or more as to principal or interest payments, or loans which are troubled debt restructuring as defined in SFAS No. 15 ("Accounting by Debtors and Creditors for Troubled Debt Restructuring").

                 Non-accrual, Past Due and Restructured Loans
                                (In Thousands)

                                              December 31, 1996                    December 31, 1995
                                              -----------------                    -----------------
Loans Accounted for on                              $  193                              $   248
  Non-Accrual Status

Past Due 90 Days or More                               257                                  405
  and Accruing

Loans Restructured and in                               -0-                                  -0-
  Compliance with Modified
  Terms

         Loans are placed on a non-accrual basis when there are serious doubts regarding the collectibility of all principal and interest due under the terms of the loan. Generally, when a loan becomes over 90 days delinquent, it is placed on a non-accrual status unless there are factors that warrant, in the opinion of management, the continuation of the accrual of interest on the loan. In addition, other loans showing a high apparent risk and potential for deterioration in financial strength or collateral value may be placed on a non-accrual status. All loans classified by Citizens, as of the date indicated, as potential problem loans are included in the previous table.

         The following table presents an analysis of Citizens' loan loss experience for the periods indicated.

                  Analysis of the Allowance for Loan Losses
                                (In Thousands)

                                                             Year Ended                          Year Ended
                                                          December 31, 1996                  December 31, 1995
                                                          -----------------                  -----------------
Balance at beginning of period                                $   434                             $  485

Charge-Offs:
    Real Estate Loans                                             -0-                                 38
    Installment Loans                                              51                                 48
    Commercial Loans                                               82                                 36
                                                              -------                             ------
              Total Charge-Offs                                   133                                122
                                                              -------                             ------

Recoveries:
    Real Estate Loans                                             -0-                                -0-
    Installment Loans                                              20                                 19
    Commercial Loans                                                3                                 15
                                                              -------                             ------
              Total Recoveries                                     23                                 34
                                                              -------                             ------

Net Charge-Offs                                                  (110)                               (88)

Provision for Loan Losses                                          95                                 37
                                                              -------                             ------

Balance at End of Period                                      $   419                             $  434
                                                              =======                             ======

Ratio of Net Charge-Offs During the
    Period to Average Net Loans
    Outstanding During the Period                                 .32%                               .28%



   SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT OF CITIZENS

         Citizens has no other class of voting securities issued or outstanding other than the Citizens Common Stock. The following table provides information concerning the shares of Citizens Common Stock beneficially owned, directly or indirectly, by each director and executive officer of Citizens and by each person known to Citizens to be the beneficial owner, directly or indirectly, of more than 5% of the outstanding shares of Citizens Common Stock, as of the Record Date. Unless otherwise noted, the named persons own the shares directly and have sole voting and investment power with respect to the shares indicated.

      Name & Address of                        Amount & Nature of            Percent of
       Beneficial Owner                       Beneficial Ownership              Class
--------------------------------              --------------------           ----------
 Frank T. Bass (1) (2)                                334.5                    68.97%

 Della Webb Rhodes                                       53                    10.93%
 500 North Montgomery Avenue
 Apartment 307
 Sheffield, Alabama 35660

 William A. Thomas                                       27                     5.57%
 856 Skyline Drive
 Jackson, Tennessee 38301

 James R. Bellar (1) (3)                                  1                       *

 Louis Wellons (1) (4)                                   10                     2.06%

 Margaret D. Whitenton (1) (4) (5)                       20                     4.12%

 All Directors and Executive Officers as              365.5                    75.36%
 a Group (4 persons)

------------------
* less than 1%

(1) Being an officer or a director of Citizens, this person's address is the same as that of Citizens, 114 Main Street, Whiteville, Tennessee 38008.

(2)      President, Chief Executive Officer and Director of Citizens.

(3)      Secretary and Director of Citizens.

(4)      Director of Citizens.

(5)      All shares are held jointly with spouse.



                       CERTAIN REGULATORY CONSIDERATIONS

         The following discussion sets forth certain of the material elements of the regulatory framework applicable to banks and bank holding companies and provides certain specific information related to UPC and Citizens. A more complete discussion of the federal and state regulatory environment within which UPC and its bank and thrift subsidiaries operate is included in UPC's Annual Report on Form 10-K for the fiscal year ended December 31, 1996, under the caption GOVERNMENTAL SUPERVISION AND REGULATION OF FINANCIAL INSTITUTIONS.

GENERAL

         UPC and Citizens are both bank holding companies registered with the Federal Reserve under the BHC Act. As such, UPC and Citizens, and their respective non-bank subsidiaries are subject to the supervision, examination, and reporting requirements of the BHC Act and the regulations of the Federal Reserve. In addition, as a savings and loan holding company, UPC is registered with the Office of Thrift Supervision ("OTS") and is subject to regulation, supervision, examination, and reporting requirements of the OTS.

         The BHC Act requires every bank holding company to obtain the prior approval of the Federal Reserve before: (i) it may acquire direct or indirect ownership or control of any voting shares of any bank if, after such acquisition, the bank holding company will directly or indirectly own or control more than 5.0% of the voting shares of the bank; (ii) it or any of its subsidiaries, other than a bank, may acquire all or substantially all of the assets of any bank; or (iii) it may merge or consolidate with any other bank holding company. Similar federal statutes require savings and loan holding companies and other companies to obtain the prior approval of the OTS before acquiring direct or indirect ownership or control of a savings association.

         The BHC Act further provides that the Federal Reserve may not approve any transaction that would result in a monopoly or would be in furtherance of any combination or conspiracy to monopolize or attempt to monopolize the business of banking in any section of the United States, or the effect of which may be substantially to lessen competition or to tend to create a monopoly in any section of the country, or that in any other manner would be in restraint of trade, unless the anticompetitive effects of the proposed transaction are clearly outweighed by the public interest in meeting the convenience and needs of the community to be served. The Federal Reserve is also required to consider the financial and managerial resources and future prospects of the bank holding companies and banks concerned and the convenience and needs of the community to be served. Consideration of financial resources generally focuses on capital adequacy, and consideration of convenience and needs issues includes the parties' performance under the Community Reinvestment Act of 1977, as amended (the "CRA").

         The BHC Act, as amended by the interstate banking provisions of the Riegle-Neal Interstate Banking and Branching Efficiency Act of 1994 ("Interstate Banking Act"), which became effective on September 29, 1995, repealed the prior statutory restrictions on interstate acquisitions of banks by bank holding companies, such that UPC, as well as any other bank holding company located in Tennessee, may now acquire a bank or bank holding company located in any other state, and any bank holding company located outside of Tennessee may lawfully acquire any Tennessee-based bank, regardless of state law to the contrary, in either case subject to certain deposit-percentage, aging requirements, and other restrictions. The Interstate Banking Act also generally provides that, after June 1, 1997, national and state-chartered banks may branch interstate through acquisitions of banks in other states (whole bank acquisitions), through the acquisition of existing branches of other banks in other states (branch acquisitions) or through the establishment of a new branch in another state (de novo branching), depending upon the laws of the states involved. States have the ability either to "opt in" and allow interstate branching, choosing whether to allow such by whole bank acquisition, branch acquisition or de novo branching, or some combination thereof, or to "opt out"
and prohibit interstate branching altogether.   Each state in which UPC has a
banking subsidiary has opted-in to interstate branching, but most states currently limit interstate branching to whole bank acquisitions. Therefore, UPC would be able to consolidate all of its bank subsidiaries into a single bank with interstate branches, should it choose to do so. UPC has no current plans to substantially consolidate all of its bank subsidiaries into one or a few single banks, and anticipates limited use of interstate branching in certain geographical areas.

         The BHC Act generally prohibits bank holding companies such as UPC and Citizens from engaging in activities other than banking or managing or controlling banks or other permissible subsidiaries, and from acquiring or retaining direct or indirect control of any company engaged in any activities other than those activities determined by the Federal Reserve to be so closely related to banking or managing or controlling banks as to be a proper incident thereto. In determining whether a particular activity is permissible, the Federal Reserve must consider whether the performance of such an activity reasonably can be expected to produce benefits to the public, such as greater convenience, increased competition, or gains in efficiency, that outweigh possible adverse effects, such as undue concentration of resources, decreased or unfair competition, conflicts of interest, or unsound banking practices. For example, factoring accounts receivable, acquiring or servicing loans, leasing personal property, conducting discount securities brokerage activities, performing certain data processing services, acting as agent or broker in selling credit life insurance and certain other types of insurance in connection with credit transactions, and performing certain insurance underwriting activities all have been determined by the Federal Reserve to be permissible activities of bank holding companies. The BHC Act does not place territorial limitations on permissible non-banking activities of bank holding companies. Despite prior approval, the Federal Reserve has the power to order a holding company or its subsidiaries to terminate any activity or to terminate its ownership or control of any subsidiary when it has reasonable cause to believe that continuation of such activity or such ownership or control constitutes a serious risk to the financial safety, soundness, or stability of any bank subsidiary of that bank holding company.

         Each of the bank and thrift subsidiaries of UPC, as well as the bank subsidiary of Citizens, is a member of the Federal Deposit Insurance Corporation (the "FDIC"), and as such, their respective deposits are insured by the FDIC to the maximum extent provided by law. Each such "insured" depository institution is also subject to numerous state and federal statutes and regulations that affect its business, activities, and operations, and each is supervised and examined by one or more state or federal bank regulatory agencies.

         Bank subsidiaries which are state-chartered banks and which are not members of the Federal Reserve System, are subject to regulation, supervision, and examination by the FDIC and the state banking authorities of the states in which they are located. Bank subsidiaries which are national banking associations are subject to regulation, supervision, and examination by the OCC and the FDIC. Thrift subsidiaries are subject to regulation, supervision, and examination by the OTS and the FDIC. The federal banking regulator for each of the bank and thrift subsidiaries, as well as the appropriate state banking authorities in the case of those depository institution subsidiaries that are state-chartered, regularly examine the operations of banks and thrifts and are given authority to approve or disapprove mergers, consolidations, the establishment of branches, and similar corporate actions. The federal and state banking regulators also have the power to prevent the continuance or development of unsafe or unsound banking practices or other violations of law.

PAYMENT OF DIVIDENDS

         UPC and Citizens are each legal entities separate and distinct from their respective bank, thrift, and other subsidiaries. The principal sources of cash flow of both UPC and Citizens, including the cash flow required to pay dividends to their respective shareholders, are dividends and management fees received from their bank and thrift subsidiaries. There are statutory and regulatory limitations on the payment of dividends by these depository-institution subsidiaries to UPC and Citizens, as well as by UPC and Citizens to their respective shareholders.

         All banks are subject to the respective laws and regulations of the states in which they are chartered as to the payment of dividends. Each national banking association subsidiary is required by federal law to obtain the prior approval of the OCC for the payment of dividends if the total of all dividends declared by the bank in any year would exceed the total of (i) such bank's net profits (as defined and interpreted by regulation) for that year, plus (ii) the retained net profits (as defined and interpreted by regulation) for the preceding two years, less any required transfers to surplus. In addition, national banks may lawfully pay only dividends to the extent that their retained net profits (including the portion transferred to surplus) exceed statutory bad debts (as defined by regulation).

         If, in the opinion of its federal banking regulator, a bank or thrift under its jurisdiction is engaged in or is about to engage in an unsafe or unsound practice (which, depending on the financial condition of the depository institution, could include the payment of dividends), such authority may require, after notice and hearing, that such institution cease and desist from such practice. The federal banking agencies have indicated that paying dividends that deplete a depository institution's capital base to an inadequate level would be an unsafe and unsound banking practice. Under the Federal Deposit Insurance Corporation Improvement Act of 1991 ("FDICIA"), a depository institution may not pay any dividend if payment would cause it to become undercapitalized or if it already is undercapitalized. See "--Prompt Corrective Action." Moreover, the federal agencies have issued policy statements that provide that bank holding companies and insured banks should generally only pay dividends out of current operating earnings.

         At March 31, 1997, under dividend restrictions imposed under federal and state laws, the bank and thrift subsidiaries of UPC and the bank subsidiary of Citizens, without obtaining governmental approvals, could have lawfully declared aggregate dividends to UPC and Citizens of approximately $111.4 million and $3.6 million, respectively.

         The payment of dividends by UPC and Citizens and their bank and thrift subsidiaries may also be affected or limited by other factors, such as the requirement to maintain adequate capital above regulatory guidelines.

CAPITAL ADEQUACY

         UPC, Citizens, and their respective bank and thrift subsidiaries are required to comply with the capital adequacy standards established by the Federal Reserve and, in the case of UPC, the OTS, and by the appropriate federal banking regulator in the case of each of the bank and thrift subsidiaries. There are two basic measures of capital adequacy for bank holding companies and their bank and thrift subsidiaries that have been promulgated by the Federal Reserve and each of the federal bank regulatory agencies: a risk-based measure and a leverage measure. All applicable capital standards must be satisfied for a bank holding company, or bank of thrift subsidiary, to be considered to be "well-capitalized."

         The risk-based capital standards are designed to make regulatory capital requirements more sensitive to differences in risk profile among banks and bank holding companies, to account for off-balance-sheet exposure, and to minimize disincentives for holding liquid assets. Assets and off-balance-sheet items are assigned to broad risk categories, each with appropriate weighting. The resulting capital ratios represent capital as a percentage of total risk-weighted assets and off-balance-sheet items.

         The minimum guideline for the ratio ("Total Capital Ratio") of total capital ("Total Capital") to risk-weighted assets (including certain off-balance-sheet items, such as standby letters of credit) is 8.0%. At least one-half of Total Capital must consist of common stock, minority interests in the equity accounts of consolidated subsidiaries, noncumulative perpetual preferred stock, and a limited amount of cumulative perpetual preferred stock, less goodwill and certain other intangible assets ("Tier 1 Capital"). The remainder may consist of subordinated debt, other preferred stock, and a limited amount of loan loss reserves ("Tier 2 Capital"). At March 31, 1997, UPC's consolidated Total Capital Ratio and its Tier 1 Risk-Based Capital Ratio (i.e., the ratio of Tier 1 Capital to risk-weighted assets) were 19.68% and 16.55%, respectively, and Citizens's consolidated Total Capital and Tier 1 Risk-Based Capital Ratios were 10.42% and 11.55% respectively.

         In addition, the Federal Reserve has established minimum leverage ratio guidelines for bank holding companies. These guidelines provide for a minimum ratio (the "Leverage Ratio") of Tier 1 Capital to average assets, less goodwill and certain other intangible assets, of 3.0% for bank holding companies that meet certain specified criteria, including having the highest regulatory rating. All other bank holding companies generally are required to maintain a Leverage Ratio of at least 3.0%, plus an additional cushion of 100 to 200 basis points. UPC's and Citizens's respective Leverage Ratios at March 31, 1997, were 10.26% and 7.34%, respectively. The guidelines also provide that bank holding companies experiencing internal growth or making acquisitions will be expected to maintain strong capital positions substantially above the minimum supervisory levels without significant reliance on intangible assets. Furthermore, the Federal Reserve has indicated that it will consider a "Tangible Tier 1 Capital Leverage Ratio" (deducting all intangibles) and other indicia of capital strength in evaluating proposals for expansion or new activities.

         Each of UPC's and Citizens's respective bank and thrift subsidiaries is subject to risk-based and leverage capital requirements adopted by its federal banking regulator, which are substantially similar to those adopted by the Federal Reserve for bank holding companies as discussed above. Each of UPC's and Citizens's respective bank and thrift subsidiaries was deemed to be "well-capitalized" under applicable capital guidelines as of March 31, 1997. Neither UPC, Citizens, nor any of their respective bank and thrift subsidiaries has been advised by any federal banking agency of any specific minimum capital ratio requirement applicable to it.

         Failure to meet capital guidelines could subject a bank or thrift to a variety of enforcement remedies, including issuance of a capital directive, the termination of deposit insurance by the FDIC, a prohibition on the taking of brokered deposits, and certain other restrictions on its business. As described below, substantial additional restrictions can be imposed upon FDIC-insured depository institutions that fail to meet applicable capital requirements. See "--Prompt Corrective Action."

         The federal bank regulators continue to indicate their desire to raise capital requirements applicable to banking organizations beyond their current levels. In this regard, the Federal Reserve, the OCC, and the FDIC have, pursuant to FDICIA, proposed an amendment to the risk-based capital standards that would calculate the change in an institution's net economic value attributable to increases and decreases in market interest rates and would require banks with excessive interest rate risk exposure to hold additional amounts of capital against such exposures. The OTS has already included an interest-rate risk component in its risk-based capital guidelines for savings associations that it regulates.

SUPPORT OF SUBSIDIARY BANKS

         Under Federal Reserve policy, bank holding companies such as UPC and Citizens are expected to serve as a source of financial strength for, and to commit their resources resources to support, each of its bank subsidiaries. This support may be required at times when, absent such Federal Reserve policy, a bank holding company may not be inclined to provide it. In addition, any capital loans by a bank holding company to any of its bank or thrift subsidiaries are subordinate in right of payment to deposits and to certain other indebtedness of such banks. In the event of a bank holding company's bankruptcy, any commitment by the bank holding company to a federal bank regulatory agency to maintain the capital of a bank or thrift subsidiary would be assumed by the bankruptcy trustee and entitled to priority of payment.

         Under the Federal Deposit Insurance Act ("FDIA"), a depository institution insured by the FDIC can be held liable for any loss incurred by, or reasonably expected to be incurred by, the FDIC after August 9, 1989, in connection with (i) the default of a commonly controlled FDIC-insured depository institution or (ii) any assistance provided by the FDIC to any commonly controlled FDIC-insured depository institution "in danger of default." "Default" is defined generally as the appointment of a conservator or receiver, and "in danger of default" is defined generally as the existence of certain conditions indicating that a default is likely to occur in the absence of regulatory assistance. The FDIC's claim for damages is superior to claims of shareholders of the insured depository institution or its holding company, but is subordinate to claims of depositors, secured creditors, and holders of subordinated debt (other than affiliates) of the commonly controlled insured depository institution. The bank and thrift subsidiaries of UPC and Citizens are subject to these cross-guarantee provisions. As a result, any loss suffered by the FDIC in respect of any of these subsidiaries would likely result in assertion of the cross-guarantee provisions, the assessment of such estimated losses against the banks' or the thrifts' depository institution affiliates, and a potential loss of UPC's investments in such other banking and thrift subsidiaries.

PROMPT CORRECTIVE ACTION

         FDICIA establishes a system of "prompt corrective action" to resolve the problems of undercapitalized institutions. Under this system, which became effective in December 1992, the federal banking regulators are required to establish five capital categories (well capitalized, adequately capitalized, undercapitalized, significantly undercapitalized, and critically undercapitalized) and to take certain mandatory supervisory actions, and are authorized to take other discretionary actions, with respect to institutions in the three undercapitalized categories, the severity of which will depend upon the capital category in which the institution is placed. Generally, subject to a narrow exception, FDICIA requires the appropriate banking regulator to appoint a receiver or conservator for an institution that is critically undercapitalized. The federal banking agencies have specified by regulation the relevant capital level for each category.

         Under the final agency rules implementing the prompt corrective action provisions, an institution that (i) has a Total Capital Ratio of 10% or greater, a Tier 1 Risk-Based Capital Ratio of 6.0% or greater, and a Leverage Ratio of 5.0% or greater and (ii) is not subject to any written agreement, order, capital directive, or prompt corrective action directive issued by the appropriate federal banking agency is deemed to be "well capitalized." An institution with a Total Capital Ratio of 8.0% or greater, a Tier 1 Risk-Based Capital Ratio of 4.0% or greater, and a Leverage Ratio of 4.0% or greater is considered to be "adequately capitalized." A depository institution that has a Total Capital Ratio of less than 8.0%, a Tier 1 Risk-Based Capital Ratio of less than 4.0%, or a Leverage Ratio of less than 4.0% is considered to be "undercapitalized." A depository institution that has a Total Capital Ratio of less than 6.0%, a Tier 1 Risk-Based Capital Ratio of less than 3.0%, or a Leverage Ratio of less than 3.0% is considered to be "significantly undercapitalized," and an institution that has a tangible equity capital to assets ratio equal to or less than 2.0% is deemed to be "critically undercapitalized." For purposes of the regulation, the term "tangible equity" includes core capital elements counted as Tier 1 Capital for purposes of the risk-based capital standards, plus the amount of outstanding cumulative perpetual preferred stock (including related surplus), minus all intangible assets with certain exceptions. A depository institution may be deemed to be in a capitalization category that is lower than is indicated by its actual capital position if it receives an unsatisfactory examination rating.

         An institution that is categorized as undercapitalized, significantly undercapitalized, or critically undercapitalized is required to submit an acceptable capital restoration plan to its appropriate federal banking agency. Under FDICIA, a bank holding company must guarantee that a subsidiary depository institution will meet its capital restoration plan, subject to certain limitations. The obligation of a controlling bank holding company under FDICIA to fund a capital restoration plan is limited to the lesser of 5.0% of an undercapitalized subsidiary's assets or the amount required to meet regulatory capital requirements. An undercapitalized institution is also generally prohibited from increasing its average total assets, making acquisitions, establishing any branches, or engaging in any new line of business, except in accordance with an accepted capital restoration plan or with the approval of the FDIC. In addition, the appropriate federal banking agency is given authority with respect to any undercapitalized depository institution to take any of the actions it is required to, or may take with respect to a significantly undercapitalized institution as described below if it determines "that those actions are necessary to carry out the purpose" of FDICIA.

         For those institutions that are significantly undercapitalized or undercapitalized and either fail to submit an acceptable capital restoration plan or fail to implement an approved capital restoration plan, the appropriate federal banking agency must require the institution to take one or more of the following actions: (i) sell enough shares, including voting shares, to become adequately capitalized; (ii) merge with (or be sold to) another institution (or holding company), but only if grounds exist for appointing a conservator or receiver; (iii) restrict certain transactions with banking affiliates as if the "sister bank" exception to the requirements of Section 23A of the Federal Reserve Act did not exist; (iv) otherwise restrict transactions with bank or non-bank affiliates; (v) restrict interest rates that the institution pays on deposits to "prevailing rates" in the institution's "region"; (vi) restrict asset growth or reduce total assets; (vii) alter, reduce, or terminate activities; (viii) hold a new election of directors; (ix) dismiss any director or senior executive officer who held office for more than 180 days immediately before the institution became undercapitalized, provided that in requiring dismissal of a director or senior officer, the agency must comply with certain procedural requirements, including the opportunity for an appeal in which the director or officer will have the burden of proving his or her value to the institution; (x) employ "qualified" senior executive officers; (xi) cease accepting deposits from correspondent depository institutions; (xii) divest certain nondepository affiliates which pose a danger to the institution; or
(xiii) be divested by a parent holding company. In addition, without the prior approval of the appropriate federal banking agency, a significantly undercapitalized institution may not pay any bonus to any senior executive officer or increase the rate of compensation for such an officer.

         Each of UPC's and Citizens's respective bank and thrift subsidiaries was deemed to be "well-capitalized" under applicable capital guidelines as of March 31, 1997.


                 DESCRIPTION OF UPC COMMON AND PREFERRED STOCK

GENERAL

         UPC's Charter currently authorizes the issuance of 100,000,000 shares of common stock having a par value of $5.00 per share (the "UPC Common Stock") and 10,000,000 shares of preferred stock having no par value (the "UPC Preferred Stock"). As of June 30, 1997, 66,790,144 shares of UPC Common Stock were issued and outstanding and approximately 2,947,000 shares were subject to issuance through the exercise of options granted pursuant to UPC's 1992 and 1983 Stock Option Plans and other employee, officer and director benefit plans; approximately 3,259,000 shares were authorized for issuance pursuant to said plans but not yet subject to option grants or otherwise issued; and approximately 3,166,545 shares were authorized for issuance and reserved for conversion of certain outstanding shares of UPC Preferred Stock. In addition, as of June 30, 1997, 2,533,236 shares of UPC's 8% Cumulative, Convertible Preferred Stock, Series E (the "Series E Preferred Stock") were issued and outstanding. As of June 30, 1997, none of UPC's 750,000 authorized shares of Series A Preferred Stock were issued and outstanding nor is management aware of the existence of circumstances from which it may be inferred that such issuance is imminent. THE CAPITAL STOCK OF UPC DOES NOT REPRESENT OR CONSTITUTE A DEPOSIT ACCOUNT AND IS NOT INSURED BY THE FDIC OR ANY GOVERNMENTAL AGENCY.

UPC COMMON STOCK

         General. Shares of UPC Common Stock may be issued at such time or times and for such consideration (not less than the par value thereof) as the UPC Board may deem advisable, subject to such limitations as may be set forth in the laws of the State of Tennessee, UPC's Charter or Bylaws or the rules of the NYSE. UPNB, a wholly-owned subsidiary of UPC, is the Registrar, Transfer Agent and Dividend Disbursing Agent for shares of UPC Common Stock. Its street address is Union Planters National Bank, Corporate Trust Department, 6200 Poplar Avenue, Third Floor, Memphis, Tennessee 38119. Its mailing address is P.O. Box 387, Memphis, Tennessee 38147.

         Dividends. Subject to the preferential dividend rights applicable to outstanding shares of the UPC Preferred Stock and subject to applicable requirements, if any, with respect to the setting aside of sums for purchase, retirement or sinking funds, if any, for all outstanding UPC Preferred Stock, the holders of the UPC Common Stock are entitled to receive, to the extent permitted by law, only such dividends as may be declared from time to time by the UPC Board.

         UPC has the right to, and may from time to time, enter into borrowing arrangements or issue other debt instruments, the provisions of which may restrict payment of dividends and other distributions on UPC Common Stock and UPC Preferred Stock. UPC has entered into such an arrangement which, under certain circumstances, would prohibit UPC from paying dividends on, or making any other distributions with respect to, any capital stock of UPC, including the UPC Common Stock and Preferred Stock. In December, 1996 UPC caused to be formed Union Planters Capital Trust A ("Capital Trust"), a Delaware statutory business trust, for the purpose of issuing up to $200,000,000 of 8.20% Capital Trust Pass-through SecuritiesSM (TruPSSM) (the "Capital Securities"), all of which are currently outstanding. UPC owns all of the common stock interests in the Capital Trust and the Capital Securities represent preferred stock interests in the Capital Trust. The proceeds received by the Capital Trust from the sale of the common securities to UPC and the sale of the Capital Securities in the offering was used by the Capital Trust to purchase $206,186,000 of UPC's Junior Subordinated Deferrable Interest Debentures due 2026 (the "UPC Subordinated Debentures"). The only assets of the Capital Trust are the UPC Subordinated Debentures. All payments to be made by UPC on the UPC Subordinated Debentures, including but not limited to, interest payments and payments upon redemption or maturity, are to be paid to a trustee for the benefit of the holders of the Capital Securities; provided, however, that UPC's rights to distributions as a common stock holder of the Capital Trust are subordinated to the prior right of the holders of the Capital Securities. Interest and other payments to be made on the UPC Subordinated Debentures is coordinated with the distributions and other payments to be made on the Capital Securities so that they are to be made on the same day; therefore, UPC's payments on the UPC Subordinated Debentures flow through to the holders of the Capital Securities and UPC as the holder of the common stock of the Capital Trust.

         Interest on the UPC Subordinated Debentures and, therefore, distributions on the Capital Securities accrue at 8.20% per annum, is cumulative, and is payable semi-annually in arrears on June 15 and December 15 of each year, commencing June 15, 1997. UPC has the right, at any time and subject to certain conditions, to defer payments of interest on the UPC Subordinated Debentures for extension periods ("Extension Periods"), each not exceeding 10 consecutive


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

semiannual periods; provided, that no Extension Period may extend beyond the maturity date of the UPC Subordinated Debentures. As a consequence of UPC's extension of an interest payment period on the UPC Subordinated Debentures, distributions on the Capital Securities would likewise be deferred (though such distributions would continue to accrue with interest thereon compounded semiannually (to the extent permitted by law), since interest would continue to accrue, with interest thereon compounded semiannually on the UPC Subordinated Debentures during any such Extension Period (to the extent permitted by law).

         In the event UPC exercises its right to extend an interest payment period, or should UPC become in default under the UPC Subordinated Debentures, such as in a failure to make an interest or other payment when due or should UPC default under any other indebtedness for borrowed money where the aggregate principal amount of such indebtedness accelerated due to such default exceeds $25 million, then subject to certain exceptions, (i) UPC shall not declare or pay any dividend on, make any distributions with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock or rights to acquire such capital stock or make any guarantee payments with respect to the foregoing and (ii) UPC shall not make any payment of interest on or principal of (or premium, if any, on), or repay, repurchase or redeem, any debt securities issued by UPC which rank pari passu with or junior to the UPC Subordinated Debentures.

         The UPC Subordinated Debentures and the Capital Securities were initially issued on December 12, 1996. UPC has no current intent to extend the interest payment period and is currently aware of no fact that would lead it to believe that it would otherwise default in the making of any payments due on the UPC Subordinated Debt Securities. For a more detailed discussion with respect to the Capital Securities and the UPC Subordinated Debentures, see Note 9, "Borrowings - Other Long-Term Debt" in the Union Planters Annual Report on Form 10-K for the period ended December 31, 1996 on page 52 thereof. See, "INCORPORATION BY REFERENCE."

         Liquidation Rights. In the event of the voluntary or involuntary liquidation, dissolution, distribution of assets or winding-up of UPC, after distribution in full of the preferential amounts required to be distributed in connection with UPC's Capital Securities and those to be distributed to the holders of UPC Preferred Stock, holders of UPC Common Stock will be entitled to receive all of the remaining assets of UPC, of whatever kind, available for distribution to stockholders ratably in proportion to the number of shares of UPC Common Stock held. The UPC Board may distribute in kind to the holders of UPC Common Stock such remaining assets of UPC or may sell, transfer or otherwise dispose of all or any part of such remaining assets to any other person or entity and receive payment therefor in cash, stock or obligations of such other person or entity, and may sell all or any part of the consideration so received and distribute any balance thereof in kind to holders of UPC Common Stock. Neither the merger or consolidation of UPC with or into any other corporation, nor the merger of any other corporation into UPC, nor any purchase or redemption of shares of stock of UPC of any class shall be deemed to be a dissolution, liquidation or winding-up of UPC for purposes of this paragraph.

         Because UPC is a holding company, its right and the rights of its creditors and stockholders, including the holders UPC Common Stock and UPC Preferred Stock, to participate in the distribution of the assets of a subsidiary of UPC in connection with the subsidiary's

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

liquidation or recapitalization may be subject to prior claims of such subsidiary's creditors except to the extent that UPC itself may be a creditor having recognized claims against such subsidiary.

         For a further discussion of UPC Common Stock, see "EFFECT OF MERGER ON RIGHTS OF Citizens STOCKHOLDERS."

UPC PREFERRED STOCK

         Series A Preferred Stock. UPC's Charter provides for the issuance of up to 750,000 shares (subject to adjustment by action of the UPC Board) of Series A Preferred Stock under certain circumstances involving a potential change in control of UPC. None of such shares are outstanding and management is aware of no facts suggesting that issuance of such shares may be imminent. The Series A Preferred Stock is described in more detail in UPC's Registration Statement on Form 8-A dated January 19, 1989, and filed February 1, 1989 (Commission File No. 0-6919) which is incorporated by reference herein.

         Series E Preferred Stock. 2,533,236 shares of Series E Preferred Stock were outstanding as of June 30, 1997. All shares of Series E Preferred Stock have a stated value of $25.00 per share. Dividends are payable at the rate of $0.50 per share per quarter and are cumulative. The Series E Preferred Stock is convertible at the election of the holder at the rate of 1.25 shares of UPC Common Stock for each share of Series E Preferred Stock. The Series E Preferred Stock is not subject to any sinking fund provisions and has no preemptive rights. Such shares have a liquidation preference of $25.00 per share plus unpaid dividends accrued thereon and, at UPC's option and with the prior approval of the Federal Reserve, are subject to redemption by UPC at any time at a redemption price of $25.00 per share plus any unpaid dividend. Holders of Series E Preferred Stock have no voting rights except as required by law and in certain other limited circumstances.


                 EFFECT OF THE MERGER ON RIGHTS OF STOCKHOLDERS

         As a result of the Merger, holders of Citizens Common Stock will be exchanging their shares of a Tennessee corporation governed by the Tennessee Act and Citizens' Charter and Bylaws, for shares of UPC, a Tennessee corporation governed by the Tennessee Act and UPC's Charter of Incorporation, as amended, and Bylaws. Certain significant differences exist between the rights of Citizens stockholders and those of UPC stockholders. The differences deemed material by Citizens and UPC are summarized below. In particular, UPC's Charter and Bylaws contain several provisions that may be deemed to have an anti-takeover effect in that they could impede or prevent an acquisition of UPC unless the potential acquirer has obtained the approval of UPC's Board of Directors. The following discussion is necessarily general; it is not intended to be a complete statement of all differences affecting the rights of stockholders and their respective entities, and it is qualified in its entirety by reference to the of Tennessee as well as to UPC's Charter and Bylaws and Citizens' Charter and Bylaws.


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


ANTI-TAKEOVER PROVISIONS GENERALLY

         The provisions of UPC's Charter and Bylaws described below under the headings, "-- Authorized Capital Stock," "Amendment of Charter and Bylaws," "-- Classified Board of Directors and Absence of Cumulative Voting," "-- Director Removal and Vacancies," "-- Limitations on Director Liability," "-- Indemnification," "-- Special Meeting of Stockholders," "-- Actions by Stockholders Without a Meeting," "-- Stockholder Nominations and Proposals" and "Business Combinations" are referred to herein as the "Protective Provisions." In general, one purpose of the Protective Provisions is to assist UPC's Board of Directors in playing a role if any group or person attempts to acquire control of UPC, so that the UPC Board can further protect the interests of UPC and its stockholders as appropriate under the circumstances, including, if the Board determines that a sale of control is in their best interests, by enhancing the Board's ability to maximize the value to be received by the stockholders upon such a sale.

         Although UPC's management believes the Protective Provisions are beneficial to UPC's stockholders, the Protective Provisions also may tend to discourage some takeover bids. As a result, UPC's stockholders may be deprived of opportunities to sell some or all of their shares at prices that represent a premium over prevailing market prices. On the other hand, defeating an undesirable acquisition offer can be a very expensive and time-consuming process. To the extent that the Protective Provisions discourage undesirable proposals, UPC may be able to avoid those expenditures of time and money.

         The Protective Provisions also may discourage open market purchases by a potential acquirer. Such purchases may increase the market price of UPC Common Stock temporarily, enabling stockholders to sell their shares at a price higher than that which otherwise would prevail. In addition, the Protective Provisions may decrease the market price of UPC Common Stock by making the stock less attractive to persons who invest in securities in anticipation of price increases from potential acquisition attempts. The Protective Provisions also may make it more difficult and time consuming for a potential acquirer to obtain control of UPC through replacing the Board of Directors and management. Furthermore, the Protective Provisions may make it more difficult for UPC's stockholders to replace the Board of Directors or management, even if a majority of the stockholders believe such replacement is in the best interests of UPC. As a result, the Protective Provisions may tend to perpetuate the incumbent Board of Directors and management.

AUTHORIZED CAPITAL STOCK

         UPC. UPC's Charter authorizes the issuance of up to (i) 100,000,000 shares of UPC Common Stock, of which 66,790,144 shares were issued and outstanding as of June 30, 1997, and (ii) 10,000,000 of no par value preferred stock ("UPC Preferred Stock"), of which no shares of UPC Series A Preferred Stock, and 2,533,236 shares of UPC Series E Preferred Stock were issued and outstanding as of June 30, 1997. UPC's Board of Directors may authorize the issuance of additional shares of UPC Common Stock without further action by UPC's stockholders, unless such action is required in a particular case by applicable laws or regulations or by any stock exchange upon which UPC's capital stock may be listed.

         Similarly, with certain exceptions, UPC's Board of Directors may issue, without any further action by the stockholders, shares of UPC Preferred Stock, in one or more classes or series, with such voting, conversion, dividends, and liquidation rights as specified in UPC's Charter. In providing for the issuance of such shares, UPC's Board of Directors may determine, among other things, the distinctive designation and number of shares comprising a series of preferred stock, the dividend rate or rates on the shares of such series and the relation of such dividends to the dividends payable on other classes of stock, whether the shares of such series shall be convertible into or exchangeable for shares of any other class or series of UPC capital stock, the voting powers if any of such series, and any other preferences, privileges, and powers of such series.

         In the event of the voluntary or involuntary liquidation, dissolution, distribution of assets or winding up of UPC, the holders of any series of UPC Preferred Stock will have priority over holders of UPC Common Stock.

         The authority to issue additional shares of UPC Common Stock or Preferred Stock provides UPC with the flexibility necessary to meet its future needs without the delay resulting from seeking stockholder approval. The authorized but unissued shares of UPC Common Stock and UPC Preferred Stock will be issuable from time to time for any corporate purpose, including, without limitation, stock splits, stock dividends, employee benefit and compensation plans, acquisitions, and public or private sales for cash as a means of raising capital. Such shares could be used to dilute the stock ownership of persons seeking to obtain control of UPC. In addition, the sale of a substantial number of shares of UPC voting stock to persons who have an understanding with UPC concerning the voting of such shares, or the distribution or declaration of a dividend of shares of UPC voting stock (or the right to receive UPC voting stock) to UPC stockholders, may have the effect of discouraging or increasing the cost of unsolicited attempts to acquire control of UPC.

         In 1989, the UPC Board of Directors adopted a Share Purchase Rights Plan ("Preferred Share Rights Plan") and distributed a dividend of one Preferred Share Unit Purchase Right ("Preferred Share Right") for each outstanding share of UPC Common Stock. In addition, under the Preferred Share Rights Plan, one Preferred Share Right is to be automatically, and without further action by UPC, distributed in respect to each share of UPC Common Stock issued after adoption of the Preferred Share Rights Plan. The Preferred Share Rights are generally designed to deter coercive takeover tactics and to encourage all persons interested in potentially acquiring control of UPC to treat each stockholder on a fair and equal basis. Each Preferred Share Right trades in tandem with the share of UPC Common Stock to which it relates until the occurrence of certain events indicating a potential change in control of UPC. Upon the occurrence of such an event, the Preferred Share Rights would separate from UPC Common Stock and each holder of a Preferred Share Right (other than the potential acquirer) would be entitled to purchase certain equity securities at prices below their market value. UPC has authorized 750,000 shares of Series A Preferred Stock for issuance under the Preferred Share Rights Plan and no shares have been issued as of the date of this Proxy Statement. Until a Preferred Share Right is exercised, the holder thereof, as such, has no rights of a stockholder of UPC, including the right to vote or receive dividends.

         CITIZENS. Citizens' Charter authorizes the issuance of up to 500 shares of Citizens Common Stock, of which 485 shares were issued and outstanding as of the Record Date, and no shares of preferred stock. Citizens' Board of Directors may authorize the issuance of only 15 additional authorized shares of Citizens Common Stock without further action by Citizens' stockholders.



AMENDMENT OF CHARTER AND BYLAWS

         UPC. The Charter of UPC generally provides that amendments thereto may be adopted in any manner permitted by the TBCA. The TBCA generally provides that a corporation's charter may be amended by a majority of votes entitled to be cast on the amendment, subject to any condition the board of directors may place on its submission of the amendment to the stockholders. The Charter of UPC requires a vote of two-thirds or more of the shares of capital stock entitled to vote in an election of directors to amend the articles of the Charter of UPC governing directors and to remove a director from office whether with or without cause. A two-thirds vote is also required to amend, alter or repeal the article of the Charter of UPC relating to business combinations.

         The Board of Directors of UPC may adopt, amend, or repeal the Bylaws by a majority vote of the entire Board of Directors. The Bylaws adopted by the Board of Directors may then be further amended or repealed by an action of UPC's stockholders.

         UPC's Charter also provides that all corporate powers of UPC shall be exercised by the Board of Directors except as otherwise provided by law. The UPC Board may designate an executive committee consisting of five or more directors and may authorize such committee to exercise all of the authority of the Board, including the authority to adopt, amend and repeal the Bylaws, to submit any action to the stockholders, to fill vacancies on the Board or any committee, to declare dividends or other corporate distributions, and to issue or reissue any capital stock or any warrant, right or option to acquire capital stock of the corporation.

         CITIZENS. The Charter of Citizens does not address its amendment, therefore, the TBCA applies and the Citizens' Charter may be amended by the vote of a majority of the outstanding shares. Citizens' Bylaws may be amended by a majority of Citizens' Board.

CLASSIFIED BOARD OF DIRECTORS AND ABSENCE OF CUMULATIVE VOTING

         UPC. The Charter of UPC provides that UPC's Board of Directors is divided into three classes, with each class to be as nearly equal in number as possible. The directors in each class serve three-year terms of office. The effect of UPC's having a classified Board of Directors is that only approximately one-third of the members of the Board are elected each year, which effectively requires two annual meetings for UPC's stockholders to change a majority of the members of the Board. The purpose of dividing UPC's Board of Directors into classes is to facilitate continuity and stability of leadership of UPC by ensuring that experienced personnel familiar with UPC will be represented on UPC's Board at all times, and to permit UPC's management to plan for the future for a reasonable time. However, by potentially delaying the

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

time within which an acquirer could obtain working control of the Board, this provision may discourage some potential mergers, tender offers, or takeover attempts.

         Pursuant to the Charter of UPC, each stockholder is entitled to one vote for each share of UPC Common Stock held and is not entitled to cumulative voting rights in the election of directors. With cumulative voting, a stockholder has the right to cast a number of votes equal to the total number of such holder's shares multiplied by the number of directors to be elected. The stockholder has the right to distribute all of his votes in any manner among any number of candidates or to accumulate such shares in favor of one candidate. Directors are elected by a plurality of the total votes cast by all stockholders. With cumulative voting, it may be possible for minority stockholders to obtain representation on the Board of Directors. Without cumulative voting, the holders of more than 50% of the shares of UPC Common Stock generally have the ability to elect 100% of the directors. As a result, the holders of the remaining UPC Common Stock effectively may not be able to elect any person to the Board of Directors. The absence of cumulative voting thus could make it more difficult for a stockholder who acquires less than a majority of the shares of UPC Common Stock to obtain representation on UPC's Board of Directors.

         CITIZENS. Citizens' Bylaws provide for only one class of directors and further provides that its directors are to be elected annually. Citizens' stockholders do not have cumulative voting rights.

DIRECTOR REMOVAL AND VACANCIES

         UPC. UPC's Charter provides that a director may be removed by the stockholders only upon the affirmative vote of the holders of two-thirds of the voting power of all shares of capital stock entitled to vote generally in the election of directors. The purpose of this provision is to prevent a majority stockholder from circumventing the classified board system by removing directors and filling the vacancies with new individuals selected by that stockholder. Accordingly, the provision may have the effect of impending efforts to gain control of the Board of Directors by anyone who obtains a controlling interest in UPC Common Stock. Vacancies on the board of directors may be filled by the board of directors or stockholders, as provided under the UPC Bylaws and the TBCA. The term of a director appointed to fill a vacancy expires at the next meeting of stockholders at which directors are elected.

         CITIZENS. Members of Citizens' Board may be removed with or without cause by the vote of the holders of a majority of the outstanding shares of Citizens Common Stock entitled to vote thereon. Therefore, it is easier to remove directors of Citizens than to remove directors of UPC.

INDEMNIFICATION

         UPC. Under the TBCA, subject to certain exceptions, a corporation may indemnify an individual made a party to a proceeding, because he is or was a director, against liability incurred in the proceeding if (i) he conducted himself in good faith; (ii) he reasonably believed (a) in the case of conduct in his official capacity with the corporation, that his conduct was in the best interests of the corporation, and (b) in all other cases, that his conduct was at least not opposed to the corporation's best interests; and (iii) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful (the "Standard of Conduct"). Moreover, unless limited by its articles of incorporation, a corporation must indemnity a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he is or was a director of the corporation against reasonable expenses incurred by him in connection with the proceeding.
Expenses incurred by a director in defending a proceeding may be paid by the corporation in advance of the final disposition of such proceeding upon receipt of a written affirmation by the director of his good faith belief that he or she has met the Standard of Conduct and an undertaking by or on behalf of a director of his good faith belief that he or she has met the Standard of Conduct and an undertaking by or on behalf of a director to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the corporation against such expenses. Before any such indemnification is made, it must be determined that such indemnification would not be precluded by
Part 5 of the TBCA.

         A director may also apply for court-ordered indemnification under certain circumstances. Unless a corporation's articles of incorporation provide otherwise, (i) an officer of a corporation is entitled to mandatory indemnification and is entitled to apply for court-ordered indemnification to the same extent as a director; (ii) the corporation may indemnify and advance expenses to an officer, employee, or agent of the corporation to the same extent as to a director; and (iii) a corporation may also indemnify and advance expenses to an officer, employee, or agent who is not a director to the extent, consistent with public policy, that may be provided by its articles of incorporation, bylaws, general or specific action of its board of directors, or contract.

         UPC's Charter and Bylaws provide for the indemnification of its directors and officers, to the fullest extent permitted by Tennessee law.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling UPC pursuant to the foregoing provisions. UPC has been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the 1933 Act and is therefore unenforceable.

         CITIZENS. Neither Citizens' Charter nor Bylaws address indemnification.

SPECIAL MEETING OF STOCKHOLDERS

         UPC. UPC's Bylaws provide that special meetings of stockholders may be called, unless otherwise prescribed by law, for any purpose or purposes whatever at any time by the Chairman of the Board, the President, the Secretary, or the holders of not less than one-tenth of the shares entitled to vote at such meeting.

         CITIZENS. TCBA provides that special meetings of stockholders may be called by such persons as may be authorized by a corporation's certificate of incorporation or bylaws. Citizens' Bylaws provide that special meetings of stockholders may be called only by resolution of a majority of the whole Board of Directors. Because a special meeting may be necessary for a potential acquirer to gain control of Citizens, this requirement could discourage or make more difficult an attempt to gain control of Citizens, and could tend to perpetuate the incumbent directors and management.


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


BUSINESS COMBINATIONS

         UPC. The Charter of UPC requires the affirmative vote of the holders of two-thirds of UPC's outstanding Common Stock for approval of a merger, consolidation, or a sale or lease of all or substantially all of the assets of UPC if the other party to the transaction is a beneficial owner of 10% or more of the outstanding shares of UPC. A two-thirds vote is not required for any merger or consolidation of UPC with or into any corporation or entity of which a majority of the outstanding shares of all classes of capital stock entitled to vote in the election of directors is owned by UPC or any UPC company.

         The requirement of a supermajority vote of stockholders to approve certain business transactions, as described above, may discourage a change in control of UPC by allowing a minority of UPC's stockholders to prevent a transaction favored by the majority of the stockholders. Also, in some circumstances, the Board of Directors could cause a two-thirds vote to be required to approve a transaction thereby enabling management to retain control over the affairs of UPC and their positions with UPC. The primary purpose of the supermajority vote requirement, however, is to encourage negotiations with UPC's management by groups or corporations interested in acquiring control of UPC and to reduce the danger of a forced merger or sale of assets.

         As a Tennessee corporation, UPC is or could be subject to various legislative acts set forth in Chapter 35 of Title 48 of the Tennessee Code, which imposes certain restrictions on business combinations, including, but not limited to, combinations with interested stockholders similar to those described above.

         The Tennessee Business Combination Act generally prohibits a "business combination" (generally defined to include mergers, share exchanges, sales and leases of assets, issuances of securities, and similar transactions) by UPC or a subsidiary with an "interested stockholder" (generally defined as any person or entity which beneficially owns 10% or more of the voting power of any class or series of UPC's stock then outstanding) within five years after the person or entity becomes an interested stockholder, unless the business combination or the transaction pursuant to which the interested stockholder became such was approved by the UPC Board of Directors before the interested stockholder became such, and the business combination satisfies any other applicable requirements imposed by law or by UPC's Charter or Bylaws. The Tennessee Business Combination Act also severely limits the extent to which UPC or any of its officers or directors could be held liable for resisting any business combination.

         The Tennessee Control Share Acquisition Act (the "Tennessee CSAA") generally provides that any person or group of persons that acquires the power to vote more than specified levels (one-fifth, one-third or a majority) of the shares of certain Tennessee corporations will not have the right to vote such shares unless granted voting rights by the holders of a majority of the votes entitled to be cast, excluding "interested shares." Interested shares are those shares held by the acquiring person, officers of the corporation, and
employees of the corporation who are also directors of the corporation.   If
approval of voting power for the shares is obtained at one of the specified levels, additional stockholder approval is required when a stockholder seeks to acquire the power to vote shares at the next level. In the absence of such approval, the additional shares acquired by the stockholder may not be voted until they are transferred to another person in a

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

transaction other than a control share acquisition. The Tennessee CSAA applies only to those Tennessee corporations whose charters or bylaws contain an express declaration that control share acquisitions in respect of the shares of such corporations are governed by and subject to the provisions of such act. UPC's Charter and Bylaws do not currently contain such an express declaration.

         The Tennessee Greenmail Act ("Tennessee GA") prohibits a Tennessee corporation having a class of voting stock registered or traded on a national securities exchange or registered with the SEC pursuant to Section 12(g) of the Exchange Act from purchasing, directly or indirectly, any of its shares at a price above the market value of such shares (defined as the average of the highest and lowest closing market price of such shares during the 30 trading days preceding the purchase or preceding the commencement or announcement of a tender offer if the seller of such shares has commenced a tender offer or announced an intention to seek control of the corporation) from any person who holds more than 3% of the class of securities to be purchased if such person has held such shares for less than two years, unless the purchase has been approved by the affirmative vote of a majority of the outstanding shares of each class of voting stock issued by such corporation or the corporation makes an offer, of at least equal value per share, to all holders of shares of such class.

         The Tennessee Business Combination Act provides that no Tennessee corporation having any class of voting stock registered or traded on a national securities exchange or registered with the SEC pursuant to Section 12(g) of the Exchange Act or any of its officers or directors may be held liable at law or in equity for either having failed to approve the acquisition of shares by an interested stockholder on or before the date such stockholder became an interested stockholder, or for seeking to enforce or implement the provisions of the Tennessee Business Combination Act or the Tennessee CSAA, or for failing to adopt or recommend any charter or bylaw amendment or provision in respect of any one or more of these acts or the Tennessee GA, or for opposing any merger, exchange, tender offer or significant disposition of the assets of the resident domestic corporation or any subsidiary of such corporation because of a good faith belief that such merger, exchange, tender offer or significant disposition of assets would adversely affect the corporation's employees, customers, suppliers, the communities in which the corporation or its subsidiaries operate or are located or any other relevant factor if such factors are permitted to be considered by the board of directors under the corporation's charter in connection with the merger, exchange, tender offer or significant disposition of assets.

         The acts described above along with the provisions of UPC's Charter regarding business combinations might be deemed to make UPC less attractive as a candidate for acquisition by another company than would otherwise be the case in the absence of such provisions. For example, if another company should seek to acquire a controlling interest of less than 66-2/3% of the outstanding shares of UPC Common Stock, the acquiror would not thereby obtain the ability to replace a majority of the UPC Board of Directors until at least the second annual meeting of the stockholders following the acquisition, and furthermore the acquiror would not obtain the ability immediately to effect a merger, consolidation, or other similar business combination unless the described conditions were met.

         As a result, UPC's stockholders may be deprived of opportunities to sell some or all of their shares at prices that represent a premium over prevailing market prices in a takeover context. The provisions described above also may make it more difficult for UPC's stockholders to replace the UPC Board of Directors or management, even if the holders of a majority of the UPC Common Stock should believe that such replacement is in the interests of UPC. As a result, such provisions may tend to perpetuate the incumbent UPC Board of Directors and management.


DISSENTERS' RIGHTS

         UPC. Under the TBCA, a stockholder is generally entitled to dissent from a corporate action, and obtain payment of the fair value of his shares in the event of: (i) consummation of a plan of merger to which the corporation is a party, unless stockholder approval is not required by the TBCA; (ii) consummation of a plan of share exchange to which the corporation is party as the corporation whose shares will be acquired if the stockholder is entitled to vote on the Plan; (iii) consummation of a sale or exchange of substantially all of the corporation's property other than in the usual and regular course of business, if the stockholder is entitled to vote on the sale or exchange, including a sale in dissolution, but not including a sale pursuant to court order or to a plan by which substantially all of the net proceeds of the sale will be distributed in cash to the stockholders within one year after the date of sale; (iv) an amendment of the charter that materially and adversely affects rights in respect of a dissenter's shares because it (a) alters or abolishes a preferential right of the shares, (b) creates, alters, or abolishes a right in respect of redemption of the shares, including a provision respecting a sinking fund for the redemption or repurchase of the shares, (c) alters or abolishes a preemptive right of the holder of the shares to acquire shares or other securities; (d) excludes or limits the right of the shares to vote on any matter, or to cumulate votes, other than a limitation by dilution through issuance of shares or other securities with similar voting rights, or (e) reduces the number of shares owned by the stockholder to a fraction of a share if the fractional share so created is to be acquired for cash under the TBCA; or (v) any corporate action taken pursuant to a stockholder vote, to the extent the charter, bylaws, or a resolution of the board of directors provide that voting or nonvoting stockholders are entitled to dissent and obtain payment for their shares. UPC's Charter and Bylaws do not provide for any such additional dissenters' rights.

         CITIZENS. Because the Citizens Common Stock is not publicly traded, holders of Citizens Common Stock have the right to exercise dissenter's rights. See "The Merger -- Dissenters' Rights" and Appendix D hereto.

STOCKHOLDERS' RIGHTS TO EXAMINE BOOKS AND RECORDS

         The TBCA provides that a stockholder may inspect and copy books and records during regular business hours, if he or she gives the corporation written notice of his or her demand at least five business days before the date of the inspection. The written demand must be made in good faith and for a proper purpose and must describe with reasonable particularity the purpose of the request and the records the stockholder desires to inspect.

DIVIDENDS

         UPC's ability to pay dividends on UPC Common Stock is governed by Tennessee corporate law as is Citizens' ability to pay dividends on Citizens Common Stock. Under Tennessee corporate law, dividends may be paid so long as the corporation would be able to pay its debts as they become due in the ordinary course of business and the corporation's total assets would not be less than the sum of its total liabilities plus the amount that would be needed, if the corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution to stockholders whose preferential rights are superior to those receiving the distribution.

         There are various statutory limitations on the ability of UPC's Banking Subsidiaries to pay dividends to UPC and on The Whiteville Bank's ability to pay dividends to Citizens. See "CERTAIN REGULATORY
CONSIDERATIONS--Payment of Dividends."



                                 LEGAL OPINIONS

         The validity of the shares of the UPC Common Stock offered hereby would be passed upon by E. James House, Jr., Secretary and Manager of the Legal Department of UPC. E. James House, Jr. is an officer of, and receives compensation from, UPC.

         The tax consequences of the Merger to the Citizens Record Holders, in general, would be passed upon by Wyatt, Tarrant & Combs, counsel to UPC.

                                    EXPERTS

         The consolidated financial statements of Union Planters Corporation incorporated into this Prospectus/Proxy Statement by reference to the Annual Report on Form 10-K of Union Planters Corporation for the year ended December 31, 1996 has been so incorporated in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm experts in auditing and accounting.

                          UNION PLANTERS CORPORATION
                             INDEX TO APPENDICES


APPENDIX
 NUMBER
--------
A        --      Agreement and Plan of Reorganization between Union Planters
                 Corporation, Union Planters Community Bancorp, Inc. and
                 Citizens of Hardeman County Financial Services, Inc. dated as of December 12, 1996, together with the related Plan of Merger annexed thereto as Exhibit 1

B        --      Unaudited Consolidated Financial Statements of Citizens of
                 Hardeman County Financial Services, Inc. as of and for the
                 years ended December 31, 1996 and 1995 (and notes thereto), and for the three months ended March 31, 1997 and 1996 (and notes thereto)

C        --      Fairness Opinion of Southard Financial

D        --      Sections 48-23-101, et al, of the Tennessee Business
                 Corporation Act, pertaining to applicable dissenters' rights provisions

                                   APPENDIX A

Agreement and Plan of Reorganization between Union Planters Corporation, Union Planters Community Bancorp, Inc. and Citizens of Hardeman County Financial Services, Inc., dated as of December 12, 1996, together with the related Plan of Merger annexed thereto as Exhibit 1

                                                                  EXECUTION COPY





                      AGREEMENT AND PLAN OF REORGANIZATION


                         DATED AS OF DECEMBER 12, 1996


                                    BETWEEN


                          UNION PLANTERS CORPORATION,

                     UNION PLANTERS COMMUNITY BANCORP, INC.


                                      AND


              CITIZENS OF HARDEMAN COUNTY FINANCIAL SERVICES, INC.

                               TABLE OF CONTENTS

         RECITALS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

                                                        ARTICLE 1

                                                   TERMS OF THE MERGER

         1.1     Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         1.2     Time and Place of Closing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         1.3     Effective Time . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         1.4     Charter  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         1.5     Bylaws . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         1.6     Name . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         1.7     Directors and Officers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         1.8     UPC's Right to Revise the Structure of the Transaction . . . . . . . . . . . . . . . . . . . . . . .   2

                                                        ARTICLE 2

                                 MANNER OF CONVERTING SHARES AND OPTIONS; EXCHANGE RATIO

         2.1     Conversion; Cancellation and Exchange of Shares; Exchange Ratio  . . . . . . . . . . . . . . . . . .   3
         2.2     No Stock Options . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
         2.3     Anti-Dilution Provisions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4

                                                        ARTICLE 3

                                                    EXCHANGE OF SHARES

         3.1     Exchange Procedures  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         3.2     Rights of Former Citizens Record Holders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5

                                                        ARTICLE 4

                                        REPRESENTATIONS AND WARRANTIES OF CITIZENS

         4.1     Organization, Standing, and Power  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         4.2     Authority; No Breach of Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         4.3     Capital Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         4.4     Citizens Subsidiaries  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         4.5     Citizens Financial Statements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         4.6     Absence of Undisclosed Liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         4.7     Absence of Certain Changes or Events . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         4.8     Tax Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         4.9     Allowance for Possible Loan Losses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         4.10    Assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         4.11    Intellectual Property  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         4.12    Environmental Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         4.13    Compliance with Laws . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         4.14    Labor Relations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         4.15    Employee Benefit Plans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12

         4.16    Material Contracts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         4.17    Legal Proceedings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         4.18    Reports  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         4.19    Statements True and Correct  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         4.20    Accounting, Tax and Regulatory Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         4.21    State Takeover Laws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         4.22    Charter Provisions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         4.23    Charter Documents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16

                                                        ARTICLE 5

                                          REPRESENTATIONS AND WARRANTIES OF UPC

         5.1     Organization, Standing, and Power  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         5.2     Authority: No Breach By Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         5.3     Capital Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         5.4     SEC Filings: Financial Statements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         5.5     Absence of Undisclosed Liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         5.6     Absence of Certain Changes or Events . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         5.7     Compliance with Laws . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         5.8     Legal Proceedings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         5.9     Reports  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         5.10    Statements True and Correct  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         5.11    Accounting, Tax and Regulatory Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19

                                                        ARTICLE 6

                                         CONDUCT OF BUSINESS PENDING CONSUMMATION

         6.1     Affirmative Covenants of Citizens  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         6.2     Negative Covenants of Citizens . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         6.3     Covenants of UPC . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         6.4     Adverse Changes in Condition . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         6.5     Reports  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22

                                                        ARTICLE 7

                                                  ADDITIONAL AGREEMENTS

         7.1     Registration Statement: Proxy Statement: Shareholder Approvals . . . . . . . . . . . . . . . . . . .  22
         7.2     Exchange Listing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         7.3     Applications . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         7.4     Filings with State Offices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         7.5     Agreement as to Efforts to Consummate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         7.6     Investigation and Confidentiality  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         7.7     Press Releases . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         7.8     Certain Actions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         7.9     Accounting and Tax Treatment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         7.10    State Takeover Laws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         7.11    Charter Provisions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         7.12    Agreement of Affiliates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25

         7.13    Employee Benefits and Contracts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25

                                                        ARTICLE 8

                                    CONDITIONS PRECEDENT TO OBLIGATIONS TO CONSUMMATE

         8.1     Conditions to Obligations of Each Party  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   26
         8.2     Conditions to Obligations of UPC . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   27
         8.3     Conditions to Obligations of Citizens  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   29

                                                        ARTICLE 9

                                                       TERMINATION

         9.1     Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   30
         9.2     Effect of Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   31
         9.3     Non-Survival of Representations and Covenants  . . . . . . . . . . . . . . . . . . . . . . . . . . .   31


                                                        ARTICLE 10

                                                    GENERAL PROVISIONS

         10.1    Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   31
         10.2    Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   38
         10.3    Brokers and Finders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   38
         10.4    Entire Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   39
         10.5    Amendments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   39
         10.6    Waivers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   39
         10.7    Assignment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   39
         10.8    Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   39
         10.9    Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   40
         10.10   Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   40
         10.11   Captions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   40
         10.12   Interpretation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   41
         10.13   Enforcement of Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   41
         10.14   Attorneys' Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   41
         10.15   Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   41
         10.16   Remedies Cumulative  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   41

                          AGREEMENT AND PLAN OF MERGER

         THIS AGREEMENT AND PLAN OF MERGER (the "Agreement") dated as of the 12th day of December, 1996, by and between UNION PLANTERS CORPORATION ("UPC"), a corporation chartered and existing under the laws of the State of Tennessee which is registered both as a bank holding company and as a savings and loan holding company and whose principal offices are located at 7130 Goodlett Farms Parkway, Memphis, Shelby County, Tennessee 38018; CITIZENS OF HARDEMAN COUNTY FINANCIAL SERVICES, INC., ("Citizens"), a corporation chartered and existing under the laws of the State of Tennessee which is registered as a bank holding company and whose principal offices are located are located at 114 Main Street, Whiteville, Tennessee 38008, and UNION PLANTERS COMMUNITY BANCORP, INC., ("Merger Subsidiary" or "Surviving Corporation", as the context may require), a corporation chartered and existing under the laws of the State of Tennessee which is a wholly- owned subsidiary of UPC and whose principal offices are located at 7130 Goodlett Farms Parkway, Memphis, Shelby County, Tennessee 38018.

         Certain other capitalized terms used in this Agreement and in the Plan of Merger are defined below in Section 10.1.

                                    RECITALS

         A. Citizens is the beneficial owner and holder of record of all of the issued and outstanding shares of capital stock of The Whiteville Bank (the "Citizens Bank Subsidiary"), and Citizens desires to have itself and, indirectly, all of its assets, including the capital stock it owns of Citizens Bank Subsidiary, acquired by UPC on the terms and subject to the conditions set forth in this Agreement and the Plan of Merger annexed hereto as Exhibit 1.

         B. UPC desires to acquire Citizens and, indirectly, Citizens's assets, including the capital stock of the Citizens Bank Subsidiary, on the terms and subject to the conditions set forth in this Agreement and the Plan of Merger.

         C. The Board of Directors of Citizens deems it desirable and in the best interests of Citizens, the Citizens Bank Subsidiary, and the shareholders of Citizens that Citizens be merged with and into Merger Subsidiary (which would survive the merger as the Surviving Corporation, as defined herein) on the terms and subject to the conditions set forth in this Agreement and in the manner provided in this Agreement and the Plan of Merger (the "Merger") and has directed that this Agreement and the Plan of Merger be submitted to the shareholders of Citizens with the recommendation that they be approved by them.

         D. The Boards of Directors of UPC, as a party to the Merger and as sole shareholder of Merger Subsidiary, and Merger Subsidiary deem it desirable and in the best interests of UPC and Merger Subsidiary and the shareholders of UPC that Citizens be merged with and into Merger Subsidiary on the terms and subject to the conditions set forth in this Agreement and in the manner provided in this Agreement and the Plan of Merger.

         E. The respective Boards of Directors of UPC, Merger Subsidiary and Citizens have each adopted (or will each adopt) resolutions setting forth and adopting this Agreement and the Plan of Merger, and have directed that this Agreement and the annexed Plan of Merger and all resolutions adopted by said Boards of Directors and by the Citizens Shareholders related to this Agreement, be submitted with appropriate applications to, and filed with all applicable Regulatory Authorities as may be necessary in order to obtain all Consents required to consummate the proposed Merger and the transactions contemplated in this Agreement in accordance with this Agreement, the Plan of Merger and applicable law.

         NOW THEREFORE, in consideration of the foregoing premises and the mutual representations, warranties, covenants and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

                                   ARTICLE 1

                              TERMS OF THE MERGER

         1.1 MERGER. Subject to the terms and conditions of this Agreement, at the Effective Time Citizens shall be merged with and into Merger Subsidiary in accordance with the provisions of Section 48-21-102 of the Tennessee Code and with the effect provided in Section 48-21-108 of the Tennessee Code (the "Merger"). Merger Subsidiary shall be the Surviving Corporation resulting from the Merger and shall continue to be governed by the Laws of the State of Tennessee. The Merger shall be consummated pursuant to the terms of this Agreement, which has been approved and adopted by the respective Boards of Directors of Citizens, UPC, and Merger Subsidiary, and the Plan of Merger, in substantially the form of Exhibit 1 which has been approved and adopted by the Boards of Directors of Citizens, Merger Subsidiary, and by the Board of Directors of UPC in its capacity as sole shareholder of Merger Subsidiary.

         1.2 TIME AND PLACE OF CLOSING. The Closing will take place at 9:00 A.M. on the date that the Effective Time occurs (or the immediately preceding day if the Effective Time is earlier than 9:00 A.M.) or at such other time as the Parties, acting through their chief executive officers or chief financial officers, may mutually agree. The Closing shall be held at the Union Planters Administrative Center, Union Planters Corporation Executive Offices (Fourth Floor), 7130 Goodlett Farms Parkway, Memphis, Shelby County, Tennessee 38018, or at such other place as the Parties, acting through their chief executive officers or chief financial officers, may mutually agree.

         1.3 EFFECTIVE TIME. The Merger and other transactions contemplated by this Agreement shall become effective on the date and at the time the Articles of Merger reflecting the Merger shall become effective with the Secretary of State of the State of Tennessee (the "Effective Time").

         1.4 CHARTER. The Charter of Merger Subsidiary in effect immediately prior to the Effective Time shall be the Charter of the Surviving Corporation until otherwise amended or repealed.

         1.5 BYLAWS. The Bylaws of Merger Subsidiary in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation until otherwise amended or repealed.

         1.6 NAME. The name of Merger Subsidiary shall remain unchanged after the Effective Time, unless and until otherwise renamed.

         1.7 DIRECTORS AND OFFICERS. The directors and officers of Merger Subsidiary in office immediately prior to the Effective Time, together with such additional persons as may thereafter be elected or appointed, shall serve as the directors and officers of the Surviving Corporation from and after the Effective Time in accordance with the Bylaws of the Surviving Corporation, unless and until their successors shall have been elected or appointed and shall have qualified or until they shall have been removed in the manner provided therein.

         1.8 UPC'S RIGHT TO REVISE THE STRUCTURE OF THE TRANSACTION. UPC shall have the unilateral right to revise the structure of the Merger in order to achieve tax benefits or for any other reason which UPC may deem advisable; provided, however, that UPC shall not have the right, without the approval of the Board of Directors of Citizens, to make any revision to the structure of the Merger which (i) changes the amount of the Consideration which the Citizens Record Holders are to receive as determined in the manner provided in 2.1(c) of this Agreement; (ii) changes the intended tax-free effect of the Merger to UPC, Merger Subsidiary, Citizens to any Citizens Record Holder; or (iii) would permit UPC to pay the Consideration other than by delivery of shares of UPC Common Stock registered with the SEC (in the manner described in Section 7.1 of this Agreement). UPC may exercise this right of revision by giving written notice to Citizens in the manner provided in Section
10.8 of this Agreement, which notice shall be in the form of an amendment to this Agreement and the Plan of Merger or in the form of an Amended and Restated Agreement and Amended and Restated Plan of Merger.

                                   ARTICLE 2

            MANNER OF CONVERTING SHARES AND OPTIONS; EXCHANGE RATIO

         2.1 CONVERSION; CANCELLATION AND EXCHANGE OF SHARES; EXCHANGE RATIO. At the Effective Time, by virtue of the Merger becoming effective and without any action on the part of UPC, Merger Subsidiary, Citizens, or the shareholders of any of the foregoing, the shares of the constituent corporations shall be converted as follows:

                 (a) UPC CAPITAL STOCK. Each share of UPC Capital Stock, including any associated UPC Rights, issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding from and after the Effective Time.

                 (b) MERGER SUBSIDIARY COMMON STOCK. Each share of Merger Subsidiary common stock issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding after the Effective Time and shall represent all of the issued and outstanding capital stock of Merger Subsidiary as the Surviving Corporation.

                 (c) CITIZENS COMMON STOCK. Each share of Citizens Common Stock (excluding shares held by any Citizens Company or any UPC Company, in each case other than in a fiduciary capacity or as a result of debts previously contracted) issued and outstanding at the Effective Time shall cease to represent any interest (equity, shareholder or otherwise) in Citizens and shall, [except for those shares held by any Citizens Record Holders who shall have properly perfected such Holders' dissenters' rights and shall have maintained the perfected status of such dissenters' rights through the Effective Time ("Citizens Dissenting Shareholders"), whose rights shall be governed by the provisions of Sections 48-23-101 through 48-23-302 of the Tennessee Code], automatically be converted exclusively into, and constitute only the right of each Citizens Record Holder to receive in exchange for such Holder's shares of Citizens Common Stock, the Consideration to which the Citizens Record Holder is entitled as provided in this Section 2.1(c).

                          (i)     THE EXCHANGE RATIO. Subject to any
adjustments which may be required by an event described in Subsection 2.1(c)(iii) below, the number of shares of UPC Common Stock to be exchanged for each share of Citizens Common Stock which shall be issued and outstanding immediately prior to the Effective Time shall be based on an exchange ratio (the "Exchange Ratio") of 435.872 shares of UPC Common Stock for each share of Citizens Common Stock which shall be validly issued and outstanding immediately prior to the Effective Time. The Exchange Ratio is based upon there being no more than an aggregate of 483 fully diluted shares of Citizens Common Stock validly issued and outstanding immediately prior to the Effective Time. Therefore, the maximum aggregate number of shares of UPC Common Stock which UPC would be required to issue in exchange for all outstanding shares of Citizens Common Stock, based on the Exchange Ratio, would be 210,526 shares of UPC Common Stock. Citizens Common Stock held by any Citizens Company, other than in a fiduciary capacity or as a result of debts previously contracted, shall not be considered as outstanding immediately prior to the Effective Time for purposes of the Exchange Ratio. No fractional shares of UPC Common Stock shall be issued in the

Merger and if, after aggregating all of the whole and fractional shares of UPC Common Stock to which a Citizens Record Holder shall be entitled based upon the Exchange Ratio, there should be a fractional share of UPC Common Stock remaining, such fractional share shall be settled by a cash payment therefor pursuant to Article 3 of this Agreement, which cash settlement shall be based upon the Current Market Price Per Share (as defined below) of one (1) full share of UPC Common Stock.

                          (ii)    DEFINITION OF "CURRENT MARKET PRICE PER
SHARE." The "Current Market Price Per Share" shall be the closing price per share of the UPC Common Stock on the NYSE Composite Transaction List (as reported by The Wall Street Journal or, if not reported thereby, any other authoritative source selected by UPC) on the last trading day prior to the Effective Date.

                          (iii)   EFFECT OF STOCK SPLITS, REVERSE STOCK SPLITS,
STOCK DIVIDENDS AND SIMILAR CHANGES IN THE CAPITAL OF CITIZENS. Should Citizens effect any stock splits, reverse stock splits, stock dividends or similar changes in its respective capital accounts subsequent to the date of this Agreement but prior to the Effective Time, or should there be more than 483 fully diluted shares of Citizens Common Stock outstanding immediately prior to the Effective Time, the Exchange Ratio may, in UPC's sole discretion if such change in the capital accounts constitutes a breach of any of Citizens's representations, warranties or covenants, be adjusted in such a manner as the Board of Directors of UPC shall deem in good faith to be fair and reasonable in order to give effect to such changes. Notwithstanding the foregoing, nothing in this subparagraph (iii) shall be deemed to be a waiver of the inaccuracy of any representation or warranty or breach of any covenant by Citizens set forth herein.

                 (d) SHARES HELD BY CITIZENS OR UPC. Each of the shares of Citizens Common Stock held by any Citizens Company or by any UPC Company, in each case other than in a fiduciary capacity or as a result of debts previously contracted, shall be canceled and retired at the Effective Time and no Consideration shall be issued in exchange therefor.

                 (e) DISSENTERS' RIGHTS OF CITIZENS SHAREHOLDERS. Any Citizens Record Holder who shall comply strictly with the provisions of Sections 48-23-201 et. seq. of the Tennessee Code ("Citizens Dissenting Shareholders"), shall be entitled to dissent from the Merger and to seek those appraisal remedies afforded by the Tennessee Code.

         2.2 NO STOCK OPTIONS. As of the date of this Agreement there are no options, Rights, warrants, scrip or similar rights of any nature, including stock option, stock appreciation or similar rights, issued and outstanding by Citizens or any Citizens Company to purchase shares of Citizens Common Stock, any other capital stock of Citizens, or any other securities or instruments of any nature which are convertible into or exchangeable for, or which derive their value, in whole or in part from, shares of Citizens Common Stock or any other capital stock of Citizens or any Citizens Company. Therefore, at the Effective Time there will be no issued and outstanding options, securities, Rights or instruments of any nature whatsoever to purchase or otherwise acquire shares of Citizens Common Stock or any other capital stock of Citizens or any Citizens Company, or which derive their value, in whole or in part from Citizens Common Stock or any other capital stock of any Citizens Company.

         2.3 ANTI-DILUTION PROVISIONS. In the event UPC changes the number of shares of UPC Common Stock issued and outstanding prior to the Effective Time as a result of a stock split, stock dividend, or recapitalization with respect to such stock and the record date therefor (in the case of a stock dividend) or the effective date thereof (in the case of a stock split or similar recapitalization for which a record date is not established) shall be prior to the Effective Time, the Exchange Ratio shall be proportionately adjusted.

                                   ARTICLE 3

                               EXCHANGE OF SHARES

         3.1 EXCHANGE PROCEDURES. Promptly after the Effective Time, UPC and Citizens shall cause the Exchange Agent to mail to the Citizens Record Holders appropriate transmittal materials (which shall specify that delivery shall be effected, and risk of loss and title to the certificates theretofore representing shares of Citizens Common Stock shall pass, only upon proper delivery of such certificates to the Exchange Agent). The Exchange Agent may establish reasonable and customary rules and procedures in connection with its duties. After the Effective Time, each Citizens Record Holder of Citizens Common Stock (other than shares to be canceled pursuant to Section 2.1(d) of this Agreement) issued and outstanding at the Effective Time shall surrender the certificate or certificates representing such shares to the Exchange Agent and shall promptly upon surrender thereof receive in exchange therefor the Consideration provided in Section 2.1(c) of this Agreement, together with all undelivered dividends or distributions in respect of such shares (without interest thereon) pursuant to Section 3.2 of this Agreement. To the extent required by Section 2.1(c) of this Agreement, each Citizens Record Holder also shall receive, upon surrender of the certificate or certificates representing his or her shares of Citizens Common Stock outstanding immediately prior to the Effective Time, cash in lieu of any fractional share of UPC Common Stock to which such holder may be otherwise entitled (without interest). UPC shall not be obligated to deliver the Consideration to which any Citizens Record Holder is entitled as a result of the Merger until such Citizens Record Holder surrenders such holder's certificate or certificates representing the shares of Citizens Common Stock for exchange as provided in this Section 3.1. The certificate or certificates of Citizens Common Stock so surrendered shall be duly endorsed as the Exchange Agent may require. Any other provision of this Agreement notwithstanding, neither UPC nor the Exchange Agent shall be liable to a Citizens Record Holder for any amounts paid or property delivered in good faith to a public official pursuant to any applicable abandoned property Law. Adoption of this Agreement by the shareholders of Citizens shall constitute ratification of the appointment of the Exchange Agent.

         3.2 RIGHTS OF FORMER CITIZENS RECORD HOLDERS. At the Effective Time, the stock transfer books of Citizens shall be closed as to holders of Citizens Common Stock outstanding immediately prior to the Effective Time, and no transfer of Citizens Common Stock by any Citizens Record Holder shall thereafter be made or recognized. Until surrendered for exchange in accordance with the provisions of Section 3.1 of this Agreement, each certificate theretofore representing shares of Citizens Common Stock (other than shares to be canceled pursuant to Section 2.1(d) of this Agreement) shall from and after the Effective Time represent for all purposes only the right to receive the Consideration provided in Section 2.1(c) of this Agreement in exchange therefor, subject, however, to the Surviving Corporation's obligation to pay any dividends or make any other distributions with a record date prior to the Effective Time which have been declared or made by Citizens in respect of such shares of Citizens Common Stock in accordance with the terms of this Agreement and which remain unpaid at the Effective Time. Whenever a dividend or other distribution is declared by UPC on the UPC Common Stock, the record date for which is at or after the Effective Time, the declaration shall include dividends or other distributions on all shares of UPC Common Stock issuable pursuant to this Agreement, but beginning 30 days after the Effective Time no dividend or other distribution payable to the holders of record of UPC Common Stock as of any time subsequent to the Effective Time shall be delivered to a Citizens Record Holder until such Citizens Record Holder surrenders his or her certificate or certificates evidencing Citizens Common Stock for exchange as provided in Section 3.1 of this Agreement. However, upon surrender of such Citizens Common Stock certificate, both the UPC Common Stock certificate and any undelivered dividends and cash payments payable hereunder (without interest), shall be delivered and paid with respect to each share represented by such certificate.

                                   ARTICLE 4

                   REPRESENTATIONS AND WARRANTIES OF CITIZENS

         Except as disclosed in the Citizens Disclosure Memorandum, Citizens hereby represents and warrants to UPC as follows:

         4.1 ORGANIZATION, STANDING, AND POWER. Citizens is a corporation duly organized, validly existing, and in good standing under the Laws of the State of Tennessee and has the corporate power and authority to carry on its business as now conducted and to own, lease, and operate its Assets. Citizens is duly qualified or licensed to transact business as a foreign corporation in good standing in the States of the United States and foreign jurisdictions where the character of its Assets or the conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Citizens.

         4.2     AUTHORITY; NO BREACH OF AGREEMENT.

                 (a) Citizens has the corporate power and authority necessary to execute, deliver, and perform its obligations under this Agreement and the Plan of Merger and to consummate the transactions contemplated hereby and thereby. The execution, delivery, and performance of this Agreement and the Plan of Merger, as appropriate, and the consummation of the transactions contemplated herein and therein, including the Merger, have been duly and validly authorized by all necessary corporate action in respect thereof on the part of Citizens, subject to the approval of this Agreement and the Plan of Merger by the holders of a majority (or such greater percentage as may be required by the Charter of Citizens or other applicable Law) of the outstanding shares of Citizens Common Stock, which is the only shareholder vote required for approval of this Agreement and the Plan of Merger and consummation of the Merger by Citizens. Subject to the receipt of such requisite shareholder approval, this Agreement and the Plan of Merger represent legal, valid, and binding obligations of Citizens, enforceable against Citizens in accordance with their respective terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, conservatorship, moratorium, or similar Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought).

                 (b) Neither the execution and delivery of this Agreement or the Plan of Merger, as appropriate, by Citizens, nor the consummation by Citizens of the transactions contemplated hereby or thereby, nor compliance by Citizens with any of the provisions hereof or thereof will (i) conflict with or result in a breach of any provision of Citizens's Charter or Bylaws, or (ii) except as disclosed in Section 4.2(b) of the Citizens Disclosure Memorandum, constitute or result in a Default under, or require any Consent pursuant to, or result in the creation of any Lien on any material Asset of any Citizens Company under, any Contract or Permit of any Citizens Company, or, (iii) subject to receipt of the requisite Consents referred to in Section 7.3 of this Agreement, violate any Law or Order applicable to any Citizens Company or any of their respective Material Assets.

                 (c) Other than in connection or compliance with the provisions of the Securities Laws, applicable state corporate Laws, and other than Consents required from Regulatory Authorities, and other than notices to or filings with the Internal Revenue Service or the Pension Benefit Guaranty Corporation with respect to any Citizens Employee Plans or under the HSR Act, and other than Consents, filings, or notifications which, if not obtained or made, are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Citizens, no notice to, filing with, or Consent of, any public body





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

or authority is necessary for the consummation by Citizens of the Merger and the other transactions contemplated in this Agreement and the Plan of Merger.

                 (d) No Citizens Company is a party to, or subject to, or bound by, any agreement or judgment, order, letter of understanding, writ, prohibition, injunction or decree of any court or other governmental body of competent jurisdiction, or any Law which would prevent the execution and delivery of this Agreement and the Plan of Merger by Citizens, or the consummation of the transactions contemplated hereby and thereby, and no action or proceeding is pending against any Citizens Company in which the validity of this Agreement, the transactions contemplated hereby or any action which has been taken by any of such Parties in connection herewith or in connection with the transaction contemplated hereby is at issue.

         4.3     CAPITAL STOCK.

                 (a) The authorized capital stock of Citizens consists of 500 shares of Citizens Common Stock, $100.00 par value per share, of which 483 shares are issued and outstanding as of the date of this Agreement, and not more than 483 shares will be issued and outstanding at the Effective Time. All of the issued and outstanding shares of capital stock of Citizens are duly and validly issued and outstanding and are fully paid and nonassessable under the Tennessee Code and Citizens's Charter. None of the outstanding shares of capital stock of Citizens has been issued in violation of any preemptive rights of the current or past shareholders of Citizens.

                 (b) Except as set forth in Section 4.3(a) of this Agreement, there are no shares of capital stock or other equity securities of Citizens outstanding and no outstanding Rights relating to the capital stock of Citizens.

         4.4 CITIZENS SUBSIDIARIES. Citizens has disclosed in Section 4.4 of the Citizens Disclosure Memorandum all of the Citizens Subsidiaries that are corporations (identifying its jurisdiction of incorporation, each jurisdiction in which the character of its Assets or the nature or conduct of its business requires it to be qualified and/or licensed to transact business, and the number of shares owned and percentage ownership interest represented by such share ownership) and all of the Citizens Subsidiaries that are general or limited partnerships or other non-corporate entities, including limited liability companies (identifying the Law under which such entity is organized, each jurisdiction in which the character of its Assets or the nature or conduct of its business requires it to be qualified and/or licensed to business, and the amount and nature of the ownership interest therein of all Citizens Companies). Citizens or one of its wholly owned Subsidiaries owns all of the issued and outstanding shares of capital stock (or other equity interests) of each Citizens Subsidiary. No capital stock (or other equity interest) of any Citizens Subsidiary is or may become required to be issued (other than to another Citizens Company) by reason of any Rights, and there are no Contracts by which any Citizens Subsidiary is bound to issue (other than to another Citizens Company) additional shares of its capital stock (or other equity interests) or Rights or by which any Citizens Company is or may be bound to transfer any shares of the capital stock (or other equity interests) of any Citizens Subsidiary (other than to another Citizens Company). There are no Contracts relating to the rights of any Citizens Company to vote or to dispose of any shares of the capital stock (or other equity interests) of any Citizens Subsidiary. All of the shares of capital stock (or other equity interests) of each Citizens Subsidiary held by a Citizens Company are fully paid and nonassessable under the applicable corporation or similar Law of the jurisdiction in which such Subsidiary is incorporated or organized and are owned by the Citizens Company free and clear of any Lien. Each Citizens Subsidiary is either a bank, a savings association, partnership, limited liability corporation, or a corporation, and each such Subsidiary is duly organized, validly existing, and (as to corporations) in good standing under the Laws of the jurisdiction in which it is incorporated or organized, and has the corporate power and authority necessary for it to own, lease, and operate its Assets and to carry on its business as now conducted. Each

Citizens Subsidiary is duly qualified or licensed to transact business as a foreign corporation in good standing in the States of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Citizens. The only Citizens Subsidiary that is a depository institution is Citizens Bank Subsidiary. Citizens Bank Subsidiary is an "insured institution" as defined in the Federal Deposit Insurance Act and applicable regulations thereunder, and the Deposits in which are insured by the Bank Insurance Fund, to the extent provided by law. The minute book and other organizational documents and Records for each Citizens Subsidiary have been made available to UPC for its review, and are true and complete as in effect as of the date of this Agreement and accurately reflect all amendments thereto and all proceedings of the Board of Directors and shareholders thereof.

         4.5 CITIZENS FINANCIAL STATEMENTS. Citizens has delivered to UPC (or will deliver, when available, with respect to periods ended after the date of this Agreement) true, correct and complete copies of (i) all Call Reports, including any amendments thereto, filed with any Regulatory Authorities by Citizens Bank Subsidiary for the years ended December 31, 1992, 1993, 1994 and 1995, and thereafter, together with any correspondence with any Regulatory Authorities concerning any of the aforesaid financial statements and Reports (the "Citizens Financial Statements"). Such Citizens Financial Statements (i) were (or will be) prepared from the Records of Citizens and/or each Citizens Subsidiary; (ii) were (or will be) prepared in accordance with regulatory accounting principles consistently applied; (iii) present (or, when prepared, will present) Citizens's and each Citizens Subsidiary's financial condition and the results of its operations, changes in stockholders' equity and cash flows at the relevant dates thereof and for the periods covered thereby; (iv) do contain or reflect (or, when prepared, will contain and reflect) all necessary adjustments and accruals for an accurate presentation of Citizens's and each Citizens Subsidiary's financial condition and the results of Citizens's and each Citizens Subsidiary's operations and cash flows for the periods covered by such financial statements; and (v) in the opinion of the Board of Directors, do contain and reflect (or, when prepared, will contain and reflect) adequate provisions or Allowances for loan losses, for ORE reserves and for all reasonably anticipatable Liabilities and Taxes, with respect to the periods then ended.

         4.6 ABSENCE OF UNDISCLOSED LIABILITIES. No Citizens Company has any Liabilities that are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Citizens, except Liabilities which are accrued or reserved against in the consolidated balance sheets of Citizens as of September 30, 1996 and December 31, 1995 included in the Citizens Financial Statements or reflected in the notes or schedules, if any, thereto, and delivered with the Citizens Disclosure Memorandum prior to the date of this Agreement. No Citizens Company has incurred or paid any Liability since the Balance Sheet Date, except for such Liabilities incurred or paid in the ordinary course of business consistent with past business practice and which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Citizens.

         4.7     ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as described in
Section 4.7 of the Citizens Disclosure Memorandum, since the Balance Sheet Date there has not been:

                 (a) any material transaction by any Citizens Company which was not undertaken in the ordinary course of business and in conformity with past practice.

                 (b) any loss of a key employee or any damage, destruction or loss, whether or not covered by insurance, which has had or which may be reasonably expected to have in a Material Adverse Effect on any Citizens Company.

                 (c) any acquisition or disposition by any Citizens Company of any Asset having a fair market value, singularly or in the aggregate for each Citizens Company, in an amount greater than Fifty Thousand Dollars ($50,000), except in the ordinary course of business and in conformity with past practice.

                 (d) any mortgage, pledge or subjection to Lien, of any kind on any of the Assets of any Citizens Company, except to secure extensions of credit in the ordinary course of business and in conformity with past practice.

                 (e) any amendment, modification or termination of any Contract relating to any Citizens Company or to which any Citizens Company is a party which would or may be reasonably expected to have a Material Adverse Effect on Citizens.

                 (f) any increase in, or commitment to increase, the compensation payable or to become payable to any officer, director, employee or agent of any Citizens Company, or any bonus payment or similar arrangement made to or with any of such officers, directors, employees or agents, other than routine increases made in the ordinary course of business not exceeding the greater of ten percent (10%) per annum or $5,000 for any of them individually.

                 (g) any incurring of, assumption of, or taking of, by any Citizens Company, any Asset subject to any Liability, except for Liabilities incurred or assumed or Assets taken subsequent to the Balance Sheet Date in the ordinary course of business and in conformity with past practice.

                 (h) any material alteration in the manner of keeping the books, accounts or Records of any Citizens Company, or in the accounting policies or practices therein reflected.

                 (i) any release or discharge (or partial release or discharge) of any obligation or Liability of any Person related to or arising out of any loan made by any Citizens Company, except in the ordinary course of business and in conformity with past practice.

         4.8     TAX MATTERS.

                 (a) All Tax Returns required to be filed by or on behalf of any of the Citizens Companies have been timely filed or requests for extensions have been timely filed, granted, and have not expired for periods ended on or before December 31, 1995, and on or before the date of the most recent fiscal year end immediately preceding the Effective Time, and all Tax Returns filed are complete and accurate. All Taxes shown on filed Tax Returns have been paid. There is no audit examination, deficiency, or refund Litigation with respect to any Taxes, except as fully reserved against in the Citizens Financial Statements made available prior to the date of this Agreement. All Taxes and other Liabilities due with respect to completed and settled examinations or concluded Litigation have been paid. There are no Liens with respect to Taxes upon any of the Assets of the Citizens Companies.

                 (b) None of the Citizens Companies has executed an extension or waiver of any statute of limitations on the assessment or collection of any Tax due (excluding such statutes that relate to years currently under examination by the Internal Revenue Service or other applicable taxing authorities) that is currently in effect.

                 (c) Adequate provision for any Taxes due or to become due for any of the Citizens Companies for the period or periods through and including the date of the respective Citizens Financial Statements has been made and is reflected on such Citizens Financial Statements.

                 (d)      Reserved.

                 (e) Each of the Citizens Companies is in compliance with, and its Records contain all information and documents (including properly completed IRS Forms W-9) necessary to comply with, all applicable information reporting and Tax withholding requirements under federal, state, and local tax Laws, and such records identify with specificity all accounts subject to backup withholding under Section 3406 of the IRC.

                 (f) Except as set forth in Section 4.8(f) of the Citizens Disclosure Memorandum, none of the Citizens Companies has made any payments, is obligated to make any payments, or is a party to any Contract that could obligate it to make any payments that would be disallowed as a deduction under
Section 28OG or 162(m) of the Internal Revenue Code.

                 (g) There has not been an ownership change, as defined in the IRC Section 382(g), of any of the Citizens Companies that occurred during or after any Taxable Period in which the Companies incurred a net operating loss that carries over to any Taxable Period ending after December 31, 1995.

                 (h) Except as set forth in Section 4.8(h) of the Citizens Disclosure Memorandum, none of the Citizens Companies is a party to any tax allocation or sharing agreement and none of the Citizens Companies has been a member of an affiliated group filing a consolidated federal income tax return (other than a group the common parent of which was Citizens) or has any Liability for taxes of any Person (other than Citizens and its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local, or foreign law) as a transferee or successor or by Contract or otherwise.

         4.9 ALLOWANCE FOR POSSIBLE LOAN LOSSES. The allowance for possible loan or credit losses, including any allowances or reserves for losses on ORE and other collateral taken in satisfaction, or partial satisfaction of a debt previously contracted, (the "Allowance") shown on the consolidated balance sheets of Citizens included in the most recent Citizens Financial Statements dated prior to the date of this Agreement was, and the Allowance shown on the consolidated balance sheets of Citizens included in the Citizens Financial Statements as of dates subsequent to the execution of this Agreement will be, as of the dates thereof, in the reasonable opinion of management of Citizens adequate (within the meaning of GAAP and applicable regulatory requirements or guidelines) to provide for all known and reasonably anticipated losses relating to or inherent in the loan and lease portfolios (including accrued interest receivables and ORE reserves) of the Citizens Companies and other extensions of credit (including letters of credit and commitments to make loans or extend credit) by the Citizens Companies as of the dates thereof. Except as described in Section 4.9 of the Citizens Disclosure Memorandum (by loan type, loan number, classification and outstanding balance), no Citizens Company has any Loan or other extension of credit which has been (or should have been in management's reasonable opinion) classified as "Other Assets Especially Mentioned," "Substandard," "Doubtful" or "Loss", or similar classifications, that were not classified in any Citizens Company's most recent report of examination. Section 4.9 of the Citizens Disclosure Memorandum also lists all Loans or extensions of credit which are included on Citizens's or any Citizens Company's "watch list." The net book value of any Citizens Company's assets acquired through foreclosure in satisfaction of problem loans ("ORE") are carried on the balance sheet of the Citizens Financial Statements at fair value at the time of acquisition less estimated selling costs which approximates the net realizable value of the ORE in accordance with the American Institute of Certified Public Accountants' Statement of Position 92-3.

         4.10 ASSETS. Except as disclosed or reserved against in the Citizens Financial Statements made available prior to the date of this Agreement, the Citizens Companies have good and marketable title, free and clear of all Liens, to all of their respective Assets. All tangible Assets used in the businesses of the Citizens Companies are in good condition, reasonable wear and tear excepted, and are usable in the ordinary course of business consistent with Citizens's past practices. All Assets which are material to Citizens's business on a consolidated basis, held under leases or subleases by any of the Citizens





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

Companies, are held under valid Contracts enforceable in accordance with their respective terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceedings may be brought), and each such Contract is in full force and effect. To the best of management's knowledge, the Citizens Companies currently maintain insurance similar in amounts, scope, and coverage to that maintained by other peer banking organizations. None of the Citizens Companies has received notice from any insurance carrier that (i) such insurance would be canceled or that coverage thereunder will be reduced or eliminated, or (ii) premium costs with respect to such policies of insurance will be substantially increased. Except as set forth in Section 4.10 of the Citizens Disclosure Memorandum there are presently no claims pending under any such policies of insurance and no notices have been given by any Citizens Company under such policies.

         4.11 INTELLECTUAL PROPERTY. All of the Intellectual Property rights of the Citizens Companies are in full force and effect and constitute legal, valid, and binding obligations of the respective parties thereto, and there have not been, and, to the Knowledge of Citizens, there currently are not, any Defaults thereunder by any Citizens Company. A Citizens Company owns or is the valid licensee of all such Intellectual Property rights free and clear of all Liens or claims of infringement. None of the Citizens Companies or, to the Knowledge of Citizens, their respective predecessors, has misused the Intellectual Property rights of others and none of the Intellectual Property rights as used in the business conducted by any such Citizens Company infringes upon or otherwise violates the rights of any Person, nor has any Person asserted a claim of such infringement. Except as disclosed in Section 4.11 of the Citizens Disclosure Memorandum, no Citizens Company is obligated to pay any royalties to any Person with respect to any such Intellectual Property. Each Citizens Company owns or has the valid right to use all of the Intellectual Property rights which it is presently using, or in connection with performance of any material Contract to which it is a party. No officer, director, or employee of any Citizens Company is party to any Contract which requires such officer, director or employee to assign any interest in any Intellectual Property or keep confidential any trade secrets, proprietary data, customer information, or other business information or except as disclosed in Section
4.11 of the Citizens Disclosure Memorandum, which restricts or prohibits such officer, director, or employee from engaging in activities competitive with any Person, including any Citizens Company.

         4.12 ENVIRONMENTAL MATTERS. Except as set forth in Section 4.12 of the Citizens Disclosure Memorandum:

                 (a) To the Knowledge of Citizens, each Citizens Company, its Participation Facilities, and its Operating Properties are, and have been, in compliance with an Environmental Laws, except for violations which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Citizens.

                 (b) To the Knowledge of Citizens, there is no Litigation pending or threatened before any court, governmental agency, or authority or other forum in which any Citizens Company or any of its Operating Properties or Participation Facilities (or Citizens in respect of such Operating Property or Participation Facility) has been or, with respect to threatened Litigation, may be named as a defendant (i) for alleged noncompliance (including by any predecessor) with any Environmental Law or (ii) relating to the release into the environment of any Hazardous Material, whether or not occurring at, on, under, adjacent to, or affecting (or potentially affecting) a site owned, leased, or operated by any Citizens Company or any of its Operating Properties or Participation Facilities, except for such Litigation pending or threatened that is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Citizens, nor is there any reasonable basis for any Litigation of a type described in this sentence.





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

                 (c) During the period of (i) any Citizens Company's ownership or operation of any of their respective current properties, (ii) any Citizens Company's participation in the management of any Participation Facility, or (iii) any Citizens Company's holding of a security interest in an Operating Property, to the Knowledge of Citizens, there have been no releases of Hazardous Material in, on, under, adjacent to, or affecting (or potentially affecting) such properties, except such as are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Citizens. Prior to the period of (i) any Citizens Company's ownership or operation of any of their respective current properties, (ii) any Citizens Company's participation in the management of any Participation Facility, or (iii) any Citizens Company's holding of a security interest in an Operating Property, to the Knowledge of Citizens, there were no releases of Hazardous Material in, on, under, or affecting any such property, Participation Facility or Operating Property, except such as are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Citizens.

         4.13 COMPLIANCE WITH LAWS. Citizens is duly registered as a bank holding company under the BHC Act. Each Citizens Company has in effect all Permits necessary for it to own, lease, or operate its material Assets and to carry on its business as now conducted, and there has occurred no Default under any such Permit. Except as set forth in Section 4.13 of the Citizens Disclosure Memorandum, none of the Citizens Companies:

                 (a) is in violation of any Laws, Orders, or Permits applicable to its business or employees conducting its business; and

                 (b) has received any notification or communication from any agency or department of federal, state, or local government or any Regulatory Authority or the staff thereof (i) asserting that any Citizens Company is not in compliance with any of the Laws or Orders which such governmental authority or Regulatory Authority enforces, (ii) threatening to revoke any Permits, or (iii) requiring any Citizens Company to enter into or consent to the issuance of a cease and desist order, formal agreement, directive, or memorandum of understanding, or to adopt any Board resolution or similar undertaking, which restricts materially the conduct of its business, or in any manner relates to its capital adequacy, its credit or reserve policies, its management, or the payment of dividends.

         4.14 LABOR RELATIONS. No Citizens Company is the subject of any Litigation asserting that it or any other Citizens Company has committed an unfair labor practice (within the meaning of the National Labor Relations Act or comparable state law) or seeking to compel it or any other Citizens Company to bargain with any labor organization as to wages or conditions of employment, nor is there any strike or other labor dispute involving any Citizens Company, pending or threatened, or to the Knowledge of Citizens, is there any activity involving any Citizens Company's employees seeking to certify a collective bargaining unit or engaging in any other organization activity.

         4.15    EMPLOYEE BENEFIT PLANS.

                 (a) Citizens has disclosed in Section 4.15(a) of the Citizens Disclosure Memorandum, and has delivered or made available to UPC prior to the date of this Agreement copies in each case of, all pension, retirement, profit-sharing, deferred compensation, stock option, employee stock ownership, severance pay, vacation, bonus, or other incentive plan, all other written employee programs, arrangements, or agreements, all medical, vision, dental, or other health plans, all life insurance plans, and all other employee benefit plans or fringe benefit plans, including "employee benefit plans* as that term is defined in Section 3(3) of ERISA, currently adopted, maintained by, sponsored in whole or in part by, or contributed to by any Citizens Company or ERISA Affiliate thereof for the benefit of employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries and under which employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries are





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

eligible to participate (collectively, the "Citizens Benefit Plans"). Any of the Citizens Benefit Plans which is an "employee pension benefit plan," as that term is defined in Section 3(2) of ERISA, is referred to herein as a "Citizens ERISA Plan." Each Citizens ERISA Plan which is also a "defined benefit plan" (as defined in Section 414(j) of the Internal Revenue Code) is referred to herein as a "Citizens Pension Plan." No Citizens Pension Plan is or has been a multi employer plan within the meaning of Section 3(37) of ERISA.

                 (b) All Citizens Benefit Plans are in compliance with the applicable terms of ERISA, the Internal Revenue Code, and any other applicable Laws the breach or violation of which are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Citizens. Each Citizens ERISA Plan which is intended to be qualified under Section 401(a) of the Internal Revenue Code has received a favorable determination letter from the Internal Revenue Service, and Citizens is not aware of any circumstances likely to result in revocation of any such favorable determination letter. No Citizens Company has engaged in a transaction with respect to any Citizens Benefit Plan that, assuming the taxable period of such plan expired as of the date hereof, would subject any Citizens Company to a Tax imposed by either
Section 4975 of the Internal Revenue Code or Section 502(i) of ERISA.

                 (c) No Citizens Pension Plan has any "unfunded current liability," as that term is defined in Section 302(d)(8)(A) of ERISA, and the fair market value of the assets of any such plan exceeds the plan's "benefit liabilities," as that term is defined in Section 4001(a)(16) of ERISA, when determined under actuarial factors that would apply if the plan terminated in accordance with all applicable legal requirements. Since the date of the most recent actuarial evaluation, there has been (i) no material change in the financial position of any Citizens Pension Plan, (ii) no change in the actuarial assumptions with respect to any Citizens Pension Plan, and (iii) no increase in benefits under any Citizens Pension Plan as a result of plan amendments or changes in applicable Law which is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Citizens or materially adversely affect the funding status of any such plan. Neither any Citizens Pension Plan nor any "single-employer plan," within the meaning of
Section 4001(a)(15) of ERISA, currently or formerly maintained by any Citizens Company, or the single-employer plan of any entity which is considered one employer with Citizens under Section 4001 of ERISA or Section 414 of the Internal Revenue Code or Section 302 of ERISA (whether or not waived) (an "ERISA Affiliate") has an "accumulated funding deficiency" within the meaning of Section 412 of the Internal Revenue Code or Section 302 of ERISA. No Citizens Company has provided, or is required to provide, security to a Citizens Pension Plan or to any single-employer plan of an ERISA Affiliate pursuant to Section 401(a)(29) of the Internal Revenue Code.

                 (d) Within the six-year period preceding the Effective Time, no Liability under Subtitle C or D of Title IV of ERISA has been or is expected to be incurred by any Citizens Company with respect to any ongoing, frozen, or terminated single-employer plan or the single-employer plan of any ERISA Affiliate. No Citizens Company has incurred any withdrawal Liability with respect to a multiemployer plan under Subtitle B of Title IV of ERISA (regardless of whether based on contributions of an ERISA Affiliate). No notice of a "reportable event," within the meaning of Section 4043 of ERISA for which the 30-day reporting requirement has not been waived, has been required to be filed for any Citizens Pension Plan or by any ERISA Affiliate within the 12-month period ending on the date hereof.

                 (e) Except as disclosed in Section 4.15(e) of the Citizens Disclosure Memorandum, no Citizens Company has any Liability for retiree health and life benefits under any of the Citizens Benefit Plans and there are no restrictions on the rights of such Citizens Company to amend or terminate any such retiree health or benefit Plan without incurring Liability thereunder.

                 (f) Except as disclosed in Section 4.15(f) of the Citizens Disclosure Memorandum, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including severance, unemployment compensation, golden parachute, or otherwise) becoming due to any director or any employee of any Citizens Company





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

from any Citizens Company under any Citizens Benefit Plan or otherwise, (ii) increase any benefits otherwise payable under any Citizens Benefit Plan, or
(iii) result in any acceleration of the time of payment or vesting of any such benefit.

                 (g) The actuarial present values of all accrued deferred compensation entitlements (including entitlements under any executive compensation, supplemental retirement, or employment agreement) of employees and former employees of any Citizens Company and their respective beneficiaries, other than entitlements accrued pursuant to funded retirement plans subject to the provisions of Section 412 of the Internal Revenue Code or
Section 302 of ERISA, have been fully reflected on the Citizens Financial Statements to the extent required by and in accordance with GAAP.

         4.16 MATERIAL CONTRACTS. Except as disclosed in Section 4.16 of the Citizens Disclosure Memorandum, none of the Citizens Companies, nor any of their respective Assets, businesses, or operations, is a party to, or is bound or affected by, or receives benefits under, (i) any employment, severance, termination, consulting, or retirement Contract (ii) any Contract relating to the borrowing of money by any Citizens Company or the guarantee by any Citizens Company of any such obligation (other than Contracts evidencing deposit liabilities, purchases of federal funds, fully-secured repurchase agreements, and Federal Home Loan Bank advances of depository institution Subsidiaries, trade payables, and Contracts relating to borrowings or guarantees made in the ordinary course of business), (iii) any Contracts which prohibit or restrict any Citizens Company from engaging in any business activities in any geographic area, line of business, or otherwise in competition with any other Person, (iv) any Contracts between or among Citizens Companies, (v) any exchange-traded or over-the-counter swap, forward, future, option, cap, floor, or collar financial Contract, or any other interest rate or foreign currency protection Contract (not disclosed in the Citizens Financial Statements delivered prior to the date of this Agreement) which is a financial derivative Contract (including various combinations thereof), and (vi) any other Contract or amendment thereto that would be required to be filed as an exhibit to a Citizens SEC Report (whether or not Citizens is subject to the filing requirements of the SEC) filed (or which would have been filed if Citizens were subject to the SEC reporting requirements) by Citizens with the SEC prior to the date of this Agreement (together with all Contracts referred to in Sections 4.10 and 4.15(a) of this Agreement, (the "Citizens Contracts"). With respect to each Citizens Contract:
(i) the Contract is in full force and effect; (ii) no Citizens Company is in Default thereunder, (iii) no Citizens Company has repudiated or waived any material provision of any such Contract; and (iv) no other party to any such Contract is, to the Knowledge of Citizens, in Default in any respect or has repudiated or waived any material provision thereunder. Except as set forth in
Section 4.16 of the Citizens Disclosure Memorandum all of the indebtedness of any Citizens Company for money borrowed is prepayable at any time by such Citizens Company without penalty or premium.

         4.17 LEGAL PROCEEDINGS. There is no Litigation instituted or pending, or, to the Knowledge of Citizens, threatened (or unasserted but considered probable of assertion and which if asserted would have at least a reasonable probability of an unfavorable outcome) against any Citizens Company, or against any Asset, employee benefit plan, interest, or right of any of them that is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Citizens, nor are there any Orders of any Regulatory Authorities, other governmental authorities, or arbitrators outstanding against any Citizens Company. Section 4.17 of the Citizens Disclosure Memorandum includes a report of all material Litigation as of the date of this Agreement to which any Citizens Company is a party and which names a Citizens Company as a defendant or cross-defendant.

         4.18 REPORTS. Since January 1, 1991, or the date of organization if later, each Citizens Company has timely filed all reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with (i) the SEC, if applicable, including Forms 10-K, Forms 10-Q, Forms 8-K, and proxy statements, (ii) other Regulatory Authorities, and (iii) any applicable state





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

securities or banking authorities (except, in the case of state securities authorities, failures to file which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Citizens). As of their respective dates, each of such reports and documents, including the financial statements, exhibits, and schedules thereto, complied in all material respects with all applicable Laws. As of its respective date, each such report and document did not, in all material respects, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein light of the circumstances under which they were made, not misleading.

         4.19 STATEMENTS TRUE AND CORRECT. No statement, certificate, instrument, or other writing furnished or to be furnished by any Citizens Company to UPC pursuant to this Agreement or any other document, agreement, or instrument referred to herein contains, or will contain, any untrue statement of material fact or will omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the information supplied or to be supplied by any Citizens Company or any Affiliate thereof for inclusion in the Registration Statement to be filed by UPC with the SEC will, when the Registration Statement becomes effective, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein not misleading. None of the information supplied or to be supplied by any Citizens Company or any Affiliate thereof for inclusion in the Proxy Statement to be mailed to Citizens's shareholders in connection with the Shareholders' Meeting, and any other documents to be filed by a Citizens Company or any Affiliate thereof with the SEC or any other Regulatory Authority in connection with the transactions contemplated hereby, will, at the respective time such documents are filed, and with respect to the Proxy Statement, when first mailed to the shareholders of Citizens, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or, in the case of the Proxy Statement or any amendment thereof or supplement thereto, at the time of the Shareholders' Meeting, be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the Shareholders' Meeting. All documents that any Citizens Company or any Affiliate thereof is responsible for filing with any Regulatory Authority in connection with the transactions contemplated hereby will comply as to form in all material respects with the provisions of applicable Law.

         4.20 ACCOUNTING, TAX AND REGULATORY MATTERS. No Citizens Company or any Affiliate thereof has taken any action or has any Knowledge of any fact or circumstance relating to Citizens that is reasonably likely to (i) prevent the transactions contemplated hereby, including the Merger, from qualifying for pooling-of-interests accounting treatment or as a reorganization within the meaning of Section 368(a) of the IRC, or (ii) materially impede or delay receipt of any Consents of Regulatory Authorities referred to in Section 8.1(b) of this Agreement or result in the imposition of a condition or restriction of the type referred to in the last sentence of such section.

         4.21 STATE TAKEOVER LAWS. Each Citizens Company has taken all necessary action to exempt the transactions contemplated by this Agreement and the Plan of Merger from, or if necessary challenge the validity or applicability of any applicable "moratorium," "fair price," "business combination," "control share," or other anti-takeover Laws (collectively, "Takeover Laws"), including Sections 48-103-101 through 48-103-312 of the Tennessee Code.

         4.22 CHARTER PROVISIONS. Each Citizens Company has taken all action so that the entering into of this Agreement and the Plan of Merger and the consummation of the Merger and the other transactions contemplated by this Agreement and the Plan of Merger do not and will not result in the grant of any rights to any Person under the Charter, Bylaws or other governing instruments of any Citizens Company or restrict or impair the ability of UPC or any of its Subsidiaries to vote, or otherwise to exercise the rights of a





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

shareholder with respect to, shares of any Citizens Company that may be directly or indirectly acquired or controlled by it.

         4.23 CHARTER DOCUMENTS. Citizens has previously provided UPC true and correct copies of the Articles of Incorporation and Bylaws of Citizens and the Articles of Incorporation or Articles of Association or Articles of Agreement and Bylaws of each Citizens Company, as amended to date, and each are in full force and effect.

                                   ARTICLE 5

                     REPRESENTATIONS AND WARRANTIES OF UPC

         Except as disclosed in the UPC Disclosure Memorandum, UPC hereby represents and warrants to Citizens as follows:

         5.1 ORGANIZATION, STANDING, AND POWER. UPC and Merger Subsidiary are both corporations duly organized, validly existing, and in good standing under the Laws of the State of Tennessee, and each has the corporate power and authority to carry on its business as now conducted and to own, lease and operate its material Assets. UPC is duly qualified or licensed to transact business as a foreign corporation in good standing in the States of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on UPC.

         5.2     AUTHORITY: NO BREACH BY AGREEMENT.

                 (a) UPC and Merger Subsidiary each has the corporate power and authority necessary to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the Plan of Merger (as to Merger Subsidiary) and the consummation of the transactions contemplated herein, including the Merger, have been duly and validly authorized by all necessary corporate action in respect thereof on the part of UPC and Merger Subsidiary including the approval of UPC in its capacity as the sole shareholder of Merger Subsidiary. This Agreement represents a legal, valid, and binding obligation of UPC, enforceable against UPC in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought).

                 (b) Neither the execution and delivery of this Agreement by UPC, nor the consummation by UPC, and Merger Subsidiary of the transactions contemplated hereby, nor compliance by UPC and Merger Subsidiary with any of the provisions hereof will (i) conflict with or result in a breach of any provision of any UPC Company's Charter (or similar governing instrument) or Bylaws, or (ii) constitute or result in a Default under, or require any Consent pursuant to, or result in the creation of any Lien on any Asset of any UPC Company under any Contract or Permit of any UPC Company, or (iii) subject to receipt of the requisite approvals referred to in Section 8.1(b) of this Agreement, violate any Law or Order applicable to any UPC Company or any of their respective material Assets.

                 (c) Other than in connection or compliance with the provisions of the Securities Laws, applicable state corporate and the rules of the NYSE, and other than Consents required from Regulatory Authorities, and other than notices to or filings with the Internal Revenue Service or the Pension Benefit

Guaranty Corporation with respect to any employee benefit plans, or under the HSR Act, and other than Consents, filings, or notifications which, if not obtained or made, are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on UPC, no notice to, filing with, or Consent of, any public body or authority is necessary for the consummation by UPC and Merger Subsidiary of the Merger and the other transactions contemplated in this Agreement.

         5.3     CAPITAL STOCK. The authorized capital stock of UPC consists of
(i) 100,000,000 shares of UPC Common Stock, of which 46,356,179 shares are issued and outstanding as of September 30, 1996, and (ii) 10,000,000 shares of UPC Preferred Stock, of which no shares of UPC Series A Preferred Stock, no shares of UPC Series B Preferred Stock, and 3,380,688 shares of UPC Series E Preferred Stock are issued and outstanding. All of the issued and outstanding shares of UPC Capital Stock are, and all of the shares of UPC Common Stock to be issued in exchange for shares of Citizens Common Stock upon consummation of the Merger, when issued in accordance with the terms of this Agreement, will be, duly and validly issued and outstanding and fully paid and nonassessable under the Tennessee Code and the UPC Charter. None of the outstanding shares of UPC Capital Stock has been, and none of the shares of UPC Common Stock to be issued in exchange for shares of Citizens Common Stock upon consummation of the Merger will be, issued in violation of any preemptive rights of the current or past shareholders of UPC. UPC has reserved for issuance a sufficient number of shares of UPC Common Stock for the purpose of issuing shares of UPC Common Stock in accordance with the provisions of Sections 2.1(c) and 2.2 of this Agreement.

         5.4     SEC FILINGS: FINANCIAL STATEMENTS.

                 (a) UPC has filed and made available to Citizens all SEC documents required to be filed by UPC since December 31, 1993. The UPC SEC Reports (i) at the time filed, complied in all material respects with the applicable requirements of the Securities Laws and (ii) did not, at the time they were filed (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated in such UPC SEC Reports or necessary in order to make the statements in such UPC SEC Reports, in light of the circumstances under which they were made, not misleading. Except for UPC Subsidiaries that are registered as a broker, dealer or investment advisor, no UPC Subsidiary is required to file any SEC Documents.

                 (b) Each of the UPC Financial Statements (including, in each case, any related notes) contained in the UPC SEC Reports, including any UPC SEC Reports filed after the date of this Agreement until the Effective Time, complied as to form in all material respects with the applicable published rules and regulations of the SEC with respect thereto, was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited interim statements, as permitted by Form 10-Q of the SEC), and fairly presented in all material respects the consolidated financial position of UPC and its Subsidiaries as at the respective dates and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount or effect.

         5.5 ABSENCE OF UNDISCLOSED LIABILITIES. No UPC Company has any Liabilities that are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on UPC, except Liabilities which are accrued or reserved against in the consolidated balance sheets of UPC as of September 30, 1996, included in the UPC Financial Statements made available prior to the date of this Agreement or reflected in the notes thereto. No UPC Company has incurred or paid any liability since September 30, 1996, except for such Liabilities incurred or paid (i) in the ordinary course of business consistent with past business practice and which are not reasonably likely to have, individually or in the





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

aggregate, a Material Adverse Effect on UPC or (ii) in connection with the transactions contemplated by this Agreement.

         5.6 ABSENCE OF CERTAIN CHANGES OR EVENTS. Since September 30, 1996, except as disclosed in the UPC Financial Statements delivered prior to the date of this Agreement or contemplated by pending federal legislation applicable to financial institutions generally, (i) there have been no events, changes, or occurrences which have had, or are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on UPC, and (ii) the UPC Companies have not taken any action, or failed to take any action, prior to the date of this Agreement, which action or failure, if taken after the date of this Agreement, would represent or result in a material breach or violation of any of the covenants and agreements of UPC provided in Article 6 of this Agreement.

         5.7 COMPLIANCE WITH LAWS. UPC is duly registered as a bank holding company under the BHC Act and as a savings and loan holding company under the HOLA. Each UPC Company has in effect all Permits necessary for it to own, lease, or operate its material Assets and to carry on its business as now conducted, and there has occurred no Default under any such Permit. No UPC
Company:

                 (a) is in violation of any Laws, Orders, or Permits applicable to its business or employees conducting its business; and

                 (b) has received any notification or communication from any agency or department of federal, state, or local government or any Regulatory Authority or the staff thereof (i) asserting that any UPC Company is not in compliance with any of the Laws or Orders which such governmental authority or Regulatory Authority enforces, (ii) threatening to revoke any Permits, or (iii) requiring any UPC Company to enter into or consent to the issuance of a cease and desist order, formal agreement, directive, commitment or memorandum of understanding, or to adopt any Board resolution or similar undertaking, which restricts materially the conduct of its business, or in any manner relates to its capital adequacy, its credit or reserve policies, its management, or the payment of dividends.

         5.8 LEGAL PROCEEDINGS. There is no Litigation instituted or pending, or, to the Knowledge of UPC, threatened (or unasserted but considered probable of assertion and which if asserted would have at least a reasonable probability of an unfavorable outcome) against any UPC Company, or against any Asset, interest, or right of any of them, that is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on UPC.

         5.9 REPORTS. Since January 1, 1993, UPC has filed all reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with (i) the SEC, including, but not limited to, Forms 10-K, Forms 10-Q, Forms 8-K, and proxy statements, (ii) other Regulatory Authorities, and (iii) any applicable state securities or banking authorities (except, in the case of state securities authorities, failures to file which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on UPC). As of their respective dates, each of such reports and documents, including the financial statements, exhibits, and schedules thereto, complied in all material respects with all applicable Laws. As of its respective date, each such report and document did not, in all material respects, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

         5.10 STATEMENTS TRUE AND CORRECT. No statement, certificate, instrument or other writing furnished or to be furnished by any UPC Company or any Affiliate thereof to Citizens pursuant to this Agreement or any other document, agreement, or instrument referred to herein contains or will contain any untrue statement of material fact or will omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the information supplied or to be supplied by any UPC Company or any Affiliate thereof for inclusion in the Registration Statement to be filed by UPC with the SEC, will, when the Registration Statement becomes effective, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein not misleading. None of the information supplied or to be supplied by any UPC Company or any Affiliate thereof for inclusion in the Proxy Statement to be mailed to Citizens's Shareholders in connection with the Shareholders' Meetings, and any other documents to be filed by any UPC Company or any Affiliate thereof with the SEC or any other Regulatory Authority in connection with the transactions contemplated hereby, will, at the respective time such documents are filed, and with respect to the Proxy Statement, when first mailed to the shareholders of Citizens, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or, in the case of the Proxy Statement or any amendment thereof or supplement thereto, at the time of the Shareholders' Meetings, be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the Shareholders' Meetings. All documents that any UPC Company or any Affiliate thereof is responsible for filing with any Regulatory Authority in connection with the transactions contemplated hereby will comply as to form in all material respects with the provisions of applicable Law.

         5.11 ACCOUNTING, TAX AND REGULATORY MATTERS. No UPC Company or any Affiliate thereof has taken any action or has any Knowledge of any fact or circumstance relating to UPC or Merger Subsidiary that is reasonably likely to
(i) prevent the transactions contemplated hereby, including the Merger, from qualifying for pooling-of-interests accounting treatment or as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, or (ii) materially impede or delay receipt of any Consents of Regulatory Authorities referred to in Section 8.1(b) of this Agreement or result in the imposition of a condition or restriction of the type referred to in the last sentence of such Section.

                                   ARTICLE 6

                    CONDUCT OF BUSINESS PENDING CONSUMMATION

         6.1 AFFIRMATIVE COVENANTS OF CITIZENS. Unless the prior written consent of UPC shall have been obtained, and except as otherwise expressly contemplated herein, Citizens shall, and shall cause each of its Subsidiaries to: (i) operate its business only in the usual, regular, and ordinary course (which shall include matters of the type set forth in Section 6.1 of the Citizens Disclosure Memorandum), (ii) preserve intact its business organization and Assets and maintain its rights and franchises, and (iii) take no action which would (a) materially adversely affect the ability of any Party to obtain any Consents required for the transactions contemplated hereby without imposition of a condition or restriction of the type referred to in the last sentence of Section 8.1(b) of this Agreement or prevent the transactions contemplated hereby, including the Merger, from qualifying for pooling-of-interests accounting treatment or as a reorganization within the meaning of Section 368(a) of the IRC or (b) materially adversely affect the ability of any Party to perform its covenants and agreements under this Agreement.

         6.2 NEGATIVE COVENANTS OF CITIZENS. Except as specifically permitted by this Agreement, from the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, Citizens covenants and agrees that it will not do or agree or commit to do, or permit any of its Subsidiaries to do or agree or commit to do, any of the following without the prior written consent of the chief executive officer, president, or chief financial officer of UPC, which consent shall not be unreasonably withheld:

                 (a) amend the Charter, Bylaws, or other governing instruments of any Citizens Company; or

                 (b) incur any additional debt obligation or other obligation for borrowed money (other than indebtedness of a Citizens Company to another Citizens Company) in excess of an aggregate of $100,000 (for the Citizens Companies on a consolidated basis) except in the ordinary course of the business of Citizens Subsidiaries consistent with past practices (which shall include, for Citizens Subsidiaries that are depository institutions, creation of deposit liabilities, purchases of federal funds, advances from the Federal Reserve Bank or Federal Home Loan Bank, and entry into repurchase agreements fully secured by U.S. government or agency securities), or impose, or suffer the imposition on any Asset of any Citizens Company of any Lien or permit any such Lien to exist (other than in connection with deposits, repurchase agreements, bankers acceptances, "treasury tax and loan" accounts established in the ordinary course of business, the satisfaction of legal requirements in the exercise of trust powers, and Liens in effect as of the date hereof that are disclosed in the Citizens Disclosure Memorandum); or

                 (c) repurchase, redeem, or otherwise acquire or exchange (other than exchanges in the ordinary course under employee benefit plans), directly or indirectly, any shares, or any securities convertible into any shares, of the capital stock of any Citizens Company, or declare or pay any dividend or make any other distribution in respect of Citizens's capital stock, with the exception of its regular annual cash dividend of Twelve Dollars per share, the declaration date of which shall be consistent with past practices; or

                 (d) except pursuant to this Agreement, issue, sell, pledge, encumber, authorize the issuance of, enter into any Contract to issue, sell, pledge, encumber, or authorize the issuance of or otherwise permit to become outstanding, any additional shares of Citizens Common Stock or any other capital stock of any Citizens Company, or any stock appreciation rights, or any option, warrant, conversion, or other Right to acquire any such stock, or any security convertible into any such stock or any stock equivalent type rights; or

                 (e) adjust, split, combine or reclassify any capital stock of any Citizens Company or issue or authorize the issuance of any other securities in respect of or in substitution for shares of Citizens Common Stock, or sell, lease, mortgage or otherwise dispose of or otherwise encumber any shares of capital stock of any Citizens Subsidiary, (unless any such shares of stock are sold or otherwise transferred to another Citizens Company) or any Asset, other than in the ordinary course of business for reasonable and adequate consideration; or

                 (f) except for purchases of U.S. Treasury securities or U.S. Government agency securities, which in either case have maturities of three years or less, purchase any securities or make any Material investment, either by purchase of stock or securities, contributions to capital, Asset transfers, or purchase of any Assets, in any Person other than a wholly owned Citizens Subsidiary, or otherwise acquire direct or indirect control over any Person, other than in connection with (i) foreclosures in the ordinary course of business, (ii) acquisitions of control by a depository institution Subsidiary in its fiduciary capacity, or (iii) the creation of new wholly owned Subsidiaries organized to conduct or continue activities otherwise permitted by this Agreement; or

                 (g) grant any increase in compensation or benefits to the employees or officers of any Citizens Company, except in accordance with past practice disclosed in Section 6.2(g) of the Citizens Disclosure Memorandum or as required by Law; pay any severance or termination pay or any bonus other than pursuant to written policies or written Contracts in effect on the date of this Agreement and disclosed in Section 6.2(g) of the Citizens Disclosure Memorandum; and enter into or amend any severance agreements with officers of any Citizens Company; grant any material increase in fees or other increases in compensation or other benefits to directors of any Citizens Company except in accordance with past practice disclosed in Section 6.2(g) of the Citizens Disclosure Memorandum; or voluntarily accelerate the vesting of any stock options or other stock-based compensation or employee benefits (other than the acceleration of vesting which occurs under a benefit plan upon a change of control of Citizens); or

                 (h) enter into or amend any employment Contract between any Citizens Company and any Person (unless such amendment is required by Law) that the Citizens Company does not have the unconditional right to terminate without Liability (other than Liability for services already rendered), at any time on or after the Effective Time; or

                 (i) adopt any new employee benefit plan of any Citizens Company or terminate or withdraw from, or make any material change in or to, any existing employee benefit plans of any Citizens Company other than any such change that is required by Law or that, in the opinion of counsel is necessary or advisable to maintain the tax qualified status of any such plan, or make any distributions from such employee benefit plans, except as required by Law, the terms of such plans or consistent with past practice; provided, however, Citizens or any Citizens Company shall terminate the deferred compensation arrangement with Frank Bass and Peggy F. Campbell for $25,000 and $15,000, respectively, each to be paid in a lump sum as soon as reasonably practical after the Effective Time, but only against receipt of a full and complete release from Mr. Bass and Ms. Campbell of all liability any Citizens Company and/or any UPC Company may have with respect to each such deferred compensation arrangements; or

                 (j) make any significant change in any Tax or accounting methods or systems of internal accounting controls, except as may be appropriate to conform to changes in Tax Laws or regulatory accounting requirements or GAAP; or

                 (k) commence any Litigation other than in accordance with past practice, settle any Litigation involving any Liability of any Citizens Company for material money damages or restrictions upon the operations of any Citizens Company; or

                 (l) enter into, modify, amend, or terminate any material Contract (excluding any loan Contract) or waive, release, compromise, or assign any material rights or claims.

         6.3 COVENANTS OF UPC. From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, UPC covenants and agrees that it shall (i) continue to conduct its business and the business of its Subsidiaries in a manner designed in its reasonable judgment to enhance the long-term value of the UPC Common Stock and the business prospects of the UPC Companies, and (ii) take no action which would (a) materially adversely affect the ability of any Party to obtain any Consents required for the transactions contemplated hereby without imposition of a condition or restriction of the type referred to in the last sentence of Section 8.1(b) of this Agreement or prevent the transactions contemplated hereby, including the Merger, from qualifying for pooling-of-interests accounting treatment or as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, or (b) materially adversely affect the ability of any Party to perform its covenants and agreements under this Agreement, provided, that the foregoing shall not prevent any UPC Company from acquiring any other Assets or businesses or from discontinuing or disposing of any of its Assets or business if such action is, in the judgment of UPC, desirable in the conduct of the business of UPC and its Subsidiaries and would not, in the judgment of UPC, likely delay the Effective Time to a date subsequent to the date set forth in Section 9.1(e) of this Agreement.

         6.4 ADVERSE CHANGES IN CONDITION. Each Party agrees to give written notice promptly to the other Party upon becoming aware of the occurrence or impending occurrence of any event or circumstance relating to it or any of its Subsidiaries which (i) is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on it or (ii) would cause or constitute a material breach of any of its representations, warranties, or covenants contained herein, and to use its reasonable efforts to prevent or promptly to remedy the same.

         6.5 REPORTS. Each Party and its Subsidiaries shall file all reports required to be filed by it with Regulatory Authorities between the date of this Agreement and the Effective Time and shall deliver to the other Party copies of all such reports promptly after the same are filed. If financial statements are contained in any such reports filed with any Regulatory Authority pursuant to the Securities Laws, such financial statements will fairly present the consolidated financial position of the entity filing such statements as of the dates indicated and the consolidated results of operations, changes in shareholders' equity, and cash flows for the periods then ended in accordance with GAAP or regulatory accounting (subject in the case of interim financial statements to normal recurring year-end adjustments that are not material). As of their respective dates, such reports filed with any Regulatory Authorities pursuant to the Securities Laws will comply in all material respects with the Securities Laws and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Any financial statements contained in any other reports to another Regulatory Authority shall be prepared in accordance with Laws applicable to such reports.

                                   ARTICLE 7

                             ADDITIONAL AGREEMENTS

         7.1 REGISTRATION STATEMENT: PROXY STATEMENT: SHAREHOLDER APPROVALS. UPC shall file the Registration Statement with the SEC, and shall use its reasonable efforts to cause the Registration Statement to become effective under the 1933 Act and take any action required to be taken under the applicable state Blue Sky or securities Laws in connection with the issuance of the shares of UPC Common Stock upon consummation of the Merger. Citizens shall furnish all information concerning it and the holders of its capital stock as UPC may reasonably request in connection with such action. Citizens shall call a Shareholders' Meeting, to be held as soon as reasonably practicable after the Registration Statement is declared effective by the SEC, for the purpose of voting upon approval of this Agreement and the Plan of Merger and such other related matters as it deems appropriate. In connection with the Shareholders' Meeting, (i) UPC and Citizens shall prepare and file with the SEC a Proxy Statement and mail such Proxy Statement to the shareholders of Citizens, (ii) the Parties shall furnish to each other all information concerning them that they may reasonably request in connection with such Proxy Statement, (iii) the Board of Directors of Citizens shall recommend (subject to compliance with their fiduciary duties as advised by counsel) to their shareholders the approval of the matters submitted for approval, and (iv) the Board of Directors and officers of Citizens shall (subject to compliance with their fiduciary duties as advised by counsel) use their reasonable efforts to obtain such shareholders' approvals.

         7.2 EXCHANGE LISTING. UPC shall use its reasonable efforts to list, prior to the Effective Time, on the NYSE, subject to official notice of issuance, the shares of UPC Common Stock to be issued to the holders of Citizens Common Stock or Citizens Stock Options pursuant to the Merger, and UPC shall give all notices and make all filings with the NYSE required in connection with the transactions contemplated herein.

         7.3 APPLICATIONS. UPC shall prepare and file, and Citizens shall cooperate in the preparation and, where appropriate, filing of applications with all Regulatory Authorities having jurisdiction over the transactions contemplated by this Agreement seeking the requisite Consents necessary to consummate the transactions contemplated by this Agreement. At least two business days prior to filing UPC shall use its reasonable best efforts to provide Citizens and its counsel with copies of such applications. The Parties shall deliver to each other copies of all filings, correspondence and orders to and from, all Regulatory Authorities in connection with the transactions contemplated hereby as soon as practicable upon their becoming available.

         7.4 FILINGS WITH STATE OFFICES. Upon the terms and subject to the conditions of this Agreement, UPC and Citizens shall execute and file the Articles of Merger with the Secretary of State of the State of Tennessee in connection with the Closing.

         7.5 AGREEMENT AS TO EFFORTS TO CONSUMMATE. Subject to the terms and conditions of this Agreement, each Party agrees to use, and to cause its Subsidiaries to use, its reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper, or advisable under applicable Laws to consummate and make effective, as soon as practicable after the date of this Agreement, the transactions contemplated by this Agreement, including using its reasonable efforts to lift or rescind any Order adversely affecting its ability to consummate the transactions contemplated herein and to cause to be satisfied the conditions referred to in
Article 8 of this Agreement; provided, however, that nothing herein shall preclude either Party from exercising its rights under this Agreement. Each Party shall use, and shall cause each of its Subsidiaries to use, its reasonable efforts to obtain all Consents necessary or desirable for the consummation of the transactions contemplated by this Agreement; provided, however, that nothing in this Section 7.5 shall be construed to obligate UPC or Merger Subsidiary to take any action to meet any condition required for it to obtain any Consent if UPC shall, in its sole discretion, deem such condition to be unreasonable or to constitute a significant impediment upon UPC's ability to carry on its business or acquisition programs to require UPC to increase its capital ratios to amounts in excess of the Federal Reserves minimum capital ratio guidelines which may from time to time be in effect.

         7.6     INVESTIGATION AND CONFIDENTIALITY.

                 (a) Prior to the Effective Time, each Party shall keep the other Party advised of all material developments relevant to its business and to consummation of the Merger and shall permit the other Party to make or cause to be made such investigation of the business and properties of it and its Subsidiaries and of their respective financial and legal conditions as the other Party reasonably requests, provided that such investigation shall be reasonably related to the transactions contemplated hereby and shall not interfere unnecessarily with normal operations. No investigation by a Party shall affect the representations and warranties of the other Party.

                 (b) Each Party shall, and shall cause its advisers and agents to, maintain the confidentiality of all confidential information furnished to it by the other Party concerning its and its Subsidiaries' businesses, operations, and financial positions and shall not use such information for any purpose except in furtherance of the transactions contemplated by this Agreement. If this Agreement is terminated prior to the Effective Time, each Party shall promptly return or certify the destruction of all documents and copies thereof, and all work papers containing confidential information received from the other Party.

                 (c) Citizens shall use its reasonable efforts to exercise its rights under confidentiality agreements entered into with Persons which are considering an Acquisition Proposal with Citizens to preserve the confidentiality of the information relating to Citizens provided to such Persons and their Affiliates and Representatives.

         7.7 PRESS RELEASES. Prior to the Effective Time, Citizens and UPC shall consult with each other as to the form and substance of any press release or other public disclosure materially related to this Agreement or any other transaction contemplated hereby; provided, that nothing in this Section 7.7 shall be deemed to prohibit any Party from making any disclosure which its counsel deems necessary or advisable in order to satisfy such Party's disclosure obligations imposed by Law.

         7.8     CERTAIN ACTIONS.

                 (a) Except with respect to this Agreement and the Plan of Merger and the transactions contemplated hereby and thereby, after the date of this Agreement, no Citizens Company nor any Affiliate thereof nor any Representatives thereof retained by any Citizens Company shall directly or indirectly solicit or knowingly encourage any Acquisition Proposal by any Person. Except to the extent necessary to comply with the fiduciary duties of Citizens's Board of Directors as advised by counsel, no Citizens Company and no Affiliate or Representative of Citizens or any Citizens Company shall furnish any non-public information that it is not legally obligated to furnish, negotiate with respect to, or enter into, or agree to enter into any Contract with respect to, any Acquisition Proposal, but Citizens may communicate information about such an Acquisition Proposal to its shareholders if and to the extent that it is required to do so in order to comply with its legal obligations as advised by counsel. Citizens shall promptly notify UPC orally and in writing in the event that it receives any inquiry or proposal relating to any such transaction. Citizens shall (i) immediately cease and cause to be terminated any existing activities, discussions, or negotiations with any Persons conducted heretofore with respect to any of the foregoing, and (ii) direct and use its reasonable efforts to cause all of its Representatives not to engage in any of the foregoing.

                 (b) As a condition of and as an inducement to UPC's entering this Agreement, Citizens covenants, acknowledges, and agrees that it shall be a specific, absolute, and unconditionally binding condition precedent to Citizens entering into a letter of intent, agreement in principle, or definitive agreement (whether or not considered binding, non-binding, conditional or unconditional) with any third-party with respect to an Acquisition Proposal, or supporting or indicating an intent to support an Acquisition Proposal, other than this Agreement and the transactions contemplated in this Agreement regardless of whether Citizens has otherwise complied with the provisions of Section 7.8(a) hereof, that Citizens or such third-party which is a party of the Acquisition Proposal shall have paid UPC the sum of Seven Hundred Fifty Thousand Dollars ($750,000), which sum represents the (i) direct costs and expenses (including, but not limited to, fees and expenses incurred by UPC's financial or other consultants, printing costs, investment bankers, accountants, and counsel) incurred by or on behalf of UPC in negotiating and undertaking to carry out the transactions contemplated by this Agreement; and (ii) indirect costs and expenses of UPC in connection with the transactions contemplated by this Agreement, including UPC's management time devoted to negotiation and preparation for the transactions contemplated by this Agreement and (iii) UPC's loss as a result of the transactions contemplated by this Agreement not being consummated. Accordingly, Citizens hereby stipulates and covenants that prior to Citizens entering into a letter of intent, agreement in principle, or definitive agreement (whether binding, non-binding, conditional or unconditional) with any third-party with respect to an Acquisition Proposal or supporting or indicating an intent to support an Acquisition Proposal, either Citizens or such third-party shall have paid to UPC the amount set forth above in immediately available funds to satisfy the specific absolute, and unconditionally binding condition precedent imposed by this Section 7.8. Notwithstanding anything to the contrary in this Section 7.8(b) in the event such Acquisition Proposal should be the result of a hostile take over of Citizens, any sums due UPC hereunder shall be paid only at the closing of the transactions set forth in such Acquisition Proposal. UPC acknowledges that under no circumstances shall any officer or director of Citizens (unless such officer or director shall have an interest in a potential acquiring party in any Acquisition Proposal) be held personally liable to UPC for any amount of the foregoing payment. On payment of such amount to UPC, UPC shall have no cause of action or claim (either in law or equity) whatsoever against Citizens, or any officer or director of Citizens, with respect to or in connection with such Acquisition Proposal, this Agreement or the Plan of Merger.

                 (c) The requirements, conditions, and obligations imposed by this Section 7.8 shall continue in full force and effect from the date of this Agreement until September 30, 1997, unless and until the earlier of any of the following events shall occur, in which event Citizens shall not be obligated to pay the amount required by this Section 7.8 as a condition precedent to such transaction.

         This Agreement shall have been terminated by (i) mutually by the Parties pursuant to Section 9.1(a) of this Agreement; (ii) by Citizens pursuant to Section 9.1(b) of this Agreement; (iii) Reserved; (iv) by either Party pursuant to Section 9.1(d)(i) of this Agreement; (v) by Citizens pursuant to
Section 9.1(f) of this Agreement, other than due to the failure to satisfy
Section 8.1(a); or (vi) by Citizens pursuant to Section 9.1(c) of this Agreement, but in such event only on the basis of (a) material inaccuracy (without waiver thereof) of representations and warranties of UPC as contemplated by the provisions of Section 8.3(a) of this Agreement; (b) noncompliance by UPC with its obligations as required by the provisions of
Section 8.3(b) of this Agreement; or (c) the failure of UPC to deliver all certificates as required by the provisions of Section 8.3(c) of this Agreement, or to satisfy the conditions set forth in Section 8.3(d) of this Agreement.

         7.9 ACCOUNTING AND TAX TREATMENT. Each of the Parties undertakes and agrees to use its reasonable efforts to cause the Merger, and to take no action which would cause the Merger not, to qualify for pooling-of-interests accounting treatment and treatment as a "reorganization" within the meaning of
Section 368(a) of the Internal Revenue Code for federal income tax purposes.

         7.10 STATE TAKEOVER LAWS. Each Citizens Company shall take all necessary steps to exempt the transactions contemplated by this Agreement from, or if necessary challenge the validity or applicability of any applicable, Takeover Law.

         7.11 CHARTER PROVISIONS. Each Citizens Company shall take all necessary action to ensure that the entering into of this Agreement and the Plan of Merger and the consummation of the Merger and the other transactions contemplated hereby and thereby do not and will not result in the grant of any rights to any Person under the Charter, Bylaws, or other governing instruments of any Citizens Company or restrict or impair the ability of UPC or any of its Subsidiaries to vote, or to exercise the rights of a shareholder with respect to, shares of any Citizens Company that may be directly or indirectly acquired or controlled by it.

         7.12    AGREEMENT OF AFFILIATES. Citizens has disclosed in Section
7.12 of the Citizens Disclosure Memorandum all Persons whom it reasonably believes is an "affiliate" of Citizens for purposes of Rule 145 under the 1933 Act. Citizens shall use its reasonable efforts to cause each such Person to deliver to UPC not later than 30 days prior to the Effective Time, a written agreement, substantially in the form of Exhibit 3, providing that such Person will not sell, pledge, transfer, or otherwise dispose of the shares of Citizens Common Stock held by such Person except as contemplated by such agreement or by this Agreement and will not sell, pledge, transfer, or otherwise dispose of the shares of UPC Common Stock to be received by such Person upon consummation of the Merger except in compliance with applicable provisions of the 1933 Act and the rules and regulations thereunder and until such time as financial results covering at least 30 days of combined operations of UPC and Citizens have been published within the meaning of Section 201.01 of the SEC's Codification of Financial Reporting Policies. If the Merger will qualify for pooling-of-interests accounting treatment, shares of UPC Common Stock issued to such affiliates of Citizens in exchange for shares of Citizens Common Stock shall not be transferable until such time as financial results covering at least 30 days of combined operations of UPC and Citizens have been published within the meaning of Section 201.01 of the SEC's Codification of Financial Reporting Policies, regardless of whether each such affiliate has provided the written agreement referred to in this Section 7.12 (and UPC shall be entitled to place restrictive legends upon certificates for shares of UPC Common Stock issued to affiliates of Citizens pursuant to this Agreement to enforce the provisions of this Section 7.12). UPC shall not be required to maintain the effectiveness of the Registration Statement under the 1933 Act for the purposes of resale of UPC Common Stock by such affiliates.

         7.13 EMPLOYEE BENEFITS AND CONTRACTS. Following the Effective Time, UPC shall provide to officers and employees of the Citizens Companies employee benefits under employee benefit and welfare plans, on terms and conditions which when taken as a whole are substantially similar to those currently provided by the UPC Companies to their similarly situated officers and employees. To the extent permitted by Citizens' profit sharing plan and applicable law, as soon as reasonably practical after consummation of the Merger Citizens' profit sharing plan will be terminated and distributions made in accordance therewith. For purposes of participation, but not vesting or other benefit accrual, under any such UPC employee benefit plans, the service of the employees of the Citizens Companies prior to the Effective Time shall be treated as service with a UPC Company participating in such employee benefit plan. Nothing herein shall be deemed to have reduced, contracted, enlarged, undertaken, authorized, approved or otherwise to have affected whatever contractual rights the officers or employees of Citizens may have under existing documentation other than as expressly stated herein, and nothing herein shall be deemed to be an employment contract, agreement or understanding, or offer of employment by UPC or any of its direct or indirect Subsidiaries after the Effective Time.

                                   ARTICLE 8

               CONDITIONS PRECEDENT TO OBLIGATIONS TO CONSUMMATE

         8.1 CONDITIONS TO OBLIGATIONS OF EACH PARTY. The respective obligations of each Party to perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by both Parties pursuant to Section
10.6 of this Agreement:

                 (a) SHAREHOLDER APPROVALS. The shareholders of Citizens shall have approved this Agreement and the Plan of Merger, and the consummation of the transactions contemplated hereby and thereby, including the Merger, as and to the extent required by Law, by the provisions of any governing instruments.

                 (b) REGULATORY APPROVALS. All Consents of, filings and registrations with, and notifications to, all Regulatory Authorities required for consummation of the Merger shall have been obtained or made and shall be in full force and effect and all waiting periods required by Law shall have expired. No Consent obtained from any Regulatory Authority which is necessary to consummate the transactions contemplated hereby shall be conditioned or restricted in a manner, which in the reasonable judgment of the Board of Directors of UPC would so materially adversely impact the financial or economic benefits of the transactions contemplated by this Agreement that, had such condition or requirement been known, UPC would not, in its reasonable judgment, have entered into this Agreement.

                 (c) CONSENTS. Each Party shall have obtained any and all Consents required for consummation of the Merger (other than those referred to in Sections 8.1(b) and 8.1(c) of this Agreement) or for the preventing of any Default under any Contract or Permit of such Party which, if not obtained or made, is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on such Party.

                 (d) LEGAL PROCEEDINGS. No court or governmental or regulatory authority of competent jurisdiction shall have enacted, issued, promulgated, enforced, or entered any Law or Order (whether temporary, preliminary, or permanent) or taken any other action which prohibits, restricts, or makes illegal consummation of the transactions contemplated by this Agreement and the Plan of Merger.

                 (e) REGISTRATION STATEMENT. The Registration Statement shall be effective under the 1933 Act, no stop orders suspending the effectiveness of the Registration Statement shall have been issued, no action, suit, proceeding, or investigation by the SEC to the effectiveness thereof shall have been initiated and be continuing, and all necessary approvals under state securities Laws or the 1933 Act or

1934 Act relating to the issuance or trading of the shares of UPC Common Stock issuable pursuant to the Merger shall have been received.

                 (f) EXCHANGE LISTING. The shares of UPC Common Stock issuable pursuant to the Merger shall have been approved for listing on the NYSE, subject to official notice of issuance.

                 (g) POOLING LETTERS. Each of the Parties shall have received copies of the letters, dated as of the date of filing of the Registration Statement with the SEC and as of the Effective Time, addressed to UPC, from Price Waterhouse LLP to the effect that the Merger will qualify for pooling-of-interests accounting treatment.

                 (h) TAX MATTERS. Each Party shall have received a written opinion of counsel from Wyatt, Tarrant & Combs in form reasonably satisfactory to such Parties (the "Tax Opinion"), to the effect that (i) the Merger would constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, (ii) the exchange in the Merger of Citizens Common Stock for UPC Common Stock will not give rise to gain or loss to the shareholders of Citizens with respect to such exchange (except to the extent of any cash received), and (ii) none of Citizens or UPC will recognize gain or loss as a consequence of the Merger (except for the inclusion in income of the amount of the bad-debt reserve maintained by Citizens and any other amounts resulting from any required change in accounting methods and any income and deferred gain recognized pursuant to Treasury regulations issued under Section 1502 of the Internal Revenue Code). In rendering such Tax Opinion, such counsel shall be entitled to rely upon representations of officers of Citizens and UPC reasonably satisfactory in form and substance to such counsel.

         8.2 CONDITIONS TO OBLIGATIONS OF UPC. The obligations of UPC to perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by UPC pursuant to Section 10.6(a) of this Agreement:

                 (a)      REPRESENTATIONS AND WARRANTIES. For purposes of this
Section 8.2(a), the accuracy of the representations and warranties of Citizens set forth in this Agreement shall be assessed as of the date of this Agreement and as of the Effective Time with the same effect as though all such representations and warranties had been made on and as of the Effective Time (provided that representations and warranties which are confined to a specified date shall speak only as of such date). The representations and warranties of Citizens set forth in Section 4.3 of this Agreement shall be true and correct. The representations and warranties of Citizens set forth in Sections 4.20, 4.21, and 4.22 of this Agreement shall be true and correct in all material respects. There shall not exist inaccuracies in the representations and warranties of Citizens set forth in this Agreement (including the representations and warranties set forth in Sections 4.3, 4.20, 4.21, and 4.22) such that the aggregate effect of such inaccuracies has, or is reasonably likely to have, a Material Adverse Effect on Citizens.

                 (b) PERFORMANCE OF AGREEMENTS AND COVENANTS. Each and all of the agreements and covenants of Citizens to be performed and complied with pursuant to this Agreement and the other agreements contemplated hereby prior to the Effective Time shall have been duly performed and complied with in all material respects, including the obligation in Section 6.2(i) of this Agreement to terminate the deferred compensation arrangements with Mr. Bass and Ms. Campbell.

                 (c)      CERTIFICATES. Citizens shall have delivered to UPC
(i) a certificate, dated as of the Effective Time and signed on its behalf by its President and the Cashier of the Citizens Bank Subsidiary, to the effect that the conditions of its obligations set forth in Section 8.2(a) and 8.2(b) of this Agreement have been satisfied, and (ii) certified copies of resolutions duly adopted by Citizens's Board of Directors and shareholders evidencing the taking of all corporate action necessary to authorize the execution, delivery, and performance of this Agreement and the Plan of Merger, and the consummation of the transactions contemplated hereby and thereby, all in such reasonable detail as UPC and its counsel shall request.

                 (d) AFFILIATES AGREEMENTS. UPC shall have received from each affiliate of Citizens the affiliates letter referred to in Section 7.12 of this Agreement, to the extent necessary to assure in the reasonable judgment of UPC that the transactions contemplated hereby will qualify for pooling-of-interests accounting treatment.

                 (e) LEGAL OPINION. Citizens shall have delivered to UPC an opinion of counsel, dated as of the Closing Date, addressed to and in form and substance satisfactory to UPC, to the effect that:

                          (i)     Citizens is a Tennessee corporation duly
organized, validly existing, and in good standing under the laws of the State of Tennessee;

                          (ii)    This Agreement and the Plan of Merger have
each been duly and validly authorized, executed and delivered on behalf of Citizens by a duly authorized officer or representative of Citizens, and (assuming this Agreement is a binding obligation of UPC) constitute a valid and binding obligation of Citizens enforceable in accordance with its terms, subject as to enforceability to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and subject to the application of equitable principles and judicial discretion;

                          (iii)   The execution, delivery and performance of
this Agreement and the Plan of Merger, and the consummation of the transactions contemplated herein and therein, including the Merger, have been duly and validly authorized by all necessary corporate and shareholder action in respect thereof on the part of Citizens.

                 (F) MAINTENANCE OF CERTAIN COVENANTS, ETC. At the time of Closing, (i) the total deposits of Citizens shall be not less than $50,000,000;
(ii) the total consolidated stockholders' equity of Citizens shall have been not less than its level at October 10, 1996, and shall have increased since that date through normal earnings growth, except for expenses as contemplated by Sections 10.2 and 10.3 of this Agreement; (iii) the tangible equity capital of Citizens shall be not less than its reported level as of the Balance Sheet Date, and shall have increased since that time through earnings growth, except for expenses as contemplated by Sections 10.2 and 10.3 of this Agreement; (iv) Citizens shall own, free and clear of any Liens, all of the outstanding capital stock of Citizens Bank Subsidiary; (vi) from and after the Balance Sheet Date, there shall have been no extraordinary sale of assets, nor any material investment portfolio restructuring by any Citizens Company; and (vii) Mr. Bass and Ms. Campbell shall have delivered the releases contemplated in Section 6.2(i) of this Agreement. The financial criteria and calculations set forth above shall be determined in accordance with GAAP assuming that Citizens and each other Citizens Company shall have been operated consistently in the normal course of their respective businesses; provided, however, that the effects of any balance sheet expansion through abnormal, unusual, nonrecurring or out-of-the-ordinary borrowings or by the realization of extraordinary or nonrecurring gains otherwise than in the ordinary course of business or other income from the disposition of assets or liabilities or through similar transactions shall be eliminated from the calculations;


                 (G) NON-COMPETE AGREEMENTS. Frank T. Bass shall have entered into, and Citizens shall have used its best efforts to cause each other director of Citizens and each chairman of the board and each president or chief executive officer of each Citizens Bank Subsidiary to enter into, a non-compete agreement with UPC, Merger Subsidiary and Citizens Bank Subsidiary substantially in the form of UPC's standard form noncompete agreement, a copy which is annexed hereto as Exhibit 3.

         8.3 CONDITIONS TO OBLIGATIONS OF CITIZENS. The obligations of Citizens to perform this Agreement and the Plan of Merger and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by Citizens pursuant to
Section 10.6(b) of this Agreement:

                 (a)      REPRESENTATIONS AND WARRANTIES. For purposes of this
Section 8.3(a), the accuracy of the representations and warranties of UPC set forth in this Agreement shall be assessed as of the date of this Agreement and as of the Effective Time with the same effect as though all such representations and warranties had been made on and as of the Effective Time (provided that representations and warranties which are confined to a specified date shall speak only as of such date). The representations and warranties of UPC set forth in Section 5.3 of this Agreement shall be true and correct (except for inaccuracies which are de minimus in amount). The representations and warranties of UPC set forth in Section 5.11 of this Agreement shall be true and correct in all material respects. There shall not exist inaccuracies in the representations and warranties of UPC set forth in this Agreement (including the representations and warranties set forth in Sections 5.3 and 5.11) such that the aggregate effect of such inaccuracies has, or is reasonably likely to have, a Material Adverse Effect on UPC.

                 (b) PERFORMANCE OF AGREEMENTS AND COVENANTS. Each and all of the agreements and covenants of UPC to be performed and complied with pursuant to this Agreement and the other agreements contemplated hereby prior to the Effective Time shall have been duly performed and complied with in all material respects.

                 (c)      CERTIFICATES. UPC shall have delivered to Citizens
(i) a certificate, dated as of the Effective Time and signed on its behalf by its chief executive officer and its chief financial officer, to the effect that the conditions of its obligations set forth in Section 8.3(a) and 8.3(b) of this Agreement have been satisfied, and (ii) certified copies of resolutions duly adopted by UPC's Board of Directors evidencing the taking of all corporate action necessary to authorize the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, all in such reasonable detail as Citizens and its counsel shall request.

                 (d) LEGAL OPINION. UPC shall have delivered to Citizens an opinion of counsel, which may be in-house counsel of UPC, dated as of the Closing Date, addressed to and in form and substance satisfactory to Citizens, to the effect that:

                          (i)     UPC and Merger Subsidiary are both Tennessee
corporations duly organized, validly existing, and in good standing under the laws of the State of Tennessee;

                          (ii)    This Agreement and the Plan of Merger has
been duly and validly authorized, executed and delivered on behalf of UPC and Merger Subsidiary by duly authorized officers or representatives thereof, and (assuming this Agreement is a binding obligation of Citizens) constitutes a valid and binding obligation of UPC and Merger Subsidiary enforceable in accordance with its terms, subject as to enforceability to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and subject to the application of equitable principles and judicial discretion;

                          (iii)   The execution, delivery and performance of
this Agreement and the Plan of Merger, as appropriate, and the consummation of the transactions contemplated herein and therein, including the Merger, have been duly and validly authorized by all necessary corporate and shareholder action in respect thereof on the part of UPC and Merger Subsidiary.

                 (E) FAIRNESS OPINION. Citizens shall have received a "fairness opinion" from its independent financial adviser to the effect that, in the opinion of such adviser, the Consideration to be received by the Citizens Record Holders pursuant to the terms and conditions of this Agreement is fair to the shareholders of Citizens from a financial point of view, and such fairness opinion shall not have been withdrawn prior to the Closing Date.

                                   ARTICLE 9

                                  TERMINATION

         9.1 TERMINATION. Notwithstanding any other provision of this Agreement, and notwithstanding the approval of this Agreement by the shareholders of UPC or Citizens, this Agreement and the Plan of Merger may be terminated and the Merger abandoned at any time prior to the Effective Time:

                 (a) By mutual consent of the Board of Directors of UPC and the Board of Directors of Citizens, or

                 (b) By the Board of Directors of either Party (provided that the terminating Party is not then in breach of any representation or warranty contained in this Agreement under the applicable standard set forth in
Section 8.2(a) of this Agreement in the case of Citizens and Section 8.3(a) in the case of UPC or in material breach of any covenant or other agreement contained in this Agreement) in the event of an inaccuracy of any representation or warranty of the other Party contained in this Agreement which cannot be or has not been cured within 30 days after the giving of written notice to the breaching Party of such inaccuracy and which inaccuracy would provide the terminating Party the ability to terminate the Merger under the applicable standard set forth in Section 8.2(a) of this Agreement in the case of Citizens and Section 8.3(a) of this Agreement in the case of UPC; or

                 (c) By the Board of Directors of either Party (provided that the terminating Party is not then in breach of any representation or warranty contained in this Agreement under the applicable standard set forth in
Section 8.2(a) of this Agreement in the case of Citizens and Section 8.3(a) in the case of UPC or in material breach of any covenant or other agreement contained in this Agreement) in the event of a material breach by the other Party of any covenant or agreement contained in this Agreement which cannot be or has not been cured within 30 days after the giving of written notice to the breaching Party of such breach; or

                 (d) By the Board of Directors of either Party in the event (i) any Consent of any Regulatory Authority required for consummation of the Merger shall have been denied by final nonappealable action of such Regulatory Authority or if any action taken by such Regulatory Authority is not appealed within the time limit for appeal or (ii) the shareholders Citizens fail to vote their approval of this Agreement and the transactions contemplated hereby as required by the Tennessee Code and Citizens's Charter and Bylaws; or

                 (e) By the Board of Directors of either Party in the event that the Merger shall not have been consummated by September 30, 1997, if the failure to consummate the transactions contemplated hereby on or before such date is not caused by any willful breach of this Agreement by the Party electing to terminate pursuant to this Section 9.1(e) and further, if UPC shall have filed all applications necessary to obtain the necessary Consents of banking Regulatory Authorities within sixty (60) days of the date hereof, and if the Closing shall not have occurred because of a delay caused by a bank Regulatory Authority in its review of the application before it, or by the SEC in its review of the Registration Statement to be filed by UPC, then Citizens shall, upon UPC's written request, extend the September 30, 1997, date for a reasonable time, in no event less than 30 days, in order for UPC to obtain all Consents of bank





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

Regulatory Authorities required and/or all Consents of the SEC and any other securities Regulatory Authorities, and for the expiration of any stipulated waiting periods; or

                 (f) By the Board of Directors of either Party (provided that the terminating Party is not then in breach of any representation or warranty contained in this Agreement under the applicable standard set forth in
Section 8.2(a) of this Agreement in the case of Citizens and Section 8.3(a) in the case of UPC or in material breach of any covenant or other agreement contained in this Agreement) in the event that any of the conditions precedent to the obligations of such Party to consummate the Merger cannot be satisfied or fulfilled by the date specified in Section 9.1(e) of this Agreement as the same may be extended pursuant to Section 9.1(e).

         9.2 EFFECT OF TERMINATION. In the event of the termination and abandonment of this Agreement pursuant to Section 9.1 of this Agreement, this Agreement and the Plan of Merger shall become void and have no effect, except that (i) the provisions of this Section 9.2 and Article 10 and Section 7.6(b) and 7.8 of this Agreement shall survive any such termination and abandonment;
(ii) a termination pursuant to Sections 9.1(b), 9.1(c) or 9.1(f) of this Agreement shall not relieve the breaching Party from Liability for an uncured willful breach of a representation, warranty, covenant, or agreement giving rise to such termination; and (iii) Section 7.8 of this Agreement shall be governed by its own terms.

         9.3 NON-SURVIVAL OF REPRESENTATIONS AND COVENANTS. The respective representations, warranties, obligations, covenants, and agreements of the Parties shall not survive the Effective Time except this Section 9.3 and Articles 1, 2, 3 and 10 and Sections 7.8, 7.12, 7.13, and 7.14 of this Agreement.

                                   ARTICLE 10

                               GENERAL PROVISIONS

         10.1    DEFINITIONS.

                 (a) Except as otherwise provided herein, the capitalized terms set forth below shall have the following meanings:

         "ACQUISITION PROPOSAL" with respect to a Party shall mean any tender offeror exchange offer or any proposal for a merger, consolidation, acquisition of all of the stock or assets or earning power of, or other business combination involving such Party or any of its Subsidiaries, or the acquisition of a substantial equity interest in, or a substantial portion of the assets or earning power of such Party or any of its Subsidiaries.

         "AFFILIATE" of a Party means any Person, partnership, corporation, association, limited liability company, business trust, or other legal entity directly or indirectly controlling, controlled by or under common Control, with that Party.

         "AGREEMENT" shall mean this Agreement, the Plan of Merger, and the Exhibits delivered pursuant hereto and incorporated herein by reference.

         "ALLOWANCES" shall mean the allowances for loan, lease and other credit losses, including losses in connection with ORE, of any Person.

         "ARTICLES OF MERGER" shall mean the Articles of Merger to be executed by UPC, Merger Subsidiary and Citizens and filed with the Secretary of State of the State of Tennessee pursuant to Section

         48-21-107 of the Tennessee Code, relating to the merger of Citizens with and into Merger Subsidiary as contemplated by this Agreement and the Plan of Merger.

         "ASSETS" of a Person shall mean all of the assets, properties, businesses, and rights of such Person of every kind, nature, character and description, whether real, personal or mixed, tangible or intangible, accrued or contingent, or otherwise relating to or utilized in such Person's business, directly or indirectly, in whole or in part, whether or not carried on the books and records of such Person, and whether or not owned in the name of such Person or any Affiliate of such Person and wherever located.

         "BALANCE SHEET DATE" shall mean December 31, 1995.

         "BHC ACT" shall mean the Bank Holding Company Act of 1956, as amended.

         "BUSINESS DAY" shall mean any Monday, Tuesday, Wednesday, Thursday or Friday that is not a federal or state holiday generally recognized or observed by banks in the State of Tennessee.

         "CITIZENS BANK SUBSIDIARY" shall mean The Bank of Whiteville.

         "CITIZENS COMMON STOCK" shall mean the common stock of Citizens, $100.00 par value per share.

         "CITIZENS COMPANY(IES)" shall mean Citizens and all of its Subsidiaries, whether direct or indirect.

         "CITIZENS DISCLOSURE MEMORANDUM" shall mean the written information entitled "Citizens of Hardeman County Financial Services, Inc. Disclosure Memorandum" delivered prior to the date of this Agreement to UPC describing in reasonable detail the matters contained therein and, with respect to each disclosure made therein, specifically referencing each Section of this Agreement under which such disclosure is being made. Information disclosed with respect to one Section shall not be deemed to be disclosed for purposes of any other Section not specifically referenced with respect thereto.

         "CITIZENS EMPLOYEE PLANS" shall mean any pension plans, profit sharing plans, deferred compensation plans, stock option plans, cafeteria plans, and any other such or related benefit plans or arrangements offered or funded by Citizens or any Citizens Subsidiary, to or for the benefit of the officers, directors, employees, independent contractors or consultants of Citizens or any Citizens Subsidiary.

         "CITIZENS RECORD HOLDERS" means those Persons who shall be the holders of record of any of the issued and outstanding shares of Citizens Common Stock immediately prior to the Effective Time.

         "CONSIDERATION" shall mean the shares of UPC Common Stock and the cash settlement of any remaining fractional share of UPC Common Stock deliverable to the Citizens Record Holders pursuant to Section 2.1(c) of this Agreement.

         "CLOSING" shall mean the consummation of the Merger.

         "CLOSING DATE" shall mean the date on which the Closing occurs.

         "CONSENT" shall mean any consent, approval, authorization, clearance, exemption, waiver, or affirmation by any Person pursuant to any Contract, Law, Order, or Permit.

         "CONTRACT" shall mean any written or oral agreement, arrangement, authorization, commitment, contract, indenture, instrument, lease, obligation, plan, practice, restriction, understanding, or undertaking of any kind or character, or other document to which any Person is a party or that is binding on any Person or its capital stock, Assets, or business.

         "CONTROL" shall have the meaning assigned to such term in Section 2(a)(2) of the Bank Holding Company Act of 1956, as amended.

         "DEFAULT" shall mean (i) any breach or violation of or default under any Contract, Order, or Permit, (ii) any occurrence of any event that with the passage of time or the giving of notice or both would constitute a breach or violation of or default under any Contract, Order, or Permit, or (iii) any occurrence or any event that with or without the passage of time or the giving of notice would give rise to a right to terminate or revoke, change the current terms of or renegotiate, or to accelerate, increase, or impose any Liability under, any Contract, Order or Permit.

         "DEPOSITS" shall mean all deposits (including, but not limited to, certificates of deposit, savings accounts, NOW accounts and checking accounts) of the Citizens Bank Subsidiaries and other deposit-taking Affiliates.

         "EFFECTIVE DATE" shall mean that date on which the Effective Time of the Merger shall have occurred.

         "EFFECTIVE TIME" shall mean the date and time that the Articles of Merger shall become effective with the Secretary of State of Tennessee.

         "ENVIRONMENTAL LAWS" shall mean all Laws relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface or subsurface strata) and which are administered, interpreted or enforced by the United States Environmental Protection Agency and any state and local agencies with jurisdiction over, and including common law in respect of, pollution or protection of the environment, including the Comprehensive Environmental Response Compensation and Liability Act, as amended, 42 U.S.C. 9601 et seq. ("CERCLA"), the Resource Conservation and Recovery Act, as amended, 42 U.S.C. 6901 et seq. ("RCRA"), and other Laws relating to emissions, discharges, releases, or threatened releases of any Hazardous Material, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of any Hazardous Material.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

         "EXCHANGE AGENT" shall mean Union Planters National Bank, Memphis, Tennessee, a wholly-owned subsidiary of UPC, acting through its Corporate Trust Department.

         "EXCHANGE RATIO" shall mean the number of shares of UPC Common Stock, and fractions thereof, to be exchanged for each share of Citizens Common Stock pursuant to Section 2.1(c) of this Agreement, subject to such adjustments as may be provided in this Agreement and the Plan of Merger.

         "EXHIBITS" 1 through 3, inclusive, shall mean the Exhibits so marked, copies of which are attached to this Agreement. Such Exhibits are hereby incorporated by reference herein and made a part hereof, and may be referred to in this Agreement and any related instrument or document without being attached hereto or thereto.

         "FDIC" shall mean the Federal Deposit Insurance Corporation.

         "FEDERAL RESERVE" shall mean the Board of Governors of the Federal Reserve System and shall include the Federal Reserve Bank of St. Louis when acting under delegated authority.

         "GAAP" shall mean generally accepted accounting principles as in effect from time to time, consistently applied.

         "HAZARDOUS MATERIAL" shall mean (i) any hazardous substance, hazardous material, hazardous waste, regulated substance, or toxic substance (as those terms are defined by any applicable Environmental Laws) and (ii) any chemicals, pollutants, contaminants, petroleum, petroleum products, or oil (and specifically shall include asbestos requiring abatement, removal, or encapsulation pursuant to the requirements of governmental authorities and any polychlorinated biphenyls).

         "HSR ACT" shall mean Section 7A of the Clayton Act, as added by Title Ill of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

         "INTELLECTUAL PROPERTY" shall mean copyrights, patents, trademarks, service marks, service names, trade names, applications therefor, technology rights and licenses, computer software (including any source or object codes therefor or documentation relating thereto), trade secrets, franchises, know-how, inventions, and other intellectual property rights.

         "IRC" shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

         "KNOWLEDGE" as used with respect to a Person (including references to such Person being aware of a particular matter) shall mean those facts that are known by the Chairman, Chief Executive Officer, President, Chief Administrative Officer, Chief Financial Officer, Chief Accounting Officer, Chief Credit Officer or General Counsel of such Person, or such other officer of such Person, regardless of title, charged with or responsible for the oversight of a particular area, department or function to which the subject matter relates.

         "LAW" shall mean any code, law, ordinance, regulation, reporting or licensing requirement, rule, or statute applicable to a Person or its Assets, Liabilities or business, including those promulgated, interpreted, or enforced by any Regulatory Authority.

         "LIABILITY" shall mean any direct or indirect, primary or secondary, liability, indebtedness, obligation, penalty, cost, or expense (including costs of investigation, collection, and defense), claim, deficiency, guaranty, or endorsement of or by any Person (other than endorsements of notes, bills, checks, and drafts presented for collection or deposit in the ordinary course of business) of any type, whether accrued, absolute or contingent, liquidated or unliquidated, matured or unmatured, or otherwise.

         "LIEN" shall mean any conditional sale agreement, default of title, easement, encroachment, encumbrance, hypothecation, infringement, lien, mortgage, pledge, reservation, restriction, security interest, title retention, or other security arrangement, or any adverse right or interest, charge, or claim of any nature whatsoever of, on, or with respect to any property or property interest, other than (i) Liens for current property Taxes not yet due and payable, and (ii) for depository institution

         Subsidiaries of a Party, pledges to secure deposits and other Liens incurred in the ordinary course of the banking business.

         "LITIGATION" shall mean any action, arbitration, cause of action, claim, complaint, criminal prosecution, demand letter, governmental or other examination or investigation, hearing, inquiry, administrative or other proceeding, or notice (written or oral) by any Person alleging potential Liability or requesting information relating to or affecting a Party, its business, its Assets (including Contracts related to it), or the transactions contemplated by this Agreement, but shall not include regular, periodic routine examinations of depository institutions and their Affiliates by Regulatory Authorities.

         "MATERIAL ADVERSE EFFECT" on a Party shall mean an event, change, or occurrence which, individually or together with any other event, change, or occurrence, has a material adverse impact on (i) the financial position, business, or results of operations of such Party and its Subsidiaries, taken as a whole, or (ii) the ability of such Party to perform its obligations under this Agreement or to consummate the Merger or the other transactions contemplated by this Agreement.

         "MERGER" shall mean the merger of Citizens with and into Merger Subsidiary, as described in Section 1.1 of this Agreement.

         "NYSE" shall mean the New York Stock Exchange, or its successor, upon which shares of the UPC Common Stock are listed for trading.

         "1933 ACT" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

         "1934 ACT" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

         "OPERATING PROPERTY" shall mean any property owned by the Party in question or by any of its Subsidiaries or in which such Party or Subsidiary holds a security interest, and, where required by the context, includes the owner or operator of such property, but only with respect to such property.

         "ORDER" shall mean any administrative decision or award, decree, injunction, judgment, order, quasi-judicial decision or award, ruling, or writ of any federal, state, local, or foreign or other court, arbitrator, mediator, tribunal, administrative agency, or Regulatory Authority.

         "ORE" shall mean real estate and other property acquired through foreclosure, deed in lieu of foreclosure or similar procedures.

         "PARTICIPATION FACILITY" shall mean any facility or property in which the Party in question or any of its Subsidiaries participates in the management and, where required by the context, said term means the owner or operator of such facility or property, but only with respect to such facility or property.

         "PARTY" shall mean either UPC and Merger Subsidiary, on the one hand, or Citizens, and "Parties" shall mean UPC, Merger Subsidiary and Citizens.

         "PENSION PLAN" shall mean any employee pension benefit plan as such term is defined in Section 3(2) of ERISA which is maintained by the referenced Party.

         "PERMIT" shall mean any federal, state, local, and foreign governmental approval, authorization, certificate, easement, filing, franchise, license, notice, permit, or right to which any Person is a party or that is or may be binding upon or inure to the benefit of any Person or its securities, Assets or business.

         "PERSON" shall mean a natural person or any legal, commercial, or governmental entity, such as, but not limited to, a corporation, general partnership, joint venture, limited partnership, limited liability company, trust, business association, group acting in concert, or any person acting in a representative capacity.

         "PLAN OF MERGER" shall mean the plan of merger providing for the Merger, in substantially the form of Exhibit 1.

         "PROXY STATEMENT" shall mean the proxy statement to be used by Citizens to solicit proxies with a view to securing the approval of the Citizens shareholders of this Agreement and the Plan of Merger.

         "RECORDS" means all available records, minutes of meetings of the Board of Directors, committees and shareholders of a Party; original instruments and other documentation, pertaining to a Party or any of its Subsidiaries' or assets (including plans and specifications relating to any realty), Liabilities, Deposits, Contracts, capital stock, and loans; and all other business and financial records which are necessary or customary for use in the conduct of such Person or any of such person's Subsidiary businesses on and after the Effective Time as it was conducted prior to the Effective Time.

         "REGISTRATION STATEMENT" shall mean the Registration Statement on Form S-4, or other appropriate form, including any pre-effective or post-effective amendments or supplements thereto, filed with the SEC by UPC under the 1933 Act with respect to the shares of UPC Common Stock to be issued to the shareholders of Citizens in connection with the transactions contemplated by this Agreement.

         "REGULATORY AUTHORITIES" shall mean, collectively, the Federal Trade Commission, the United States Department of Justice, the Federal Reserve, the Office of Thrift Supervision (including its predecessor, the Federal Home Loan Bank Board), the Office of the Comptroller of the Currency, the FDIC, all state regulatory agencies having jurisdiction over the Parties and their respective Subsidiaries, the NYSE, the National Association of Securities Dealers and the SEC, or any respective successor thereto.

         "REPRESENTATIVE" shall mean any investment banker, financial advisor, attorney, accountant, consultant, or other representative of a Person.

         "RIGHTS" shall mean all arrangements, calls, commitments, Contracts, options, rights to subscribe to, scrip, understandings, warrants, or other binding obligations of any character whatsoever relating to, or securities or rights convertible into or exchangeable for shares of the capital stock of a Person, or which derive their value in whole or in part from shares of the capital stock of a Person, including stock appreciation rights and phantom stock, or by which a Person is or may be bound to issue additional shares of its capital stock or other Rights.

         "SEC DOCUMENTS" shall mean all forms, proxy statements, registration statements, reports, schedules, and other documents filed, or required to be filed, by a Party or any of its Subsidiaries with any Regulatory Authority pursuant to the Securities Laws.

         "SEC" shall mean the United States Securities and Exchange Commission, or any successor thereto.

         "SECURITIES LAWS" shall mean the 1933 Act, the 1934 Act, the Investment Company Act of 1940, as amended, the Investment Advisors Act of 1940, as amended, the Trust Indenture Act of 1939, as amended, and the rules and regulations of the SEC promulgated thereunder, as well as any similar state securities laws and any similar rules and regulations promulgated by the applicable federal or state bank Regulatory Authorities.

         "SHAREHOLDERS MEETING" shall mean the Special Meeting of the shareholders of Citizens to be held pursuant to Section 7.1 of this Agreement, including any adjournment or adjournments thereof.

         "SUBSIDIARIES" shall mean all of those Persons of which the entity in question owns or controls 5% or more of the outstanding voting equity securities or equity interest, either directly or through an unbroken chain of entities as to each of which 5% or more of the outstanding equity securities or equity interest is owned directly or indirectly by its parent; provided, however, that there shall not be included any Person acquired through foreclosure or in satisfaction of a debt previously contracted in good faith, any such entity that owns or operates an automatic teller machine interchange network, or any such Person the equity securities or equity interest of which are owned or controlled in a fiduciary capacity or through a small business development corporation.

         "SURVIVING CORPORATION" shall mean Union Planters Community Bancorp, Inc., as the corporation resulting from and surviving the consummation of the Merger as set forth in Section 1.1 of this Agreement.

         "TAX" or "TAXES" shall mean any federal, state, county, local, or foreign income, profits, franchise, gross receipts, payroll, sales, employment, use, property, withholding, excise, occupancy, and other taxes, assessments, charges, fares, or impositions, including interest, penalties, and additions imposed thereon or with respect thereto

         "TENNESSEE CODE" shall mean the Tennessee Code Annotated, as amended.

         "UPC" shall mean Union Planters Corporation, a corporation chartered and existing under the laws of the State of Tennessee which is registered both as a bank holding company and as a savings and loan holding company and whose principal offices are located at 7130 Goodlett Farms Parkway, Memphis, Shelby County, Tennessee 38018.

         "UPC CAPITAL STOCK" shall mean, collectively, the UPC Common Stock, the UPC Preferred Stock and any other class or series of capital stock of UPC.

         "UPC COMMON STOCK" shall mean the $5.00 par value common stock of UPC.

         "UPC COMPANIES" shall mean, collectively, UPC and all UPC
         Subsidiaries.

         "UPC DISCLOSURE MEMORANDUM" shall mean the written information entitled "Union Planters Corporation Disclosure Memorandum" delivered prior to the date of this Agreement to Citizens describing in reasonable detail the matters contained therein and, with respect to each disclosure made therein, specifically referencing each Section of this Agreement under which such disclosure is being made. Information disclosed with respect to one Section shall be deemed to be disclosed for purposes of any other Section not specifically referenced with respect thereto.

         "UPC FINANCIAL STATEMENTS" shall mean (i) the consolidated balance sheets (including related notes and schedules, if any) of UPC as of September 30, 1996, and as of December 31, 1995 and 1994, and the related statements of earnings, changes in shareholders' equity, and cash flows (including related notes and schedules, if any) for the nine months ended September 30, 1996, and for each of the three years ended December 31, 1995, 1994, and 1993, as filed by UPC in SEC Documents, (ii) the consolidated balance sheets of UPC (including related notes and schedules, if any) and related statements of earnings, changes in shareholders' equity, and cash flows (including related notes and schedules, if any) included in SEC Documents filed with respect to periods ended subsequent to September 30, 1996.

         "UPC MERGER SUBSIDIARY" OR "MERGER SUBSIDIARY" shall mean Union Planters Community Bancorp Inc., a wholly owned subsidiary of UPC.

         "UPC PREFERRED STOCK" shall mean the no par value preferred stock of UPC and shall include the (i) Series A Preferred Stock, (ii) Series B, $8.00 Nonredeemable, Cumulative, Convertible Preferred Stock ("UPC Series B Preferred Stock"), and (iii) Series E, 8% Cumulative, Convertible Preferred Stock, of UPC ("UPC Series E Preferred Stock").

         "UPC RIGHTS" shall mean the preferred stock purchase rights issued pursuant to the UPC Rights Agreement.

         "UPC RIGHTS AGREEMENT" shall mean that certain Rights Agreement dated January 19, 1989, between UPC and UPNB, as Rights Agent.

         "UPC SUBSIDIARIES" shall mean the Subsidiaries of UPC.

                 (b) Any singular term in this Agreement shall be deemed to include the plural and any plural term the singular. Whenever the words "include," "includes," or "including" are used in this Agreement, they shall be deemed followed by the words "without limitation."

         10.2    EXPENSES.

         (a) Except as otherwise provided in this Section 10.2, each of the Parties shall bear and pay all direct costs and expenses incurred by it or on its behalf in connection with the ones contemplated hereunder, including filing, registration and application fees, printing fees, and fees and expenses of its own financial or other consultants, investment bankers, accountants, and counsel, except that each of the Parties shall bear and pay the filing fees payable in connection with the Registration Statement and the Proxy Statement and printing costs incurred in connection with the printing of the Registration Statement and the Proxy Statement based on the relative Asset sizes of the Parties at December 31, 1995.

                 (b) Nothing contained in this Section 10.2 shall constitute or shall be deemed to constitute liquidated damages for the willful breach by a Party of the terms of this Agreement or otherwise limit the rights of the non-breaching Party.

         10.3 BROKERS AND FINDERS. Except for Gerrish & McCreary, P.C. as to Citizens, each of the Parties represents and warrants that neither it nor any of its officers, directors, employees, or Affiliates has employed any broker or finder or incurred any Liability for any financial advisory fees, investment bankers' fees, brokerage fees, commissions, or finders' fees in connection with this Agreement or the ones contemplated hereby. In the event of a claim by any broker or finder based upon his or its representing or being retained by or allegedly representing or being retained by Citizens or UPC, each of

Citizens and UPC, as the case may be, agrees to indemnify and hold the other Party harmless of and from any Liability in respect of any such claim.

         10.4 ENTIRE AGREEMENT. Except as otherwise expressly provided herein, this Agreement (including the other documents and instruments referred to herein) constitutes the entire agreement between the Parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereto, written or oral. Nothing in this Agreement expressed or implied, is intended to confer upon any Person, other than the Parties or their respective successors, any rights, remedies, obligations, or liabilities under or by reason of this Agreement.

         10.5 AMENDMENTS. To the extent permitted by Law, this Agreement may be amended by a subsequent writing signed by each of the Parties upon the approval of the Boards of Directors of each of the Parties, whether before or after shareholder approval of this Agreement and the Plan of Merger has been obtained; provided, that after any such approval by the holders of Citizens Common Stock, there shall be made no amendment that modifies in any material respect the Consideration to be received by the Citizens Record Holders.

         10.6    WAIVERS.

                 (a) Prior to or at the Effective Time, UPC, acting through its Board of Directors, chief executive officer, or other authorized officer, shall have the right to waive any Default in the performance of any term of this Agreement by Citizens, to waive or extend the time for the compliance or fulfillment by Citizens of any and all of its obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of UPC under this Agreement, except any condition which, if not satisfied, would result in the violation of any Law. No such waiver shall be effective unless in writing signed by a duly authorized officer of UPC.

                 (b) Prior to or at the Effective Time, Citizens, acting through its Board of Directors, chief executive officer, or other authorized officer, shall have the right to waive any Default in the performance of any term of this Agreement by UPC, to waive or extend the time for the compliance or fulfillment by UPC of any and all of its obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of Citizens under this Agreement, except any condition which, if not satisfied, would result in the violation of any Law. No such waiver shall be effective unless in writing signed by a duly authorized officer of Citizens.

                 (c) The failure of any Party at any time or times to require performance of any provision hereof shall in no manner affect the right of such Party at a later time to enforce the same or any other provision of this Agreement. No waiver of any condition or of the breach of any term contained in this Agreement in one or more instances shall be deemed to be or construed as a further or continuing waiver of such condition or breach or a waiver of any other condition or of the breach of any other term of this Agreement.

         10.7 ASSIGNMENT. Except as expressly contemplated hereby, neither this Agreement nor any of the rights, interests, or obligations hereunder shall be assigned by any Party hereto (whether by operation of Law or otherwise) without the prior written consent of the other Party; provided, however, UPC and/or UPC Merger Subsidiary may assign all of their rights hereunder to any other wholly-owned Subsidiary whether now existing or hereafter acquired or organized. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and assigns.

         10.8 NOTICES. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered by hand, by facsimile transmission, by registered or certified mail, postage prepaid, or by courier or overnight carrier, to the persons at the addresses set forth below (or at such address as may be provided), and shall be deemed to have been delivered as of the date so delivered:

If to UPC/Merger Subsidiary:         Union Planters Corporation
                                     Post Office Box 387 (for mailing)
                                     Memphis, Tennessee 38147
                                     7130 Goodlett Farms Parkway
                                     (for deliveries)
                                     Memphis, Tennessee 38018
                                     Fax: (901) 383-2877
                                     Telephone: (901) 580-6093

                                     Attn: Mr. Jackson W. Moore, President
                 and
                                     Catherine C. Stallings, General
                                     Counsel/Secretary
                                     Fax: (901) 580-2939 Telephone
                                     (901) 580-6028

With a copy to:                      Wyatt, Tarrant & Combs, P.L.C.
                                     Post Office Box 775000 (for mailing)
                                     Memphis, TN 38177-5000
                                     6075 Poplar Avenue (Suite 650)
                                     (deliveries)
                                     Memphis, TN 38119
                                     Fax: (901) 537-1010
                                     Telephone: (901)537-1023
                                     Attn: R. Nash Neyland, Esq.

If to Citizens:                      Citizens of Hardeman County
                                     Financial Services, Inc.
                                     114 Main Street Whiteville,
                                     Tennessee 38008
                                     Fax: (901) 254-9030
                                     Telephone: (901) 254-8541
                                     Attn: Mr. Frank T. Bass,
                                     President and CEO

With a copy to:                      Gerrish & McCreary, P.C.
                                     200 Seven Oaks Bldg.
                                     700 Colonial Road
                                     Memphis, Tennessee 38117
                                     Fax: (901) 684-2339
                                     Telephone: (901) 767-0900
                                     Attn: Jeffrey C. Gerrish, Esq.

         10.9 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the Laws of the State of Tennessee, without regard to any applicable conflicts of Laws.

         10.10 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same document.

         10.11 CAPTIONS. The captions contained in this Agreement are for reference purposes only and are not part of this Agreement.

         10.12 INTERPRETATION. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against any Party, whether under any rule of construction or otherwise. No Party to this Agreement shall be considered the draftsman. The Parties acknowledge and agree that this Agreement has been reviewed, negotiated, and accepted by all Parties and their attorneys and shall be construed and interpreted according to the ordinary meaning of the words used so as fairly to accomplish the purposes and intentions of all Parties hereto.

         10.13 ENFORCEMENT OF AGREEMENT. The Parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

         10.14 ATTORNEYS' FEES. If any Party hereto shall bring an action at law or in equity to enforce its rights under this Reorganization Agreement (including an action based upon a misrepresentation or the breach of any warranty, covenant, agreement or obligation contained herein), the prevailing Party in such action shall be entitled to recover from the other Party its reasonable costs and expenses necessarily incurred in connection with such action (including fees, disbursements and expenses of attorneys and costs of investigation).

         10.15 SEVERABILITY. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability, without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

         10.5    10.16    REMEDIES CUMULATIVE. All remedies provided in this
Agreement, by Law or otherwise, shall be cumulative and not alternative.

                 IN WITNESS WHEREOF, each of the Parties hereto has duly executed and delivered this Agreement or has caused this Agreement to be executed and delivered in its name and on its behalf by its representatives thereunto duly authorized, all as of the date first written above.

                           CITIZENS OF HARDEMAN COUNTY
                           FINANCIAL SERVICES, INC.


                           By:     /s/ Frank T. Bass
                                   --------------------------
                                   Frank T. Bass
                                   Its: President and CEO

ATTEST:

James R. Bellar
------------------------
       Its:          ,  Secretary
---------------------

                                   UNION PLANTERS CORPORATION


                                   By:    /s/ Jackson W. Moore
                                          ------------------------------
                                          Jackson W. Moore
                                          Its: President
ATTEST:

/s/ Catherine C. Stallings
---------------------------------
Catherine C. Stallings, Secretary


                                   UNION PLANTERS COMMUNITY BANCORP, INC.


                                   By:    /s/ Jackson W. Moore
                                          ----------------------------
                                          Jackson W. Moore
                                          Its: President
ATTEST:

/s/ Lynn Lanigan
------------------------
Lynn Lanigan, Secretary

                                                                 EXHIBIT 1

                                 PLAN OF MERGER

                                       OF

             CITIZENS OF HARDEMAN COUNTY FINANCIAL SERVICES, INC.

                                 WITH AND INTO

                     UNION PLANTERS COMMUNITY BANCORP, INC.

         Pursuant to this Plan of Merger ("Plan of Merger") dated December 12, 1996, Citizens of Hardeman County Financial Services, Inc. ("Citizens'), a corporation organized and existing under the laws of the State of Tennessee, shall be merged with and into Union Planters Community Bancorp, Inc. ("Merger Subsidiary"), a corporation organized and existing under the laws of the State of Tennessee, and which is a wholly owned subsidiary of Union Planters Corporation ("UPC"), a corporation organized and existing under the laws of the State of Tennessee.

                                   ARTICLE 1
                                TERMS OF MERGER

         1.1 The Merger. Subject to the terms and conditions of that certain Agreement and Plan of Reorganization dated as of the 12th day of December, 1996 between Citizens, Merger Subsidiary and UPC (the "Merger Agreement") and this Plan of Merger, at the Effective Time, Citizens shall be merged with and into Merger Subsidiary in accordance with the provisions of
Section 48-21-102 of Tennessee Code Annotated and with the effect provided in
Section 48-21-108 of Tennessee Code Annotated (the "Merger"). Merger Subsidiary shall be the Surviving Corporation resulting from the Merger and shall continue to be governed by the Laws of the State of Tennessee. The Merger shall be consummated pursuant to the terms of the Merger Agreement and this Plan of Merger.

         1.2 Time and Place of Closing. The Closing will take place at 9:00 a.m. on the date that the Effective Time occurs (or the immediately preceding day if the Effective Time is earlier than 9:00 a.m.), or at such other time as the Parties, acting through their chief executive officers, or chief financial officers, may mutually agree. The Closing shall be held at the Union Planters Administrative Center, Union Planters Corporation Executive Offices (Fourth Floor), 7130 Goodlett Farms Parkway, Memphis, Shelby County, Tennessee 38018, or at such other place as the Parties, acting through their chief executive officers or chief financial officers, may mutually agree.

         1.3 Effective Time. The Merger and other transactions contemplated by the Merger Agreement and this Plan of Merger shall become effective on the date and at the time the Articles of Merger reflecting the Merger shall become effective with the Secretary of State of Tennessee (the "Effective Time").

         1.4 Charter. The Charter of Merger Subsidiary in effect immediately prior to the Effective Time shall be the Charter of the Surviving Corporation until otherwise amended or repealed.

         1.5 Bylaws. The Bylaws of Merger Subsidiary in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation until otherwise amended or repealed.

         1.6 Name. The name of Merger Subsidiary shall remain unchanged after the Effective Time, unless and until otherwise renamed.

         1.7 Directors and Officers. The directors and officers of Merger Subsidiary in office immediately prior to the Effective Time, together with such additional persons as may thereafter be elected or appointed, shall serve as the directors and officers of the Surviving Corporation from and after the EffectiveTime in accordance with the bylaws of the Surviving Corporation, unless and until their successors shall have been elected or appointed and shall have qualified or until they shall have been removed in the manner provided therein.

                                   ARTICLE 2
            MANNER OF CONVERTING SHARES AND OPTIONS; EXCHANGE RATIO

         2.1 Conversion, Cancellation and Exchange of Shares: Exchange Ratio. At the Effective Time, by virtue of the Merger becoming effective and without any action on the part of UPC, Merger Subsidiary, Citizens, or the shareholders of any of the foregoing, the shares of the constituent corporations shall be converted as follows:

                 (a) UPC Capital Stock. Each share of UPC Capital Stock, including any associated UPC Rights, issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding from and after the Effective Time.

                 (b) Merger Subsidiary Common Stock. Each share of Merger Subsidiary common stock issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding after the Effective Time and shall represent all of the issued and outstanding capital stock of Merger Subsidiary as the Surviving Corporation.

                 (c) Citizens Common Stock. Each share of Citizens Common Stock (excluding shares held by any Citizens Company or any UPC Company, in each case other than in a fiduciary capacity or as a result of debts previously contracted) issued and outstanding at the Effective Time and held by the Citizens Record Holders shall cease to represent any interest (equity, shareholder or otherwise) in Citizens and shall, except for those shares held by any Citizens Record Holders who shall have property perfected such Holders' dissenters' rights and shall have maintained the perfected status of such dissenters' rights through the Effective Time ("Citizens Dissenting Shareholders"), whose rights shall be governed by the provisions of Sections 48-23-101 et. seq. of Tennessee Code Annotated, automatically be converted exclusively into, and constitute only the right of each such Citizens Record Holder to receive in exchange for such Holders shares of Citizens Common Stock, the Consideration to which the Citizens Record Holder is entitled as provided in this Section 2.1(c).

                          (1)     The Exchange Ratio. Subject to any
adjustments which may be required by an event described in Subsection 2.1(c)(3) below, the number of shares of UPC Common Stock to be exchanged for each share of Citizens Common Stock which shall be issued and outstanding immediately prior to the Effective Time shall be based on an exchange ratio (the "Exchange Ratio") of 435.872 shares of UPC Common Stock for each share of Citizens Common Stock. The Exchange Ratio is based upon there being no more than an aggregate of 483 fully diluted shares of Citizens Common Stock validly issued and outstanding immediately prior to the Effective Time (which for purposes of the Exchange Ratio shall be determined by counting all unexercised Citizens Stock Options and any other Rights issued and outstanding immediately prior to the Effective Time, if any, as if they had been fully exercised prior to the Effective Time). Therefore, assuming all Citizens Stock Options and Rights, if any, had been exercised prior to the Effective Time, the maximum aggregate number of shares of UPC Common Stock which UPC would be required to issue in exchange for all outstanding shares of Citizens Common Stock, based on the Exchange Ratio, would be 210,526 shares of UPC Common Stock. Citizens Common Stock held by any Citizens Company, other than in a fiduciary capacity or as a result of debts previously contracted, shall not be considered as outstanding immediately prior to the Effective Time for purposes of the Exchange Ratio. No fractional shares of UPC Common Stock shall be issued in the Merger and if, after aggregating all of the whole and fractional shares of UPC Common Stock to which a Citizens Record Holder shall be entitled based upon the Exchange Ratio, there should be a fractional share of UPC Common Stock remaining, such fractional share shall be settled by a cash payment therefor pursuant to
Article 3 of this Plan of Merger, which cash settlement shall be based upon the Current Market Price Per Share (as defined below) of one (1) full share of UPC Common Stock.

                          (2)     Definition of "Current Market Price Per
Share." The "Current Market Price Per Share" shall be the closing price per share of the UPC Common Stock on the NYSE Composite Transaction List (as reported by The Watt Street Journal or, if not reported thereby, any other authoritative source selected by UPC) on the last trading day prior to the Effective Date.

                          (3)     Effect of Stock Splits, Reverse Stock Splits,
Stock Dividends and Similar Chances in the Capital Stock or Accounts of Citizens. Should Citizens effect any stock splits, reverse stock splits, stock dividends or similar changes in its respective capital accounts subsequent to the date of this Agreement but prior to the Effective Time, or should there be more than 483 fully diluted shares of Citizens Common Stock outstanding immediately prior to the Effective Time, determined consistent with Section 2.1(c)(1) above, the Exchange Ratio may, in UPC's sole discretion if such change in the capital accounts constitutes a breach of any of Citizens' representations, warranties or covenants, be adjusted in such a manner as the Board of Directors of UPC shall deem in good faith to be fair and reasonable in order to give effect to such changes. Notwithstanding the foregoing, nothing in this subparagraph (3) shall be deemed to be a waiver of the inaccuracy of any representation or warranty or breach of any covenant by Citizens set forth herein.

                 (d) Shares Held by Citizens or UPC. Each of the shares of Citizens Common Stock held by any Citizens Company or by any UPC Company, in each case other than in a fiduciary capacity or as a result of debts previously contracted, shall be canceled and retired at the Effective Time and no Consideration shall be issued in exchange therefor.

                 (e) Dissenters' Rights of Citizens Shareholders. Any Citizens Record Holder of shares of Citizens Common Stock who shall comply strictly with the provisions of Sections 48-23-101 et. seq. of Tennessee Code Annotated ("Citizens Dissenting Shareholders"), shall be entitled to dissent from the Merger and to seek those appraisal remedies afforded by the Section 48-23-101 et. seq. of Tennessee Code Annotated.

                 (f) Anti-Dilution Provisions. In the event UPC changes the number of shares of UPC Common Stock issued and outstanding prior to the Effective Time as a result of a stock split, stock dividend, or recapitalization with respect to such stock and the record date therefor (in the case of a stock dividend) or the effective date thereof (in the case of a stock split or similar recapitalization for which a record date is not established) shall be prior to the Effective Time, the Exchange Ratio shall be proportionately adjusted.

                                   ARTICLE 3
                               EXCHANGE OF SHARES

         3.1 Exchange Procedures. Promptly after the Effective Time, UPC and Citizens shall cause the Exchange Agent to mail to the Citizens Record Holders appropriate transmittal materials (which shall specify that delivery shall be effected, and risk of loss and title to the certificates theretofore representing shares of Citizens Common Stock shall pass, only upon proper delivery of such certificates to the Exchange Agent). The Exchange Agent may establish reasonable and customary rules and procedures in connection with its duties. After the Effective Time, each Citizens Record Holder of Citizens Common Stock (other than shares to be canceled pursuant to Section 2.1 (d) of this Plan of Merger) issued and outstanding at the Effective Time shall surrender the certificate or certificates representing such shares to the Exchange Agent and shall promptly upon surrender thereof receive in exchange therefor the Consideration provided in Section 2.1 (c) of this Plan of Merger, together with all undelivered dividends or distributions in respect of such shares (without interest thereon). pursuant to Section 3.2 of this Plan of Merger. To the extent required by Section 2.1 (c) of this Plan of Merger, each Citizens Record Holder also shall receive, upon surrender of the certificate or certificates representing his or her shares of Citizens Common Stock outstanding immediately prior to the Effective Time, cash in lieu of any fractional share of UPC Common Stock to which such holder may be otherwise entitled (without interest). UPC shall not be obligated to deliver the Consideration to which any Citizens
Record Holder is entitled as a result of the Merger until such Citizens Record Holder surrenders such holders certificate or certificates representing the shares of Citizens Common Stock for exchange as provided in this Section 3. 1. The certificate or certificates of Citizens Common Stock so surrendered shall be duly endorsed as the Exchange Agent may require. Any other provision of this Agreement notwithstanding, neither UPC nor the Exchange Agent shall be liable to a Citizens Record Holder for any amounts paid or property delivered in good faith to a public official pursuant to any applicable abandoned property Law.
Adoption of this Agreement by the shareholders of Citizens shall constitute ratification of the appointment of the Exchange Agent.

         3.2 Rights of Former Citizens Record Holders. At the Effective Time, the stock transfer books of Citizens shall be closed as to holders of Citizens Common Stock outstanding immediately prior to the Effective Time, and no transfer of Citizens Common Stock by any Citizens Record Holder shall thereafter be made or recognized. Until surrendered for exchange in accordance with the provisions of Section 3.1 of this Plan of Merger, each certificate theretofore representing shares of Citizens Common Stock (other than shares to be canceled pursuant to Section 2.1 (d) of this Plan of Merger) shall from and after the Effective Time represent for all purposes only the right to receive the Consideration provided in Section 2.1 of this Agreement in exchange therefor, subject, however, to the Surviving Corporation's obligation to pay any dividends or make any other distributions with a record date prior to the Effective Time which have been declared or made by Citizens in respect of such shares of Citizens Common Stock in accordance with the terms of this Agreement and which remain unpaid at the Effective Time. Whenever a dividend or other distribution is declared by UPC on the UPC Common Stock, the record date for which is at or after the Effective Time, the declaration shall include dividends or other distributions on all shares of UPC Common Stock issuable pursuant to this Agreement, but beginning 30 days after the Effective Time no dividend or other distribution payable to the holders of record of UPC Common Stock as of any time subsequent to the Effective Time shall be delivered to a Citizens Record Holder until such Citizens Record Holder surrenders his or her certificate or certificates evidencing Citizens Common Stock for exchange as provided in Section 3.1 of this Plan of Merger. However, upon surrender of such Citizens Common Stock certificate, both the UPC Common Stock certificate (together with all such undelivered dividends or other distributions, without interest) and any undelivered dividends and cash payments payable hereunder (without interest), shall be delivered and paid with respect to each share represented by such certificate.

                                   ARTICLE 4
                                 MISCELLANEOUS

         4.1 Conditions Precedent. Consummation of the Merger by Merger Subsidiary shall be conditioned on the satisfaction of or waiver by UPC of the conditions precedent to the Merger set forth in Sections 8.1 and 8.2 of the Merger Agreement. Consummation of the Merger by Citizens shall be conditioned on the satisfaction of, or waiver by Citizens of, the conditions precedent to the Merger set forth in Sections 8.1 and 8.3 of the Merger Agreement.

         4.2 Termination. This Plan of Merger may be terminated at any time prior to the Effective Time by the Parties hereto as provided in Article 9 of the Merger Agreement.

         4.3 Amendments. To the extent permitted by Law, this Plan of Merger may be amended by a subsequent writing signed by each of the Parties upon the approval of the Boards of Directors of each of the Parties, whether before or after shareholder approval of the Merger

                                   APPENDIX B
                                      B-1

Unaudited Consolidated Financial Statements of Citizens of Hardeman County Financial Services as of and for the years ended December 31, 1996 and 1995 (and notes thereto)

              CITIZENS OF HARDEMAN COUNTY FINANCIAL SERVICES INC.
                     AND ITS SUBSIDIARY THE WHITEVILLE BANK

                     Unaudited Consolidated Balance Sheets

               For the years ended December 31, 1996 and 1995

                                        Assets

                                                                               1996                 1995
                                                                           ------------        -------------
CASH AND CASH EQUIVALENTS
   Cash on hand                                                             $ 1,083,728        $  1,360,061
   Due from banks                                                               833,546             607,137
   Federal funds sold                                                         4,700,000           4,800,000
   Time deposit                                                                 100,000             100,000
                                                                            -----------        ------------

         Total cash and cash equivalents                                      6,717,274           6,867,198
                                                                            -----------        ------------
  INVESTMENT SECURITIES
   To be held to maturity (fair value of $7,098,232
      and $7,580,667)                                                         7,154,707           7,627,943
   Available for sale (Amortized cost of $8,271,648 and $5,972,068)           8,230,985           5,990,784
                                                                            -----------        ------------

                                                                             15,385,692          13,618,727
                                                                            -----------        ------------

   LOANS
   Real estate                                                               17,907,660          15,461,995
   Commercial                                                                 9,761,167           8,888,470
   Installment                                                                8,647,085           7,901,735
   Less unearned discount                                                      (262,036)           (301,815)
                                                                            -----------        ------------

   Less allowance for loan losses                                            36,053,876          31,950,385
                                                                                419,562             433,934
                                                                            -----------        ------------

                                                                             35,634,314          31,516,451
                                                                            -----------        ------------
   BANK PREMISES AND EQUIPMENT
   Land, buildings, and fixtures                                              1,931,405           1,662,600
   Furniture and equipment                                                      807,288             761,077
                                                                            -----------        ------------

                                                                              2,738,693           2,423,677
   Less accumulated depreciation                                              1,042,560             928,592
                                                                            -----------        ------------

                                                                              1,696,133           1,495,085
                                                                            -----------        ------------
   OTHER ASSETS
   Deferred income tax benefit                                                  203,725             152,461
   Foreclosed real estate                                                       676,544             124,432
   Accrued interest receivable                                                  899,858             728,676
   Prepaid expenses                                                             141,900              81,229
   Refundable income taxes                                                       15,701                 -0-
                                                                            -----------        ------------

                                                                              1,937,728           1,086,798
                                                                            -----------        ------------
                  TOTAL ASSETS                                              $61,371,141        $ 54,584,259
                                                                            ===========        ============


See accompanying notes.

              CITIZENS OF HARDEMAN COUNTY FINANCIAL SERVICES INC.
                     AND ITS SUBSIDIARY THE WHITEVILLE BANK

               Unaudited Consolidated Balance Sheets - continued

                 For the years ended December 31, 1996 and 1995

                      Liabilities and Stockholders' Equity

                                                                                1996                1995
                                                                           --------------      --------------
 DEPOSITS
    Demand deposits (including $8,609,503
    and $6,104,870) in NOW accounts                                          $11,972,151        $  9,094,761
    Certificates of Deposit greater than $100,000                             12,737,377          10,908,309
    Other Interest Bearing Deposits                                           31,451,061          29,826,346
                                                                             -----------        ------------
                                                                              56,160,589          49,829,416
                                                                             -----------        ------------
 OTHER LIABILITIES
    Accrued interest payable                                                     409,926             408,031
    Accrued expenses                                                             120,118             103,319
    Income taxes payable                                                             -0-              25,847
                                                                             -----------        ------------

           Total liabilities                                                  56,690,633          50,366,613
                                                                             -----------        ------------


 STOCKHOLDERS' EQUITY
    Common stock ($100 par value, 500 shares authorized,
    483 issued and outstanding)                                                   48,300              48,300
    Additional paid in capital                                                 1,311,100           1,311,100
    Retained earnings                                                          3,438,619           2,893,721
    Unrealized gain (loss) on investment securities
    available for sale                                                          (117,511)            (35,475)
                                                                             -----------        ------------

           Total stockholders' equity                                          4,680,508           4,217,646
                                                                             -----------        ------------
           Total liabilities and stockholders' equity                        $61,371,141         $54,584,259
                                                                             ===========        ============





See accompanying notes.

              CITIZENS OF HARDEMAN COUNTY FINANCIAL SERVICES INC.
                     AND ITS SUBSIDIARY THE WHITEVILLE BANK

                  Unaudited Consolidated Statements of Income

                 For the years ended December 31, 1996 and 1995

                                                                                 1996                1995
                                                                              ------------        -----------
  INTEREST INCOME
     Interest and fees on loans                                               $ 3,537,074         $ 3,245,777
     Interest on investment securities:
        U.S. Treasury and U.S. Government
        agency securities                                                         823,711             635,448
        State and municipal securities                                             92,876              81,061
     Interest on federal funds                                                    195,512             204,016
     Other interest and dividends                                                  47,449              49,195
                                                                              -----------         -----------
                                                                                4,696,622           4,215,497
                                                                              -----------         -----------

  INTEREST EXPENSE
     Certificates of deposit                                                    2,155,980           1,974,608
     Savings accounts                                                              64,630              56,948
     Demand deposit accounts                                                      278,056             221,287
     Individual retirement accounts                                                81,362              75,358
                                                                              -----------         -----------
                                                                                2,580,028           2,328,201
                                                                              -----------         -----------

  NET INTEREST INCOME                                                           2,116,594           1,887,296

  PROVISION FOR LOAN LOSSES                                                        95,174              37,000
                                                                              -----------         -----------

  NET INTEREST INCOME AFTER PROVISION
     FOR LOAN LOSSES                                                            2,021,420           1,850,296

  OTHER INCOME (EXPENSE)
     Service fees and commissions                                                 199,650             173,920
     Gain on sale of investment                                                    28,733              35,266
     Other                                                                         74,186              75,432
                                                                              -----------         -----------
                                                                                  302,569             284,618
                                                                              -----------         -----------
  OTHER EXPENSES
     Salaries and wages                                                           656,686             624,532
     Employee benefits                                                            155,166             140,339
     Occupancy expenses                                                           112,468              95,017
     Furniture and equipment expenses                                             121,165             117,701
     Other operating expenses                                                     395,352             383,358
                                                                              -----------         -----------
                                                                                1,440,837           1,360,947
                                                                              -----------         -----------

  INCOME BEFORE INCOME TAXES                                                      883,152             773,967

  INCOME TAXES
    Currently payable                                                             334,299             285,666
    Deferred liability (benefit)                                                   (1,841)             18,472
                                                                              -----------         -----------
                                                                                  332,458             304,138
                                                                              -----------         -----------

  NET INCOME                                                                  $   550,694         $   469,829
                                                                              ===========         ===========


See accompanying notes.

              CITIZENS OF HARDEMAN COUNTY FINANCIAL SERVICES INC.
                     AND ITS SUBSIDIARY THE WHITEVILLE BANK

             Unaudited Statement of Changes in Stockholder's Equity

                 For the years ended December 31, 1996 and 1995


                                                                                                   Unrealized
                                                    Common        Pain In            Retained     Gain (Loss)
                                                    Stock         Capital            Earnings    on Securities
                                                    -----         -------            --------    -------------
 Balance 1-1-95                                   $48,300        $1,311,100       $2,429,688      $(245,148)

 Net earnings $973 per share                                                         469,829
 Dividends paid $12 per share                                                         (5,796)
 Unrealized gain (loss) on
    securities net of deferred
    income tax benefit in the
    amount of $118,284                                                                              209,673
                                                 --------        ----------       ----------       ---------

 Balance 12-31-95                                  48,300         1,311,100        2,893,721        (35,475)

 Net earnings $1,140 per share                                                       550,694
 Dividends paid $12 per share                                                         (5,796)
 Unrealized gain (loss) on
    securities net of deferred
    income tax benefit in the
    amount of $23,708

                                                                                                    (82,036)
                                                 --------        ----------      -----------      ---------
 Balance 12-31-96                                $ 48,300        $1,311,100      $ 3,438,619      $(117,511)
                                                 ========        ==========      ===========      =========





See accompanying notes.

              CITIZENS OF HARDEMAN COUNTY FINANCIAL SERVICES INC.
                     AND ITS SUBSIDIARY THE WHITEVILLE BANK

                Unaudited Consolidated Statements of Cash Flows

                 For the years ended December 31, 1996 and 1995

                                                                                 1996                1995
                                                                              ------------        -----------
 CASH FLOWS FROM OPERATING ACTIVITIES
    Interest received                                                         $ 4,459,164         $ 4,012,095
    Fees and other income received                                                273,836             246,895
    Interest paid                                                              (2,578,134)         (2,235,835)
    Cash paid to suppliers and employees                                       (1,346,223)         (1,244,576)
    Income taxes paid                                                            (395,847)           (254,327)
                                                                              -----------         -----------

    NET CASH PROVIDED BY OPERATING
       ACTIVITIES                                                                412,796              524,252
                                                                              -----------         -----------
 CASH FLOWS FROM INVESTING ACTIVITIES
    Proceeds from maturities and sale
       of securities                                                            6,188,170           2,933,044
    Purchase of securities                                                     (8,566,625)         (3,677,902)
    Net (increase) decrease in customer loans                                  (4,206,219)         (2,153,152)
    Purchase of bank premises and equipment                                      (315,016)           (582,416)
    Proceeds from sales of foreclosed
       real estate                                                                   -0-               70,700
                                                                              -----------         -----------
    NET CASH PROVIDED (USED) BY
       INVESTING ACTIVITIES                                                    (6,899,690)         (3,409,726)
                                                                              -----------         -----------
 CASH FLOWS FROM FINANCING ACTIVITIES
    Net increase (decrease) in demand, NOW and
       savings accounts                                                         3,227,249             (19,966)
    Net increase in certificates of deposit                                     3,103,925           4,595,432
    Dividends paid                                                                  5,796               5,796
                                                                              -----------         -----------
    NET CASH PROVIDED (USED) BY
       FINANCING ACTIVITIES                                                     6,336,970           4,581,262
                                                                              -----------         -----------
 NET INCREASE (DECREASE) IN CASH AND
    CASH EQUIVALENTS                                                             (149,924)          1,695,788

 CASH AND CASH EQUIVALENTS, BEGINNING
    OF YEAR                                                                     6,867,198           5,171,410
                                                                              -----------         -----------
 CASH AND CASH EQUIVALENTS, END OF
    YEAR                                                                      $ 6,717,274         $ 6,867,198
                                                                              ===========         ===========



See accompanying notes.

              CITIZENS OF HARDEMAN COUNTY FINANCIAL SERVICES INC.
                     AND ITS SUBSIDIARY THE WHITEVILLE BANK

          Unaudited Consolidated Statements of Cash Flows - continued

                 For the years ended December 31, 1996 and 1995

                                                                                 1996                 1995
                                                                               ---------            --------
 RECONCILIATION OF NET INCOME
    TO NET CASH PROVIDED BY
    OPERATING ACTIVITIES

 Net income                                                                      $550,694            $469,829
                                                                                 --------            --------

 Adjustments to reconcile net income
    to net cash provided by operating
    activities:

       Depreciation                                                               113,968             113,704
       Provisions for loan losses                                                  95,174              37,000
       Net accretion of investment securities                                     (66,276)            (66,311)
       Gain (losses) on foreclosed real estate                                     28,224                 -0-
       Gain on sale of investment securities                                      (28,733)            (35,266)

       (Increases) decreases in assets:
          Accrued interest receivable                                            (171,182)           (137,091)
          Prepaid expenses and other assets                                       (60,671)             16,683
          Refundable income taxes                                                 (41,548)                -0-

       Increases (decreases) in liabilities:
          Accrued interest payable                                                  1,894              92,366
          Accrued expenses                                                         16,801               1,999
          Income taxes payable and deferred
             income taxes                                                         (25,549)             31,339
                                                                                 --------            --------

                TOTAL ADJUSTMENTS                                                (137,898)             54,423
                                                                                 --------            --------

 NET CASH PROVIDED BY OPERATING
    ACTIVITIES                                                                   $412,796            $524,252
                                                                                 ========            ========





See accompanying notes.

              CITIZENS OF HARDEMAN COUNTY FINANCIAL SERVICES INC.
                     AND ITS SUBSIDIARY THE WHITEVILLE BANK

              Notes to Unaudited Consolidated Financial Statements

                           December 31, 1996 and 1995


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The accounting and reporting policies of the Company conform with generally accepted accounting principles and practices within the banking industry. The policies that materially affect financial position and results of operations are summarized as follows:

NATURE OF OPERATIONS. Citizens of Hardeman County Financial Services Inc. (the Company) is a bank-holding company which owns one hundred percent (100%) of the outstanding common stock of The Whiteville Bank (the Bank). The Bank provides a variety of financial services through its branches located in two cities in Hardeman County, Tennessee. The Bank's primary deposit products are demand deposits, savings accounts, and certificates of deposit. The primary lending products are commercial business loans, real estate loans, and installment loans.

PRINCIPLES OF CONSOLIDATION. The consolidated financial statements include the accounts of the Company and its subsidiary. All material intercompany accounts and transactions have been eliminated in consolidation.

USE OF ESTIMATES. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Material estimates that are particularly susceptible to significant change relate to the determination of the allowance for losses on loans and the valuation of real estate acquired in connection with foreclosures or in satisfaction of loans.

While management uses available information to recognize losses on loans and foreclosed real estate, future additions to the allowances may be necessary based on changes in local economic conditions. In addition, regulatory agencies, as an integral part of their examination process, periodically review the Bank's allowance for losses on loans and foreclosed real estate. Such agencies may require the Bank to recognize additions to the allowance based on their judgment about information available to them at the time of their examination. Because of these factors, it is reasonably possible that the allowance for losses on loans and foreclosed real estate may change materially in the near term.

CASH AND CASH EQUIVALENTS. For purposes of reporting cash flows, cash and cash equivalents include cash on hand, amounts due from banks, and federal funds sold. By maintaining certain minimum deposits in other financial institutions, the Bank receives a reduction in fees for services provided by those institutions. These deposits frequently exceed federally insured limits.

              CITIZENS OF HARDEMAN COUNTY FINANCIAL SERVICES INC.
                     AND ITS SUBSIDIARY THE WHITEVILLE BANK

              Notes to Unaudited Consolidated Financial Statements

                           December 31, 1996 and 1995

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - continued

SECURITIES HELD TO MATURITY. Securities for which the Bank has the positive intent and ability to hold to maturity are reported at cost, adjusted for premiums and discounts that are recognized in interest income using the interest method over the period to maturity.

SECURITIES AVAILABLE FOR SALE. Securities that management designates will be sold to meet liquidity or other needs are classified as securities held to maturity. Unrealized holding gains and losses, net of tax, on securities available for sale are reported as a net amount in a separate component of stockholders' equity until realized. Gains and losses on the sale of securities available for sale are determined using the specific-identification method. Premiums and discounts are recognized in interest income over the period to maturity.

LOANS. Unrealized interest on installment loans is recognized as income over the term of the loans using the sum-of-the-months-digits method which approximates the interest method.

Loans are placed on nonaccrual when a loan is specifically determined to be impaired or when, in the opinion of management, there is an indication that the borrower may be unable to meet payments as they become due. Any unpaid interest previously accrued on those loans is reversed from income. Interest income generally is not recognized on specific impaired loans unless the likelihood of further loss is remote. Interest payments received on such loans are applied as a reduction of the loan principle balance. Interest income on other nonaccrual loans is recognized only to the extent of interest payments received.

The Company adopted the provisions of SFAS No. 114, Accounting by Creditors for Impairment of a Loan, as amended by SFAS No. 118, Accounting by Creditors for Impairment of a Long-Income Recognition and Disclosures, during 1995. SFAS No. 114 prescribes a valuation methodology for impaired loans as defined by the statement. Generally, a loan is considered impaired if management believes it is probable that all amounts due will not be collected according to the contractual terms in the loan agreement. An impaired loan must be valued using the present value of expected cash flows discounted at the loan's effective interest rate, the loan's observable market value, or the fair value of the loan's underlying collateral. The adoption of these standards had no impact on the allowance for losses on loans or on net income for the years ended December 31, 1996 and 1995, and the related disclosures are not significant.

The allowance for loan losses is maintained at a level which, in management's judgment, is adequate to absorb credit losses inherent in the loan portfolio. The amount of the allowance is based on management's evaluation of the collectibility of the loan portfolio, including the nature of the portfolio, credit concentrations, trends in historical loss experience, specific impaired loans, and economic conditions. Allowances for impaired loans are generally determined based on collateral values or the present value of estimated cash flows. The allowance is increased by a provision for loan losses, which is charged to expense, and reduced by charge-offs, net of recoveries.

              CITIZENS OF HARDEMAN COUNTY FINANCIAL SERVICES INC.
                     AND ITS SUBSIDIARY THE WHITEVILLE BANK

              Notes to Unaudited Consolidated Financial Statements

                           December 31, 1996 and 1995

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - continued

PREMISES AND EQUIPMENT. Premises and equipment are stated at cost, less accumulated depreciation. Depreciation is computed on the straight-line depreciation method and accelerated depreciation methods for both financial statement purposes and income tax purposes. Premises are depreciated over 20 to 50 years and furniture, fixtures and equipment are depreciated over 3 to 10 years.

Additions and major renewals and betterments are capitalized and depreciated over their estimated useful lives. Repairs, maintenance, and minor renewals are charged to operating expense as incurred. When property is replaced or otherwise disposed of, the cost of such assets and the related accumulated depreciation are removed from the accounts. The gain or loss, if any, is recorded in the statement of income.

FORECLOSED REAL ESTATE. Real estate properties acquired through, or in lieu of, loan foreclosure are initially recorded at fair value at the date of foreclosure, establishing a new cost basis. After foreclosure, valuations are periodically performed by management and the real estate is carried at the lower of (1) the asset's new cost basis or (2) fair value minus estimated costs to sell. Revenue and expenses from operations and additions to the valuation allowance are included in loss on foreclosed real estate. Foreclosed assets are not depreciated. The carrying value of foreclosed real estate was $676,544 at December 31, 1996 and $124,432 at December 31, 1995.

DEFERRED INCOME TAXES. Deferred tax assets and liabilities are reflected at currently enacted income tax rates applicable to the period in which the deferred tax assets or liabilities are expected to be realized or settled. As changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes.

OFF BALANCE SHEET FINANCIAL INSTRUMENTS. Off balance sheet financial instruments are commitments to extend credit and letters of credit. Such financial instruments are recorded in the financial statements when they are funded.

NET INCOME PER SHARE OF COMMON STOCK. Net income per share of common stock is computed by dividing net income by the 483 shares of stock outstanding as of December 31, 1996 and 1995.

              CITIZENS OF HARDEMAN COUNTY FINANCIAL SERVICES INC.
                     AND ITS SUBSIDIARY THE WHITEVILLE BANK

        Notes to Unaudited Consolidated Financial Statements - continued

                           December 31, 1996 and 1995

NOTE 2 - SECURITIES. The Company has adopted Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities." As a result, securities were classified in the balance sheet according to management's intent as either securities held to maturity or securities available for sale.

The amortized cost and approximate market values of securities at December 31, 1996 and 1995 are as follows:


                                                                          1996
                                             -----------------------------------------------------------------
                                                                 Gross             Gross
                                             Amortized        Unrealized        Unrealized         Market
                                                Cost             Gains            Losses            Value
                                                ----             -----            ------            -----
 SECURITIES HELD TO MATURITY:
 US Government securities                     $   107,654        $      -0-        $      96       $  107,558
 Securities of US government
   agencies and corporations                    6,479,671            39,614           83,433        6,435,852
 Obligations of states and
   political subdivisions                         567,382             1,678           14,238          554,822
                                              -----------        ----------        ---------       ----------

                                              $ 7,154,707        $   41,292        $  97,767       $7,098,232
                                              -----------        ----------        ---------       ----------
 SECURITIES AVAILABLE FOR SALE:
 US Government securities                     $   352,672        $    9,099        $     -0-       $  361,771
 Securities of US Government
   agencies and corporations                    6,869,061             3,048           60,912        6,811,197
 Obligations of state and
   political subdivisions                         514,377            27,765            1,398          540,744
 Other securities                                 535,538               -0-           18,265          517,273
                                              -----------        ----------        ---------       ----------

                                              $ 8,271,648        $   39,912        $  80,575       $8,230,985
                                              -----------        ----------        ---------       ----------

              CITIZENS OF HARDEMAN COUNTY FINANCIAL SERVICES INC.
                     AND ITS SUBSIDIARY THE WHITEVILLE BANK

        Notes to Unaudited Consolidated Financial Statements - continued

                           December 31, 1996 and 1995

NOTE 2 - SECURITIES - continued

                                                                          1995
                                             ----------------------------------------------------------------
                                                                 Gross             Gross
                                             Amortized        Unrealized        Unrealized         Market
                                                Cost             Gains            Losses            Value
                                                ----             -----            ------            -----
 SECURITIES HELD TO MATURITY:
    Securities of US government                $6,373,902          $ 15,361       $   60,664      $ 6,328,599
      agencies and corporations
    Obligations of states and
      political subdivisions                    1,254,041             8,456           10,429        1,252,068
                                               ----------          --------       ----------      -----------

                                               $7,627,943          $ 23,817       $   71,093      $ 7,580,667
                                               ----------          --------       ----------      -----------
 SECURITIES AVAILABLE FOR SALE:
    US Government securities                   $  468,851          $ 17,352       $      -0-      $   486,203
    Securities of US Government
      agencies and corporations                 3,860,337            48,758           35,332        3,873,763
    Obligations of state and
      political subdivisions                    1,077,388             4,537           16,599        1,065,326
    Other securities                              565,492               -0-              -0-          565,492
                                               ----------          --------       ----------      -----------

                                               $5,972,068          $ 70,647       $   51,931      $ 5,990,784
                                               ----------          --------       ----------      -----------

The scheduled maturities of securities available for sale and securities held to maturity at December 31, 1996 are as follows:

                                            Securities Available for Sale        Securities Held to Maturity
                                            ----------------------------------------------------------------
                                                Amortized        Market             Amortized         Market
                                                  Cost           Value                Cost             Value
                                                  ----           -----                ----             -----
 Due in one year or less                       $  146,349     $   146,145         $   874,065      $   872,488
 Due from one year to five years                4,653,468       4,610,127             553,076          549,222
 Due from five years to ten years               2,354,890       2,341,960           6,844,507        6,809,275
                                               ----------     -----------         -----------      -----------

                                               $7,154,707     $ 7,098,232         $ 8,271,648      $ 8,230,985
                                               ----------     -----------         -----------      -----------

Proceeds from sales of securities were $6,188,170 in 1996 and $2,933,044 in 1995. Gross gains of $30,775 in 1996 and $66,424 in 1995 were realized on those sales. Gross losses realized were $2,042 in 1996 and $31,158 in 1995.

Securities with a book value of approximately $8,400,000 and $8,599,643 at December 31, 1996 and 1995, respectively, were pledged to secure various deposits.

                    CITIZENS OF HARDEMAN COUNTY FINANCIAL
                       SERVICES AND ITS SUBSIDIARY THE
                               WHITEVILLE BANK

        Notes to Unaudited Consolidated Financial Statements - continued

                           December 31, 1996 and 1995

NOTE 3 - LOANS AND ALLOWANCE FOR LOAN LOSSES


A summary of transactions in the allowance for loan losses for the years ended December 31, 1996 and 1995, is as follows:


                                                                              1996                    1995
                                                                         -----------               ---------
    Balance, beginning of period                                         $   433,934               $ 485,143
    Provision charged to operations                                           95,174                  37,000
    Loans charged off                                                       (132,738)               (122,347)
    Recoveries                                                                23,192                  34,138
                                                                         -----------               ---------

    Balance, end of period                                               $   419,562               $ 433,934
                                                                         -----------               ---------


At December 31, 1996 and 1995, loans consist of the following (in thousands):

                                                                                 1996                    1995
                                                                               ---------               ---------
        Real estate loans                                                      $  17,908               $  15,462
        Commercial and industrial loans                                            9,761                   8,888
        Loans to individuals for household,
           family and other consumer expenditures                                  8,647                   7,902
                                                                               ---------               ---------

        Total loans                                                            $  36,316               $  32,252

        Less-Unearned interest                                                      (262)                   (302)
           Allowance for loan losses                                                (420)                   (434)
                                                                               ---------               ---------

     Net loans                                                                 $  35,634               $  31,516
                                                                               ---------               ---------

In the normal course of business, the Company and its subsidiary make loans to directors and executive officers on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other borrowers. Loans to directors and executive officers totaled $201,188 at December 31, 1996.

At December 31, 1996 and 1995, loans that were specifically classified as impaired were insignificant in relation to the Bank's loan portfolio. The Company has no commitments to loan additional funds to the borrowers of impaired loans.

                 CITIZENS OF HARDEMAN COUNTY FINANCIAL SERVICES
                     AND ITS SUBSIDIARY THE WHITEVILLE BANK

             Notes to Consolidated Financial Statements - continued

                           December 31, 1996 and 1995

NOTE 3 - LOANS AND ALLOWANCE FOR LOAN LOSSES - continued


The Company's only significant concentration of credit at December 31, 1996, occurred in real estate loans which totaled $17,907,660. While real estate loans accounted for 49% of total loans, these loans were primarily residential development and construction loans, residential mortgage loans, commercial loans secured by commercial properties and consumer loans. Substantially all real estate loans are secured by properties located in Tennessee.

NOTE 4 - PREMISES AND EQUIPMENT. Premises and equipment as of December 31, 1996 and 1995 summarized as follows:

                                                                              1996                    1995
                                                                          -----------             -----------
  Land                                                                    $   150,885             $   150,885
  Buildings and leasehold improvements                                      1,780,520               1,511,715
  Furniture, fixtures and equipment                                           807,288                 761,077
                                                                          -----------             -----------

                                                                            2,738,693               2,423,677
  Accumulated depreciation                                                  1,042,560                 928,592
                                                                          -----------             -----------

                                                                          $ 1,696,133             $ 1,495,085
                                                                          -----------             -----------

Depreciation expense for the years ended December 31, 1996 and 1995 was $113,967 and $113,704, respectively.

NOTE 5 - INCOME TAXES. The Company files consolidated federal and state income tax returns with its subsidiary. The provision for income taxes in the statements of income for the years ended December 31, 1996 and 1995 includes the following:

                                                                              1996                   1995
                                                                            ---------              ---------
   Current tax expense                                                      $ 334,299               $285,666
   Deferred income taxes related to:
      Provision for loan losses                                                (4,455)               (18,042)
      Other                                                                     2,614                 36,514
                                                                            ---------                -------

   Provision for income taxes                                               $ 332,458               $304,138
                                                                            ---------               --------

                 CITIZENS OF HARDEMAN COUNTY FINANCIAL SERVICES
                     AND ITS SUBSIDIARY THE WHITEVILLE BANK

        Notes to Unaudited Consolidated Financial Statements - continued

                           December 31, 1996 and 1995

NOTE 5 - INCOME TAXES - continued

The income tax provision is different from the expected tax provision computed by multiplying income before income taxes by the statutory federal income tax rates. The reasons for this difference are as follows:

                                                                           1996                    1995
                                                                         ---------               ---------
 Expected tax at statutory rates, net of
    surtax exemption                                                     $ 301,190               $ 263,148
 Increase (decrease) resulting from tax of:
    Tax exempt interest on obligations of states
    and political subdivisions                                              (4,245)                 (6,086)
 State income taxes, net of federal income tax
    benefit                                                                 37,908                  32,334
 Other                                                                      (2,395)                 14,742
                                                                         ---------               ---------

 Provision for income taxes                                              $ 332,458               $ 304,138
                                                                         ---------               ---------

As of December 31, 1996, deferred tax assets recognized for deductible temporary differences totaled $189,794 and deferred tax liabilities for taxable temporary differences totaled $9,752.

NOTE 6 - EMPLOYEE BENEFIT PLANS. The Company's subsidiary bank has a profit sharing employee benefit plan covering substantially all employees who have completed at least one year of service and met minimum age requirements. The Bank's annual contribution is discretionary and was $11,000 in 1996 and $9,000 in 1995. The subsidiary bank also has a deferred compensation plan with two executive officers. The accumulated liability for this plan was $90,958 at December 31, 1996.

NOTE 7 - STOCK OPTION. The Company's subsidiary bank granted a continuous stock option for two shares of stock to an employee on March 1, 1988, for a total purchase price of $6,400 ($3,200 for each share). This option was still outstanding at December 31, 1996.

NOTE 8 - LIQUIDITY AND CAPITAL RESOURCES. The Company's primary source of funds with which to pay its obligations is the receipt of dividends from its subsidiary bank. Bank regulations limit the amount of dividends that may be paid without prior approval of the Bank's regulatory authorities. It is management's intention to limit the amount of dividends paid in order to maintain compliance with capital guidelines and to maintain a strong capital position in the subsidiary bank.

                 CITIZENS OF HARDEMAN COUNTY FINANCIAL SERVICES
                     AND ITS SUBSIDIARY THE WHITEVILLE BANK

        Notes to Unaudited Consolidated Financial Statements - continued

                           December 31, 1996 and 1995

NOTE 9 - FINANCIAL INSTRUMENTS WITH OFF-BALANCE-SHEET RISK. The Bank is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of their customers. These financial instruments include various commitments to extend credit and standby letters of credit. These instruments expose the Bank to varying degrees of credit and interest rate risk in excess of the amount recognized in the accompanying consolidated balance sheets. To manage this risk, the Bank uses the same management policies and procedures for financial instruments with off-balance-sheet risk as they do for financial instruments whose risk is reflected on the consolidated balance sheets.

The credit risk of all financial instruments varies based on many factors, including the value of collateral held and other security arrangements. To mitigate credit risk, the Bank generally determines the need for specific covenant, guarantee, and collateral requirements on a case-by-case basis, depending on the customer's creditworthiness. The amount and type of collateral held to reduce credit risk vary, but may include real estate, machinery, equipment, inventory, and accounts receivable as well as cash on deposit, stocks, bonds and other marketable securities that are generally held in the Bank's possession. This collateral is valued and inspected to ensure both its existence and adequacy. The Bank requests additional collateral when appropriate.

At December 31, 1996, commitments under standby letters of credit and undisbursed loan commitments aggregated $465,905. The Bank's credit exposure for these financial instruments is represented by their contractual amounts. The Bank does not anticipate any material losses as a result of the commitments under standby letters of credit and undisbursed loan commitments.

NOTE 10 - FAIR VALUES OF FINANCIAL INSTRUMENTS. SFAS No. 126, Exemption from Certain Required Disclosures about Financial Instruments for Certain Nonpublic Entities provides exemption for certain entities from the requirements of SFAS No. 107, Disclosures About Fair Value of Financial Instruments. The Company meets the criteria for this exemption and has not presented such information.

NOTE 11 - EFFECT OF NEW ACCOUNTING PRONOUNCEMENTS. In March, 1995, the Financial Accounting Standards Board issued Statement No. 121 "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of". This statement generally requires that long-lived assets (including certain intangible assets) used by an entity be reviewed for impairment when events or changes in circumstances indicate the carrying amount of an asset may not be recoverable. This review must estimate the future cash flows expected to result from the use of the asset and its eventual disposition. If expected future cash flows (discounted and without interest charges) are less than the carrying amount of the asset, an impairment is recognized. Management believes this statement does not materially impact the Bank's financial statements.

                 CITIZENS OF HARDEMAN COUNTY FINANCIAL SERVICES
                     AND ITS SUBSIDIARY THE WHITEVILLE BANK

        Notes to Unaudited Consolidated Financial Statements - continued

                           December 31, 1996 and 1995

In May, 1995, the Financial Accounting Standards Board issued Statement No. 122 "Accounting for Mortgage Servicing Rights". Because the Bank does not service mortgages and has acquired no mortgage servicing rights, management believes this statement will have no effect on the Bank's financial statements.

During 1995, the FASB issued SFAS No. 123, Accounting for Stock-Based Compensation, which is effective for fiscal years beginning after December 15, 1995. The Company has not adopted the provisions of SFAS No. 123, as no stock-based compensation plans have been adopted by the Company.

During 1996, the FASB issued SFAS No. 125, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities, which is effective for transfers and servicing of financial assets and extinguishments of liabilities occurring after December 31, 1996, and shall be applied prospectively. The Company adopted the provisions of SFAS No. 125 during 1997, which had no material impact on the Company's financial position, results of operations or liquidity.

NOTE 12 - SUBSEQUENT EVENTS. The Company has entered into an agreement with Union Planters Corporation, Memphis, TN, wherein all outstanding stock of the Company is to be acquired by Union Planters Corporation. Management expects to consummate the acquisition on October 1, 1997.

NOTE 13 - REGULATORY REQUIREMENTS.   The Bank is subject to the regulations of
certain federal and state agencies and undergoes periodic examinations by those regulatory agencies. The Bank is subject to dividend restrictions. These restrictions limit the amount of dividends the Bank may declare without the prior approval of the federal and state agencies. This restriction was removed in 1997.

In addition, the Bank is required to maintain certain minimum ratios of total capital to total "risk weighted" assets as defined by the OCC. As of December 31, 1996, the Tier I and total capital ratios required for the Bank to be considered adequately capitalized is 8% for each Tier. The Bank's actual ratios as of that date were 10.26% and 11.21%. The Bank's leverage ratio as of December 31, 1996 was 9.26%.

                                   APPENDIX B
                                      B-2

         Unaudited Consolidated Balance Sheet of Citizens of Hardeman County Financial Services as of March 31, 1997 and unaudited consolidated Statements of Income and Cash Flows for the three months ended March 31, 1997 and 1996 (and notes thereto)

              CITIZENS OF HARDEMAN COUNTY FINANCIAL SERVICES INC.
                     AND ITS SUBSIDIARY THE WHITEVILLE BANK

           Unaudited Consolidated Balance Sheet as of March 31, 1997


                                         Assets
                                                                                      1997
                                                                                  -----------
 CASH AND CASH EQUIVALENTS
    Cash on hand                                                                  $ 1,263,309
    Due from banks                                                                    829,450
    Federal funds sold                                                              3,500,000
    Time deposit                                                                      100,000
                                                                                  -----------

          Total cash and cash equivalents                                           5,692,759
                                                                                  -----------
   INVESTMENT SECURITIES
    To be held to maturity (fair value of $6,253,572
       and $8,383,097)                                                              6,349,202
    Available for sale (Amortized cost $9,580,397)                                  9,554,338
                                                                                  -----------

                                                                                   15,903,540
                                                                                  -----------

    LOANS
    Real estate                                                                    17,863,463
    Commercial                                                                     10,736,187
    Installment                                                                     8,586,862
    Less unearned discount                                                           (256,763)
                                                                                  -----------

    Less allowance for loan losses                                                 36,929,749
                                                                                      493,040
                                                                                  -----------

                                                                                   36,436,709
                                                                                  -----------

    BANK PREMISES AND EQUIPMENT
    Land, buildings, and fixtures                                                   1,942,991
    Furniture and equipment                                                           808,104
                                                                                  -----------

                                                                                    2,751,095
    Less accumulated depreciation                                                   1,068,717
                                                                                  -----------

                                                                                    1,682,378
                                                                                  -----------
    OTHER ASSETS
    Deferred income tax benefit                                                       269,012
    Foreclosed real estate                                                            473,433
    Accrued interest receivable                                                       904,882
    Prepaid expenses                                                                  172,046
                                                                                  -----------

                                                                                    1,819,373
                                                                                  -----------

                                                                                  $61,534,759
                                                                                  ===========


See accompanying notes.

              CITIZENS OF HARDEMAN COUNTY FINANCIAL SERVICES INC.
                     AND ITS SUBSIDIARY THE WHITEVILLE BANK

           Unaudited Consolidated Balance Sheet as of March 31, 1997


                      Liabilities and Stockholders' Equity

                                                                                      1997
                                                                                   -----------
  DEPOSITS
     Demand deposits (including $6,377,618
     and $6,990,582) in NOW accounts                                               $10,161,677
     Certificates of Deposit greater than $100,000                                  13,801,909
     Other interest bearing deposits                                                32,105,425
                                                                                   -----------

                                                                                    56,069,011
                                                                                   -----------
  OTHER LIABILITIES
     Accrued interest payable                                                          485,051
     Accrued expenses                                                                  105,167
     Income taxes payable                                                              109,605
                                                                                   -----------

                                                                                       699,823
                                                                                   -----------

            Total liabilities                                                       56,768,834
                                                                                   -----------


  STOCKHOLDERS' EQUITY
     Common stock ($100 par value, 500 shares authorized,
     483 issued and outstanding)                                                        48,300
     Additional paid in capital                                                      1,311,100
     Retained earnings                                                               3,593,994
     Unrealized gain (loss) on investment securities
     available for sale                                                               (187,469)
                                                                                   -----------

            Total stockholders' equity                                               4,765,925
                                                                                   -----------

            Total liabilities and stockholders' equity                             $61,534,759
                                                                                   ===========





See accompanying notes.

              CITIZENS OF HARDEMAN COUNTY FINANCIAL SERVICES INC.
                     AND ITS SUBSIDIARY THE WHITEVILLE BANK

                  Unaudited Consolidated Statements of Income

            For the three month period ended March 31, 1997 and 1996


                                                                                 1997                1996
                                                                              ----------           ---------
 INTEREST INCOME
    Interest and fees on loans                                                $  935,024           $ 849,763
    Interest on investment securities:
       U.S. Treasury and U.S. Government
       agency securities                                                         234,238             171,398
       State and municipal securities                                             15,304              31,290
    Interest on federal funds                                                     53,173              61,859
    Other interest and dividends                                                  11,646              12,350
                                                                              ----------           ---------
                                                                               1,249,385           1,126,660
                                                                              ----------           ---------

 INTEREST EXPENSE
    Certificates of deposit                                                      583,954             527,605
    Savings accounts                                                              38,238              28,419
    Demand deposit accounts                                                       64,092              52,546
    Individual retirement accounts                                                22,037              19,604
                                                                              ----------           ---------
                                                                                 708,321             628,174
                                                                              ----------           ---------

 NET INTEREST INCOME                                                             541,064             498,486

 PROVISION FOR LOAN LOSSES                                                        40,000              35,173
                                                                              ----------           ---------
 NET INTEREST INCOME AFTER PROVISION
    FOR LOAN LOSSES                                                              501,064             463,313

 OTHER INCOME (EXPENSE)
    Service fees and commissions                                                  47,728              40,853
    Gain on sale of investment                                                    13,829              25,579
    Other                                                                         29,130              14,076
                                                                              ----------           ---------
                                                                                  90,687              80,508
                                                                              ----------           ---------
 OTHER EXPENSES
    Salaries and wages                                                           139,968             130,770
    Employee benefits                                                             36,442              56,371
    Occupancy expenses                                                            28,594              26,737
    Furniture and equipment expenses                                              32,996              28,257
    Other operating expenses                                                      95,707              79,936
                                                                              ----------           ---------
                                                                                 333,707             322,071
                                                                              ----------           ---------

 INCOME BEFORE INCOME TAXES                                                      258,044             221,750

 INCOME TAXES
    Currently payable                                                            112,979              78,251
    Deferred liability (benefit)                                                 (16,106)               (906)
                                                                              ----------           ---------
                                                                                  96,873              77,345
                                                                              ----------           ---------
 NET INCOME                                                                   $  161,171           $ 144,405
                                                                              ==========           =========

  See accompanying notes.

              CITIZENS OF HARDEMAN COUNTY FINANCIAL SERVICES INC.
                     AND ITS SUBSIDIARY THE WHITEVILLE BANK

                Unaudited Consolidated Statements of Cash Flows

            For the three month period ended March 31, 1997 and 1996

                                                                                   1997                1996
                                                                                -----------         -----------
   CASH FLOWS FROM OPERATING ACTIVITIES
      Interest received                                                        $  1,244,361        $  1,058,518
      Fees and other income received                                                 90,687              80,508
      Interest paid                                                                (633,196)           (571,621)
      Cash paid to suppliers and employees                                         (363,853)           (334,951)
      Income taxes paid                                                                 -0-             (25,847)
                                                                               ------------        ------------

      NET CASH PROVIDED BY OPERATING
         ACTIVITIES                                                                 337,999             206,607
                                                                               ------------        ------------

   CASH FLOWS FROM INVESTING ACTIVITIES
      Proceeds from maturities and sale
         of securities                                                            1,103,002           1,692,894
      Purchase of securities                                                     (1,761,739)         (3,797,690)
      Net (increase) decrease in customer loans                                    (802,395)           (269,515)
      Capital expenditures                                                          (12,402)           (200,903)
      Proceeds from sales of foreclosed
         real estate                                                                208,394                 -0-
                                                                               ------------        ------------

      NET CASH PROVIDED (USED) BY
         INVESTING ACTIVITIES                                                    (1,265,140)         (2,575,214)
                                                                               ------------        ------------
   CASH FLOWS FROM FINANCING ACTIVITIES
      Net increase (decrease) in demand, NOW and
         savings accounts                                                        (1,449,593)          1,234,178
      Net increase in certificates of deposit                                     1,358,015             308,650
      Dividends paid                                                                 (5,796)             (5,796)
                                                                               ------------        ------------
      NET CASH PROVIDED (USED) BY
         FINANCING ACTIVITIES                                                       (97,374)          1,537,032
                                                                               ------------        ------------
   NET INCREASE (DECREASE) IN CASH AND
      CASH EQUIVALENTS                                                           (1,024,515)           (831,575)

   CASH AND CASH EQUIVALENTS, BEGINNING
      OF PERIOD                                                                   6,717,274           6,867,198
                                                                               ------------        ------------
   CASH AND CASH EQUIVALENTS, END OF
      PERIOD                                                                   $  5,692,759        $  6,035,623
                                                                               ============        ============



See accompanying notes.

              CITIZENS OF HARDEMAN COUNTY FINANCIAL SERVICES INC.
                     AND ITS SUBSIDIARY THE WHITEVILLE BANK

          Unaudited Consolidated Statements of Cash Flows - continued

            For the three month period ended March 31, 1997 and 1996

                                                                                      1997                1996
                                                                                    ---------           ---------
    RECONCILIATION OF NET INCOME
       TO NET CASH PROVIDED BY
       OPERATING ACTIVITIES

    Net income                                                                      $161,171            $144,405
                                                                                    --------            --------

    Adjustments to reconcile net income
       to net cash provided by operating
       activities:

          Depreciation                                                                26,401              26,071
          Provisions for loan losses                                                  40,000              35,173
          Net accretion of investment securities                                      53,596              20,589
          Gain (Loss) on sale of investment securities                               (13,829)            (25,579)

          (Increases) decreases in assets:
             Accrued interest receivable                                              (5,024)            (68,142)
             Prepaid expenses and other assets                                       (30,146)            (12,880)
             Refundable income taxes                                                  15,701                 -0-

          Increases (decreases) in liabilities:
             Accrued interest payable                                                 75,125              56,553
             Accrued expenses                                                        (14,951)             12,468
             Income taxes payable and deferred
                income taxes                                                          29,955              17,949
                                                                                    --------            --------

                   TOTAL ADJUSTMENTS                                                 176,828              62,202
                                                                                    --------            --------
    NET CASH PROVIDED BY OPERATING
       ACTIVITIES                                                                   $337,999            $206,607
                                                                                    ========            ========





See accompanying notes.

              CITIZENS OF HARDEMAN COUNTY FINANCIAL SERVICES INC.
                     AND ITS SUBSIDIARY THE WHITEVILLE BANK

              Notes to Unaudited Consolidated Financial Statements

                            March 31, 1997 and 1996


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The accounting and reporting policies of the Company conform with generally accepted accounting principles and practices within the banking industry. The policies that materially affect financial position and results of operations are summarized as follows:

NATURE OF OPERATIONS. Citizens of Hardeman County Financial Services Inc. (the Company) is a bank-holding company which owns one hundred percent (100%) of the outstanding common stock of The Whiteville Bank (the Bank). The Bank provides a variety of financial services through its branches located in two cities in Hardeman County, Tennessee. The Bank's primary deposit products are demand deposits, savings accounts, and certificates of deposit. The primary lending products are commercial business loans, real estate loans, and installment loans.

PRINCIPLES OF CONSOLIDATION. The consolidated financial statements include the accounts of the Company and its subsidiary. All material intercompany accounts and transactions have been eliminated in consolidation.

USE OF ESTIMATES. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Material estimates that are particularly susceptible to significant change relate to the determination of the allowance for losses on loans and the valuation of real estate acquired in connection with foreclosures or in satisfaction of loans.

While management uses available information to recognize losses on loans and foreclosed real estate, future additions to the allowances may be necessary based on changes in local economic conditions. In addition, regulatory agencies, as an integral part of their examination process, periodically review the Bank's allowance for losses on loans and foreclosed real estate. Such agencies may require the Bank to recognize additions to the allowance based on their judgment about information available to them at the time of their examination. Because of these factors, it is reasonably possible that the allowance for losses on loans and foreclosed real estate may change materially in the near term.

CASH AND CASH EQUIVALENTS. For purposes of reporting cash flows, cash and cash equivalents include cash on hand, amounts due from banks, and federal funds sold. By maintaining certain minimum deposits in other financial institutions, the Bank receives a reduction in fees for services provided by those institutions. These deposits frequently exceed federally insured limits.

              CITIZENS OF HARDEMAN COUNTY FINANCIAL SERVICES INC.
                     AND ITS SUBSIDIARY THE WHITEVILLE BANK

              Notes to Unaudited Consolidated Financial Statements

                            March 31, 1997 and 1996

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - continued

SECURITIES HELD TO MATURITY. Securities for which the Bank has the positive intent and ability to hold to maturity are reported at cost, adjusted for premiums and discounts that are recognized in interest income using the interest method over the period to maturity.

SECURITIES AVAILABLE FOR SALE. Securities that management designates will be sold to meet liquidity or other needs are classified as securities available for sale. Unrealized holding gains and losses, net of tax, on securities available for sale are reported as a net amount in a separate component of stockholders' equity until realized. Gains and losses on the sale of securities available for sale are determined using the specific-identification method. Premiums and discounts are recognized in interest income over the period to maturity.

LOANS. Unrealized interest on installment loans is recognized as income over the term of the loans using the sum-of-the-months-digits method which approximates the interest method.

Loans are placed on nonaccrual when a loan is specifically determined to be impaired or when, in the opinion of management, there is an indication that the borrower may be unable to meet payments as they become due. Any unpaid interest previously accrued on those loans is reversed from income. Interest income generally is not recognized on specific impaired loans unless the likelihood of further loss is remote. Interest payments received on such loans are applied as a reduction of the loan principle balance. Interest income on other nonaccrual loans is recognized only to the extent of interest payments received.

The Company adopted the provisions of SFAS No. 114, Accounting by Creditors for Impairment of a Loan, as amended by SFAS No. 118, Accounting by Creditors for Impairment of a Long-Income Recognition and Disclosures, during 1995. SFAS No. 114 prescribes a valuation methodology for impaired loans as defined by the statement. Generally, a loan is considered impaired if management believes that it is probable that all amounts due will not be collected according to the contractual terms in the loan agreement. An impaired loan must be valued using the present value of expected cash flows discounted at the loan's effective interest rate, the loan's observable market value, or the fair value of the loan's underlying collateral. The adoption of these standards had no impact on the allowance for losses on loans or on net income for the periods ended March 31, 1997 and 1996, and the related disclosures are not significant.

The allowance for loan losses is maintained at a level which, in management's judgment, is adequate to absorb credit losses inherent in the loan portfolio. The amount of the allowance is based on management's evaluation of the collectibility of the loan portfolio, including the nature of the portfolio, credit concentrations, trends in historical loss experience, specific impaired loans, and economic conditions. Allowances for impaired loans are generally determined based on collateral values or the present value of estimated cash flows. The allowance is increased by a provision for loan losses, which is charged to expense, and reduced by charge-offs, net of recoveries.

              CITIZENS OF HARDEMAN COUNTY FINANCIAL SERVICES INC.
                     AND ITS SUBSIDIARY THE WHITEVILLE BANK

              Notes to Unaudited Consolidated Financial Statements

                            March 31, 1997 and 1996

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - continued

PREMISES AND EQUIPMENT. Premises and equipment are stated at cost, less accumulated depreciation. Depreciation is computed on the straight-line depreciation method and accelerated depreciation methods for both financial statement purposes and income tax purposes. Premises are depreciated over 20 to 50 years and furniture, fixtures and equipment are depreciated over 3 to 10 years.

Additions and major renewals and betterments are capitalized and depreciated over their estimated useful lives. Repairs, maintenance, and minor renewals are charged to operating expense as incurred. When property is replaced or otherwise disposed of, the cost of such assets and the related accumulated depreciation are removed from the accounts. The gain or loss, if any, is recorded in the statement of income.

FORECLOSED REAL ESTATE. Real estate properties acquired through, or in lieu of, loan foreclosure are initially recorded at fair value at the date of foreclosure, establishing a new cost basis. After foreclosure, valuations are periodically performed by management and the real estate is carried at the lower of (1) the asset's new cost basis or (2) fair value minus estimated costs to sell. Revenue and expenses from operations and additions to the valuation allowance are included in loss on foreclosed real estate. Foreclosed assets are not depreciated. The carrying value of foreclosed real estate was $473,433 at March 31, 1997.

DEFERRED INCOME TAXES. Deferred tax assets and liabilities are reflected at currently enacted income tax rates applicable to the period in which the deferred tax assets or liabilities are expected to be realized or settled. As changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes.

OFF BALANCE SHEET FINANCIAL INSTRUMENTS. Off balance sheet financial instruments are commitments to extend credit and letters of credit. Such financial instruments are recorded in the financial statements when they are funded.

NET INCOME PER SHARE OF COMMON STOCK. Net income per share of common stock is computed by dividing net income by the 483 shares of stock outstanding as of March 31, 1997 and 1996.

              CITIZENS OF HARDEMAN COUNTY FINANCIAL SERVICES INC.
                     AND ITS SUBSIDIARY THE WHITEVILLE BANK

        Notes to Unaudited Consolidated Financial Statements - continued

                            March 31, 1997 and 1996

NOTE 2 - SECURITIES. The Company has adopted Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities." As a result, securities were classified in the balance sheet according to management's intent as either securities held to maturity or securities available for sale.

The amortized cost and approximate market values of securities at March 31, 1997 and 1996 are as follows:

                                                                     March 31, 1997
                                             -----------------------------------------------------------------
                                                                 Gross             Gross
                                             Amortized        Unrealized        Unrealized         Market
                                                Cost             Gains            Losses            Value
                                                ----             -----            ------            -----
 SECURITIES HELD TO MATURITY:
   US Government securities                   $    99,124        $      149       $      -0-       $   99,273
   Securities of US government
   agencies and corporations                    5,680,287            12,783          114,591        5,578,479
   Obligations of states and
   political subdivisions                         569,791             6,138              109          575,820
                                              -----------        ----------       ----------       ----------

                                              $ 6,349,202        $   19,070       $  114,700       $6,253,572
                                              -----------        ----------       ----------       ----------
 SECURITIES AVAILABLE FOR SALE:
   US Government securities                   $   207,584        $      -0-       $      454       $  207,130
   Securities of US Government
     agencies and corporations                  8,341,183               349            1,971        8,339,561
   Obligations of state and
     political subdivisions                       496,092               -0-            5,718          490,374
   Other securities                               535,538               -0-           18,265          517,273
                                              -----------        ----------       ----------       ----------
                                              $ 9,580,397        $      349       $   26,408       $9,554,338
                                              -----------        ----------       ----------       ----------

              CITIZENS OF HARDEMAN COUNTY FINANCIAL SERVICES INC.
                     AND ITS SUBSIDIARY THE WHITEVILLE BANK

        Notes to Unaudited Consolidated Financial Statements - continued

                            March 31, 1997 and 1996

NOTE 2 - SECURITIES - continued

The scheduled maturities of securities available for sale and securities held to maturity at March 31, 1997 are as follows:

                                           Securities Available for Sale        Securities Held to Maturity
                                           ----------------------------------------------------------------
                                              Amortized          Market           Amortized         Market
                                                Cost             Value             Cost             Value
                                                ----             -----             ----             -----
 Due in one year or less                       $7,963,506       $7,993,915       $    99,124      $    99,273
 Due from one year to five years                1,616,891        1,560,423         5,518,918        5,438,109
 Due from five years to ten years                     -0-              -0-           731,160          716,190
                                               ----------       ----------       -----------      -----------

                                               $9,580,397       $9,554,338        $6,349,202       $6,253,572
                                               ----------       ----------       -----------      -----------

Proceeds from sales of securities were $1,103,002 during the three months ended March 31, 1997 and $1,692,894 during the three months ended March 31, 1996. Gross gains of $14,530 during the three months ended March 31, 1997 and $26,648 during the three months ended March 31, 1996 were realized on those sales. Gross losses realized were $701 during the three months ended March 31, 1997 and $1,069 during the three months ended March 31, 1996.

Securities with a book value of approximately $10,336,000 at March 31, 1997 were pledged to secure various deposits.

A summary of transactions in the allowance for loan losses for the three month period ended March 31, 1997, is as follows:

                                                                                   March 31, 1997
                                                                                   --------------
 Balance, beginning of period                                                      $    419,138
 Provision charged to operations                                                         40,000
 Loans charged off                                                                      (12,018)
 Recoveries                                                                              45,920
                                                                                   ------------

 Balance, end of period                                                            $    493,040
                                                                                   ------------

                 CITIZENS OF HARDEMAN COUNTY FINANCIAL SERVICES
                     AND ITS SUBSIDIARY THE WHITEVILLE BANK

        Notes to Unaudited Consolidated Financial Statements - continued

                            March 31, 1997 and 1996

NOTE 3 - LOANS AND ALLOWANCE FOR LOAN LOSSES


At March 31, 1997, loans consist of the following (in thousands):

                                                                                     March 31, 1997
                                                                                     --------------
    Real estate loans                                                                  $   17,864
    Commercial and industrial loans                                                        10,736
    Loans to individuals for household,
       family and other consumer expenditures                                               8,587
                                                                                       ----------

    Total loans                                                                        $   37,187

    Less-Unearned interest                                                                   (257)
       Allowance for loan losses                                                             (493)
                                                                                       ----------

 Net loans                                                                             $   36,437
                                                                                       ----------

In the normal course of business, the Company and its subsidiary make loans to directors and executive officers on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other borrowers. Loans to directors and executive officers totaled $225,000 at March 31, 1997.

At March 31, 1997, loans that were specifically classified as impaired were insignificant in relation to the Bank's loan portfolio. The Company has no commitments to loan additional funds to the borrowers of impaired loans.

The Company's only significant concentration of credit at March 31, 1997, occurred in real estate loans which totaled $17,863,463. While real estate loans accounted for 48% of total loans, these loans were primarily residential development and construction loans, residential mortgage loans, commercial loans secured by commercial properties and consumer loans. Substantially all real estate loans are secured by properties located in Tennessee.

                 CITIZENS OF HARDEMAN COUNTY FINANCIAL SERVICES
                     AND ITS SUBSIDIARY THE WHITEVILLE BANK

        Notes to Unaudited Consolidated Financial Statements - continued

                            March 31, 1997 and 1996





NOTE 4 - PREMISES AND EQUIPMENT. Premises and equipment as of March 31, 1997 are summarized as follows:

                                                                                               March 31, 1997
                                                                                               --------------
                     Land                                                                       $   150,885
                     Buildings and leasehold improvements                                         1,792,106
                     Furniture, fixtures and equipment                                              808,104
                                                                                                -----------

                     Accumulated depreciation                                                   $ 2,751,095
                                                                                                  1,068,716
                                                                                                -----------

                                                                                                $ 1,682,379
                                                                                                -----------

Depreciation expense for the three month period ended March 31, 1997 and 1996 was $26,401 and $26,071 respectively.

NOTE 5 - INCOME TAXES. The Company files consolidated federal and state income tax returns with its subsidiary. The provision for income taxes in the statements of income for the three months ended March 31, 1997 and 1996, includes the following:

                                                                        March 31, 1997         March 31, 1996
                                                                        --------------         --------------
  Current tax expense                                                      $ 112,979               $ 78,251
  Deferred income taxes related to:
     Provision for loan losses                                               (15,200)                   -0-
     Other                                                                      (906)                  (906)
                                                                           ---------               --------

  Provision for income taxes                                               $  96,873               $ 77,345
                                                                           ---------               --------

                 CITIZENS OF HARDEMAN COUNTY FINANCIAL SERVICES
                     AND ITS SUBSIDIARY THE WHITEVILLE BANK

        Notes to Unaudited Consolidated Financial Statements - continued

                            March 31, 1997 and 1996

NOTE 5 - INCOME TAXES - continued

The income tax provision is different from the expected tax provision computed by multiplying income before income taxes by the statutory federal income tax rates. The reasons for this difference are as follows:

                                                                       March 31, 1997         March 31, 1996
                                                                       --------------         --------------
 Expected tax at statutory rates, net of
    surtax exemption                                                     $   83,887               $ 69,733
 Increase (decrease) resulting from tax of:
    Tax exempt interest on obligations of states
    and political subdivisions                                                (840)                (1,537)
 State income taxes, net of federal income tax
    benefit                                                                  11,598                  8,702
 Other                                                                        2,228                    447
                                                                         ----------               --------

 Provision for income taxes                                              $   96,873               $ 77,345
                                                                         ----------               --------

As of March 31, 1997, deferred tax assets recognized for deductible temporary differences totaled $708,381 and deferred tax liabilities for taxable temporary differences totaled $454.

NOTE 6 - EMPLOYEE BENEFIT PLANS. The Company's subsidiary bank has a profit sharing employee benefit plan covering substantially all employees who have completed at least one year of service and met minimum age requirements. The Bank's contribution is discretionary. The Bank did not make a contribution in 1997 but did contribute $3,000 during the three months ended March 31, 1996. The subsidiary bank also has a deferred compensation plan with two executive officers. The accumulated liability for this plan was $93,340 at March 31, 1997.

NOTE 7 - STOCK OPTION. The Company's subsidiary bank granted a continuous stock option for two shares of stock to an employee on March 1, 1988, for a total purchase price of $6,400 ($3,200 for each share). This option was still outstanding at March 31, 1997. (See Note 12 - Subsequent Events).

NOTE 8 - LIQUIDITY AND CAPITAL RESOURCES. The Company's primary source of funds with which to pay its obligations is the receipt of dividends from its subsidiary bank. Bank regulations limit the amount of dividends that may be paid without prior approval of the Bank's regulatory authorities. It is management's intention to limit the amount of dividends paid in order to maintain compliance with capital guidelines and to maintain a strong capital position in the subsidiary bank.

                 CITIZENS OF HARDEMAN COUNTY FINANCIAL SERVICES
                     AND ITS SUBSIDIARY THE WHITEVILLE BANK

        Notes to Unaudited Consolidated Financial Statements - continued

                            March 31, 1997 and 1996

NOTE 9 - FINANCIAL INSTRUMENTS WITH OFF-BALANCE-SHEET RISK. The Bank is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of their customers. These financial instruments include various commitments to extend credit and standby letters of credit. These instruments expose the Bank to varying degrees of credit and interest rate risk in excess of the amount recognized in the accompanying consolidated balance sheets. To manage this risk, the Bank uses the same management policies and procedures for financial instruments with off-balance-sheet risk as they do for financial instruments whose risk is reflected on the consolidated balance sheets.

The credit risk of all financial instruments varies based on many factors, including the value of collateral held and other security arrangements. To mitigate credit risk, the Bank generally determines the need for specific covenant, guarantee, and collateral requirements on a case-by-case basis, depending on the customer's creditworthiness. The amount and type of collateral held to reduce credit risk vary, but may include real estate, machinery, equipment, inventory, and accounts receivable as well as cash on deposit, stocks, bonds and other marketable securities that are generally held in the Bank's possession. This collateral is valued and inspected to ensure both its existence and adequacy. The Bank requests additional collateral when appropriate.

At March 31, 1997, commitments under standby letters of credit and undisbursed loan commitments aggregated $467,905. The Bank's credit exposure for these financial instruments is represented by their contractual amounts. The Bank does not anticipate any material losses as a result of the commitments under standby letters of credit and undisbursed loan commitments.

NOTE 10 - FAIR VALUES OF FINANCIAL INSTRUMENTS. SFAS No. 126, Exemption from Certain Required Disclosures about Financial Instruments for Certain Nonpublic Entities provides exemption for certain entities from the requirements of SFAS No. 107, Disclosures About Fair Value of Financial Instruments. The Company meets the criteria for this exemption and has not presented such information.

NOTE 11 - EFFECT OF NEW ACCOUNTING PRONOUNCEMENTS. In March, 1995, the Financial Accounting Standards Board issued Statement No. 121 "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of". This statement generally requires that long-lived assets (including certain intangible assets) used by an entity be reviewed for impairment when events or changes in circumstances indicate the carrying amount of an asset may not be recoverable. This review must estimate the future cash flows expected to result from the use of the asset and its eventual disposition. If expected future cash flows (discounted and without interest charges) are less than the carrying amount of the asset, an impairment is recognized. Management believes this statement does not materially impact the Bank's financial statements.

                 CITIZENS OF HARDEMAN COUNTY FINANCIAL SERVICES
                     AND ITS SUBSIDIARY THE WHITEVILLE BANK

        Notes to Unaudited Consolidated Financial Statements - continued

                            March 31, 1997 and 1996

In May, 1995, the Financial Accounting Standards Board issued Statement No. 122 "Accounting for Mortgage Servicing Rights". Because the Bank does not service mortgages and has acquired no mortgage servicing rights, management believes this statement will have no effect on the Bank's financial statements.

During 1995, the FASB issued SFAS No. 123, Accounting for Stock-Based Compensation, which is effective for fiscal years beginning after December 15, 1995. The Company has not adopted the provisions of SFAS No. 123, as no stock-based compensation plans have been adopted by the Company.

During 1996, the FASB issued SFAS No. 125, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities, which is effective for transfers and servicing of financial assets and extinguishments of liabilities occurring after December 31, 1996, and shall be applied prospectively. The Company adopted the provisions of SFAS No. 125 during 1997, which had no material impact on the Company's financial position, results of operations or liquidity.

NOTE 12 - SUBSEQUENT EVENTS. The Company has entered into an agreement with Union Planters Corporation, Memphis, TN, wherein all outstanding stock of the Company is to be acquired by Union Planters Corporation. Management expects to consummate the acquisition on October 1, 1997.

The stock option mentioned in Note 7 above, was exercised in April, 1997.

NOTE 13 - REGULATORY REQUIREMENTS. The Bank is required to maintain certain minimum ratios of total capital to total "risk weighted" assets as defined by the OCC. As of March 31, 1997, the Tier I and total capital ratios required for the Bank to be considered adequately capitalized is 8% for each Tier. The Bank's actual ratios as of that date were 10.42% and 11.55%. The Bank's leverage ratio as of March 31, 1996 was 7.34%.

                                   APPENDIX C

                     Fairness Opinion of Southard Financial

                                                            June 30, 1997

Board of Directors
Citizens of Hardeman County Financial Services, Inc.
Whiteville, Tennessee

  RE: FAIRNESS OPINION RELATIVE TO PENDING AGREEMENT OF CITIZENS OF HARDEMAN COUNTY FINANCIAL SERVICES, INC., WHITEVILLE, TENNESSEE, TO MERGE WITH AND INTO UNION PLANTERS CORPORATION, MEMPHIS, TENNESSEE


Directors:

The Board of Directors of Citizens of Hardeman County Financial Services, Inc. ("Citizens") retained Southard Financial, in its capacity as a financial valuation and consulting firm, to render its opinion of the fairness, from a financial viewpoint, of the acquisition of Citizens by Union Planters Corporation ("UPC"). Southard Financial and its principals have no past, present, or future contemplated financial, equity, or other interest in either Citizens or UPC. This opinion is issued based upon financial data as of March 31, 1997.

APPROACH TO ASSIGNMENT

The approach to this assignment was to consider the following factors:

     - A review of the financial performance and position of Citizens and the value of its common stock;

     - A review of the financial performance and position of UPC and the value of its common stock;

     -   A review of recent bank merger transactions;

     - A review of the current and historical market prices of bank holding companies in Tennessee and surrounding states;

     - A review of the investment characteristics of the common stock of Citizens and UPC;

     - A review of the Agreement and Plan of Merger between UPC and Citizens, dated December 12, 1996;

     - An evaluation of the impact of the merger on the expected return to the current shareholders of Citizens; and,

     - An evaluation of other factors as were considered necessary to render this opinion.

It is Southard Financial's understanding that the merger and resulting exchange of the stock of UPC for the outstanding common stock of Citizens constitutes a non-taxable exchange for federal income tax purposes.

Board of Directors
Citizens of Hardeman County Financial Services, Inc.
Page 2


DUE DILIGENCE REVIEW PROCESS

In performing this assignment, Southard Financial reviewed the documents specifically outlined in Exhibit 1 pertaining to Citizens and in Exhibit 2 pertaining to UPC.

REVIEW OF CITIZENS OF HARDEMAN COUNTY FINANCIAL SERVICES, INC.

Southard Financial visited with the management of Citizens in Whiteville, Tennessee. Discussions included questions regarding the current and historical financial position and performance of Citizens, its outlook for the future, and other pertinent factors.

REVIEW OF UNION PLANTERS CORPORATION

At the request of Citizens management, Southard Financial did not visit with the management of UPC. Nevertheless, Southard Financial reviewed publicly available information relative to UPC and its stock.

MERGER DOCUMENTATION

Southard Financial reviewed the Agreement and Plan of Merger (the "Agreement"). Appropriate aspects of this agreement were discussed with the management of Citizens. (See Exhibit 3, Terms of the Agreement and Plan of Merger.)

Southard Financial did not independently verify the information reviewed, but relied on such information as being complete and accurate in all material respects. Southard Financial did not make any independent evaluation of the assets of UPC or Citizens, but reviewed data supplied by the management of both institutions.

MAJOR CONSIDERATIONS

Numerous factors were considered in the overall review of the proposed merger. The review process included considerations regarding Citizens, UPC, and the proposed merger. The major considerations are as follows:

CITIZENS OF HARDEMAN COUNTY FINANCIAL SERVICES, INC.
     -    Historical earnings;
     -    Historical dividend payments;
     -    Outlook for future performance, earnings, and dividends;
     -    Economic conditions and outlook in Citizens's market;
     -    The competitive environment in Citizens's market;
     -    Comparisons with peer banks;
     -    Potential risks in the loan and securities portfolios;
     -    Recent minority stock transactions in Citizens's common stock; and,
     - Other such factors as were deemed appropriate in rendering this opinion.

Board of Directors
Citizens of Hardeman County Financial Services, Inc.
Page 3


UNION PLANTERS CORPORATION
    -     Historical earnings;
    -     Historical dividend payments;
    -     Outlook for future performance, earnings, and dividends;
    -     Economic conditions and outlook in UPC's market;
    -     The competitive environment in UPC's market;
    -     Comparisons with peer banks;
    -     Recent minority stock transactions in UPC's common stock; and,
    - Other such factors as were deemed appropriate in rendering this opinion.

COMMON FACTORS
    -     Historical and current bank merger pricing; and,
    - Current market prices for minority blocks of common stocks of regional bank holding companies in Tennessee and surrounding states.

THE PROPOSED MERGER
    -     The terms of the Agreement and Plan of Merger and its amendments;
    -     The specific pricing of the merger;
    -     Adequacy of the consideration paid to the shareholders of Citizens;
    -     The assumption that the merger will be treated as a tax-free exchange;
    -     The impact of the merger on UPC's capital and liquidity positions;
    - The historical dividend payments of UPC and the likely impact on the dividend income of the current shareholders of Citizens (equivalency of cash dividends);
    - Pro-forma combined income statements for UPC post-merger and the expected returns to Citizens shareholders (equivalency of earnings yield);
    -     The market for minority blocks of UPC common stock; and,
    -     Other such factors as deemed appropriate.

OVERVIEW OF FAIRNESS ANALYSIS

In connection with rendering its opinion, Southard Financial performed a variety of financial analyses, which are summarized below. Southard Financial believes that its analyses must be considered as a whole and that considering only selected factors could create an incomplete view of the analyses and the process underlying the opinion. The preparation of a fairness opinion is a complex process involving subjective judgments and is not susceptible to partial analyses. In its analyses, Southard Financial made numerous assumptions, many of which are beyond the control of Citizens and UPC. Any estimates contained in the analyses prepared by Southard Financial are not necessarily indicative of future results or values, which may vary significantly from such estimates. Estimates of value of companies do not purport to be appraisals or necessarily reflect the prices at which companies or their securities may actually be sold. None of the analyses performed by Southard Financial was assigned a greater significance than any other. (More details on the analyses prepared by Southard Financial are contained in Exhibits 3-7.)

Board of Directors
Citizens of Hardeman County Financial Services, Inc.
Page 4


DIVIDEND YIELD ANALYSIS

In evaluating the impact of the proposed merger on the shareholders of Citizens, Southard Financial reviewed the dividend paying histories of Citizens and UPC. Based upon this review, it is reasonable to expect that the shareholders of Citizens, in total, will receive dividends substantially above the level currently paid by Citizens, after the merger is completed (defined as post merger dividends per share times the exchange ratio). This is predicated on the assumption that UPC will continue per share dividends at or above current levels (see Exhibit 4).

EARNINGS YIELD ANALYSIS

In evaluating the impact of the proposed merger on the shareholders of Citizens, Southard Financial determined that, based upon the proposed exchange ratio, the shareholders of Citizens would have seen a decrease in earnings per share- fully diluted (defined as post merger combined earnings per share times the exchange ratio), had the merger been consummated by year-end 1996. However, it must be noted that UPC incurred significant expenses related to merger and other non-recurring events in 1996. Adjusted for the non-recurring expenses, the shareholders of Citizens would have seen an increase in earnings per share. In addition, UPC earnings in the first quarter of 1997 and estimates for all of 1997 indicate a significant improvement (see Exhibit 4). The analysis also suggests expected higher earnings yields for Citizens shareholders in subsequent years if the merger is consummated (see Exhibit 4).

BOOK VALUE ANALYSIS

In evaluating the impact of the proposed merger on the shareholders of Citizens, Southard Financial determined that the shareholders of Citizens would have experienced a negative impact on the book value of their investment had the merger been consummated prior to December 31, 1996, or prior to March 31, 1997 (see Exhibit 4). However, it is important to note that the market price of UPC stock was twice its book value at both year-end 1996 and quarter-end March 1997.

ANALYSIS OF ALTERNATIVES

In evaluating the fairness of the proposed merger to the shareholders of Citizens, Southard Financial reviewed with management the terms of other offers received for the purchase/merger of Citizens. Further, Southard Financial considered recent public market merger pricing information (see Exhibit 5).

ANALYSIS OF MARKET TRANSACTIONS

Based upon the merger terms and the June 27, 1997 market price of UPC common stock, Citizens shareholders will receive about 225% of March 31, 1997 book value of Citizens, about 217% of estimated June 30, 1997 book value of Citizens, 18.5 times reported 1996

Board of Directors
Citizens of Hardeman County Financial Services, Inc.
Page 5


earnings of Citizens, and 15.9 times estimated 1997 earnings of Citizens.
Based upon the review conducted by Southard Financial, the pricing for Citizens in the merger is within the range of multiples seen in recent bank acquisitions (see Exhibit 5).

FUNDAMENTAL ANALYSIS

Southard Financial reviewed the financial characteristics of Citizens and UPC with respect to profitability, capital ratios, liquidity, asset quality, and other factors. Southard Financial compared Citizens and UPC to a universe of publicly traded banks and bank holding companies and to peer groups prepared by the Federal Financial Institutions Examination Council (FFIEC). Southard Financial found that the post-merger combined entity will have capital ratios and profitability ratios near those of the public peer group and the FFIEC peer group (predominantly non-publicly traded banks). (See Exhibits 6-7.)

LIQUIDITY

Unlike Citizens stock, UPC shares are traded on the New York Stock Exchange. Further, UPC shares received will be freely tradeable with no restrictions.

SUMMARY OF ANALYSES

The summary set forth does not purport to be a complete description of the analyses performed by Southard Financial. The analyses performed by Southard Financial are not necessarily indicative of actual values, which may differ significantly from those suggested by such analyses. Southard Financial did not appraise any individual assets or liabilities of Citizens or UPC.

Throughout the due diligence process, all information provided by Citizens, UPC, and third party sources, was relied upon by Southard Financial without independent verification.

Based upon the analyses discussed above, and other analyses performed by Southard Financial, the impact of the merger on the shareholders of Citizens is expected to be favorable.

FAIRNESS OPINION

Based upon the analyses of the foregoing and such matters as were considered relevant, it is the opinion of Southard Financial that the terms of the offer for the acquisition of Citizens of Hardeman County Financial Services, Inc. by Union Planters Corporation pursuant to the Merger Agreement and Plan of Merger are fair, from a financial viewpoint, to the shareholders of Citizens of Hardeman County Financial Services, Inc.

Board of Directors
Citizens of Hardeman County Financial Services, Inc.
Page 6


Thank you for this opportunity to be of service to the shareholders of Citizens of Hardeman County Financial Services, Inc.

                                        Sincerely yours,

                                        SOUTHARD FINANCIAL


                                        /s/ David A. Harris
                                        -------------------------
                                        David A. Harris, CFA, ASA



                                        /s/ Douglas K. Southard
                                        ---------------------------------
                                        Douglas K. Southard, DBA, CFA, ASA


Attachments:

  Exhibit 1:  Citizens of Hardeman County Financial Services, Inc.,
              Document Review List
  Exhibit 2:  Union Planters Corporation, Document Review List
  Exhibit 3:  Terms of the Merger Agreement and Plan of Merger
  Exhibit 4:  Expected Impact of the Merger on the Shareholders of
              Citizens of Hardeman County Financial Services, Inc.
  Exhibit 5:  Comparison of the Merger Pricing to Public Market Transactions
  Exhibit 6:  Overview of Citizens of Hardeman County Financial Services, Inc.
  Exhibit 7:  Overview of Union Planters Corporation
  Exhibit 8:  Qualifications of Southard Financial

                                  EXHIBIT 1
              CITIZENS OF HARDEMAN COUNTY FINANCIAL SERVICES, INC.
                              DOCUMENT REVIEW LIST



  1. Consolidated Reports of Condition and Income ("Call Report") of The Whiteville Bank for the periods ended December 31, 1992-96 and March 31, 1997.

  2. Uniform Bank Performance Report ("UBPR") of The Whiteville Bank for the periods ended December 31, 1995-96.

  3. Parent Company Only Financial Statements for Small Bank Holding Companies (FR Y-9SP) of Citizens of Hardeman County Financial Services, Inc. for the periods ended December 31, 1992-96.

  4. Compiled Consolidated Financial Statements of Citizens of Hardeman County Financial Services, Inc. and Subsidiaries for the periods ended March 31, 1996 and 1997 (draft report dated June 20, 1997).

  5.     List of Stockholders of Citizens of Hardeman County Financial Services,
         Inc.

  6.     Information on the Whiteville, Hardeman County, economy.

  7. Confidential Evaluation Material of Citizens of Hardeman County Financial Services, Inc. and The Whiteville Bank, dated July 12, 1996.

  8. Disclosure Memorandum of Citizens of Hardeman County Financial Services, Inc. and The Whiteville Bank.

  9. Additional pertinent information deemed necessary to render this opinion.

                                   EXHIBIT 2
                           UNION PLANTERS CORPORATION
                              DOCUMENT REVIEW LIST



  1. Annual Reports of Union Planters Corporation, including audited financial statements of Union Planters Corporation and Subsidiaries for the years ended December 31, 1991-96.

  2. Securities and Exchange Commission Form 10-K of Union Planters Corporation for the years ended December 31, 1994-96.

  3. Securities and Exchange Commission Form 10-Q of Union Planters Corporation for the quarters ended March 31, 1996-97, June 30, 1996, and September 30, 1996.

  4. Bank Holding Company Performance Reports of Union Planters Corporation for the periods ended June 1996 and December 1995.

  5.     Analyst reports on Union Planters Corporation through May 1997:
         Stephens, Inc. (May 15); Smith Barney, Inc. (May 14); Keefe, Bruyette & Woods, Inc. (May 9); Morgan Stanley & Co., Inc.(May 9); and, UBS Securities, LLC (April 25).

  6. Additional pertinent information deemed necessary to render this opinion.

                                   EXHIBIT 3
                                  TERMS OF THE
                          AGREEMENT AND PLAN OF MERGER



The Agreement and Plan of Merger, by and between Union Planters Corporation and Citizens of Hardeman County Financial Services, Inc. dated as of December 12, 1996 (the "Agreement") contains several provisions. The following are key provisions of the Agreement:

   In exchange for each share of Citizens common stock outstanding, Citizens shareholders will receive 434.074 shares of UPC common stock.

   The parties intend for the merger to qualify as a "reorganization" under the Internal Revenue Code. Thus, the exchange of Citizens stock for UPC stock is expected to qualify as a tax-free exchange for Federal income tax purposes. The exchange of cash for shares or fractional shares may have tax consequences.

   No fractional shares will be issued by UPC. Citizens shareholders who would otherwise have been entitled to fractional shares (after aggregating all shares owned) will receive cash based upon the current market price per share on one full share of UPC common stock.

   The Agreement may be terminated by either party:

   -  upon the mutual consent of the Board of Directors of each institution;
   -  upon a breach by either party of any representation, warranty or covenant;
   -  if the merger is not consummated by December 31, 1997;
   - upon the failure by either party to obtain regulatory or shareholder approvals;
   -  under the terms and conditions as set forth in the Agreement.

   The exchange ratio will be adjusted to reflect any reclassification, recapitalization, split-up, combination or exchange of shares, or stock dividend which might occur at UPC subsequent to the date of the Agreement but prior to the consummation of the merger.

                                   EXHIBIT 4
                         EXPECTED IMPACT OF THE MERGER
                             ON THE SHAREHOLDERS OF
              CITIZENS OF HARDEMAN COUNTY FINANCIAL SERVICES, INC.


The following is a summary of the various analyses undertaken in conjunction with this fairness opinion. This summary is not intended to represent all analyses performed by Southard Financial, but is presented here for the convenience of Citizens and its shareholders.

According to the Agreement, Citizens shareholders would receive 434.074 shares of UPC stock for each share of Citizens stock exchanged under the Agreement.

The analysis presented below is on a fully diluted basis. For Citizens, it is assumed that 485 shares were outstanding throughout the period of analysis.

EARNINGS Citizens earned $1,204 per share in 1996 on a fully-diluted basis. UPC earned $1.92 per share in 1996. Had the merger been consummated prior to January 1, 1996, each former Citizens share would have earned $833.42 in 1996 (UPC 1996 earnings of $1.92 per share times 434.074 equivalent shares). It is important to note that UPC earnings in 1996 included $66.4 million (after taxes) of merger-related and other significant net charges. Adjusted for these non-recurring items, UPC earnings for 1996 would have been about $2.88 per share. Therefore, on an ongoing basis, each Citizens share would have earned about $1,250 (UPC 1996 adjusted earnings of $2.88 per share times 434.047 equivalent shares), or 3.8% above Citizens 1996 earnings, had the merger been consummated prior to January 1, 1996.

                 According to six recent investment research reports, UPC is expected to earn about $3.50 per share in 1997 (estimates ranged between $3.50 and $3.55 per share). Further, Citizens is estimated to earn about $1,400 per share in 1997 (the mid-range of annualized first quarter earnings of $1,329 per share and management's estimate for the year of $1,443 per share). Based upon these estimates, each Citizens share would have been expected to earn about $1,519 (UPC estimated earnings of $3.50 per share times 434.074 equivalent shares) in 1997, or 8.5% above estimated Citizens 1997 earnings, had the merger been consummated prior to January 1, 1997.

                                   EXHIBIT 4
                         EXPECTED IMPACT OF THE MERGER
                             ON THE SHAREHOLDERS OF
              CITIZENS OF HARDEMAN COUNTY FINANCIAL SERVICES, INC.
                                  (continued)


DIVIDENDS        Each share of Citizens stock received dividends of $12.00 in
                 1996. Had the merger been consummated prior to January 1, 1996, each former share of Citizens stock would have received dividends of $468.80 in 1996 (UPC 1996 dividends of $1.08 per share times 434.074 equivalent shares). This represents a substantial increase over the dividends paid to Citizens shareholders in 1996. Given estimated UPC dividends of $1.28 per share in 1997 and the expectation for continued Citizens dividends of $12.00 per share, similar results would be expected for 1997.

BOOK VALUE       Reported book value of Citizens was $9,237 per share at
                 December 31, 1996.  Reported book value of UPC at December 31,
                 1996 was $19.55 per share. Had the merger been consummated prior to December 31, 1996, each former Citizens share would have book value of $8,486 (UPC book value of $19.55 per share times 434.074 equivalent shares). This represents 91.9% of Citizens book value at December 31, 1996. As of March 31,
                 1997, Citizens shareholders would have seen a decrease of about 11.7% in their book value ($9,861 per share for Citizens versus $20.05 per share for UPC times 434.074 equivalent shares).

                 Despite the unfavorable impact on the book value of Citizens shares, it is important to note that UPC shares were trading at twice their book value as of year-end 1996 (199%) and quarter-end March 1997 (203%). Further, based upon the closing price of UPC near quarter-end June 1997, the stock was trading at about 250% of book value (see below).

LIQUIDITY        There have been no transactions of Citizens stock in many
                 years, other than the April 1997 exercise of an option to purchase two shares of Citizens stock at $3,200 per share
                 (approximate book value in 1988 when the option was issued).
                 There are no remaining options to purchase Citizens stock.

                 Unlike Citizens stock, UPC shares are traded on the New York Stock Exchange. Further, UPC shares received will be freely tradeable with no restrictions. During the first quarter of 1997, UPC shares traded in the range of $38.38-44.75 per share. The closing price of UPC stock was $39.00 per share on December 31, 1996, $40.625 per share on March 31, 1997 and $51.25 per share on June 27, 1997.

                                   EXHIBIT 5
                        COMPARISON OF THE MERGER PRICING
                         TO PUBLIC MARKET TRANSACTIONS



Southard Financial compared the pricing terms of the Agreement to the pricing of recent acquisitions of banks and bank holding companies across the United States, and to the minority interest prices of publicly traded banks and bank holding companies in the Southeast.

Pricing data for recent acquisitions of banks and bank holding companies (nationwide and in Tennessee and in contiguous states) is summarized as follows:

                                   Price/   Price/   Price/            Equity/
Transactions Announced in 1997 1  Earnings Book Val  Assets    ROAA    Assets    ROAE
---------------------------------------------------- -------- -------- -------- --------
Nationwide (58)                     19.9x    208.0%   19.65%    1.13%   10.06%   12.20%
TN and Contiguous States (12)       19.3     209.8    21.50     1.20    11.06    11.89
Tennessee (0)                       none     none      none     none     none     none

Transactions Announced in 1992 2
---------------------------------
Nationwide (173)                    19.0     191.4    19.52     1.13     9.96    11.91
TN and Contiguous States (38)       20.5     189.0    24.13     1.14    10.72    11.53
Tennessee (1)                       16.2     174.4    22.37     1.62    12.77    12.69

Citizens 3                          18.5     225.6    17.61     1.10     7.41    15.04

  (1) Through May 31; only includes transactions for Banks with assets under $1 billion for which sufficient data was available
  (2) Through December 31; only includes transactions for Banks with assets under $1 billion for which sufficient data was available
  (3) Based upon recent UPC stock price of $51.25 per share and exchange ratio of 434.074 shares, and Citizens earnings in 1996 and book value as of March 31, 1997


Based upon the current market price of UPC's stock of $51.25 per share, the merger of Citizens into UPC will take place at 18.48 times 1996 Citizens earnings, 15.89 times estimated 1997 Citizens earnings, and 225.6% of March 31, 1997 Citizens book value. The price/earnings ratio is near the market transactions, while the price/book value multiple for Citizens is above the market transactions due to its lower equity/assets ratio.

                                   EXHIBIT 5
                        COMPARISON OF THE MERGER PRICING
                         TO PUBLIC MARKET TRANSACTIONS
                                  (continued)



In determining the attractiveness of owning UPC stock, it is important to examine UPC's recent pricing in comparison with recent pricing multiples for publicly traded banks and bank holding companies. This pricing data is presented below as of December 31, 1996, the most recent year-end for the banking industry. However, based upon our review of the market for bank stocks, the multiples indicated below were not materially different at the end of June 1997.


                                              Price/     Price/       Current    Current
         Publicly Traded Banks  1             Earnings   Book Val        ROAE      Yield
         -----------------------------------  --------   --------      ------     -------
         All Banks (219)                       14.07x     181.2%       12.35%      2.38%
         South Central Banks (54)              14.92      195.9        12.25       2.44
         TN and Contiguous States (46)         15.01      194.0        11.97       2.46
         Tennessee Banks (1)                   15.01      184.2        12.96       2.15

         UPC - 12/31/96 Price ($39.00)         20.31      199.5        10.61       2.77
         UPC - 03/31/97 Price ($40.625)        19.53      202.6        18.50       3.15
         UPC - 06/27/97 Price ($51.25)         14.64(2)   249.4(3)       na        2.50

        (1) As of December 31, 1996; subject to certain screens performed by Southard Financial
        (2) Based upon estimated 1997 UPC earnings of $3.50 per share
        (3) Based upon estimated current UPC book value of $20.55 per share


Based upon an analysis of the data provided above, UPC's price/earnings multiple, price/book value multiple, return on average equity, and current dividend yield are all near or above the range of other publicly traded banks in its region.

                                   EXHIBIT 6
                                  OVERVIEW OF
              CITIZENS OF HARDEMAN COUNTY FINANCIAL SERVICES, INC.



The Whiteville Bank ("Whiteville"), was founded in 1900 in Whiteville, Hardeman County, Tennessee. In August 1984, Citizens of Hardeman County Financial Services, Inc. ("Citizens") was formed to acquire a majority interest of Whiteville stock. Citizens is currently a one bank holding company which owns 100% of the outstanding stock of Whiteville.

Whiteville serves its market, defined as Hardeman, Fayette, McNairy, and Haywood counties (within about a 75-mile radius of Whiteville), with two facilities: the main office in Whiteville, which maintains about 40% of the total deposits; and a branch in Bolivar, about ten miles east of Whiteville, with about 60% of total deposits. Whiteville is the only bank in Whiteville (population about 5,000 including 3,800 prison population) and the oldest bank in Hardeman County. There are four other banks in Bolivar (population about 8,500).

Whiteville had total assets of $61.3 million at March 31, 1997, and equity of 7.41% of assets (below peer averages). Total loans (net of unearned income) were 60.3% of total assets at March 31, 1997, or slightly above peer averages. The historical composition of Whiteville's balance sheet was extremely stable.

Whiteville earned $422 thousand (0.90% of average assets) in 1994, $497 thousand (0.97%) in 1995, and $578 thousand (1.00%) in 1996. ROAA averaged 0.96% over the 1994-96 period, below the 1.23% peer average. However, ROAA improved in each year over the 1991-96 period, and is expected to improve further in 1997. ROAE also improved over the period and averaged 13.3% over the 1994-96 period, above the 12.1% average for the peer group.

The assets of Citizens consist solely of its investment in Whiteville and some cash (no debt). As of March 31, 1997 reported book value of Citizens was $4.78 million, or $9,861.16 per share for the 485 issued and outstanding shares (including the two option shares exercised in April 1997). Earnings were $1,204.12 per share in 1996, $1,024.74 per share in 1995, and $876.29 per share in 1994. Dividends of $12.00 per share were paid in each year over the 1992-96 period.

Further details on Citizens and Whiteville are documented in Southard Financial's file.

                                   EXHIBIT 7
                                  OVERVIEW OF
                           UNION PLANTERS CORPORATION



Union Planters Corporation ("UPC") serves the Mid-South market with banking offices in Tennessee, Mississippi, Arkansas, Missouri, Alabama, Kentucky, and Louisiana. UPC acquired 23 financial institutions over the 1994-96 period, the most significant of which were its acquisitions of Grenada Sunburst System Corporation in December 1994 ($2.5 billion in assets) and its acquisition of Leader Financial Corporation in October 1996 ($3.4 billion in assets).

UPC had total assets of $14.93 billion at March 31, 1997, and equity of 9.34% of assets (including convertible preferred stock). Total loans (net of unearned income) were 69.4% of total assets at March 31, 1997, or near peer averages. The historical composition of UPC's balance sheet reflects an increase in loans as a percent of assets.

UPC earned $100.4 million (0.77% of average assets) in 1994, $172.7 million (1.26%) in 1995, and $133.7 million (0.88%) in 1996. However, UPC incurred substantial non-recurring expenses for merger related and other items as follows (after taxes): $66.4 million in 1996; $9.5 million in 1995; and $51.4 million in 1994.

As of March 31, 1997, reported book value of UPC was $1.40 billion, or $20.05 per share. Fully diluted earnings were $1.92 per share in 1996, $2.64 per share in 1995, and $1.52 per share in 1994. Adjusted for the non-recurring charges noted above, fully diluted earnings on an ongoing basis were approximately $2.88 per share in 1996, $2.79 per share in 1995, and $2.38 per share in 1994.

UPC paid common stock dividends of $1.08 per share in 1996, up from $0.98 per share in 1995 and $0.88 per share in 1994. Dividends were $0.32 per share in the first quarter of 1997, implying an annual rate of $1.28 per share, or 18.5% above the 1996 level.

In all, UPC is in good financial condition. More details on UPC are contained in Southard Financial's file.

                                   EXHIBIT 8

                      QUALIFICATIONS OF SOUTHARD FINANCIAL

AN OVERVIEW OF SOUTHARD FINANCIAL



BACKGROUND                 -      Founded in 1987.
                           -      Principals have combined business valuation
                                  experience of over twenty-five years.
                           -      Clients served throughout the United States,
                                  with concentration in the Southeast.
                           -      Broad industry experience.
                           -      Services provided for public and closely-held
                                  companies.
                           -      Annual valuation services provided for over
                                  100 ESOPs, making Southard Financial one of the largest ESOP appraisers in the United
                                  States.

PROFESSIONAL
CREDENTIALS                -      Southard Financial's principals, Douglas K.
                                  Southard and David A. Harris, are senior members of the American Society of Appraisers
                                  (ASA).
                           -      Both principals of Southard Financial are
                                  Chartered Financial Analysts (CFA).
                           -      Both principals are current or former
                                  officers of the West Tennessee Chapter of the ASA.

EDUCATIONAL
CREDENTIALS                -      Douglas Southard holds Doctor of Business
                                  Administration and Master of Business
                                  Administration degrees from Indiana
                                  University, with concentrations in finance, economics, and quantitative analysis.
                           -      David Harris holds the Master of Business
                                  Administration degree from Memphis State
                                  University, with a concentration in finance and business investments.

BUSINESS
ETHICS                     -      Southard Financial and its principals adhere
                                  to the ethical standards of the Institute of Chartered Financial Analysts and the American
                                  Society of Appraisers.
                           -      All reports conform to the Uniform Standards
                                  of Professional Appraisal Practice.
                           -      Southard Financial is committed to providing
                                  unbiased opinions to be used for decision making.
                           -      Fees for valuation services are not
                                  contingent upon the conclusion of value or the completion of a transaction.

BIOSKETCH
DOUGLAS K. SOUTHARD, DBA, CFA, ASA

EDUCATIONAL AND PROFESSIONAL CREDENTIALS
   Doctor of Business Administration, 1981, Indiana University
   Master of Business Administration, 1976, Indiana University
   Bachelor of Arts, 1975, Rhodes College (formerly Southwestern at Memphis) Chartered Financial Analyst, 1987, Institute of Chartered Financial Analysts
         (now part of the Association for Investment Management and Research) Senior Member, 1987, American Society of Appraisers, Business Valuation

PROFESSIONAL BACKGROUND
   Founder and Principal, Southard Financial, Memphis TN
   Partner, Mercer Capital Management, Inc., Memphis TN (1984-87)
   Consulting Associate, Mercer Capital Management, Inc.,
         Memphis TN (1983-84)
   Principal, Douglas K. Southard, Financial Consultant,
         Memphis TN (1982-83)

ACADEMIC POSITIONS HELD
   Assistant Professor of Finance, Rhodes College, Memphis TN
   Assistant Professor of Finance, Virginia Polytechnic Institute & State
         University, Blacksburg VA
   Lecture in Finance, Indiana University, Bloomington IN

RELATED EXPERIENCE
   Frequent Speaker, professional organizations, business
         valuation topics
   Expert Witness, business valuation, local, state and federal courts Board of Directors, Management Computing Solutions, Inc., Memphis TN Board of Directors, Columbian Rope Company, Auburn NY
   Advisory Board, MicroAge, Memphis TN
   Board of Directors, Explorer Systems, Inc., Memphis, TN
   Former Officer, West Tennessee Chapter, American Society of Appraisers

PUBLICATIONS
   "Using the Capital Asset Pricing Model to Determine
         Capitalization Rates: Adjusting for Differences in Financial Structure, " with Severin C. Carlson, Business Valuation Review, June 1991
   "Business Valuation Can Serve in Lifetime Planning," with Z.C. Mercer,
          Memphis Business Journal, April 1-5, 1985
   "Valuation Process Holds Keys to Executive Wealth," with Z.C. Mercer,
         Memphis Business Journal, March 25-29, 1985
   "What IRA's Are Worth," with Z.C. Mercer, The Southern Banker, June 1984

BIOSKETCH
DAVID A. HARRIS, CFA, ASA



EDUCATIONAL AND PROFESSIONAL CREDENTIALS

    Master of Business Administration, 1982, Memphis State University Bachelor of Arts, 1979, Colorado State University
    Chartered Financial Analyst, 1989, Institute of Chartered
         Financial Analysts (now part of the Association for Investment Management and Research)
    Senior Member, 1990, American Society of Appraisers, Business Valuation


PROFESSIONAL BACKGROUND

    Principal, Southard Financial, Memphis TN
    Associate, Mercer Capital Management, Inc., Memphis TN (1985-90) Financial Analyst, Methodist Hospitals of Memphis, Inc. (1983-85) Cost Analyst, Schering-Plough, Inc., Memphis TN (1982-83)


PROFESSIONAL/COMMUNITY SERVICE

    President, West Tennessee Chapter, American Society of
         Appraisers (1994-95)
    Vice President, West Tennessee Chapter, American Society of Appraisers (1993-94)
    President, West Tennessee Chapter, American Society of
         Appraisers (1990-91)
    Board of Directors, Solomon Schechter Day School of Memphis, Inc. (1993-94) Vice President, Sea Isle Park Neighborhood Association, Memphis TN (1992-96) Board of Directors, Sea Isle Park Neighborhood Association, Memphis TN (1990-96) Business Liaison, Junior Achievement of Memphis TN (1984-85)


RELATED EXPERIENCE

    Expert Witness, business valuation

    Co-Author, "The Perils of Excess," with Z. C. Mercer, ABA Banking Journal,
         October 1987

                                    SOUTHARD
                                   FINANCIAL


                          SERVICES FOR COMMUNITY BANKS

                               Valuation Services

Minority Stock Appraisals
          -      ESOPs
          -      Dissenting Shareholders
          -      Insider Transactions
          -      Gift & Estate Taxes
          -      Charitable Gifts
          -      Private Placements/Offerings
          -      Share Repurchase Plans
          -      Dividend Reinvestment Plans
          -      Stock Option Plans
          -      Other Purposes

Control Valuations
          -      Pricing Merger/Acquisition Candidates
          -      Negotiating Pricing/Terms
          -      Fairness Opinions for Buyers and Sellers
          -      Evaluation of Offers Received

                              Consulting Services

Economic & Financial Analysis
          -      Branch Feasibility Studies
          -      Holding Company Formations
          -      Expert Witness Testimony

Strategic Planning
          -      Long-range Financial Plans
          -      Evaluation of Financing Alternatives
          -      Board of Director Seminars

                                   APPENDIX D

Sections 48-23-101, et al, of the Tennessee Business Corporation Act, pertaining to applicable dissenters' rights provisions

                                      CHAPTER 23

                      BUSINESS CORPORATIONS--DISSENTERS' RIGHTS

            SECTION                                   SECTION
                PART 1--RIGHT TO DISSENT AND          48-23-203.  Dissenters' notice.
                  OBTAIN PAYMENT FOR SHARES           48-23-204.  Duty to demand payment.
                                                      48-23-205.  Share restrictions.
            48-23-101.  Definitions.                  48-23-206.  Payment.
            48-23-102.  Right to dissent.             48-23-207.  Failure to take action.
            48-23-103.  Dissent by nominees and       48-23-208.  After-acquired shares.
                        beneficial owners.            48-23-209.  Procedure if shareholder
                                                                  dissatisfied with
                                                                  payment of offer.
              PART 2--PROCEDURE FOR EXERCISE OF
                     DISSENTERS' RIGHTS
                                                      PART 3--JUDICIAL APPRAISAL OF SHARES
            48-23-201.  Notice of dissenters'
                        rights.                       48-23-301.  Court action.
            48-23-202.  Notice of intent to           48-23-302.  Court costs and counsel
                        demand payment.                           fees.



                PART 1--RIGHT TO DISSENT AND OBTAIN PAYMENT FOR SHARES

  48-23-101. Definitions--(1) "Beneficial shareholder" means the person who is a beneficial owner of shares held by a nominee as the record shareholder;
  (2) "Corporation" means the issuer of the shares held by a dissenter before the corporate action, or the surviving or acquiring corporation by merger or share exchange of that issuer;
  (3) "Dissenter" means a shareholder who is entitled to dissent from corporate action under Section 48-23-102 and who exercises that right when and in the manner required by Part 2 of this chapter;
  (4) "Fair value", with respect to a dissenter's shares, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action;
  (5) "Interest" means interest from the effective date of the corporate action that give rise to the shareholder's right to dissent until the date of payment, at the average auction rate paid on United States treasury bills with a maturity of six (6) months (or the closest maturity thereto) as of the auction date for such treasury bills closest to such effective date;
  (6) "Record shareholder" means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation; and
  (7) "Shareholder" means the record shareholder or the beneficial shareholder. [Acts 1986, ch. 887, Section 13.01]

48-23-102. RIGHT TO DISSENT.--(a) A shareholder is entitled to dissent from, and obtain payment of the fair value of the Shareholder's shares in the event of, any of the following corporate actions:

  (1) Consummation of a plan of merger to which the corporation is a party:
      (A) If shareholder approval is required for the merger by Section 48-21-104 or the charter and the shareholder is entitled to vote on the merger; or
      (B) If the corporation is a subsidiary that is merged with its parent under Section 48-21-105;
  (2) Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, if the shareholder is entitled to vote on the plan;
  (3) Consummation of a sale or exchange of all, or substantially all, of the property of the corporation other than in the usual and regular course of business, if the shareholder is entitled to vote on the sale or exchange, including a sale in dissolution, but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within one (1) year after the date of sale;
  (4) An amendment of the charter that materially and adversely effects rights in respect of a dissenter's shares because it:
      (A) Alters or abolishes a preferential right of the shares;
      (B) Creates, alters, or abolishes a right in respect of redemption, including a provision respecting a sinking fund for the redemption or repurchase, of the shares;
      (C) Alters or abolishes a preemptive right of the holder of the shares to acquire shares or other securities;
      (D) Excludes or limits the right of the shares to vote on any matter, or to cumulate votes, other than a limitation by dilution through issuance of shares or other securities with similar voting rights; or
      (E) Reduces the number of shares owned by the shareholder to a fraction of a share, if the fractional share is to be acquired for cash under Section 48-16-104; or
  (5) Any corporate action taken pursuant to a shareholder vote to the extent the charter, bylaws, or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.
  (b) A shareholder entitled to dissent and obtain payment for the Shareholder's shares under this chapter may not challenge the corporate action creating the Shareholder's entitlement unless the action is unlawful or fraudulent with respect to the shareholder or the corporation.
  (c) Notwithstanding the provisions of subsection (a), no shareholder may dissent as to any shares of a security which, as of the date of the effectuation of the transaction which would otherwise give rise to dissenters' rights, is listed on an exchange registered under Section 6 of the Securities Exchange Act of 1934, as amended, or is a "national market system security," as defined in rules promulgated pursuant to the Securities Exchange Act of 1934, as amended [Acts 1986, ch. 887, Section 13.02]

48-23-103. DISSENT BY NOMINEES AND BENEFICIAL OWNERS.--(a) A record shareholder may assert dissenters' rights as to fewer than all the shares registered in the record Shareholder's name only if the record Shareholder dissents with respect to all shares beneficially owned by any one (1) person and notifies the corporation in writing of the name and address of each person on whose behalf the record Shareholder asserts dissenters' rights. The rights of a partial dissenter under this subsection are determined as if the shares as to which the partial dissenter dissents and the partial dissenter's other shares were registered in the names of different shareholders.
  (b) A beneficial shareholder may assert dissenters' rights as to shares of any one (1) or more classes held on the beneficial Shareholder's behalf only if the beneficial Shareholder:
  (1) Submits to the corporation the record shareholder's written consent to the dissent not later than the time the beneficial shareholder asserts dissenters' rights; and
  (2) Does so with respect to all shares of the same class of which the person is the beneficial shareholder or over which he has power to direct the vote. [Acts 1986, ch. 887, Section 13.03]

              PART 2--PROCEDURE FOR EXERCISE OF DISSENTERS' RIGHTS

48-23-201. NOTICE OF DISSENTER'S RIGHTS.--(a) If proposed corporate action creating dissenters' rights under Section 48-23-102 is submitted to a vote at a shareholders' meeting, the meeting notice must state that shareholders are or may be entitled to assert dissenters' rights under this chapter and be accompanied by a copy of this chapter.
  (b) If corporate action creating dissenters' rights under Section 48-23-102 is taken without a vote of shareholders, the corporation shall notify in writing all shareholders entitled to assert dissenters' rights that the action was taken and send them the dissenters' notice described in Section 48-23-203.
  (c) A corporation's failure to give notice pursuant to this section will not invalidate the corporate action. [Acts 1986, ch. 887, Section 13.20.]

48-23-202. NOTICE OF INTENT TO DEMAND PAYMENT.--(a) If proposed corporate action creating dissenters' rights under Section 48-23-102 is submitted to a vote at a shareholders' meeting, a shareholder who wishes to assert dissenters' rights must:
  (1) Deliver to the corporation, before the vote is taken, written notice of the Shareholder's intent to demand payment for the Shareholder's shares if the proposed action is effectuated; and
  (2) Not vote the Shareholder's shares in favor of the proposed action. No such written notice of intent to demand payment is required of any shareholder to whom the corporation failed to provide the notice required by Section 48-23-201.
  (b) A shareholder who does not satisfy the requirements of subsection (a) is not entitled to payment for the Shareholder's shares under this chapter. [Acts 1986, ch. 887, Section 13.21.]

48-23-203. DISSENTERS' NOTICE.--(a) If proposed corporate action creating dissenters' rights under Section 48-23-102 is authorized at a shareholders' meeting, the corporation shall deliver a written dissenters' notice to all shareholders who satisfied the requirements of Section 48-23-202.
  (b) The dissenters' notice must be sent no later than ten (10) days after the corporate action was authorized by the shareholders or effectuated, whichever is the first to occur, and must:
  (1) State where the payment demand must be sent and where and when certificates for certificated shares must be deposited;
  (2) Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;

  (3) Supply a form for demanding payment that includes the date of the first announcement to news media or to shareholders of the principal terms of the proposed corporate action and requires that the person asserting dissenters' rights certify whether or not the person acquired beneficial ownership of the shares before that date;
  (4) Set a date by which the corporation must receive the payment demand, which date may not be fewer than one (1) nor more than two (2) months after the date the subsection (a) notice is delivered; and
  (5) Be accompanied by a copy of this chapter if the corporation has not previously sent a copy of this chapter to the shareholder pursuant to Section 48-23-201 [Acts 1986, ch. 887 Section 13.22.]

  48-23-204. DUTY TO DEMAND PAYMENT.--(a) A shareholder sent a dissenters' notice described in Section 48-23-203 must demand payment, certify whether the Shareholder acquired beneficial ownership of the shares before the date required to be set forth in the dissenters' notice pursuant to Section 48-23-203 (b)(3), and deposit the Shareholder's certificates in accordance with the terms of the notice.
  (b) The shareholder who demands payment and deposits the Shareholder's share certificates under subsection (a) retains all other rights of a shareholder until these rights are cancelled or modified by the effectuation of the proposed corporate action.
  (c) A shareholder who does not demand payment or deposit the Shareholder's share certificates where required, each by the date set in the dissenters' notice, is not entitled to payment for his shares under this chapter.
  (d) A demand for payment filed by a shareholder may not be withdrawn unless the corporation with which it was filed, or the surviving corporation, consents thereto. [Acts 1986, ch. 887 Section 13.23.]

  48-23-205. SHARE RESTRICTIONS.--(a) The corporation may restrict the transfer of uncertificated shares from the date the demand for their payment is received until the proposed corporate action is effectuated or the restrictions released under Section 48-23-207.
  (b) The person for whom dissenters' rights are asserted as to uncertificated shares retains all other rights of a shareholder until these rights are cancelled or modified by the effectuation of the proposed corporate action. [Acts 1986, ch. 887 , Section 13.24.]

  48-23-206. PAYMENT.--(a) Except as provided in Section 48-23-208, as soon as the proposed corporate action is effectuated, or upon receipt of a payment demand, whichever is later, the corporation shall pay each dissenter who complied with Section 48-23-204 the amount the corporation estimates to be the fair value of each dissenter's shares, plus accrued interest.
  (b) The payment must be accompanied by:
  (1) The corporation's balance sheet as of the end of a fiscal year ending not more than sixteen (16) months before the date of payment, an income statement for that year, a statement of changes in shareholders' equity for that year, and the latest available interim financial statements, if any;
  (2) A statement of the corporation's estimate of the fair value of the shares;
  (3) An explanation of how the interest was calculated;
  (4) A statement of the dissenter's right to demand payment under Section 48-23-209; and

  (5) A copy of this chapter if the corporation has not previously sent a copy of this chapter to the shareholder pursuant to Section 48-23-201 or Section 48-23-203. [Acts 1986, ch. 887, Section 13.25.]

  48-23-207. FAILURE TO TAKE ACTION.--(a) If the corporation does not effectuate the proposed action that gave rise to the dissenters' rights within two (2) months after the date set for demanding payment and depositing share certificates, the corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.
  (b) If after returning deposited certificates and releasing transfer restrictions, the corporation effectuates the proposed action, it must send a new dissenters' notice under Section 48-23-203 and repeat the payment demand procedure. [Acts 1986, ch. 887, Section 13.26.]

  48-23-208. AFTER-ACQUIRED SHARES.--(a) A corporation may elect to withhold payment required by Section 48-23-206 from a dissenter unless the dissenter was the beneficial owner of the shares before the date set forth in the dissenters' notice as the date of the first announcement to news media or to shareholders of the principal terms of the proposed corporate action.
  (b) To the extent the corporation elects to withhold payment under subsection
(a), after effectuating the proposed corporate action, it shall estimate the fair value of the shares, plus accrued interest, and shall pay this amount to each dissenter who agrees to accept it in full satisfaction of the dissenter's demand. The corporation shall send with its offer a statement of its estimate of the fair value of the shares, an explanation of how the interest was calculated, and a statement of the dissenter's right to demand payment under
Section  48-23-209.  [Acts 1986, ch. 887, Section  13.27.]

  48-23-209. PROCEDURE IF SHAREHOLDER DISSATISFIED WITH PAYMENT OR OFFER.--(a) A dissenter may notify the corporation in writing of the dissenter's own estimate of the fair value of his the dissenter's shares and amount of interest due, and demand payment of the dissenter's estimate (less any payment under Section 48-23-206), or reject the corporation's offer under Section 48-23-208 and demand payment of the fair value of the dissenter's shares and interest due, if:
  (1) The dissenter believes that the amount paid under Section 48-23-206 or offered under Section 48-23-208 is less than the fair value of the dissenter's shares or that the interest due is incorrectly calculated;
  (2) The corporation fails to make payment under Section  48-23-206 within two
(2) months after the date set for demanding payment; or
  (3) The corporation, having failed to effectuate the proposed action, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within two (2) months after the date set for demanding payment.
  (b) A dissenter waives the dissenter's right to demand payment under this section unless the dissenter notifies the corporation of the dissenter's demand in writing under subsection (a) within one (1) month after the corporation made or offered payment for the dissenter's shares. [Acts 1986, ch. 887, Section 13.28.]

                      PART 3--JUDICIAL APPRAISAL OF SHARES

  48-23-301. COURT ACTION.--(a) If a demand for payment under Section 48-23-209 remains unsettled, the corporation shall commence a proceeding within two (2) months after receiving the payment demand and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the two-month period, it shall pay each dissenter whose demand remains unsettled the amount demanded.
  (b) The corporation shall commence the proceeding in a court of record having equity jurisdiction in the county where the corporation's principal office (or, if none in this state, its registered office) is located. If the corporation is a foreign corporation without a registered office in this state, it shall commence the proceeding in the county in this state where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign corporation was located.
  (c) The corporation shall make all dissenters (whether or not residents of this state) whose demands remain unsettled, parties to the proceeding as in an action against their shares and all parties must be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.
  (d) The jurisdiction of the court in which the proceeding is commenced under subsection (b) is plenary and exclusive. The court may appoint one (1) or more persons as appraisers to receive evidence and recommend decision on the question of fair value. The appraisers have the powers described in the order appointing them, or in any amendment to it. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.
  (e) Each dissenter made a party to the proceeding is entitled to judgment:
  (1) For the amount, if any, by which the court finds the fair value of the dissenter's shares, plus accrued interest, exceeds the amount paid by the corporation; or
  (2) For the fair value, plus accrued interest, of the dissenter's after-acquired shares for which the corporation elected to withhold payment under Section 48-23-208. [Acts 1986, ch. 887, Section 13.03.]

  48-23-302. COURT COSTS AND COUNSEL FEES.--(a) The court in an appraisal proceeding commenced under Section 48-23-301 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under Section 48-23-209.
  (b) The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the courts find equitable against:
  (1) The corporation and in favor of any or all dissenters if the court finds the corporation did not substantially comply with the requirements of Part 2 of this chapter; or
  (2) Either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this chapter.
  (c) If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those service should not be assessed against the corporation, the court may award to these counsel reasonable fees to be paid out of the amounts awarded to the dissenters who were benefited. [Acts 1986, ch. 887, 13.31.]

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The Restated Charter of the Registrant provides as follows:

TWELFTH:  INDEMNIFICATION OF CERTAIN PERSONS:

To the fullest extent permitted by Tennessee law, the Corporation may indemnify or purchase and maintain insurance to indemnify any of its directors, officers, employees or agents and any persons who may serve at the request of the Corporation as directors, officers, employees, trustees or agents of any other corporation, firm, association, national banking association, state-chartered bank, trust company, business trust, organization or any other type of entity whether or not the Corporation shall have any ownership interest in such entity. Such indemnification(s) may be provided for in the Bylaws or by resolution of the Board of Directors or by appropriate contract with the person involved.

Article V, INDEMNIFICATION, of the Registrant's Bylaws provides as follows:

The Corporation does hereby indemnify its directors and officers to the fullest extent permitted by the laws of the State of Tennessee and by ARTICLE TWELFTH of its Charter. The Corporation may indemnify any other person to the extent permitted by the Charter and by applicable law.

Indemnification of corporate directors and officers is governed by Sections 48-18-501 through 48-18-509 of the Tennessee Business Corporation Act (the "Act"). Under the Act, a person may be indemnified by a corporation against judgments, fines, amounts paid in settlement and reasonable expenses (including attorneys' fees) actually and necessarily incurred by him in connection with any threatened or pending suit or proceeding or any appeal thereof (other than an action by or in the right of the corporation), whether civil or criminal, by reason of the fact that he is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director or officer, employee or agent of another corporation of any type or kind, domestic or foreign, if such director or officer acted in good faith for a purpose which he reasonably believed to be in the best interest of the corporation and, in criminal actions or proceedings only, in addition, had no reasonable cause to believe that his conduct was unlawful. A Tennessee corporation may indemnify a director or officer thereof in a suit by or in the right of the corporation against amounts paid in settlement and reasonable expenses, including attorneys' fees, actually and necessarily incurred as a result of such suit unless such director or officer did not act in good faith or with the degree of diligence, care and skill which ordinarily prudent men exercise under similar circumstances and in like positions.

A person who has been wholly successful, on the merits or otherwise, in the defense of any of the foregoing types of suits or proceedings is entitled to indemnification for the foregoing amounts. A person who has not been wholly successful in any such suit or proceeding may be indemnified only upon the order of a court or a finding that the director or officer met the required statutory standard of conduct by (i) a majority vote of a disinterested quorum of the board of Directors, (ii) the Board of Directors based upon the written opinion of independent legal counsel to such effect, or (iii) a vote of the shareholders.


ITEM 21.    EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

EXHIBIT
NUMBER            DESCRIPTION
-------           -----------

      2     --    Agreement and Plan of Reorganization dated as of December 12,
                  1997, by and between Union Planters Corporation, Union
                  Planters Community Bancorp, Inc., and Citizens of Hardeman
                  County Financial Services, Inc., along with the Plan of
                  Merger annexed thereto as Exhibit (included as Appendix A to the Prospectus)

      5     --    Opinion of E. James House, Jr., Esquire, Secretary and
                  Manager of the Legal Department of Union Planters
                  Corporation, regarding legality of the Union Planters
                  Corporation Common Stock

      8     --    Opinion of Wyatt, Tarrant & Combs regarding tax matters and consequences to shareholders

      23(a) --    Consent of E. James House, Jr., Esq. (included in Exhibit 5)

      23(b) --    Consent of Wyatt, Tarrant & Combs (included in Exhibit 8)

      23(c) --    Consent of Price Waterhouse LLP

      23(d) --    Consent of Southard Financial

      24    --    Power of Attorney (included in signature pages)

      99(a) --    Form of Proxy

ITEM 22.    UNDERTAKINGS.

      The undersigned Registrant hereby undertakes:

            (1) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (2) That for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

            (3) That for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (4) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

            (5) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

            (6) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

            (7) That prior to any public reoffering of the securities registered hereunder through the use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

            (8) That every prospectus: (i) that is filed pursuant to Paragraph (7) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used on connection with and offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Memphis, State of Tennessee, on the 17th day of July, 1997.

DATE: July 17, 1997

                                        UNION PLANTERS CORPORATION
                                        By:   /s/ Benjamin W. Rawlins, Jr.
                                              -------------------------------
                                              Benjamin W. Rawlins, Jr.
                                              Chairman of the Board and Chief
                                              Executive Officer


We, the undersigned directors and officers of Union Planters Corporation do hereby constitute and appoint E. James House, Jr. and M. Kirk Walters, and each of them, our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for us and in our name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and we do hereby ratify and confirm all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name                                      Capacity                            Date
----                                      --------                            ----
/s/ Benjamin W. Rawlins, Jr.              Chairman of the Board,         July 17, 1997
------------------------------------      Chief Executive Officer,
Benjamin W. Rawlins, Jr.                  Director (Principal
                                          Executive Officer)


/s/ John W. Parker                        Executive Vice President       July 17, 1997
------------------------------------      and Chief Financial
John W. Parker                            Officer (Principal
                                          Financial Officer)


/s/ M. Kirk Walters                       Senior Vice President,         July 17, 1997
------------------------------------      Treasurer and Chief
M. Kirk Walters                           Accounting Officer


/s/ Albert M. Austin                      Director                       July 17, 1997
------------------------------
Albert M. Austin


/s/ Edgar H. Bailey                       Vice Chairman of the Board     July 17, 1997
------------------------------            and Director
Edgar H. Bailey


/s/ Marvin E. Bruce                       Director                       July 17, 1997
------------------------------
Marvin E. Bruce


                                          Director
------------------------------
George W. Bryan


/s/ James E. Harwood                      Director                       July 17, 1997
------------------------------
James E. Harwood


/s/ Parnell S. Lewis, Jr.                 Director                       July 17, 1997
------------------------------
Parnell S. Lewis, Jr.


/s/ C.J. Lowrance, III                    Director                       July 17, 1997
------------------------------
C. J. Lowrance, III


/s/ Jackson W. Moore                      President, Chief Operating     July 17, 1997
------------------------------            Officer and Director
Jackson W. Moore


/s/ Stanley D. Overton                    Director                       July 17, 1997
------------------------------
Stanley D. Overton


/s/ Dr. V. Lane Rawlins                   Director                       July 17, 1997
------------------------------
Dr. V. Lane Rawlins


/s/ Donald F. Schuppe                     Director                       July 17, 1997
------------------------------
Donald F. Schuppe


/s/ Mike P. Sturdivant                    Director                       July 17, 1997
------------------------------
Mike P. Sturdivant

/s/ Richard A. Trippeer, Jr.              Director                       July 17, 1997
------------------------------------
Richard A. Trippeer, Jr.


                                          Director
------------------------------------
Spence L. Wilson

                                 EXHIBIT INDEX


EXHIBIT
NUMBER            DESCRIPTION
-------           -----------
      2     --    Agreement and Plan of Reorganization dated as of December 12, 1997, by and between Union Planters Corporation, Union Planters Community
                  Bancorp, Inc., and Citizens of Hardeman County Financial Services,
                  Inc., along with the Plan of Merger annexed thereto as Exhibit
                  (included as Appendix A to the Prospectus)

      5     --    Opinion of E. James House, Jr., Esquire, Secretary and Manager of
                  the Legal Department of Union Planters Corporation, regarding legality of the Union Planters Corporation Common Stock

      8     --    Opinion of Wyatt, Tarrant & Combs regarding tax matters and consequences to shareholders

      23(a) --    Consent of E. James House, Jr., Esq. (included in Exhibit 5)

      23(b) --    Consent of Wyatt, Tarrant & Combs (included in Exhibit 8)

      23(c) --    Consent of Price Waterhouse LLP

      23(d) --    Consent of Southard Financial

      24    --    Power of Attorney (included in signature pages)

      99(a) --    Form of Proxy